Value Equities

US EQUITY NON-US EQUITY FIXED BALANCED

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

COMPLIANCE POLICIES & PROCEDURES

SEPTEMBER 1, 2011

By accepting a copy of this presentation, you agree (a) the information contained herein (the “Information”) is confidential and proprietary to NWQ Investment Management Company, LLC, (b) to keep the Information confidential, (c) not to use the Information for any purpose other than to evaluate NWQ’s investment management services, and (d) not to distribute the Information to any person other than persons within your organization that need to know the information in order to evaluate NWQ’s services, or to your client that has engaged you to evaluate investment managers, without the written permission of NWQ. The policies are as of the date noted and subject to change without notice. NWQ has no obligation to notify the recipient of any updates.

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

Policies and Procedures Table of Contents

Section 1.	CODE OF ETHICS AND RELATED POLICIES

1.1	Nuveen Investments Code of Ethics and Reporting Requirements

1.2	Nuveen Investments Policies and Procedures Designed to Detect and Prevent Insider Trading and to Preserve Confidential Information

1.3	Nuveen Investments Political Contributions Policies and Procedures

1.4	Nuveen Investments Policies and Procedures Regarding Affiliation and Disaggregation

1.5	Nuveen Investments FINRA Cash and Non-Cash Compensation Procedures

1.6	Nuveen Investments Payments and Expenditures for Unions and Union Reps

Section 2.	TRADING AND PORTFOLIO MANAGEMENT POLICIES

2.1	NWQ Best Execution and Soft Dollar Policies and Procedures

2.2	NWQ Trade Aggregation, Sequencing and Allocation Policy

2.3	NWQ Trade Error Policy and Procedures

2.4	NWQ Proprietary Trading Policy

2.5	NWQ Policy and Procedures Relating To Side-by-Side Management of Long-Only and Long/Short Accounts and Accounts with Performance Fees

2.6	NWQ Portfolio Management, Client Guideline and Restrictions Policy

2.7	NWQ Proxy Voting Policy and Procedures

Section 3.	COMMUNICATIONS WITH THE PUBLIC

3.1	NWQ Marketing Materials Review Compliance Procedures

3.2	Nuveen Investments Investor Relations, Media Relations, and Public Communications Policy

3.3	Nuveen Investments Guidelines for Communications by Nuveen Non-Municipal Portfolio Managers and Analysts with Investors and/or Financial Advisors about the Nuveen Non-Municipal Funds

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

Policies and Procedures Table of Contents

Section 4.	PRIVACY AND ELECTRONIC COMMUNICATIONS

4.1	NWQ Privacy Statement

4.2	Nuveen Investments Consumer Information Security Program

4.3	Nuveen Investments Electronic Communications Resources Policy

Section 5.	COMPLIANCE

5.1	NWQ Business Continuity Plan Summary

5.2	Nuveen Investments Business Continuity Plan (Section I – Executive Summary)

5.3	Nuveen Investments Anti-Money Laundering Program for Private Funds

5.4	Nuveen Investments Policy Regarding Acceptance of Foreign SMA Accounts

5.5	Nuveen Investments New Product Approval Policy

Section 6.	OPERATIONS RELATED POLICIES

6.1	NWQ Custody Policy and Procedures

6.2	NWQ Pricing Policy and Procedures

Section 7.	BOOKS AND RECORDS

7.1	NWQ Books and Records Policies and Procedures

SECTION 1. Code of Ethics and Related Policies

Nuveen Investments Inc.

Including:

Affiliated Entities

Nuveen Closed-End Funds

Nuveen Open-End Funds

Nuveen Defined Portfolios

Code of Ethics and

Reporting Requirements

February 1, 2005

Amended as of August 15, 2011

MATERIAL AMENDMENTS

Effective as of March 14, 2011:

NWQ Investment Management Company, LLC access persons are subject to a thirty (30) day holding period for equity securities, including equity options, if the subsequent trade would result in a profit. The period is based on trade dates, and any transaction resets the holding period. Equity and equity option holding periods are based on issuer, not specific security. E.g., access persons may not buy the common shares of an issuer and sell the preferred shares within the holding period. For option trades, access persons are prohibited from engaging in an option trade on the opposite side of the original trade within 30 days. E.g., if an access person purchases the equity shares of an issuer, calls may not be sold for at least 30 calendar days.

Tradewinds Global Investors, LLC (“Tradewinds”) access persons are subject to a thirty (30) day holding period for equity securities, including equity options, if the subsequent trade would result in a profit. The period is based on trade dates, and any transaction resets the holding period. Equity and equity option holding periods are based on issuer, not specific security. E.g., access persons may not buy the common shares of an issuer and sell the preferred shares within the holding period. For option trades, access persons are prohibited from engaging in an option trade on the opposite side of the original trade within 30 days. E.g., if an access person purchases the equity shares of an issuer, calls may not be sold for at least 30 calendar days.

Effective as of August 15, 2011:

Tradewinds Global Investors, LLC (“Tradewinds”) investment persons are prohibited from transacting in securities that are on the Tradewinds Approved List (the “Approved List”), as well as those securities that are being considered for the Approved List (the “Green Light List”). Included in this prohibition are all equivalent and/or related securities to those on the Approved List and/or Green Light List, based on issuer. For example, if the common stock of an issuer is on the Approved List or Green Light List, transactions in options, bonds, and any other equivalent and/or related securities of that issuer are prohibited, unless otherwise specifically excepted in the Code.

All other securities held in any Tradewinds client account as a result of an investment decision, including, but not limited to, those that are transferred in kind and subsequently held, are subject to a personal trading prohibition during the period starting seven calendar days before and ending seven calendar days after any trading that occurs in those securities. Included in this prohibition are all equivalent and/or related securities, based on issuer. The seven day prohibition shall also apply to securities that are added to the Green Light and/or Approved Lists in the seven days following an investment person’s transaction.

Tradewinds’ Approved List and/or Green Light List securities held by Tradewinds’ investment persons in any account in which the investment person has beneficial ownership, control or trading authority may not be sold without the approval of the CCO, or his or her designee. Such approval shall not be granted if there are any open orders in such security on the trade blotter.

Included in this prohibition are all equivalent and/or related securities, based on issuer, unless otherwise specifically excepted in the Code. Preclearance received through PTA for such transactions without also receiving a specific email communication from the CCO or designee shall be deemed invalid. Reliance on preclearance from PTA alone for these transactions is not sufficient. Additionally, any such approved transactions remain subject to the seven day prohibition in connection with any block trades in such security.

In addition to other securities that are excepted in the Code, Government sponsored entity (GSE) securities and To Be Announced (TBA) mortgage backed securities are excluded from the restrictions outlined above.

Note that all Tradewinds employees are considered to be investment persons for purposes of administering the Code. Additionally, certain Nuveen/non-Tradewinds employees and consultants have been designated as Tradewinds investment persons for purposes of administering the Code.

Exceptions to this policy may be made at the discretion of the CCO, and in the case of a shared service employee or consultant, in collaboration with the Director of Compliance, or their designees. Any such exception shall be memorialized in writing.

Deleted as of August 15, 2011:

Access and investment persons at Tradewinds Global Investors, LLC may make personal securities transactions, assuming appropriate preclearance is received through PTA, for securities that are also traded within 7 days of a client trade as long as that client trade is a maintenance trade. A maintenance trade is related to a cash flow event and is not the result of a portfolio management decision.

I. Introduction	Page 6

II. General Principles	Page 7

III. Standards of Business Conduct	Page 7
A. Fiduciary Standards	Page 7
B. Compliance with Laws and Policy	Page 8
C. Conflicts of Interest	Page 8
D. Protection of Confidential Information	Page 9
E. Payments to Government Officials and Political Contributions	Page 9

IV. Reporting and Disclosure Requirements	Page 9
A. Code of Ethics	Page 9
B. Brokerage Accounts	Page 10
C. Holdings	Page 10
D. Transactions	Page 11
1. Quarterly Transaction Reporting	Page 11
2. Transaction Reporting for Funds Advised/Sub-Advised by Nuveen Investments	Page 11
3. Transaction Reporting for Section 16 Officers	Page 12
4. Transaction Reporting for Non-Interested Fund Directors	Page 12
5. Review of Reports	Page 12
E. Outside Directorships and Business Activities	Page 12
F. Gifts and Entertainment	Page 13

V. Access person Personal Securities Transactions	Page 14
A. Preclearance	Page 14
B. Initial Public Offerings	Page 15
C. Limited Offerings	Page 16
D. Limit Orders and Good ‘Til Canceled Orders	Page 16
E. Securities Being Transacted in Nuveen Advised/Sub-Advised Portfolios and/or Client Accounts	Page 16
F. Additional Trading Restrictions for Investments Persons	Page 16
G. Additional Trading Restrictions for All Chicago Based Access Persons and all non-Winslow Minneapolis Based Access Persons in Certain Closed-End Funds and Similarly Pooled Vehicles	Page 17
H. Frequent Trading in Shares of Open-End Funds	Page 18
I. Excessive or Abusive Trading	Page 18
J. Transaction by Section 16 Officers	Page 18
K. Transactions by Non-Interested Directors of Nuveen Funds	Page 19

VI. Insider Trading	Page 19
A. Insider Trading Determination	Page 19
B. Insider Status	Page 20
C. Material Nonpublic Information	Page 20
D. Identifying and Reporting Potential Inside Information	Page 20

VII. Administration and Enforcement	Page 21
A. Approval of the Code	Page 21
B. Reporting to the Nuveen Fund Board	Page 21
C. Violations	Page 22
D. Sanctions for Violations of the Code	Page 22
E. Form ADV Disclosure	Page 23
F. Interpretation of the Code and the Granting of Waivers	Page 23

VIII. Recordkeeping	Page 23

IX. Definitions	Page 24
A. Access Person	Page 24
B. Automatic Investment Plan	Page 24
C. Beneficial Ownership and Pecuniary Interest	Page 24
D. Control	Page 25
E. Domestic Partner	Page 25
F. Fund	Page 25
G. Initial Public Offering	Page 26
H. Investment Person	Page 26
I. Limited Offering	Page 26
J. Non-Interested Director	Page 26
K. Nuveen Fund	Page 26
L. Purchase or Sale of a Security	Page 26
M. PTA	Page 27
N. Reportable Security	Page 27
O. Section 16 Officers	Page 27
P. Security	Page 27
Q. Security Held or to be Acquired by a Nuveen Fund	Page 28

I. Introduction

Nuveen Investments, Inc. (“Nuveen”) has adopted this Code of Ethics (“Code”) in recognition of its fiduciary obligations to clients and in accordance with various provisions of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940. This Code is also adopted by the Nuveen Defined Portfolios and, with respect to the provisions addressing non-interested directors (as defined in Section IX below), by the Nuveen Open-end Funds and Closed-end Funds, pursuant to Rule 17j-1.

Beyond the general parameters of the Code, registered personnel are subject to further requirements as mandated by the Financial Industry Regulatory Authority (“FINRA”). Certain policies and procedures discussed in this document have been designed to help meet those obligations. Additionally, various requirements may be imposed on certain personnel by the National Futures Association (“NFA”) by virtue of their affiliation with Nuveen Commodities Asset Management LLC.

Any reference to Nuveen in this document shall also mean any and all affiliated entity or entities, where applicable. (Refer to Appendix A for a listing of the affiliated entities.) The phrase “portfolio” shall also mean fund, where appropriate.

All Nuveen employees, both full-and part-time, including all Nuveen Fund officers and interested directors and trustees, are considered “access persons.” Also included in this definition are consultants, interns, and temporary and/or contract workers whose assignments are expected to exceed a period of 60 consecutive days and/or whose cumulative assignment is expected to exceed 60 days over a twelve month period. This is not withstanding whether the said individual comes to Nuveen though an entity that has a signed contract, including a confidentiality agreement, with Nuveen. Note that the non-interested directors and trustees are not included in this definition, but where those parties have an obligation under this Code it is specifically mentioned in the document. Note also that wherever the terms “director” or “trustee” are used, both, and/or either, are intended, where applicable.

The purpose of this Code is to demonstrate Nuveen’s commitment to the highest legal and ethical standards and to provide guidance to access persons (as defined in Section IX below) in understanding and fulfilling those responsibilities.

The provisions of the Code are not all-inclusive; rather, they are intended as a guide to access persons in connection with the business of the firm and their personal securities transactions. However, at a minimum, this Code is designed to set forth:

•	Standards of business conduct intended to reflect Nuveen’s fiduciary obligations as well as those of its access persons, including persons who provide investment advice on behalf of Nuveen and who are subject to Nuveen’s supervision and control;

•	Provisions requiring access persons to comply with applicable laws, rules, regulations, and policies;

•	Provisions designed to detect and prevent improper trading;

•	Provisions requiring access persons to make periodic reports of their personal transactions and holdings, and requiring the review of such reports;

•	Provisions requiring access persons to report any violations under the Code promptly to the Director of Compliance or other designated person(s); and

•	Provisions requiring Nuveen to provide each of its access persons with a copy of the Code and any amendments, and requiring access persons to provide a written acknowledgement of receipt.

Each Nuveen affiliate, through its compliance officers, legal officers and/or other designated personnel, shall be responsible for the day-to-day administration of this Code with respect to those access persons under the direct supervision and control of such affiliate.

Note that some affiliates may impose greater restrictions than those described in this Code, and those restrictions have been noted where possible within the document. Also, some persons, by virtue of their position, are subject to greater restrictions than those outlined for general access persons. All questions regarding specific restrictions should be directed to the designated legal or compliance officer. It is each access person’s obligation to understand this Code as well as its requirements and application as they relate to both personal and work related activities.

II. General Principles

This Code is designed to promote the following general principles:

•	Nuveen and its access persons have a duty at all times to place the interests of clients first;

•	Access persons must conduct their personal securities transactions in a manner that avoids an actual or potential conflict of interest or any abuse of trust and responsibility;

•	Access persons may not use knowledge about current or pending client or portfolio transactions for the purpose of personal profit;

•	Information concerning clients (including former clients) must be kept confidential, including the client’s identity, holdings, and other non-public information;

•	Independence in the investment decision-making process is paramount; and

•	Access persons may not give or receive gifts or participate in entertainment beyond the parameters set forth in this Code to avoid even the appearance of favoritism or impropriety.

III. Standards of Business Conduct

A. Fiduciary Standards

As a Nuveen access person, the ability to conduct personal securities transactions is a privilege, not a right. It is Nuveen’s policy to place its clients’ interest first and foremost, and to strive at all times to conduct business in strict accordance with generally acknowledged fiduciary obligations, including the duties of care, loyalty, honesty, and good faith. Toward that end, it is imperative that access persons provide full and fair disclosure of all relevant facts concerning any potential or actual conflict of interest. (See Section III.C. for more information on conflicts of interest.)

B. Compliance with Laws and Company Policies

Nuveen operates within a highly regulated business environment and it is critical that compliance be maintained with all laws, rules, regulations, and other applicable mandates. Included in that compliance is the need for each access person to respect and comply with those obligations. With that goal in mind, Nuveen has developed policies, procedures, and other guidance, including this Code, to identify various obligations, outline prohibitions, and assist access persons in meeting them. Among other things, it is especially important that access persons avoid, including with respect to a fund:

•	Employing any device, scheme or artifice to defraud;

•	Making any untrue statement of material fact, or omitting a material fact, necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•	Engaging in any act, practice, or course of business that operates, or would operate, as a fraud or deceit; or

•	Engaging in any manipulative practice.

The non-interested directors of the Nuveen funds are deemed “access person” of the fund under Rule 17j 1 and are likewise prohibited from the activities outlined in the four bullet points immediately above.

C. Conflicts of Interest

Conflicts of interest may come about any time there may be an incentive to favor one party over another. There are a variety of scenarios in which this may occur. For example, a conflict may arise when there is an opportunity to give preferential treatment to one client or portfolio relative to other clients for a number of reasons. Examples of possible conflicts may include circumstances involving accounts of different sizes, accounts billed due to performance based fees versus ones that are not, or an account that belongs to a friend, relative, or other party with whom you have a relationship or association. A conflict could also come into play when there is an opportunity to take advantage of information, particularly regarding current or pending client or portfolio trades, for personal profit. Other conflicts may not always be as clear-cut.

As an integral part of the fiduciary obligation, Nuveen and its access persons are obligated to avoid conflicts of interest wherever possible and to fully disclose all facts concerning any conflict that may arise. Questions regarding a potential conflict should be fully vetted with supervisors and the appropriate compliance or legal officer before any further action is taken.

D. Protection of Confidential Information

Each access person of Nuveen is charged with the responsibility of preserving the confidentiality of nonpublic information learned in the course of his or her employment or through other channels. This includes, but is not limited to, nonpublic information about securities, securities recommendations and client holdings and transactions. Access persons may not misuse, including trading on the non-public information, or disclose such information, whether within or outside of Nuveen, except to authorized persons who require the information for legitimate business purposes or to fulfill their responsibilities. Additionally, access persons must comply with all laws, rules, and regulations concerning the protection of client information, including, without limitation, Regulation S-P. Please refer to Nuveen’s Consumer Information Security Policy for more information on this topic.

E. Payments to Government Officials and Political Contributions

No payment can be made directly or indirectly to any employee, official, or representative of any government agency or any party or candidate for the purpose of influencing an act or decision on behalf of Nuveen. Access persons are limited in their ability to donate to political candidates and/or participate as individuals in political activities by the constraints of Rule 206(4)-5 of the Advisers Act and other applicable self regulatory organization, state and local laws, rules and regulations, and are prohibited from engaging in such activities as a representative of Nuveen, and from using the name, reputation, or credibility of Nuveen in connection with political activities. Nuveen will not reimburse access persons for any political contributions or similar expenses.

IV. Reporting and Disclosure requirements

Nuveen has instituted the Sungard Protegent Personal Trade Assistant System (“PTA”) to facilitate a variety of reporting and disclosure processes. Access persons are provided with training and access to this system upon associating with the firm. Information regarding how the PTA system is used for reporting and disclosure is discussed in each item below, where applicable.

A. Code of Ethics

The current Code is available through a link on the home page of the PTA system and on Nuveen’s internal web page. Upon becoming an access person each person shall receive a copy of, or access to, the Code, and any applicable amendments. Shortly thereafter, the recipient shall be required to acknowledge though a certification process in the PTA system that he or she:

•	Has received a copy of the Code;

•	Has read and understands the Code; and

•	Agrees that he or she is legally bound by the Code; and

•	Will comply with all requirements of the Code.

Additionally, acknowledgement of receipt of the Code and compliance with such shall occur on an annual basis, and any time the Code is amended.

Non-interested Nuveen fund directors are also required to execute an initial acknowledgement of receipt of the Code and an annual certification of compliance with the Code. These acknowledgements and certifications for non-interested directors do not occur through PTA.

B. Brokerage Accounts

Within ten days of becoming an access person each person is required to report through PTA all accounts in which securities are held or may be held. This reporting shall also occur on an annual basis. Included in the account disclosure requirement are all accounts in which the access person has beneficial interest and/or exercises trading discretion or control. For more information on the reporting of accounts please see FAQ – Accounts to be Entered into PTA and the definitions of “beneficial ownership” and “control” in Section IX.

Additionally, any time a new account is established it must be promptly reported through the PTA system, but in no event later than 30 days following the end of the quarter in which it was established. The listing of brokerages with which an access person may establish and/or maintain an account can be found on the PTA system.

C. Holdings

Within ten days of becoming an access person each person is required to submit through PTA a listing of all reportable securities. The information must be current as of not more than 45 days prior to becoming an access person and must contain the title, type, exchange ticker symbol or CUSIP number, and quantity of each reportable security in which the access person has any direct or indirect beneficial ownership, trading authority or other control. Additionally, within 45 days of the prior year end, each access person shall be required to submit and confirm through PTA a listing of all reportable securities.

Exceptions to holdings reporting:

•	Holdings in accounts over which the access person has no direct or indirect influence or control (i.e., managed accounts);

•	Direct obligations of the U.S. government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Money market funds; and

•	Open-end funds that are not advised or sub-advised by Nuveen.

Unless a security is specifically exempted it is reportable.

For more information on the reporting of securities see FAQ – Holdings to be Entered into PTA.

D. Transactions

1. Quarterly Transaction Reporting

Within 30 days of the prior quarter end, each access person is required to submit through PTA a listing of all reportable transactions involving a reportable security in which the access person had, or as a result acquired, any direct or indirect beneficial ownership, trading authority, or other control that occurred during that prior quarter. The report must include:

•	Date of the transaction, title of the security, ticker symbol or CUSIP number, interest rate and maturity date (if applicable), number of shares or units, and principal amount;

•	Nature of the transaction (e.g., purchase, sale, or any other type of acquisition or disposition);

•	Price at which the transaction was effected; and

•	Name of the broker, dealer, or bank through which the transaction was effected.

Exceptions	to reporting requirements:

•	Transactions in accounts over which the access person has no direct or indirect influence or control (i.e., managed accounts);

•	Transactions in Nuveen’s 401(k) plan, unless the access person has elected to participate in the Charles Schwab self-directed 401(k) option, in which case that portion of the 401(k) is treated like any other brokerage account and all reporting requirements will apply;

•	Transactions effected pursuant to an automatic investment plan or a dividend reinvestment plan, unless such transaction overrides or deviates from the pre-set schedule or allocation of such automatic investment plan (see the item related to this topic in Section V.A. below);

•	Transactions in securities issued by the U.S. or other sovereign governments, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Transactions in money market funds;

•	Transactions in open-end funds that are not advised or sub-advised by Nuveen; and

Unless a transaction is specifically exempted it is reportable.

2. Transaction Reporting for Funds Advised/Sub-Advised by Nuveen Investments

Generally open-end fund transactions not required to be reported, however funds that are advised/sub-advised by Nuveen or any affiliated entity ARE required to be reported, with the exception of transactions that occur in the Nuveen 401(k) plan.

3. Transaction Reporting for Section 16 Officers

Section 16 of the Securities Exchange Act of 1934 Act and rules thereunder prohibit certain persons (“Section 16 officers”) associated with an issuer from buying and selling, or selling and buying, the issuer’s securities within less than a six (6) month period if that subsequent transaction would result in a profit. Section 16 also requires Section 16 officers to file specified forms with transaction details immediately following a transaction. Section 16 officers include directors, officers or others performing a policy-making function. If you are not certain whether you are a Section 16 officer, please contact the Legal Department in Chicago prior to trading.

Section 16 officers are required to preclear all transactions in closed-end funds for which they are Section 16 officers with the Legal Department in Chicago and to also report to the Legal Department in Chicago the details of any transaction requiring Section 16 filings immediately upon completion of the transaction.

Such preclearance and reporting DOES NOT occur through PTA, but rather occurs via email and through the parties identified to the Section 16 officers as the appropriate contacts for these activities.

4. Transaction Reporting for Non-Interested Fund Directors

Non-interested directors of a Nuveen fund must report a personal securities transaction only if such director, at the time of that transaction, knew that during the 15 day period immediately preceding or subsequent to the date of the transaction by the director such security was purchased or sold by the fund or was being considered for purchase or sale by the fund. Non-interested directors must report securities transactions meeting these requirements.

5. Review of Reports

All reports made pursuant to IV.B, C., or D. shall be reviewed by a designated Nuveen or affiliate legal or compliance officer to monitor compliance with the Code and applicable laws, rules, and regulations.

E. Outside Directorships and Business Activities

Access persons may not serve on the board of directors of any publicly traded company or engage in an outside business activity without prior written approval from the General Counsel of Nuveen or his or her designee.1 Prior written approval must also be obtained before an access person may serve as a member of the finance or investment committee of any organization, including not-forprofit entities, or perform other financially related services for such organization.

[1]

Access persons who receive authorization to serve as board members of publicly traded companies must be isolated through information barriers from those persons making investment decisions concerning securities issued by the entities involved.

If it appears that any such activity conflicts with, or may reasonably be anticipated to conflict with, the interests of Nuveen or any client, the access person may be prohibited from participating or be required to discontinue the activity.

Reporting of, and requesting permission to participate in, an outside activity is accomplished through a disclosure in PTA. Termination or a change in the nature, of the participation also entails the submission of a disclosure in PTA.

F. Gifts and Entertainment

Access persons are restricted from giving and/or receiving gifts from any person or entity that does business with or on behalf of Nuveen or any client account. For this purpose “gift” has the same meaning as in FINRA Rule 3220 and will be applied to all access persons, non-licensed as well as licensed.

Access persons may not accept or receive gifts from a single person or entity in an amount that exceeds a market value of $100 per year, either as an individual item or in the aggregate.

Access persons also may not give gifts to a single person or entity in an amount that exceeds a market value of $100 per year, either as an individual item or in the aggregate.

The receipt of gifts is reported through PTA. (The giving of gifts is reported through Nuveen’s travel and expense system.)

Nuveen places a $250 per event cap on entertainment, which includes the market value, plus any applicable fees, for the participation of the access person and any guest(s) that may accompany him or her. There is a $1,000 per year limit on the receipt of entertainment from any one entity. Compliance approval must be received prior to participating in any event that would exceed the $250 per event limit, or that would take the total value of entertainment received over $1,000 for the year.

Other institutions may have different limits on the value of entertainment that their own access persons may receive. In those cases it is the responsibility of the Nuveen access person to find out what the parameters are and to ensure that no entertainment is given that would exceed those limits.

The receipt of entertainment is reported through PTA. (The hosting of entertainment is reported through Nuveen’s expense reimbursement system.)

Tradewinds Global Investor’s LLC access persons are subject to more stringent parameters than those set forth above. Those access persons may attend industry events at a broker’s expense, and may participate in business meals up to once per quarter from an individual broker, however the acceptance of tickets to entertainment-oriented events is prohibited. The receipt and/or giving of gifts and entertainment is reported through PTA.

V. ACCESS PERSON PERSONAL SECURITIES TRANSACTIONS

In keeping with its fiduciary obligations, Nuveen has instituted policies and procedures regarding the administration of access person trading. A Nuveen affiliate, or a particular group or department, may implement requirements or restrictions that are different than those generally outlined below. Unless an access person is notified, either in this document or by other means, his or her trading will be governed by the discussion below. Additionally, access persons may have the supplemental title “investment person” (see Section IX), and those persons are subject to additional restrictions to those imposed on access persons.

A. Preclearance

Preclearance is required for all securities transactions that are not specifically exempted. Preclearance requests are required to be entered through PTA, and approval must be received prior to the trade being made. Approval is good only on the business day in which it is received (i.e., you may not preclear a transaction after market close with the intention of making the trade on the next business day).

The following do not need to be precleared prior to trading:

•	Transactions in the Nuveen 401(k) plan unless the access person has elected to participate in the Charles Schwab self-directed 401(k) option, in which case that portion of the 401(k) is treated like any other brokerage account and all applicable preclearance requirements will apply.

•	Direct obligations of the United States Government or other sovereign issued debt (note that municipal securities and US government-sponsored enterprise issued securities such an Fannie Mae or Freddie Mac do need to be precleared);

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by open-end funds (including Nuveen advised or sub-advised funds, however these transactions do need to be reported*);

•	Shares of unit investment trusts; and

•	Exchange traded/closed-end funds (including Nuveen advised or sub-advised products), however transactions in Nuveen advised or sub-advised products do need to be reported*, and preclearance is required for the following access persons;

•	All Chicago based access persons and all non-Winslow Capital Management, Inc. (Winslow) Minneapolis based access persons must preclear all purchases, sales and exchanges of Nuveen advised/sub-advised closed-end funds, even though these transactions are exempted for non-Chicago and non-Minneapolis based access persons.

•	All Winslow access persons must preclear ALL closed-end funds, even if those funds are not advised or sub-advised by Nuveen.

•	Securities purchased, redeemed or exchanged as part of a systematic investment program, however the initial transaction must be precleared at the time the program is put into place;

•	Securities acquired through dividends, dividend reinvestment programs, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

•	Securities acquired through the exercise of rights issued pro rata to all holders of a class of the issuer’s securities;

•	Securities acquired or disposed of due to non-volitional acts on the part of the access person (e.g., transactions that occur due to a security that is called); and

•	Securities transactions that occurred in managed accounts (note that a managed account is one in which the access person has no discretion in terms of individual securities to be acquired or disposed of).

•	Note that managed accounts are subject to restrictions, including those above and beyond preclearance, regarding IPOs (see Section V.B.), limited offerings (see Section V.C.), as well as Nuveen Closed-end Funds for all Chicago-based access persons and all non- Winslow Minneapolis based access persons (see Section V.G.).

*	From a practical standpoint, receiving duplicate confirms, either electronically or in paper form achieves the reporting, however the access person must personally ensure that the transactions are properly reflected in each quarterly transaction report.

Symphony Asset Management LLC access persons may not purchase individual equity, or municipal or corporate bonds, and all security sales are subject to preclearance based on the parameters outlined above

For more information on preclearance requirements see FAQ—Transactions to be Precleared in PTA.

B. Initial Public Offerings

No access person may purchase, directly or indirectly, for an account in which he or she has beneficial ownership, control, or trading authority, any security issued in an initial public offering.

This restriction also does apply to managed accounts. Regardless of whether full discretionary account authority has been granted to a third party, access persons are prohibited from the purchase of initial public offerings. (See the last bullet under Section V.A.)

C. Limited Offerings

No access person may purchase, directly or indirectly, for an account in which he has beneficial ownership, control, or trading authority any limited offering (also known as a private placement) without prior written approval from the appropriate compliance or legal officer. The decision to grant approval will take into consideration, among other factors, whether the investment opportunity appears inconsistent with any observed strategies and objectives of the access person. and whether the opportunity is available to the access person by virtue of his or her position with Nuveen.

This restriction also does apply to managed accounts. Regardless of whether full discretionary account authority has been granted to a third party, access persons are prohibited from the purchase of limited offerings without prior written approval from the appropriate compliance or legal officer. (See the last bullet under Section V.A.)

Approval to purchase a limited offering must be sought through the disclosure process in PTA.

D. Limit Orders and “Good ‘Til Canceled” Orders

Limit orders, if they are approved, may not be outstanding for longer than the business day on which they are approved. If the order is not filled and the access person still wishes to make the trade, approval must be received again via PTA every subsequent business day until the order is filled or canceled.

E. Securities Being Transacted in Nuveen Advised/Sub-advised Portfolios and/or Client Accounts

No access person may purchase or sell for an account in which he or she has beneficial ownership, control, or trading authority, any security subject to preclearance that, to his or her actual knowledge, is being purchased or sold, or being considered for purchase or sale, in a Nuveen advised/sub-advised portfolio and/or client account. This restriction includes transacting in equivalent or related securities and may limit your ability to use option and futures strategies. E.g., if shares of common stock of a company are being traded, debt instruments, preferred shares, foreign equivalent shares and options of the issuer are also restricted and may be required to expire worthless.

F. Additional Trading Restrictions for Investment Persons

In the event a portfolio or client account transacts within seven (7) days preceding or following an investment person’s transaction in the same (or related, or equivalent) security, the investment person may be required to dispose of the security and/or disgorge any profits associated with her or her transaction. Such disposal and/or disgorgement maybe required notwithstanding any prior written approval that had been granted.

If an investment person associated with any Nuveen managed account, including Nuveen Funds, has executed a transaction in a security for his or her own account and within seven (7) days thereafter such security is considered for purchase or sale by such Nuveen managed account, the investment person shall endeavor to submit a written memorandum to the investment person’s supervisor, the Director of Compliance, and the CCO (if applicable based on the affiliate) prior to the entering of the purchase or sale order for the Nuveen managed account. Such memorandum shall describe the circumstances underlying the consideration of such transaction for the managed account. However, if the time frame for acting upon the opportunity for the client account does not permit prior submission and review of the circumstances, the investment person must ultimately act for the benefit of the client account and submit the memorandum as soon as possible after the fact with the understanding that the result could be disgorgement of profit, or transacting at loss, in the investment person’s own account.

Based on such memorandum and other factors deemed relevant under the specific circumstances, the investment person’s supervisor, the Director of Compliance, and the CCO (if applicable), together shall have the authority to determine that the prior transaction by the investment person for his or her own account shall not be considered a violation. The Director of Compliance or his or her designee shall make and maintain a written record of any determination made under this section.

Please note that some investment persons are also Section 16 officers. See Section IV.D.3. above and Section V.J. below for more detailed information on Section 16 officers and their responsibilities under this Code.

Access and investment persons on the Nuveen Asset Management, LLC municipal team are specifically prohibited from transacting in any securities issued by state and local governmental entities (“Municipal Securities”), including but not limited to general obligation bonds, revenue bonds, industrial development bonds, and all other such securities in the universe available for potential client trading. This prohibition is notwithstanding any preapproval that may be obtained through PTA. Questions about making a personal securities transaction in a particular Municipal Security are to be directed to the Compliance Department.

Access and investment persons at NWQ Investment Management Company LLC may make personal securities transactions, assuming appropriate preclearance is received through PTA, for securities that are also traded within 7 days of a client trade as long as that client trade is a maintenance trade. A maintenance trade is related to a cash flow event and is not the result of a portfolio management decision.

Access and investment persons at Santa Barbara Asset Management, LLC may make personal securities transactions, assuming appropriate preclearance is received through PTA, for securities that are also traded within 7 days of a client trade as long as that client trade is a maintenance trade. A maintenance trade is related to a cash flow event and is not the result of a portfolio management decision.

G. Additional Trading Restrictions for All Chicago Based Access Persons and all non- Winslow Minneapolis Based Access

     Persons in Certain Closed-End Funds and Similarly Pooled Vehicles

No access person based in Chicago or Minneapolis (excluding Winslow), or working in Nuveen’s Closed-end Funds and Structured Products Group (or any successor group), regardless of location, may purchase or sell, directly or indirectly, for an account in which he or she has beneficial ownership, control, or trading authority, any common or preferred shares of any closed-end fund advised or sub-advised by Nuveen without prior written approval. This preclearance requirement also applies to common and preferred shares of any other exchange-listed investment product sponsored by Nuveen that is not a closed-end fund, including products issued by Nuveen Commodities Asset Management LLC.

These restrictions also do apply to managed accounts. Regardless of whether full discretionary account authority has been granted to a third party, these types of transactions require prior written approval from the appropriate compliance or legal officer. (See the last bullet under Section V.A.)

H. Frequent Trading in Shares of Open-end Funds

Access persons must adhere to the restrictions on frequent trading set forth in the registration statement of each fund advised and sub-advised by Nuveen. In general, the Funds’ policy limits an investor to four (4) “round trip” trades in a 12-month period, and also restricts the trading privileges of an investor who makes a round trip within a 30-day period when the purchase and redemption are of substantially similar dollar amounts and represent at least 25% of the value of an investor’s account. A round trip is the purchase and subsequent redemption of fund shares, including by exchange, and each side of a round trip may be comprised by either a single transaction or a series of closely spaced transactions.

I. Excessive or Abusive Trading

Excessive personal trading represents a potential conflict of interest as it may divert an access person’s attention from the responsibilities of his or her professional role. The determination of whether trading is excessive shall be made on a case-by-case basis, and an access person may be instructed to reduce the amount of, or cease, his or her trading activity. In addition to excessive trading, abusive practices, such as market timing, late trading, and other inappropriate activities, are prohibited.

Winslow Capital Management, Inc. access persons are subject to a more specific parameter regarding the number of trades that may be made within a particular time frame. Additionally, Winslow access persons have a stated required holding period that applies to the purchase and sale, or sale and purchase, of every security.

J. Transactions by Section 16 Officers

Prior written approval is required for any access person, officer or director of Nuveen who is subject to Section 16 of the Securities Exchange Act of 1934 by virtue of his or her position with a fund advised or sub-advised by Nuveen to purchase or sell common or preferred shares in a fund for which he or she is a Section 16 officer. Please see Section IV.D.3. above for further detail on Section 16 officers. This approval must be received before the transaction may be made in any account in which he or she has beneficial ownership, control, or trading authority. In addition, the Section 16 officer is personally responsible for immediately reporting transaction details to Legal and Compliance so that necessary regulatory filings may be made. Preclearance and reporting through PTA is NOT sufficient for these purposes.

K. Transactions by Non-Interested Directions of Nuveen Funds

Non-interested directors may not purchase or sell common or preferred shares of a Nuveen closed-end fund with out prior written approval. This approval process occurs outside of the PTA system.

Non-interested directors may purchase or sell securities which are eligible for purchase or sale by a Nuveen fund, including securities in an initial public offering or limited offering, without prior written approval, unless he or she has actual knowledge that the security is being purchased or sold, or is being considered for purchase or sale, by a Nuveen fund.

In the event that a non-interested director does purchase or sell a security that he or she knew was being transacted, or considered for transaction, by a Nuveen fund, reporting may be required. See Section IV. D. 4. (previous in this document) for more information.

VI. INSIDER TRADING

Nuveen has adopted policies and procedures designed to detect and prevent insider trading and to preserve confidential information. The policies and procedures prohibit access persons from trading, either personally or on behalf of clients or others, on the basis of material nonpublic information in violation of the law. These prohibitions apply to every access person, and to all activities, both within and outside of an individual’s duties at Nuveen.

A. Insider Trading Determination

The term “insider trading” is not defined in the federal securities laws, but for purposes of this Code means to trade in securities (whether or not the person making the trade is an “insider”) while in possession of material nonpublic information relating to such securities or the issuer of such securities. Additionally, while there is no specific futures or commodity rule that addresses insider trading, that type of activity is considered to be covered generally under the provisions that require observance of high standards of commercial honor and just and equitable principals of trade in the conduct of the member’s business.

Communication of material non-public information to others, either inside or outside Nuveen, is prohibited except for discussions designed to assess such information with supervisors in conjunctions with discussions with designated legal or compliance officers. While the law concerning insider trading is not static, the following activities are generally understood to be prohibited:

•	Trading by an insider while in possession of material nonpublic information;

•

Trading by a non-insider while in possession of material nonpublic information where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential, or was misappropriated; and

•	Communicating material nonpublic information to others.

B. Insider Status

The concept of an “insider” is broad and includes officers and employees of a company or other entities, such as a municipality. Additionally, a person can be a “temporary insider” if he or she enters into a relationship in the conduct of the entity’s affairs and therefore is given access to information solely for the company’s purposes. A temporary insider can include, among others, attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.

C. Material Nonpublic Information

“Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that officers and access persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Trading on inside information is not a basis for liability unless the information is material.

Information is “nonpublic” until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, Bloomberg, Bond Buyer, Munifacts, or other publications in general circulation, or available through online sources would be considered public.

D. Identifying and Reporting Potential Inside Information

Before trading for yourself or others, including client accounts and fund accounts you manage or advise in securities of an entity about which you may have potential inside information, ask yourself the following questions:

•

Is the information material? Is this information that an investor would consider important in making an investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?

•	Is the information nonpublic? To whom has the information been provided? Has the information been effectively communicated to the marketplace?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you:

•	May not purchase or sell the securities on behalf of yourself or others, including client accounts and fund accounts you manage or advise;

•	Must immediately report the matter to the Director of Compliance or CCO of the affiliated entity (if applicable); and

•	May not communicate the information inside or outside of Nuveen to anyone other than a designated compliance or legal officer.

After the compliance or legal officer has considered the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be permitted to trade and communicate the information, depending upon the outcome of the review. Until you receive direction from the compliance or legal officer, you may not take any action with regard to the proposed transaction or communication of information.

All questions regarding Nuveen’s policies and procedures to prevent insider trading should be referred the Director of Compliance or CCO of the affiliated entity (if applicable).

VII. ADMINISTRATION AND ENFORCEMENT

A. Approval of the Code

This Code has been approved by Nuveen, the Board of Directors of the Nuveen Open-End Funds and Closed-End Funds, and the board of directors or trustees of other funds for which a Nuveen affiliated entity serves as an adviser or sub-adviser. Nuveen approval also applies to the Nuveen Defined Portfolios, for which Nuveen served as the principal underwriter or depositor .Material amendments must all be approved by such funds boards (or principal underwriter or depositor in the case of a unit investment trust) within six months of the amendment.

B. Reporting to the Fund Boards

Nuveen or the applicable affiliated entity must provide an annual written report to the board of directors of any Nuveen Fund or other fund (other than a unit investment trust) for which a Nuveen affiliated entity serves as an adviser or sub-adviser. This report must:

•	Certify that procedures have been adopted that are reasonably necessary to prevent access persons from violating the Code, and

•

Describe any material issues arising under the Code or procedures thereunder since the last report, including, but not limited to, information about material violations of the Code or procedures thereunder and sanctions imposed in response to such violations.

C. Violations

Nuveen and each Nuveen fund must use reasonable diligence and institute procedures reasonably necessary to prevent violations of this code. Access persons must report violations of the Code promptly to the Director of Compliance or CCO of the affiliated entity (if applicable). Such reports will be treated confidentially to the extent permitted by law, and investigated promptly.

D. Sanctions for Violations of the Code

Access persons may be subject to sanctions for violations of specific provisions or general principals of the Code. Literal compliance with specific provisions of the Code will not shield an access person from liability for conduct that violates the spirit of the Code.

Violations will be reviewed and sanctions determined by the General Counsel of Nuveen, the Director of Compliance, the CCO of the affiliated entity (if applicable), or their designee(s).

Factors which may be considered when determining an appropriate sanction include, but are not limited to:

•	Whether the act or omission was intentional or voluntary;

•	Harm to a fund, portfolio, or client account;

•	Extent of unjust enrichment;

•	Frequency of occurrence;

•	Degree to which there is personal benefit from unique knowledge obtained through an access person’s position within Nuveen or an affiliated entity;

•	Evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or

•	Level of accurate, honest and timely cooperation from the access person subject to the Code.

Sanctions which may be imposed include, but are not limited to:

•	Written warning;

•	Restriction of trading privileges;

•	Disgorgement of trading profits;

•	Fines; and/or

•	Suspension or termination of employment.

Material violations by non-interested directors of a Nuveen Fund may be reviewed and sanctions determined by other non-interested directors of such Fund or a committee thereof.

E. Form ADV Disclosure

Each affiliated entity that is an investment adviser must include on Schedule F of Part II of its Form ADV a description of the Code and a statement that such entity will provide a copy of the Code to any client or prospective client upon request.

F. Interpretation of the Code and the Granting of Waivers

Questions regarding the interpretation or applicability of the provisions of this Code should be directed to the Director of Compliance, the CCO of an affiliated entity, a designated legal or compliance officer of the applicable affiliate, or an appointed designee.

Exceptions may be made, on a case-by-case basis, to any of the provisions of this Code upon concluding that the exception is warranted. This evaluation shall include a determination that no client or firm portfolio is likely to be disadvantaged or otherwise adversely affected by the exception, and documentation must be created and maintained regarding the exception.

VIII. RECORDKEEPING

Nuveen will maintain the following records in a readily accessible place in accordance with Rule 204-2 under the Investment Advisers Act of 1940 and with Rule 17j-1(f) under the Investment Company Act of 1940.

•	A copy of each Code that has been in effect at any time in the past seven years;

•	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

•	A list of the names of persons who are currently, or within the past five years were, access persons;

•	A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, an access person,

•	Holdings and transaction reports made pursuant to the Code, including any brokerage confirmation(s) and/or account statement(s) submitted in lieu of those reports;

•

A record of any decision and supporting reason for approving the acquisition of securities by access persons in initial public offerings or limited offerings for at least five years after the end of the fiscal year in which approval was granted;

•	A record of any decision that grants an access person an exception to the Code;

•	A record of persons responsible for reviewing access persons’ reports currently or during the last five years; and

•	A copy of reports provided to a fund’s board of directors regarding the Code.

IX. DEFINITIONS

A. Access Peron

All Nuveen employees, both full-and part-time, including all Nuveen Fund officers and interested directors and trustees, are considered “access persons.” Also included in this definition are consultants, interns, and temporary and/or contract workers whose assignments are expected to exceed a period of 60 consecutive days and/or whose cumulative assignment is expected to exceed 60 days over a twelve month period. This is not withstanding whether the party comes to the firm though an entity that has a signed contract, including a confidentiality agreement, with Nuveen.

This standard is more restrictive than Rule 204A-1(e)(1) under the Investment Advisers Act of 1940 and/or Rule 17j-1(a)(2) under the Investment Company Act of 1940.

Note that the non-interested directors and trustees are not included in this definition, but where those parties have an obligation under this Code it is specifically mentioned in the document.

B. Automatic Investment Plan

“Automatic investment plan” means a program in which regular periodic purchases, withdrawals or exchanges are made automatically into or from investment accounts or securities in accordance with a predetermined schedule and allocation. Dividend reinvestment plans are also included in this definition.

C. Beneficial Ownership and Pecuniary Interest

“Beneficial ownership” means having or sharing a direct or indirect “pecuniary interest” in a security, which offers the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. This may arise through a contract, arrangement, understanding, relationship or otherwise.

The pecuniary interest standard looks beyond the record owner of securities, and as a result the definition of beneficial interest is very broad and encompasses many scenarios that may not ordinarily be thought to confer a pecuniary interest in, or ownership of, securities. Some examples include:

•

Family Holdings – You are deemed to have beneficial ownership of securities held by members of your immediate family sharing the same household with you. Your “immediate family” includes any spouse, domestic partner, child or stepchild, or other relative who shares your home, or, although not living in your home, is economically dependent on you.

•

Partnership and Corporate holdings – You are deemed to have beneficial ownership of securities held by an entity you directly or indirectly control. If you are a limited partner in a partnership, you will generally not be deemed to have beneficial ownership of securities held by the entity, provided that you do no own a controlling voting interest in the partnership. If you own or otherwise control a corporation, limited liability company or other legal entity, or if the entity is your “alter ego” or “personal holding company,” you will be deemed to have beneficial ownership of such entity’s securities.

•

Trusts – You are deemed to have beneficial ownership of securities held by a trust if you control the trust or if you have the ability to prompt, induce, or otherwise effect transactions in securities held by the trust. For example, you have beneficial ownership if you are the trustee and/or if you or members of your immediate family (as defined above) have a monetary interest in the trust, whether as to principal or income; you are a settler of the trust; or if you have the power to revoke the trust without obtaining the consent of others.

•

Investment Clubs – You are deemed to beneficially own securities held by an investment club of which you or a member of your immediate family (as defined above) is a participant. Membership in investment clubs must be preapproved by the Director of Compliance or CCO of the affiliated entity (if applicable), and this account is treated in the same manner as any other personal brokerage account, including the preclearance and reporting requirements, and that the account be held at a approved brokerage firm.

•	Financial Power of Attorney – You are deemed to beneficially own securities held in any account over which you have financial power of attorney.

D. Control

“Control” of an entity means having the power to exercise a controlling influence over the management of policies of the entity, unless such power is solely the result of an official position with such entity, and a control relationship exists when an entity controls, or is controlled by, or is under common control with, another entity. Any person who owns beneficially, either directly or through one or more controlled entities, more than twenty-five percent (25%) of the voting securities of a company shall be presumed to control such entity. A natural person shall be presumed not to be a controlled person.

E. Domestic Partner

“Domestic Partnership” is a legal or personal relationship between two individuals who live together and share a common domestic life but are neither joined by marriage nor a civil union.

F. Fund “Fund” means an investment company registered under the Investment Company Act of 1940.

G. Initial Public Offering

“Initial Public Offering” (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

H. Investment Person

“Investment person” means an access person who (i) in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of securities for a fund, portfolio, or client account, or (ii) is a natural person in a control relationship with Nuveen and obtains information concerning recommendations made to a fund, portfolio, or client account. The category of investment persons includes, but is not limited to, portfolio managers, portfolio assistants, securities analysts, traders, or any other persons designated as such by Nuveen or any affiliated entity.

I. Limited Offering

“Limited offering,” also known as a “private placement,” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6), or pursuant to Rules 504, 505, or 506 under the Act.

J. Non-Interested Director

“Non-interested director” means a director who is not an “interested director” of a fund and who is not employed by, or has a material business or professional relationship with, the fund or the fund’s investment adviser or underwriter. See Section 2(a)(19) of the Investment Company Act of 1940 for more information.

K. Nuveen Fund

“Nuveen Fund” means any fund for which a Nuveen affiliate serves as the investment adviser or subadviser and for which Nuveen Investments, LLC serves as principal underwriter or as a member of the underwriting syndicate. A Nuveen Fund is any Nuveen Defined Portfolio, Nuveen Closed-End Fund, Nuveen Open-End Fund or Nuveen Commodities Asset Management LLC Fund.

L. Purchase or Sale of a Security

“Purchase or sale of a security” includes not only the acquisition and disposition of a specific security, but also, among other things, the purchase or writing of an option, and the acquisition and disposition of any instrument whose value is derived from the value of that specific security.

M. PTA

“PTA” refers to the Sungard Protegent Personal Trade Assistant System, which Nuveen has instituted to facilitate a variety of functions, including trade preclearance, reporting, certifications, and disclosures.

N. Reportable Security

“Reportable security” means any security except:

•	Direct obligations of the U.S. government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•	Money market funds; and

•	Open-end funds that are not advised or sub-advised by Nuveen.

O. Section 16 Officer

“Section 16 Officer” means every person who is directly or indirectly the beneficial owner of more than ten percent (10%) of any class of any equity security (other than an exempted security) which is registered pursuant to Section 12 of the Securities Exchange Act of 1934. Section 16 officers include officers or directors of the issuer of such security, and those who perform a policy-making function for the issuer. See Section 16 of the Securities Exchange Act of 1934. The Nuveen Fund Board approves the list of Section 16 Officers for the Nuveen Funds on an annual basis. This list is maintained in the Legal Department in Chicago and includes portfolio managers, traders, and other access persons responsible for making policy related decisions.

P. Security

“Security” means any means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Without limiting the foregoing, a security also includes any instrument whose value is derived from the value of another security.

Q. Security Held or to be Acquired by a Nuveen Fund

“Security held or to be acquired by a Nuveen fund” means any reportable security which, within the most recent 15 days is, or has been, held by the fund, or is being, or has been, considered by the fund or its investment adviser for purchase by the fund, and any option to purchase or sell, and any security convertible into or exchangeable for, such a reportable security.

Adopted:	February 1, 2005
Amended:	February 25, 2007
Amended:	May 29, 2008
Amended:	January 1, 2011
Amended:	March 14, 2011

Appendix A

As of 6/30/11 the affiliated entities are:

Nuveen Asset Management, LLC

Nuveen Commodities Asset Management, LLC

Nuveen Fund Advisors, Inc.

Nuveen HydePark Group, LLC

Nuveen Investment Solutions, Inc.

Nuveen Securities, LLC

Nuveen Investments Advisers Inc.

Nuveen Investments Canada Co.

NWQ Investment Management Company, LLC

Tradewinds Global Investors, LLC

Santa Barbara Asset Management, LLC

Symphony Asset Management LLC

Winslow Capital Management, Inc.

Appendix B

Funds Advised or Sub-Advised by a Nuveen Subsidiary as of 06/30/2011

Nuveen Municipal Trust

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Municipal Bond Fund

Nuveen All-American Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Inflation Protected Municipal Bond Fund

Nuveen Multistate Trust I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Municipal Bond Fund 2

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

Nuveen Multistate Trust II

Nuveen California Municipal Bond Fund

Nuveen California High Yield Municipal Bond Fund

Nuveen California Municipal Bond Fund 2

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund 2

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

Nuveen New York Municipal Bond Fund 2

Nuveen Multistate Trust III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

Nuveen Multistate Trust IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

Nuveen Investment Trust

Nuveen Multi-Manager Large-Cap Value Fund

Nuveen Moderate Allocation Fund

Nuveen Conservative Allocation Fund

Nuveen Growth Allocation Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

Nuveen NWQ Equity Income Fund

Nuveen Tradewinds Value Opportunities Fund

Nuveen U.S. Equity Completeness Fund

Nuveen Investment Trust II

Nuveen Santa Barbara Global Growth Fund

Nuveen Santa Barbara Growth Fund

Nuveen Santa Barbara International Equity Fund

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Growth Plus Fund

Nuveen Symphony International Equity Fund

Nuveen Symphony Large-Cap Growth Fund

Nuveen Symphony Large-Cap Value Fund

Nuveen Symphony Mid-Cap Core Fund

Nuveen Symphony Optimized Alpha Fund

Nuveen Symphony Small-Mid Cap Core Fund

Nuveen Tradewinds Global All-Cap Fund

Nuveen Tradewinds International Value Fund

Nuveen Tradewinds Global Resources Fund

Nuveen Tradewinds Global All-Cap Plus Fund

Nuveen Tradewinds Global Flexible Allocation Fund

Nuveen Tradewinds Emerging Markets Fund

Nuveen Tradewinds Japan Fund

Nuveen Winslow Large-Cap Growth Fund

Nuveen Investment Trust III

Nuveen Multi-Strategy Core Bond Fund

Nuveen High Yield Bond Fund

Nuveen Short Duration Bond Fund

Nuveen Symphony Credit Opportunities Fund

Nuveen Symphony Floating Rate Income Fund

Nuveen Investment Trust V

Nuveen Preferred Securities Fund

Nuveen NWQ Preferred Securities Fund

Nuveen Managed Accounts Portfolios Trust

Municipal Total Return Managed Accounts Portfolio

Enhanced Multi-Strategy Income Managed Accounts Portfolio

First American Investment Funds, Inc.

Nuveen California Tax Free Fund

Nuveen Colorado Tax Free Fund

Nuveen Core Bond Fund

Nuveen Equity Income Fund

Nuveen Equity Index Fund

Nuveen Global Infrastructure Fund

Nuveen High Income Bond Fund

Nuveen Inflation Protected Securities Fund

Nuveen Intermediate Government Bond Fund

Nuveen Intermediate Tax Free Fund

Nuveen Intermediate Term Bond Fund

Nuveen International Fund

Nuveen International Select Fund

Nuveen Large Cap Growth Opportunities Fund

Nuveen Large Cap Select Fund

Nuveen Large Cap Value Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Index Fund

Nuveen Mid Cap Select Fund

Nuveen Mid Cap Value Fund

Nuveen Minnesota Intermediate Tax Free Fund

Nuveen Minnesota Tax Free Fund

Nuveen Missouri Tax Free Fund

Nuveen Nebraska Tax Free Fund

Nuveen Ohio Tax Free Fund

Nuveen Oregon Intermediate Tax Free Fund

Nuveen Quantitative Enhances Core Equity Fund

Nuveen Real Estate Securities Fund

Nuveen Short Tax Free Fund

Nuveen Short Term Bond Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Index Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Tactical Market Opportunities Fund

Nuveen Tax Free Fund

Nuveen Total Return Bond Fund

First American Strategy Funds, Inc.

Nuveen Strategy Aggressive Growth Allocation Fund

Nuveen Strategy Balanced Allocation Fund

Nuveen Strategy Conservative Allocation Fund

Nuveen Strategy Growth Allocation Fund

OTHER FUNDS

Advance Tradewinds Global Equities Fund

American Beacon Funds

AssetMark Tax-Exempt Fixed Income Fund

AXA Premier VIP Trust Multi-Manager Mid-Cap Value

CIBC Imperial Equity Pool

CIBC Renaissance Canadian Core Value Fund

CIBC Renaissance Global Value Fund

Columbia Multi-Advisor International Value Fund

Defined Strategy Fund Inc

Dow 30 Enhanced Premium & Dividend Income Fund

Dow 30 Premium & Dividend Income Fund Inc

Exemplar Global Opportunities Portfolio-Canadian

Global Income & Currency Fund

Guidestone International Equity Fund (dedicated Emerging Markets)

HSBC Investor Growth Portfolio

HSBC Investor Value Portfolio

ING International Value Choice Fund

ING Value Choice Fund

ING Global Value Choice Fund

Integra Capital Limited– NWQ US Large Cap Value Fund

JP Morgan Access Balance Fund

JP Morgan Access Growth Fund

Leith Wheeler International Equity Plus Fund-Canadian

Mainstay Large Cap Growth Fund

Mainstay Variable Product Large Cap Growth Fund

MD Physicians Services Inc Fund

MGI Large Cap Growth Equity Fund

MGI US Small/Mid-Cap Value Equity Fund

MLIG Roszel/Santa Barbara Conservative Growth Portfolio

MLP & Strategic Equity Fund Inc

MTB Large Cap Value Fund I

NASDAQ Premium Income & Growth Fund

Nationwide Variable Insurance Trust Fund

New Covenant Growth Fund

Northern Trust Multi-Manager International Equity Fund

Northern Trust Multi-Manager Large Cap Value Fund

Riversource Variable Series Trust Fund

RMB Global Emerging Markets Equity Fund

Russell Global Equity Fund

Russell Global Opportunities Fund

Russell World Equity Fund

Russell World Equity Fund II

SEI Global Developed Markets Equity Fund

SEI International Equity Fund (SIT)

SEI International Equity Fund (SIIT)

SEI Investments Canada Company-EAFE Equity Fund

Strategic Advisers Growth Fund

USAA Aggressive Growth Fund

Wilshire Small Company Value Fund

NUVEEN EXCHANGE-TRADED FUNDS (closed-end)

NON-LEVERAGED MUNI FUNDS

TICKER SYMBOLS

1.	Nuveen Municipal Value Fund, Inc.	NUV

2.	Nuveen California Municipal Value Fund, Inc.	NCA

3.	Nuveen New York Municipal Value Fund, Inc.	NNY

4.	Nuveen Municipal Income Fund, Inc.	NMI

5.	Nuveen Municipal Value Fund 2	NUW

6.	Nuveen California Municipal Value Fund 2	NCB

7.	Nuveen New Jersey Municipal Value Fund	NJV

8.	Nuveen New York Municipal Value Fund 2	NYV

9.	Nuveen Pennsylvania Municipal Value Fund	NPN

10.	Nuveen Select Maturities Municipal Fund	NIM

11.	Nuveen Select Tax-Free Income Portfolio	NXP

12.	Nuveen Select Tax-Free Income Portfolio 2	NXQ

13.	Nuveen California Select Tax-Free Income Portfolio	NXC

14.	Nuveen New York Select Tax-Free Income Portfolio	NXN

15.	Nuveen Select Tax-Free Income Portfolio 3	NXR

TAXABLE CLOSED-END FUNDS

1.	Nuveen Real Estate Income Fund	JRS

2.	Nuveen Quality Preferred Income Fund	JTP

3.	Nuveen Quality Preferred Income Fund 2	JPS

4.	Nuveen Quality Preferred Income Fund 3	JHP

5.	Nuveen Multi-Strategy Income and Growth Fund	JPC

6.	Nuveen Multi-Strategy Income and Growth Fund 2	JQC

7.	Nuveen Diversified Dividend and Income Fund	JDD

8.	Nuveen Tax-Advantaged Total Return Strategy Fund	JTA

9.	Nuveen Tax-Advantaged Floating Rate Fund	JFP

10.	Nuveen Tax-Advantaged Dividend Growth Fund	JTD

11.	Nuveen Equity Premium Income Fund	JPZ

12.	Nuveen Equity Premium Opportunity Fund	JSN

13.	Nuveen Equity Premium Advantage Fund	JLA

14.	Nuveen Equity Premium and Growth Fund	JPG

15.	Nuveen Global Government Enhanced Income Fund	JGG

16.	Nuveen Global Value Opportunities Fund	JGV

17.	Nuveen Core Equity Alpha Fund	JCE

18.	Nuveen Multi-Currency Short-Term Government Income Fund	JGT

19.	Nuveen Mortgage Opportunity Term Fund	JLS

20.	Nuveen Mortgage Opportunity Term Fund 2	JMT

21.	Nuveen Build America Bond Fund	NBB

22.	Nuveen Build America Bond Opportunity Fund	NBD

23.	Nuveen Energy MLP Total Return Fund	JMF

24.	Nuveen Short Duration Credit Opportunities	JSD

SENIOR LOAN FUNDS

1.	Nuveen Senior Income Fund	NSL

2.	Nuveen Floating Rate Income Fund	JFR

3.	Nuveen Floating Rate Income Opportunity Fund	JRO

IQ (Merrill) Funds, now advised by Nuveen, previously managed by IQ Investment Advisors LLC

1.	Dow 30SM Premium & Dividend Income Fund Inc. (NYSE: DPD)	DPD

2.	Dow 30SM Enhanced Premium & Income Fund Inc. (NYSE:DPO)	DPO

3.	Global Income & Currency Fund (NYSE:GCF)	GCF

4.	MLP & Strategic Equity Fund Inc. (NYSE:MTP)	MTP

5.	NASDAQ Premium Income & Growth Fund Inc. (NASDAQ: QQQX)	QQQX

LEVERAGED MUNICIPAL FUNDS

1.	Nuveen Premium Income Municipal Fund, Inc.	NPI

2.	Nuveen Performance Plus Municipal Fund, Inc.	NPP

3.	Nuveen California Performance Plus Municipal Fund, Inc.	NCP

4.	Nuveen New York Performance Plus Municipal Fund, Inc.	NNP

5.	Nuveen Municipal Advantage Fund, Inc.	NMA

6.	Nuveen Municipal Market Opportunity Fund, Inc.	NMO

7.	Nuveen California Municipal Market Opportunity Fund, Inc.	NCO

8.	Nuveen Investment Quality Municipal Fund, Inc.	NQM

9.	Nuveen California Investment Quality Municipal Fund, Inc.	NQC

10.	Nuveen New York Investment Quality Municipal Fund, Inc.	NQN

11.	Nuveen Insured Quality Municipal Fund, Inc.	NQI

12.	Nuveen New Jersey Investment Quality Municipal Fund, Inc.	NQJ

13.	Nuveen Pennsylvania Investment Quality Municipal Fund	NQP

14.	Nuveen Select Quality Municipal Fund, Inc.	NQS

15.	Nuveen California Select Quality Municipal Fund, Inc.	NVC

16.	Nuveen New York Select Quality Municipal Fund, Inc.	NVN

17.	Nuveen Quality Income Municipal Fund, Inc.	NQU

18.	Nuveen Insured Municipal Opportunity Fund, Inc.	NIO

19.	Nuveen Michigan Quality Income Municipal Fund, Inc.	NUM

20.	Nuveen Ohio Quality Income Municipal Fund, Inc.	NUO

21.	Nuveen Texas Quality Income Municipal Fund	NTX

22.	Nuveen California Quality Income Municipal Fund, Inc.	NUC

23.	Nuveen New York Quality Income Municipal Fund, Inc.	NUN

24.	Nuveen Premier Municipal Income Fund, Inc.	NPF

25.	Nuveen Premier Insured Municipal Income Fund, Inc.	NIF

26.	Nuveen Premium Income Municipal Fund 2, Inc.	NPM

27.	Nuveen Arizona Premium Income Municipal Fund, Inc.	NAZ

28.	Nuveen Insured California Premium Income Municipal Fund, Inc.	NPC

29.	Nuveen Michigan Premium Income Municipal Fund, Inc.	NMP

30.	Nuveen New Jersey Premium Income Municipal Fund, Inc.	NNJ

31.	Nuveen Insured New York Premium Income Municipal Fund, Inc.	NNF

32.	Nuveen Premium Income Municipal Fund 4, Inc.	NPT

33.	Nuveen Insured California Premium Income Municipal Fund 2, Inc.	NCL

34.	Nuveen Maryland Premium Income Municipal Fund	NMY

35.	Nuveen Massachusetts Premium Income Municipal Fund	NMT

36.	Nuveen Pennsylvania Premium Income Municipal Fund 2	NPY

37.	Nuveen Virginia Premium Income Municipal Fund	NPV

38.	Nuveen Connecticut Premium Income Municipal Fund	NTC

39.	Nuveen Georgia Premium Income Municipal Fund	NPG

40.	Nuveen Missouri Premium Income Municipal Fund	NOM

41.	Nuveen North Carolina Premium Income Municipal Fund	NNC

42.	Nuveen California Premium Income Municipal Fund	NCU

43.	Nuveen Insured Premium Income Municipal Fund 2	NPX

44.	Nuveen California Dividend Advantage Municipal Fund	NAC

45.	Nuveen New York Dividend Advantage Municipal Fund	NAN

46.	Nuveen Dividend Advantage Municipal Fund	NAD

47.	Nuveen Arizona Dividend Advantage Municipal Fund	NFZ

48.	Nuveen Connecticut Dividend Advantage Municipal Fund	NFC

49.	Nuveen Maryland Dividend Advantage Municipal Fund	NFM

50.	Nuveen Massachusetts Dividend Advantage Municipal Fund	NMB

51.	Nuveen North Carolina Dividend Advantage Municipal Fund	NRB

52.	Nuveen Virginia Dividend Advantage Municipal Fund	NGB

53.	Nuveen Dividend Advantage Municipal Fund 2	NXZ

54.	Nuveen California Dividend Advantage Municipal Fund 2	NVX

55.	Nuveen New Jersey Dividend Advantage Municipal Fund	NXJ

56.	Nuveen New York Dividend Advantage Municipal Fund 2	NXK

57.	Nuveen Ohio Dividend Advantage Municipal Fund	NXI

58.	Nuveen Pennsylvania Dividend Advantage Municipal Fund	NXM

59.	Nuveen Dividend Advantage Municipal Fund 3	NZF

60.	Nuveen California Dividend Advantage Municipal Fund 3	NZH

61.	Nuveen Georgia Dividend Advantage Municipal Fund	NZX

62.	Nuveen Maryland Dividend Advantage Municipal Fund 2	NZR

63.	Nuveen Michigan Dividend Advantage Municipal Fund	NZW

64.	Nuveen Ohio Dividend Advantage Municipal Fund 2	NBJ

65.	Nuveen North Carolina Dividend Advantage Municipal Fund 2	NNO

66.	Nuveen Virginia Dividend Advantage Municipal Fund 2	NNB

67.	Nuveen Insured Dividend Advantage Municipal Fund	NVG

68.	Nuveen Insured California Dividend Advantage Municipal Fund	NKL

69.	Nuveen Insured New York Dividend Advantage Municipal Fund	NKO

70.	Nuveen Arizona Dividend Advantage Municipal Fund 2	NKR

71.	Nuveen Connecticut Dividend Advantage Municipal Fund 2	NGK

72.	Nuveen New Jersey Dividend Advantage Municipal Fund 2	NUJ

73.	Nuveen Ohio Dividend Advantage Municipal Fund 3	NVJ

74.	Nuveen Pennsylvania Dividend Advantage Municipal Fund 2	NVY

75.	Nuveen Arizona Dividend Advantage Municipal Fund 3	NXE

76.	Nuveen Connecticut Dividend Advantage Municipal Fund 3	NGO

77.	Nuveen Georgia Dividend Advantage Municipal Fund 2	NKG

78.	Nuveen Maryland Dividend Advantage Municipal Fund 3	NWI

79.	Nuveen North Carolina Dividend Advantage Municipal Fund 3	NII

80.	Nuveen Insured Tax-Free Advantage Municipal Fund	NEA

81.	Nuveen Insured California Tax-Free Advantage Municipal Fund	NKX

82.	Nuveen Insured Massachusetts Tax-Free Advantage Municipal Fund	NGX

83.	Nuveen Insured New York Tax-Free Advantage Municipal Fund	NRK

84.	Nuveen Municipal High Income Opportunity Fund	NMZ

85.	Nuveen Municipal High Income Opportunity Fund 2 (not leveraged at this time)	NMD

86.	Nuveen Enhanced Municipal Value Fund (not leveraged at this time)	NEV

NYSE listed commodity pool:

Nuveen Diversified Commodity Fund		CFD

Funds advised by FAF Advisors, sub-advised by Nuveen Asset Management, LLC:

American Municipal Income Portfolio Inc.		XAA
Minnesota Municipal Income Portfolio Inc.		MXA
First American Minnesota Municipal Income Fund II, Inc.		MXN
American Income Fund, Inc.		MRF
American Strategic Income Portfolio Inc.		ASP
American Strategic Income Portfolio Inc.—II		BSP
American Strategic Income Portfolio Inc.—III		CSP
American Select Portfolio Inc.		SLA

Updated 06/30/2011

POLICIES AND PROCEDURES

DESIGNED TO DETECT AND PREVENT INSIDER TRADING AND

TO PRESERVE CONFIDENTIAL INFORMATION

SECTION I. POLICY STATEMENT ON INSIDER TRADING

SECTION II POLICY STATEMENT ON CONFIDENTIAL INFORMATION

SECTION III. INSIDER TRADING LAW

SECTION IV. PROCEDURES TO IMPLEMENT INSIDER TRADING POLICY

SECTION V. BLACKOUT AND WATCH LIST POLICIES, PROCEDURES AND DOCUMENTATION

SECTION VI APPLICATION OF INSIDER TRADING POLICY AND PROCEDURES

Every employee must read and retain this statement of Nuveen policies and procedures. Any questions should be referred to the Legal Department.

SECTION I. POLICY STATEMENT ON INSIDER TRADING

No director, officer or employee (“employee”) of Nuveen Investments, Inc. (“JNC”) or any of its wholly-owned direct or indirect subsidiaries (collectively, “Nuveen”) and any of the registered investment companies sponsored by Nuveen shall: (1) trade on material nonpublic information in violation of the law, either personally or on behalf of others, including the Nuveen unit investment trusts and the open-end and closed-end management investment companies managed by Nuveen or other accounts managed by Nuveen (collectively, the “Nuveen Funds”); or (2) communicate material nonpublic information to others, including but not limited to customers and clients, in violation of the law. This conduct is often referred to as “insider trading.” This policy applies to transactions in securities issued by JNC, municipal and corporate securities and other securities, including securities of the Nuveen Funds; it applies to every employee and to trades for the account of the employee, his or her spouse and minor children and to other related persons or entities such as corporations or trusts over which the employee has control; and it extends to activities within and outside each employee’s duties at Nuveen.

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SECTION II. POLICY STATEMENT ON CONFIDENTIAL INFORMATION

Each Nuveen director, officer or employee shall preserve the confidentiality of non-public information learned in the course of their employment with Nuveen and shall make any disclosure of such confidential information, whether within or outside Nuveen, only to authorized persons who need to know the information for business purposes. Investment advisory decisions and information obtained by Nuveen personnel in the ordinary course of their business may not be communicated or made available to sales and trading personnel unless such information is otherwise publicly available.

SECTION III. INSIDER TRADING LAW

The term “insider trading” is not defined in the federal securities laws, and the law concerning insider trading is still evolving. It is generally understood that the law prohibits:

a)	trading by an insider, while in possession of material nonpublic information;

b)	trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and

c)	communicating material nonpublic information to others.

The italicized terms above, the elements of insider trading, and the penalties for such unlawful conduct are discussed below.

1.	Who is an Insider?

The concept of insider is broad. It includes officers, directors and employees of an entity such as a private company or municipality. In addition, a person who is not an employee of the entity can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of the entity’s affairs and as a result is given access to information solely for the entity’s purposes. A temporary insider can include, among others, the entity’s outside attorneys, accountants, consultants, bank lending officers, financial adviser, financial printer, underwriter or placement agent, and the employees of any such organization. Before an outsider will be deemed to be such a temporary insider, the employing entity must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty. Under these rules, Nuveen and its employees are “insiders” with respect to Nuveen and the Nuveen Funds.

Also, Nuveen and certain employees may from time to time become temporary insiders of another entity Nuveen advises or for which it performs services pursuant to which it receives information with an express or a reasonably inferred duty to keep such information confidential. An employee in the investment advisory area receiving information generally

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available to security holders and others will generally not be an insider of an issuer he or she is analyzing because no fiduciary relationship exists between the employee and the issuer. Such a relationship could also arise where the employee is told that the information is confidential and should not be used for investment purposes until publicly disclosed.

2.	What is Material Information?

Trading while in possession of information received as an insider or from an insider is not prohibited unless the information is material. Information generally will be deemed “material” when either there is a substantial likelihood that a reasonable investor would consider it important in making the investment decision, or it is reasonably certain to have a substantial effect on the price of a security. Material Information about JNC might include financial information, such as earnings and dividends; information about the success or expected success of existing or prospective packaged products, or about general changes in the firm’s packaged product marketing strategy; plans for securities offerings, stock splits or stock dividends; budget forecasts; adverse developments, or potential adverse developments, with respect to packaged products, including significant changes in Nuveen’s relationships with firms that sell our packaged products; lawsuits, arbitration filings or other significant claims against Nuveen or the Nuveen Funds, regulatory developments, or developments affecting any security held by one or more of the Nuveen Funds or Nuveen UITs (particularly where such Nuveen holdings might be expected to generate publicity); changes in management personnel or control and potential mergers, acquisitions or joint ventures.

Information that might be considered material with respect to municipal securities includes, but is not limited to: information bearing on the timely payment of interest or principal, such as significant changes in operating revenue or in reserves, noncompliance with covenants, and, where the obligation is based on the credit of a corporate or other business entity such as a hospital or utility, information about the operations of such entity, such as changes in earnings or earnings estimates, significant expansion or curtailment of operations, significant merger or acquisition proposals or agreements, extraordinary management developments, purchase or sale of substantial assets, etc. Material information might also include information relating to the issuance of a call notice or request for tenders, proposals for refunding or pre-refunding and concerns about tax status. Material information regarding publicly traded companies advised by Nuveen would include the same sort of information previously disclosed regarding JNC.

Material information about the Nuveen Funds might include information about impending changes in dividends, capital gain distributions, or information about a material portion of the Fund’s portfolio securities.

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Material information does not have to relate to financial matters pertaining to Nuveen, a municipality, an investment company or another issuer. For example, in Carpenter v. U.S., the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

3.	What is Nonpublic Information?

Even if information is material, it must also be nonpublic before liability will arise for trading. Information is “nonpublic” until it has been effectively communicated to the marketplace. A person claiming that information is public must be able to point to some fact to show that the information has been made publicly available. For example, information found in a prospectus or report filed with the SEC or in an official statement or preliminary official statement that has been distributed, or appearing in Dow Jones, The Bond Buyer, The Wall Street Journal or other publications of general circulation, would be considered public.

(a) Information about JNC

Many directors, officers and other employees of Nuveen will frequently possess information about Nuveen that is arguably material and is not generally known to the public. Any information of the types enumerated at section 2 above would ordinarily constitute “insider” information unless and until such information is disseminated in a manner designed to make the information accessible to the investing public at large. Distribution of this information through SEC filings, or through normal business news channels such as wire services, is usually sufficient to render the information “public” for this purpose. Material information should not be considered “public” until a sufficient amount of time has elapsed for the market to properly absorb the information, a process that can take several days if the matter disclosed is complex or the information is not widely distributed. Generally, information can be regarded as “public” two days after it has become widely disseminated.

(b) Information about municipal issues.

The municipal securities business is unusual in that information that may be material to a municipal issue may not be deemed of sufficient general investor interest to warrant publication by the traditional financial press. Publication in The Bond Buyer or on Munifacts reasonably clearly makes information “public”, at least as among municipal market participants.

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Employees in the Research/Surveillance area, employed by one of the advisers, or otherwise employed by Nuveen may obtain “nonpublic” information about municipal issuers in the course of their duties. Under current law, mere possession of nonpublic information will not of itself transform subsequent transactions into prohibited “insider trading.” It is only if the other required elements of an insider trading violation (such as the presence of a fiduciary relationship or misappropriation of information, discussed immediately below) are present that a violation exists. Because this analysis may be a difficult one, however, the procedures adopted below require Legal Department involvement before a Nuveen employee who comes into possession of what he or she thinks may be material nonpublic information can communicate that information to others or trade on the basis of the information.

4.	(a) Basis for Liability — violation of an insider’s duty to keep information confidential.

In 1980, the Supreme Court found that a person in possession of material nonpublic information is prohibited from trading on such information only if he owes a fiduciary duty of disclosure to someone in the marketplace. That is, mere possession of material nonpublic information does not give rise to a duty to either disclose the information or abstain from trading; only where a fiduciary relationship exists between parties to the transaction does the need to disclose or abstain arise. Chiarella v. U.S.

In Dirks v. SEC (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders:

“temporary insiders”—non-insiders can become “temporary insiders” by entering into a relationship with the issuer through which they gain access to confidential information (e.g., financial advisers, attorneys, accountants); or

“tippees”—non-insiders can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company’s shareholders. In the “tippee” situation, however, a breach of duty occurs only if the insider (the “tipper”) personally benefits, directly or indirectly, from the disclosures. The benefit does not have to be a direct payment for information; it can be a gift, a reputational benefit that may be expected to translate into future earnings, or any relationship that suggests a quid pro quo.

Every Nuveen employee stands in a fiduciary relationship with respect to Nuveen and the Nuveen Funds and therefore has a duty to keep insider information about Nuveen or the Funds confidential. There may be other situations where a Nuveen employee’s job may place him or her in a fiduciary relationship with another party, and it is possible that a Nuveen employee could be a “tippee” of an insider breaching his or her duty. In each such case, the fact that use of such information would breach a fiduciary duty would require the employee and in most cases Nuveen and the Nuveen Funds to abstain from trading in the securities affected by nonpublic information the employee may possess.

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(b) Basis for liability — misappropriation of material nonpublic information

Another basis for insider trading liability is “misappropriation” — trading on material nonpublic information that was stolen or misappropriated from any other person. For example, in U.S. v. Carpenter, the Supreme Court found that a columnist violated insider trading laws when he stole information from The Wall Street Journal — the contents of soon-to-be published “Heard on the Street” columns — and used it for trading in the securities markets.

It is possible that a Nuveen employee could be in a position precisely analogous to that presented in the U.S. v. Carpenter case. A Nuveen employee could not, for example, trade in municipal securities that were to be the subject of a forthcoming Nuveen research report if it were reasonably likely that the information or analysis contained in that report would have a substantial effect on the price of the security. Similarly, if an employee were to come into possession of material nonpublic information in the course of his or her duties at Nuveen, he or she could not trade on the basis of that information for his or her own account — even though the information had not been received from an insider in breach of the insider’s duty to keep the information confidential — because the Nuveen employee’s use of the information for his own benefit or the benefit of “tippees” would constitute a misappropriation of information belonging to Nuveen.

5.	Penalties for Insider Trading

Penalties for trading on or communicating insider information are severe, both for individuals involved in such unlawful conduct and for their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: (a) civil injunctions, (b) treble (triple) damages, (c) disgorgement of profits, (d) jail sentences, (e) fines of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and (f) fines for the employer or other controlling person (see Section 6 below) of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by Nuveen, including dismissal.

6.	Liability of Nuveen as a Controlling Person

Nuveen can also be liable for civil penalties for insider trading as a “controlling person.” A controlling person is deemed under the law to be liable for insider trading violations of “controlled persons” (e.g., Nuveen employees) if the controlling person knew or recklessly disregarded the fact that a controlled person was likely to engage in insider trading and

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failed to take action to prevent the violation. The term controlling person includes JNC, Nuveen, the Nuveen Funds, any person with the power to influence or control the direction or management, policies or activities of another person, and arguably includes the directors and officers of Nuveen and the Nuveen Funds.

SECTION IV. PROCEDURES TO IMPLEMENT INSIDER TRADING POLICY

The following procedures have been established to aid Nuveen and its employees in avoiding insider trading, and to aid Nuveen in preventing, detecting and imposing sanctions against insider trading. Every Nuveen employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

A.	Procedures for Review/Approval of Employee Personal Securities Transactions. Nuveen’s procedures regarding the pre-clearance and/or reporting of transactions by employees, their families and controlled entities in securities, including JNC securities, municipal securities and securities of Nuveen Funds, are set forth in Section XII of the Nuveen Supervisory and Compliance Procedures Manual, a copy of which is attached hereto. These procedures were designed in part to prevent or detect trading by Nuveen employees on material inside information. In addition, certain Nuveen employees who are “advisory representatives” or “access persons” are required to file reports of securities transactions pursuant to rules under the Investment Advisers Act of 1940 or the Code of Ethics adopted pursuant to rules under the Investment Company Act of 1940 (the “Code of Ethics”). Such procedures and reporting requirements are hereby incorporated into and made a part of these insider trading policies and procedures.

B.	Identifying material nonpublic information; restrictions on trading and communication pending review.

i. Shares of JNC and Nuveen Funds

Whenever a person is in possession of material, non-public information concerning Nuveen or the Nuveen Funds (regardless of how that information was obtained), that person

(a) must refrain from buying or selling JNC or Nuveen Fund shares until after publication of such information and the passage of a reasonable time thereafter; and

(b) must not permit any member of his or her immediate family or anyone acting on his or her behalf, or anyone to whom he or she has disclosed the information, to purchase or sell such securities.

Section XII(A) of the Nuveen Compliance and Procedures Manual provides that no purchases or sales of JNC shares may be made by any employee, his or her immediate family, or other controlled account, without the prior approval of the transaction by one of

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the attorneys in the Law Department. A similar pre-clearance requirement applies to certain employees in connection with purchases and sales of Exchange Traded Fund shares, as described in the Code of Ethics. This pre-clearance requirement has been adopted because, even where a particular employee may not possess any material non-public information, a purchase or sale of JNC shares while material and as yet undisclosed information existed could create an appearance of violation of the securities laws or prompt embarrassing publicity or inquiries from enforcement agencies. Section XII(A) also requires that all employees arrange to have a duplicate of all stock confirmations and broker statements sent to Nuveen to permit the monitoring of employees’ securities transactions. Notwithstanding the foregoing prohibitions, transactions in JNC shares pursuant to trading plans established by Section 16 officers which have been approved by the Legal Department and that comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and which are entered into or amended only during quarterly window periods, shall not be deemed in violation of the prohibitions set forth herein and elsewhere in these Policies and Procedures.

In addition to these pre-clearance and reporting obligations, Nuveen has adopted the following policies governing the purchase or sale of JNC and Nuveen Fund shares by employees or such related parties:

1.	Do not trade in JNC stock in market transactions during the period beginning on the first business day of each month when JNC releases annual or quarterly earnings and ending two full business days following such release of earnings. JNC intends to follow a schedule of releasing earnings in the second or third week of the month following the end of the prior calendar quarter. You may not purchase or sell JNC stock in market transactions for the period beginning on the first business day of each month when JNC releases earnings and continuing for two full business days following such release of earnings. An announcement will be sent out at the end of each calendar quarter specifying the dates for the next blackout period. Check with the Accounting or Legal department if you have any questions about the schedule for a future release. This prohibition does not apply to non public transactions involving JNC stock where, for example, an executive exercises JNC options by tendering (constructively or otherwise) previously owned JNC shares in payment of the options exercise price and related tax withholding. The foregoing prohibition also does not apply to transactions by Section 16 officers pursuant to trading plans (“Trading Plans”) that comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that such Trading Plans have been approved by the Legal Department and the Section 16 officer enters into or amends such a Trading Plan only during the a quarterly window period.

2.	JNC directors and certain key officers are permitted to engage in market transactions in JNC stock only during the “window periods” after the release of quarterly earnings. Window periods generally begin on the third business day after release of JNC’s quarterly financial information and remain open for twenty business days. The key officers subject to this requirement are the officers which have been designated by JNC as subject to Section 16 of the Securities and Exchange Act.

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This prohibition does not apply to non public transactions involving JNC stock where, for example, an executive exercises JNC options by tendering (constructively or otherwise) previously owned JNC shares in payment of the options exercise price and related tax withholding. The foregoing prohibition also does not apply to transactions by Section 16 officers pursuant to trading plans (“Trading Plans”) that comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, provided that such Trading Plans have been approved by the Legal Department and that the Section 16 officer enters into or amends such a Trading Plan only during a quarterly window period.

3.	Do not engage in short-term trading activity in JNC or Fund shares. Jumping in and out of the market may create the appearance of insider trading.

4.	Do not engage in any transactions where you profit if the value of JNC or Fund shares fall. An example of such a transaction is a short sale.

5.	Do not engage in any transaction in options (other than JNC issued options) related to the JNC’s stock.

6.	Do not in any way encourage others to engage in transactions in which you cannot engage.

7.	Do not discuss significant or confidential matters regarding Nuveen or Fund business or finances with non-Nuveen employees, and do not discuss such matters with Nuveen employees who are not involved in such matters and who otherwise do not have a work-related “need to know” about such matters.

8.	Do not discuss significant or confidential work matters in public places such as commercial airlines, elevators or restaurants.

ii.	Securities other than JNC and Nuveen Fund Shares

Before trading for yourself or others, including Nuveen and the Nuveen Funds, in the securities of a municipality, or any other issuer or public company about which you may have potential inside information, and before communicating such information to others, ask yourself the following questions:

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•

Is the information material? Is this information that an investor would consider important in making his or her investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?

•

Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Dow Jones News Service, Reuters New Service, The Wall Street Journal, The Bond Buyer or other publications of general circulation?

If, after consideration of the above, you believe that the information may be both material and nonpublic, or if you have questions as to whether the information is both material and nonpublic, you must take the following steps:

Information received as an “insider” or “temporary insider.” If the information has been received pursuant to an established business relationship with an issuer or an insider of an issuer, then Nuveen and its employees are “insiders” or “temporary insiders”; accordingly, such information may be communicated to no one other than Nuveen employees who have a need to know such information in connection with the performance of their duties pursuant to such relationship, to the supervisors of such employees, to members of the Executive Committee and to attorneys in the Legal Department.

Employees who are in receipt of the information may effect no trading in securities affected by the information, whether for Nuveen, the Nuveen Funds, the employee, or others.

Information otherwise received. If the information is received other than pursuant to such an established business relationship, report the matter immediately to your supervisor. Your supervisor will discuss the matter with Legal Department personnel. Pending legal review, the information may not be communicated inside or outside Nuveen, other than to your designated supervisor, members of the Executive Committee, or the attorneys in the Legal Department, and you may not purchase or sell the securities on behalf of yourself or others, including Nuveen and the Nuveen Funds.

After your supervisor and Legal Department personnel have reviewed the issue, you will be instructed either to continue the prohibition against trading and restrictions on communication, or you will be allowed to trade and/or communicate the information. In its review, the Legal Department will determine whether trading while in possession of such information or communication of such information would constitute a misuse of the information in violation of applicable law. In making such determination, the Legal Department will consider whether the information is material, whether it is nonpublic, and whether it has been obtained in a capacity as an insider or temporary insider, as a tippee from an insider or temporary insider in breach of the duty of such an insider or temporary insider, or whether it has been misappropriated.

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Nuveen employees have no obligation to Nuveen or the Nuveen Funds to recommend or effect securities transactions on the basis of insider information in their possession, and indeed would expose themselves and Nuveen and the Nuveen Funds to very serious consequences by taking such action. Nuveen employees must always act in accordance with the highest principles and in accordance with the law. Violation of these high standards will not be tolerated, whether such violations are for the personal benefit of the employee or for the benefit of Nuveen or the Nuveen Funds.

C.	Restricting Access to Material Nonpublic Information.

General Rule Prohibiting Communication of Inside Information

Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within Nuveen, except as provided above. Personnel should avoid discussions of such information with anyone who does not have a legitimate business need to know such information. In addition, care should be taken so that such information is secure. For example, access to files, including computer files, containing material nonpublic information should be restricted.

SECTION VI. APPLICATION OF INSIDER TRADING POLICY AND PROCEDURES.

Application of Nuveen’s policy and procedures to actual fact situations will in each case require some exercise of judgment. Generalizations are difficult to make, so each situation must be analyzed separately. However, following are a few examples to assist you in understanding how these policies and procedures are intended to operate:

•

An employee becomes aware of any of the following: (a) that a Nuveen exchange-traded fund offering is being warmly received by the broker-dealer community and is selling briskly; (b) that Nuveen is about to enter into a joint venture with a firm to sell Nuveen packaged products or will be making an acquisition of an equity investment in another firm; (c) any other fact, including but not limited to those enumerated in Section II(2) above, that might reasonably be expected to affect the market price of JNC stock. That person is an insider with respect to this information, which appears to constitute material nonpublic information. Consequently, neither that person nor any member of the person’s immediate family or other controlled account, should purchase or sell JNC stock until this information has been communicated to the public. Also, that person should refrain from discussing such matter with non-Nuveen employees or with Nuveen employees who do not “need to know” about such matters, all as described in Section III(B)(1) above.

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•

In the course of evaluating an issue of hospital bonds held in the Nuveen UITs, a person in the Surveillance area (a) discovers in publicly available financial statements that the hospital has recently suffered some significant adverse financial developments, and (b) learns from a phone call to a hospital employee with whom he has not previously spoken that its chief operating officer and chief financial officer have recently resigned. Because this information appears likely to substantially affect the market price of the bonds, it is material information. However, the financial statements are publicly available (and hence not nonpublic). The information about the CEO and CFO was obtained in a manner that any other investor might have similarly utilized, without any mention of its confidentiality so that the information arguably is not nonpublic in nature. Moreover, in both cases the researcher was not acting in a fiduciary capacity when he obtained the information and the hospital employee was in all likelihood not breaching a duty of confidentiality, and certainly not imparting this information for his or her own gain. Therefore, it appears that the information is not “insider” information, and the researcher can freely communicate this information to others and Nuveen Funds could choose to trade the securities. However, because the law regarding insider trading is evolving, and because the application of this law to the activities of research analysts can involve certain “gray areas”, as noted previously questions of this nature should always be referred to the Legal Department before any trades are made.

•

An employee in the Accounting (or Marketing or Legal, etc.) Department learns (or deduces from internal information) that one of the Nuveen closed-end funds will soon need to reduce its dividend by a slight but significant amount. This information is nonpublic, and because this reduction may well affect the market price of the Fund’s shares, it is material. The employee cannot communicate this information to others (except as necessary in the performance of his duties) and neither he nor related parties may trade in the securities of the Fund.

Resolving Issues Concerning Insider Trading. If, after consideration of the items set forth herein, doubt remains as to whether information is material or nonpublic, or whether such information was received as an insider or non-insider, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, the matter must be discussed with the Legal Department before any trading may take place and before communicating the information to anyone other than in accordance with these procedures.

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NUVEEN INVESTMENTS, INC.

Political Contributions Policies and Procedures

Effective Date: July 28, 2011

I.	Introduction

Nuveen Investments, Inc. (“Nuveen”) has adopted these policies and procedures (the “Policy”) as part of its long standing commitment to prevent so-called “pay-to-play” practices, including practices under which direct or indirect payments by investment advisers and certain of their executives, employees or consultants to state and local government officials are perceived to improperly influence the award of government investment business. References to Nuveen in the Policy shall also apply to its affiliated entities listed on Appendix A.

The Policy addresses the requirement of Rule 206(4)-5 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), regarding political activity by investment advisers who do business with government entities. The Policy also addresses the related recordkeeping rules in Rule 204-2 under the Advisers Act. Rule 206(4)-5 prohibits an investment adviser registered with the Securities and Exchange Commission (the “SEC”) from:

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providing advisory services for compensation to a state or local government entity for two years after the investment adviser or a Covered Associate (as defined below) make a contribution to certain elected officials or candidates of that government entity;

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soliciting from others, or coordinating, contributions to certain elected officials or candidates or payments to political parties where the investment adviser is providing or seeking government business; and

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providing direct or indirect payments to any third party that solicits government entities for advisory business unless the third party is a registered broker-dealer or investment adviser itself subject to “pay-to-play” restrictions (this prohibition is addressed in Nuveen’s Soliciting and Doing Business with Government Clients Policy).

The Policy is not intended to prevent individual employees or consultants from exercising their right as citizens to participate in the political process. Rather, the Policy is intended to: (i) facilitate the exercise of that right within the framework of the requirements of both the applicable law and the applicable provisions of contracts with clients and investors; (ii) avoid the appearance of impropriety by Nuveen or any Nuveen employee or consultant covered by the Policy in the exercise of this right; and (iii) assist Nuveen in becoming aware of and complying with the requirements that may be imposed upon it as a result of political contributions made by its employees and consultants covered by the Policy.

II.	Definitions

A.	Contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

1.	The purpose of influencing any election for state or local office or, in the case of someone holding a state or local office, for the purpose of influencing the election of such person to a federal office;

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2.	The payment of debt incurred in connection with any such election; or

3.	Transition or inaugural expenses incurred by the successful candidate for state or local office.

Contributions include not only monetary contributions, but also in-kind contributions such as payment for services or use of facilities, personnel or other resources to benefit any state or local candidate campaign, federal campaign if the candidate is holding a state or local office, political party committee, or other political committee or political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code (such as the Republican or Democratic Governors Association), or the inaugural committee or transition team of a successful candidate.

Volunteer services that do not include in-kind Contributions which are provided to a campaign by employees or Covered Consultants on their own personal time are not treated as Contributions.

B.	Covered Consultant means, with respect to any entity listed on Appendix A, a consultant who either (i) serves in a policy making function, or (ii) is a former executive officer of any Nuveen entity.

C.	Covered Associate means, with respect to any entity listed on Appendix A, any of the following who is a natural person:

1.	Any managing member or general partner;

2.	Any president;

3.	Any vice president or above in charge of a principal business unit, division or function;

4.	Any other officer or other individual (including a Covered Consultant) who performs a policy making function or person who has a similar status or function to those individuals covered by 1-3 above;

5.	Any employee or Covered Consultant who solicits a Government Entity and any person who supervises, directly or indirectly, such employee or Covered Consultant; and

6.	Any political action committee controlled by Nuveen or by any person described in 1-5 above.

Compliance will maintain a list of Nuveen’s Covered Associates.

D.	Reporting Employee means any employee of Nuveen who is not a Covered Associate. Any reference herein to employees of Nuveen includes both Covered Associates and Reporting Employees.

E.	Government Entity means any state or local government; any agency, authority or instrumentality of a state or local government; any pool of assets sponsored by a state or local government (such as a defined benefit pension plan, separate account or general fund); and any participant-directed plan of a state or local government (such as 529, 403(b), or 457 plans).

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F.	Investment Advisory Services include:

1.	Providing investment advisory services directly to a Government Entity.

2.	Being an adviser or sub-adviser to the following types of entities:

a.	An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), that is an investment option of a participant-directed plan or program of a Government Entity (such as a 529, 403(b), or 457 plan); or

b.	An investment fund/pool in which a Government Entity invests that is not registered under the 1940 Act.

G.	Official means any person (including any election committee for the person) who is, at the time of a contribution, an incumbent, candidate or successful candidate for elective office of a Government Entity.

H.	Payment means any gift, subscription, loan, advance, or deposit of money or anything of value.

I.	Solicit means:

1.	With respect to Investment Advisory Services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a Government Client for, or referring a Government Client to, an investment adviser; and

2.	With respect to a Contribution or Payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a Contribution or Payment.

J.	Coordinate means, with respect to Contributions, bundling, pooling, or otherwise facilitating the Contributions made by other persons.

III.	Policies

A.	Nuveen, its employees and its Covered Consultants may not make, direct or Solicit any other person to make, any political contribution or provide anything else of value for the purpose of improperly influencing or inducing the obtaining, retaining or referral of investment advisory services business for Nuveen from a Government Entity.

B.	Nuveen may not make any Contribution to an Official of a Government Entity.

C.	Nuveen’s employees and Covered Consultants may not make a Contribution greater than $150 to any one Official of a Government Entity per election. A primary election and a general election for the same office are considered different elections. Nonetheless, if someone makes a Contribution to an Official’s primary campaign, that person cannot make a separate Contribution – when combined with the other Contribution exceeds $150 – to such Official’s general campaign until after the Official wins the primary election.

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1.	Any Contribution by a Nuveen employee or Covered Consultant must comply with all applicable state and local laws and rules regarding Contributions. For example, certain jurisdictions may limit Contributions to an amount less than $150, or even have an outright ban on certain Contributions.

2.	The spouses and dependent children who wish to make a Contribution, or to Coordinate or Solicit a Contribution, to an Official in one of the jurisdictions listed on Appendix B must comply with that jurisdiction’s laws and rules regarding Contributions.

D.	Nuveen, its employees and its Covered Consultants may not Coordinate or Solicit any person or political action committee to make any:

1.	Contribution to an official of a Government Entity to which Nuveen is providing or seeking to provide advisory services, or

2.	Payment to a political party of a state or locality where Nuveen is providing or seeking to provide investment advisory services to a Government Entity.

E.	Nuveen, its employees and its Covered Consultants are prohibited from establishing, controlling or being involved with a political action committee that makes Contributions to an Official, or any other entity that makes Contributions to an Official.

F.	Nuveen, its employees and its Covered Consultants may not do anything indirectly which, if done directly, would result in a violation of this Policy. For example, an employee may not encourage others to contribute to an Official or funnel payments to an Official through third parties, such as a family member or any entity.

1.	Any donations made from an account of which a Nuveen employee or Covered Consultant is a joint holder will be deemed to be made by anyone whose name appears on the check. An employee or Covered Consultant will not be deemed to have made a Contribution drawn from a joint account if he/she (i) does not sign the check, and (ii) blacks out or otherwise removes any mention of his/her name on the check.

IV.	Procedures

A.	Pre-Approval of Contributions and Other Political Activities

1.	Nuveen, its employees and its Covered Consultants must obtain approval from Compliance prior to (i) making a Contribution (including an in-kind Contribution) of any value to an Official, or (ii) participating in any activity for an Official that might be considered Soliciting or Coordinating Contributions.

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a.	Pre-approval must be obtained by submitting a pre-clearance request through PTA Connect.

i.	Compliance will evaluate each request solely for the purpose of determining whether the request is permissible based on the requirements of this Policy and applicable law. Certain jurisdictions may impose more restrictive limits than those in this Policy.

b.	Coordinating or Soliciting Contributions may include, for example, merely having one’s name appear in a fundraising letter or being in anyway involved in a meeting or conference for an Official.

c.	Pre-approval is not required for Contributions to or activities for candidates for federal office who are not state or local Officials at the time of the Contribution.

d.	If an employee or Covered Consultant would like to be in anyway involved with a federal-only political action committee, such individual must provide (as part of the pre-approval process) to Compliance a certification or similar documentation from the political action committee stating that it will not make any Contribution to any Official.

2.	The spouses and dependent children of Nuveen’s employees and Covered Consultants must obtain approval from Compliance prior to (i) making a Contribution (including an in-kind Contribution) of any value to an Official in any of the jurisdictions listed on Appendix B, or (ii) participating in any activity for an Official in a jurisdiction listed on Appendix B that might be considered Soliciting or Coordinating Contributions.

3.	No employee or Covered Consultant may undertake any political activity (i) using Nuveen’s name, (ii) during working hours, (iii) on Nuveen’s premises and/or (iv) with the use of any Nuveen equipment, property, funds or personnel.

4.	Any approval or denial of a Contribution request shall be within the sole discretion of Nuveen’s Director of Compliance or his or her designee; provided, however, that the Director of Compliance shall not take into account her personal political views in making any determination.

B.	Quarterly Political Contributions Certification Form

1.	At the end of each calendar quarter, each Nuveen employee and Covered Consultant must complete a “Political Contributions Certification Form” via PTA Connect in order to certify the capture of information regarding any Contribution to an Official made during that quarter.

C.	Identifying Covered Associates

1.	Compliance maintains a list of all of Nuveen’s Covered Associates and notifies each Covered Associate of his or her status as such.

D.	Pre-Approval of an Individual Becoming a Covered Associate

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1.	Compliance must review for conflicts anyone becoming a Covered Associate (e.g., by being hired or promoted to certain positions or by Soliciting a Government Entity).

a.	Prior to approving anyone to become a Covered Associate, Compliance will consider, among other things, the look-back provisions in Rule 206(4)-5. The look-back provisions do not apply to any contribution made prior to March 14, 2011.

i.	There is a two-year look-back period for Covered Associates who Solicit clients on behalf of Nuveen.

ii.	There is a six-month look-back period for Covered Associates who do not Solicit clients on behalf of Nuveen.

2.	Human Resources will require each prospective employee and Covered Consultants to complete a “Political Contributions Disclosure Form”.

a.	Prior to extending any offer of employment, Human Resources must obtain results of the review from Compliance for the candidate based on his/her answers to such Form.

E.	Training

1.	All employees and Covered Consultants will periodically receive training on this Policy.

F.	Recordkeeping

1.	Compliance will keep the necessary records based on the information gathered under this Policy in compliance with Rule 204-2 and other applicable law. These records include:

a.	The name, title and business and residence addresses of each Covered Associate.

b.	All direct or indirect Contributions made by Nuveen or any Covered Associates to an Official, or direct or indirect Payments to a political party of a state or political subdivision thereof, or to a political action committee.

i.	The records relating to Contributions and Payments must be listed in chronological order and indicate:

•	The name and title of each contributor;

•	The name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment;

•	The amount and date of each contribution or payment; and

•	Whether any such contribution was the subject of the exception for certain returned contributions pursuant to Rule 206(4)-5(b)(3).

2.	In order to protect the privacy of employees and Covered Consultants, all records obtained pursuant to this Policy shall be treated as confidential and may only be reviewed by person(s) with a “need to know” or for purposes of making necessary disclosures to regulators, if required.

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G.	Addressing Violations

1.	Any individual who violates this Policy is subject to sanctions under Nuveen’s Sanction Guidelines.

2.	Upon discovering a violation of Rule 206(4)-5, Compliance will consider, among other things, whether the exception under Rule 206(4)-5(b)(3) is applicable, or whether applying for an exemption under Rule 206(4)-5(e) is appropriate.

V.	Policy Owner

Compliance

VI.	Responsible Parties

Compliance

Legal

Human Resources

Sales – Executives

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Appendix A

As of July 28, 2011, the affiliated entities are:

Nuveen Asset Management, LLC

Nuveen Commodities Asset Management, LLC

Nuveen Fund Advisors, Inc.

Nuveen HydePark Group, LLC

Nuveen Investment Solutions, Inc.

Nuveen Investments, LLC

Nuveen Investments Advisers Inc.

Nuveen Investments Canada Co.

NWQ Investment Management Company, LLC

Tradewinds Global Investors, LLC

Santa Barbara Asset Management, LLC

Symphony Asset Management LLC

Winslow Capital Management, Inc.

This list shall include any registered investment adviser that becomes a direct or indirect subsidiary of Nuveen Investments after July 28, 2011.

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Appendix B

Jurisdictions for which pre-approval must be obtained from Compliance by spouses and dependent children of Nuveen’s employees and Covered Consultants prior to them making Contributions or participating in any activity that might be considered Soliciting or Coordinating Contributions:

•	Connecticut

•	Denver, Colorado

•	Illinois

•	Kentucky

•	Los Angeles County Metropolitan Transportation Authority

•	New Jersey

•	New Mexico

•	Pennsylvania

•	Rhode Island

•	San Antonio, Texas

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December 31, 2010

POLICY AND PROCEDURES

REGARDING AFFILIATION AND DISAGGREGATION

NUVEEN INVESTMENTS, INC.

NUVEEN ASSET MANAGEMENT, LLC

NUVEEN FUND ADVISORS, INC.

NUVEEN INVESTMENTS ADVISERS, INC.

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

TRADEWINDS GLOBAL INVESTORS, LLC

SYMPHONY ASSET MANAGEMENT LLC

SANTA BARBARA ASSET MANAGEMENT, LLC

NUVEEN HYDEPARK GROUP, LLC1

NUVEEN INVESTMENT SOLUTIONS, INC.

WINSLOW CAPITAL MANAGEMENT, INC.

Background

Nuveen Investments, Inc. (“Nuveen”) is the holding company parent of several investment advisers (collectively, “Nuveen Advisers”), all of which are registered under the Investment Advisers Act of 1940. The Nuveen Advisers include Nuveen Asset Management, LLC2, Nuveen Funds Advisors, Inc. (“NFA”), Nuveen Investments Advisers, Inc., Nuveen Investments Institutional Services Group LLC, NWQ Investment Management Company, LLC, Tradewinds Global Investors, LLC, Symphony Asset Management LLC, Santa Barbara Asset Management, LLC, Nuveen HydePark Group, LLC (“NHP”), Nuveen Investment Solutions, Inc. (“NIS”) and Winslow Capital Management, Inc. Nuveen is also the parent of a registered broker-dealer, Nuveen Investments, LLC (“Nuveen BD”). Nuveen, Nuveen Advisers and Nuveen BD are referred to herein collectively as “Nuveen Affiliates”.

I. Investment and Proxy-Voting Decision Making

A. Discussion

1. Managed Accounts

[1]

NHP and NIS are each separate registered investment advisers with different strategies and business lines but generally sharing the same office space, staff, operations, technology and other services. As such, the information barriers contained herein shall not apply as between NHP and NIS, and such firms will continue to report on an aggregated basis until such time as they are able to comply with the general principles contained herein.

[2]

Nuveen Asset Management, LLC is comprised of the portfolio management businesses of Nuveen Asset Management and FAF Advisors, Inc. (excluding cash management) which was acquired from U.S. Bank on December 15, 2010, in exchange for a 9.5% indirect position in Nuveen Investments and a cash consideration. Pursuant to a post-acquisition transition services agreement, U.S. Bank personnel perform certain administrative support services with respect to the former FAF Advisors, Inc. teams now part of Nuveen Asset Management, LLC. This agreement includes confidentiality and other provisions restricting the use of information obtained by such personnel.

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Each Nuveen Adviser maintains an autonomous investment and proxy-voting decision making process and acts independently from other Nuveen Affiliates. Each Nuveen Adviser generally exercises (or delegates) its power to dispose or to direct the disposition of securities and the power to vote or direct the voting of securities without regard to the other Nuveen Affiliates. Each Nuveen Adviser operates as a separate entity and has its own separate business purposes.

Nuveen Investments Advisers Inc. (“NIA”), when serving as overlay portfolio manager, may be contractually responsible for overseeing and coordinating the investment advice of subadvisers (including Nuveen Advisers) in multiple-strategy accounts (“MSAs”) to ensure that the Accounts are managed in accordance with client or program sponsor-imposed guidelines and restrictions. In addition, NIA may be contractually responsible for monitoring the concentration of securities within an account and the potential tax impact of certain transactions, such as wash sales, that might occur when a subadviser implements its investment recommendations. NIA may confer with subadvisers in order to fulfill these duties. For certain subadvisers and programs, NIA may execute securities transactions based on the investment directions of subadvisers. Subject to discharge of its overlay portfolio management duties, NIA relies on subadvisers for the exercise of investment discretion and voting power.

A Nuveen Adviser may participate in certain investment mandates or activities that include a delegation of discretionary investment advisory services to another Nuveen Adviser. There may be some level of communication and coordination on broad allocations to countries, sectors and industries between the Nuveen Advisers, but each Nuveen Adviser will exercise its own investment discretion and voting power independently with respect to the assets under its management and generally will not share its specific, non-public portfolio positions or investment intent and non-public voting intent regarding specific securities with portfolio managers of any of the other Nuveen Advisers.3

Although each Nuveen Adviser maintains an autonomous investment and proxy-voting decision making process and acts independently from other Nuveen Affiliates, there may be certain investment strategies which, by their specific design, require one Nuveen Affiliate to take into account the current investment information of another Nuveen Adviser (“Designated Strategy”). For example, in certain “optimization” or “completion” strategies, one Nuveen Adviser provides investment decision making for a portfolio that is based in part on the investment holdings of another Nuveen Affiliate. The Nuveen Adviser providing the investment decision making generally reviews on a weekly/monthly basis the holdings of an account (as determined by another Nuveen Adviser in an exercise of its sole investment discretion) and then seeks to develop a

[3]

As discussed further below, research may be shared; trading personnel of one Nuveen Adviser may implement trades based on the directions of a Nuveen Adviser; and risk management, and legal and compliance and other support personnel may monitor account transactions and establish appropriate policies that seek to minimize redundant holdings in a single account.

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portfolio that is “optimal” or “complete” (in terms of the portfolio’s holdings, weightings and characteristics). In developing the optimal or complete portfolio, the Nuveen Adviser exercises sole independent investment decision making and in no way coordinates its investment activities with other Nuveen Affiliates or seeks to influence them. There may also be Designated Strategies in which a Nuveen Adviser enters into an arrangement with a third-party adviser to receive recommendations from the adviser in connection with the Nuveen Adviser’s management of the account or fund.

NIS provides discretionary allocation services to clients by allocating account assets among Nuveen Advisers and unaffiliated advisers and by purchasing funds (which may include closed-end fund and ETF securities) for those accounts. Securities of mutual funds and private funds are not subject to reporting under Section 13(d) or 13(f) of the Exchange Act. ETF securities are reportable under 13(f)(but not 13(d) per no-action positions taken by SEC staff). Closed-end fund securities are reportable under both 13(d) and, if listed, 13(f). NIS has discretion to select the funds for the client accounts. NIS also has oversight responsibility for the advisers it selects to manage a portion of the account assets and will generally have access to portfolio information. Certain of the advisers may be Nuveen Affiliated Advisers and their portfolios may include closed-end fund and ETF securities.

2. Nuveen Funds

Nuveen Funds Advisors, Inc. serves as investment adviser for an investment company complex known as “Nuveen Funds.” For certain asset classes, it delegates discretionary investment advisory services to various affiliated or unaffiliated subadvisers, who exercise investment, proxy voting and brokerage discretion with respect to the assets allocated to them. In those instances, NFA is responsible for the oversight of the operations of each Nuveen Fund. In that role, NFA’s oversight for the investment decision-making and investment operations of each Fund consists primarily of the establishment of investment guidelines and benchmarks for each subadviser; evaluation of each subadviser’s investment performance, risk controls, investment processes and personnel; reporting on performance and other matters to the Fund Board; and helping to develop modifications to investment mandates or processes where appropriate.

As with managed accounts, there may be certain funds that employ Designated Strategies.

B. Policies

Under ordinary circumstances, the portfolio managers of each Nuveen Adviser (a) have exclusive authority to make voting and investment decisions with respect to securities held by client accounts; (b) make all voting and investment decisions independently and without the participation of officers, directors, or employees of other Nuveen Affiliates; and (c) do not attempt to influence the voting or investment decisions to be made with respect to securities held by other Nuveen Advisers.

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To facilitate compliance with these policies, each Nuveen Adviser will maintain the following informational barriers (except (i) with respect to securities that are not subject to the Section 13(d) or (f) reporting obligations or similar reporting obligations in nonU.S. jurisdictions, e.g., certain fixed income securities; (ii) as between NHP and NIS; (iii) subject to the restrictions described below, where one Nuveen Adviser serves as a subadviser to a client advised by another Nuveen Adviser or where NIS selects a Nuveen Adviser to manage account assets; and (iv) in the context of a Designated Strategy):

•	Individuals responsible for making voting or investment decisions (“Investment Personnel”) will not provide investment-related services to other Nuveen Advisers;

•	Investment Personnel from one Nuveen Adviser cannot serve as a member of an investment committee (that exercises discretionary authority) established by another Nuveen Adviser;

•	Each Nuveen Adviser will maintain separate office space from other Nuveen Advisers[4]

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Investment Personnel from one Nuveen Adviser may not use their access to the information or data stored on the Adviser’s computer networks and systems to obtain investment or proxy voting information of another Nuveen Affiliate that is not otherwise in the public domain;

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Investment Personnel, Management Personnel and Support Personnel from one Nuveen Adviser may not disclose to another Nuveen Adviser, or otherwise coordinate investment strategies on the basis of, investment information gained through an individual’s personal account managed by another Nuveen Adviser that is not otherwise in the public domain;

•

Each Nuveen Adviser will not share its non-public holdings information with Investment Personnel of other Nuveen Advisers, nor will Investment Personnel of one Nuveen Adviser request such data from another Nuveen Adviser, other than when serving as a subadviser or in the context of a Designated Strategy;

•

Each Nuveen Adviser will instruct its Investment Personnel to refrain from discussing its specific investment intent and voting intent with respect to specific securities held by its clients during conversations with Investment Personnel of other Nuveen Affiliates;

•	Each Nuveen Adviser has independently developed a set of written proxy voting guidelines that it maintains;

•

A Nuveen Adviser may delegate investment management and voting decisions to another Nuveen Adviser acting as a subadviser. The Nuveen Adviser delegating management generally will not exercise investment or voting power in these circumstances, although it may provide monitoring, oversight and other appropriate or required functions, and may implement investment and voting instructions of a subadviser, subject to client restrictions. The Nuveen Adviser delegating management of these functions may allocate and reallocate assets to the Nuveen Affiliate subadviser in accordance with client directions and subject

[4]	Office space may be contiguous or on the same floor as long as is the work areas are reasonably marked as relating to specific Nuveen Advisers.

4

to the terms of the relevant investment advisory agreements and other limitations that may apply. A Nuveen Adviser may communicate and coordinate on broad allocations to countries, sectors and industries within an account but will exercise its own investment discretion and voting power independently with respect to the assets under its management and will not share with other Nuveen Advisers its specific investment intent and voting intent with respect to specific securities.

•

A Nuveen Adviser providing optimization or completion services in connection with a Designated Strategy may receive non-public portfolio (but not voting) information from other participating Nuveen Advisers on a delayed basis, but may not share its non-public portfolio or voting information or otherwise attempt to influence the investment or voting decision of those advisers;

•

NIS, when providing discretionary allocation services, may receive from Nuveen Advisers that NIS has selected to manage account assets non-public portfolio information and voting information on a delayed basis to the extent necessary to perform its oversight function, but may not share its non-public portfolio or voting information or otherwise attempt to influence the investment or voting decisions of those Nuveen Advisers.

•	Each Nuveen Adviser will provide a copy of these informational barrier policies and procedures to all of its Investment Personnel on an annual basis.

The above informational barriers are not intended to prevent the free flow of information that could be classified as investment information in the public domain, nor are they intended to prevent a Nuveen Adviser from discussing its investment philosophy, process and techniques, or its research and analysis of securities with officers, employees, or investment personnel of other Nuveen Advisers, so long as the Investment Personnel do not share their specific investment and voting intent with respect to specific securities.

II. Ownership, Management and Support Services

A. Discussion

1. Nuveen

In its capacity as a parent entity, Nuveen maintains a level of oversight with respect to the Nuveen Affiliates necessary to monitor and assess the overall business quality and results of its subsidiary operations and may from time to time institute or recommend changes in personnel, organization and methods. Nuveen is also involved in larger non-investment decision-making and in making strategic decisions (e.g., launches of new investment strategies or funds). However, Nuveen is generally not involved in the specific investment decision-making or voting decisions of Nuveen Advisers. Rather, each Nuveen Adviser is authorized to exercise its investment discretion independently.5 Further, although Nuveen has access to business and employee information of the Nuveen Advisers by virtue of its status as a parent entity company, it generally does not provide such information to other Nuveen Advisers for consideration in a Nuveen Adviser’s investment power and voting determinations.

[5]	Nuveen markets the investment autonomy of Nuveen Advisers as a key to its success and growth.

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Nuveen Advisers may also have common directors, officers and employees in non-portfolio management functions (“Management Personnel”). These personnel generally are not part of the investment decision-making process and are not typically in a position to receive investment decision-making information from Nuveen Advisers prior to a Nuveen Adviser’s exercise of voting or investment authority. In the course of executing their responsibilities, Management Personnel may on rare occasion obtain information revealing the specific investment or voting intentions of a Nuveen Affiliate.6 In such instances, such Management Personnel shall be required to refrain from discussing such information with Investment Personnel of other Nuveen Affiliates.

2. Madison Dearborn Partners

Nuveen is owned by Windy City Investments, Inc., which is wholly owned by Windy City Investments Holdings, L.L.C. (“Holdings”), a holding company formed by equity investors led by Madison Dearborn Partners, LLC (“MDP”), a private equity firm (the “Transaction”). Holdings controls Nuveen through an intermediate holding company, Windy City Investments, Inc. (“Parent”). All management authority of Holdings resides with its board of managers (the “Board”).

As a result of the Transaction, MDP is considered a “control person” of Adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”); an “affiliate” of Adviser for purposes of certain regulations and prohibited transaction exemptions under the Employee Retirement Income Security Act of 1974 (“ERISA”); and an “affiliate” of Adviser under the Investment Company Act of 1940, as amended (the “Investment Company Act’).

Although MDP will have representation on Holding’s Board and the investors in Holdings will have access to general financial and other results, neither is expected to have any involvement in the ordinary investment and business operations of the Nuveen Advisers, including exercising control with respect to the investment and voting determinations on behalf of clients. Each Nuveen Adviser will exercise its own independent investment and voting discretion in accordance with its investment philosophy, fiduciary duties and client guidelines.

As discussed below, certain risk management, legal and compliance and other Support Personnel (defined below) will be authorized to receive, provide and monitor investment, voting and other nonpublic information of one or more Nuveen Advisers, as well as MDP and Merrill Lynch/Bank of America or other co-investors (including U.S. Bank and others) as may be legally required, for risk management, regulatory, legal and/or compliance purposes.

[6]	Such persons are bound by Code of Ethics prohibitions on the use and disclosure of such information.

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3. Merrill Lynch & Co and Bank of America and their affiliates

Merrill Lynch & Co. Inc. (“Merrill Lynch”), a subsidiary of Bank of America Corporation (“Bank of America” and together with its affiliates and Merrill Lynch and its affiliates, “Merrill Lynch/Bank of America”), is an indirect investor in Nuveen and its subsidiaries through its ownership in ML Windy City Investments Holdings LLC. ML Windy City Investments Holdings LLC does not have the power, directly or indirectly, to appoint or acquire a controlling number of Board seats or other form of “voting securities” of Holdings and does not have the power, directly or indirectly, to direct the management or policies of Holdings or of the Nuveen Advisers, whether through ownership, by contract or otherwise. Accordingly, Merrill Lynch/Bank of America asserts that none of Merrill Lynch/Bank of America nor any of its affiliates, including ML Windy City Investments Holdings LLC, has control over Holdings or the Nuveen Advisers or owns a controlling block of securities of Holdings or the Nuveen Advisers within the meaning of the Advisers Act. Although the Nuveen Advisers do not consider Merrill Lynch/Bank of America as a “control person” under the Advisers Act, they may adopt restrictions on certain transactions in order to address the existence or appearance of conflicts of interest that may arise as a result of its investment in the Transaction. Each Nuveen Adviser may also limit or refrain from engaging on behalf of its clients in transactions with Merrill Lynch/Bank of America or in which it has an interest. Based upon the ownership in Holdings of ML Windy City Investments Holdings LLC, Merrill Lynch/Bank of America is considered an “affiliate” of each Nuveen Adviser for purposes of certain regulations and prohibited transaction exemptions under ERISA.

Although MDP will control Holdings’ Board and Merrill Lynch/Bank of America have representation on Holding’s Board, and they and the investors in Holdings will have access to general financial and other results, none of MDP, Merrill Lynch/Bank of America or the other investors in Holdings is expected to have any involvement in the day-to-day investment or other business operations of the Nuveen Advisers, including with respect to the investment and voting determinations on behalf of clients. In addition, there may be various business arrangements between Merrill Lynch/Bank of America or other co-investors (including U.S. Bank and others), on one hand, and a Nuveen Adviser, on the other hand, with respect to the use or distribution of products and services of such Nuveen Adviser (including Nuveen Funds). Each Nuveen Adviser will exercise its own independent investment and voting discretion in accordance with its investment philosophy, fiduciary duties and client guidelines.

As discussed below, certain risk management, legal and compliance and other Support Personnel (defined below) will be authorized to receive, provide and monitor investment, voting and other nonpublic information of one or more Nuveen Advisers, as well as MDP and Merrill Lynch/Bank of America or other co-investors (including U.S. Bank and others) as may be legally required, for risk management, regulatory, legal and/or compliance purposes.

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4. Support Personnel

Nuveen Advisers and Investment Personnel are supported by personnel that may provide support services for or with respect to multiple Nuveen Advisers (“Support Personnel”). Such services include certain sales, marketing, risk management, performance and analytics, operations, executive, legal and compliance and other support services. Such operational and administrative services may include account opening and maintenance services and trading functions that implement the investment-decisions of the Investment Personnel. Support services may also include, in certain instances, internally prepared investment research (that does not contain information regarding a specific investment or voting intent or nonpublic results) that may be utilized by Investment Personnel. Support Personnel may have a need to receive and provide investment, voting and other nonpublic information with respect to Nuveen Advisers, MDP, Merrill Lynch/Bank of America, or other co-investors (including U.S. Bank and others) as may be legally required for risk management, regulatory, legal and/or compliance purposes.

B. Policies

The following operational barriers have been or, as soon as practicable will be, adopted by each Nuveen Affiliate (except (i) with respect to securities that are not subject to the Section 13(d) or (f) reporting obligations or similar reporting obligations in non-U.S. jurisdictions, e.g., certain fixed income securities; (ii) as between NHP and NIS; (iii) subject to the restrictions described below, where one Nuveen Adviser serves as a subadviser to a client advised by another Nuveen Adviser; and (iv) in the context of a Designated Strategy):

•	Nuveen Affiliates will generally not share Investment Personnel[7];

•

A Nuveen Affiliate may provide non-public equity portfolio listing and voting reports to Management Personnel and Support Personnel employed by Nuveen or Nuveen affiliates, provided that such persons are not responsible for voting or investment decisions;

•

Support Personnel may not share non-public equity portfolio and voting information received from a Nuveen Affiliate with Investment Personnel of another Nuveen Affiliate, except (i) where one Nuveen Adviser serves as a subadviser; and (ii) in the context of a Designated Strategy;

•

Management Personnel may not share non-public equity portfolio and voting information received from a Nuveen Affiliate with Investment Personnel of another Nuveen Affiliate, except (i) where one Nuveen Adviser serves as a subadviser; and (ii) in the context of a Designated Strategy;

•	Nuveen Affiliates may share equity investment research prepared by another Nuveen Affiliate, as long as the ultimate investment decision remains separate and independent;

[7]	The investment personnel from multiple Nuveen Affiliates may be listed for a strategy for which more than one Nuveen Affiliate exercises investment and voting discretion independently.

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•

Investment Personnel of one Nuveen Affiliate may not take into account information about specific material business arrangements of any other Nuveen Affiliate in connection with voting or investment decisions;

•

Any shared compensation arrangements under which Investment Personnel from one Affiliate can share in the profits of another Adviser must be evaluated to ensure that the informational and operational barriers established by these procedures are not undermined by such an arrangement. While such arrangements should be avoided when possible to preserve the separate operation of the Affiliates, the existence of such an arrangement, depending on the circumstances, will not in and of itself, require the relevant Affiliates to report on an aggregated basis.

III. Schedule 13D and 13G

A. Legal Standards

Section 13(d) of the Exchange Act requires every person who acquires “beneficial ownership” of more than five percent of a class of voting equity securities that is registered with the SEC under Section 12 of the Exchange Act, to report that beneficial ownership within 10 days, subject to certain exceptions. The report may be made either on a Schedule 13D, or on the short form Schedule 13G, which is available to certain institutional and other passive investors, Nuveen and its affiliates typically file on Schedule 13G, with a few exceptions.

Beneficial ownership of a security is defined by the SEC as the direct or indirect power to vote or direct the voting, or to dispose or direct the disposition, of the security. The definition also includes the power to acquire such beneficial ownership within 60 days. The indirect power to direct the voting or disposition of a security through control of the entity holding the security (e.g., a parent’s control over a subsidiary) or by contract (e.g., a discretionary account arrangement with a broker or adviser) are forms of indirect beneficial ownership. In those cases, each entity normally will be deemed to “share” beneficial ownership over the securities. Persons who act in concert with respect to acquiring, holding or voting securities, must report beneficial ownership on a “group,” or aggregate basis.

As noted, if the wholly owned subsidiary acquires Section 13(d) securities, beneficial ownership of such securities in most circumstances would be “attributed” to the parent corporation by virtue of the parent corporation’s structural ability to control the subsidiary’s voting and investment decisions with respect to the subsidiary’s portfolio securities. Although Nuveen could potentially be deemed to control for this purpose all the Nuveen Advisers servicing the Funds and managed accounts, because Nuveen and each of the Nuveen Advisers have adopted and implemented the informational and operational barriers set forth herein to ensure that they independently provide investment management services, the entities are permitted to separately report beneficial ownership for Section 13(d) purposes. Likewise, as a result of the policies and procedures described herein, the Nuveen Advisers would not be deemed to be acting as a group solely by virtue

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of their common control by Nuveen. To the extent departures from the informational and operational barriers are approved, adjustments to the reporting practices of the affected Nuveen Advisers will be implemented to ensure compliance the Section 13(d) reporting requirements.8

B. Discussion

1. Managed Accounts

Because each Nuveen Adviser generally does not have investment power and voting power with respect to the securities managed by other Nuveen Advisers and together do not act as a group with respect to voting and investment decisions, only the Nuveen Adviser exercising investment or voting power with respect to a particular security is responsible for filing Schedules 13D and 13G for that security, as appropriate, and such responsibility does not extend to other Nuveen Advisers by virtue of the affiliation. Except in unusual circumstances, Nuveen Advisers do not attempt to influence or affect the management policies or control of the issuer of securities purchased for client accounts. (For guidelines regarding such control-related activities, see section III. C. Policies below.)

In the case of an MSA for which NIA serves as overlay manager, because NIA has delegated investment discretion to subadvisers and generally does not exercise investment power or voting power with respect to the securities managed by other MSA equity subadvisers (which may include Nuveen Advisers and non-Nuveen Advisers serving as subadviser) and does not act as part of a group with respect to voting and investment decisions, only the subadviser exercising investment or voting power with respect to a particular security is responsible for filing Schedules 13D and 13G for that security, as appropriate, and not NIA or any other Nuveen Adviser by virtue of the affiliation.

In the case of accounts for which NIS provides discretionary allocation services, because NIS generally does not exercise investment power or voting power with respect to the securities managed by other Nuveen Advisers selected by NIS to manage account assets and does not act as part of a group with respect to voting and investment decisions, only the Nuveen Adviser exercising investment or voting power with respect to a particular security is responsible for filing Schedules 13D and 13G for that security, as appropriate, and not NIS, except to the extent NIS itself selects closed-end fund securities for those accounts as part of its discretionary allocation services. Although NIS may also select ETF securities for the client accounts, those securities are not subject to Section 13(d) beneficial ownership reporting.

2. Funds

[8]	See Section V.6., infra.

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Because NFA, as the adviser for the Nuveen Funds, has delegated investment discretion to subadvisers and generally does not exercise investment power and voting power with respect to the securities managed by other Nuveen Fund equity subadvisers (which may include Nuveen Advisers and non-Nuveen Advisers serving as subadviser) and does not act as part of a group with respect to voting and investment decisions, only the subadviser exercising investment or voting power with respect to a particular security is responsible for filing Schedules 13D and 13G for that security, as appropriate, and not NFA or other Nuveen Advisers by virtue of the affiliation. Nuveen Advisers do not file these reports on a consolidated basis. Except in unusual circumstances, Nuveen Advisers do not attempt to influence or affect the management policies or control of the issuer of equity securities purchased for Nuveen Funds. (For guidelines regarding control-related activities, see section III. C. Policies below.)

3. Nuveen

Nuveen will not report beneficial ownership of equity securities managed by the Nuveen Affiliates so long as the informational and operational barriers described herein are implemented and found to be effective in ensuring independent investment and voting decision making by the Nuveen Advisers.

C. Policies

Without the prior approval of Nuveen General Counsel or his/her designee, Nuveen Advisers may not purchase, hold or vote equity securities with the purpose or effect of influencing management policies or control of the issuer.

•	The following activities may be deemed to be control–related, and without prior approval should be avoided:

•	Urging the board of directors, privately or publicly, to replace management;

•	Proposing to the board of directors or sponsoring a shareholder proposal recommending the sale of the company or a substantial amount of assets;

•	Urging prospective acquirors to acquire the company or replace management; and

•

Actively opposing, or otherwise soliciting against (other than simply publicly announcing how the Adviser intends to vote), an acquisition approved by management, whether or not supporting an alternative transaction.

•	The following activities should not be deemed control-related:

•	Consulting with management regarding ordinary business or financing matters;

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•	Voting in favor of control-related proposals sponsored by third parties or against management proposals;

•	Sponsoring corporate governance-related proposals or initiatives, unless related to a specific control transaction; and

•	Publicly announcing how the Adviser intends to vote on a proposal, and the reasons for that voting decision.

•

Without the prior approval of Nuveen General Counsel or his/her designee, Nuveen Advisers may not agree to act together as a group with each other or with other investors with respect to the acquisition, disposition, holding or voting of equity securities. Activities that may be deemed to constitute a group include, but are not limited to:

•

Entering into an agreement or understanding with management or other shareholders to vote for or against a specific proposal (other than in an exercise of proxy voting in the ordinary course of business);

•	Agreeing to act in concert with other shareholders to acquire additional securities or sell securities.

•

Where a Nuveen Adviser acquires more than 20% of a class of voting equity securities, the Nuveen Adviser will vote proxies with respect to the excess shares over 20% in accordance with the recommendations or guidelines of an independent third party (which may be a proxy voting service, e.g., ISS) or in accordance with a pre-determined policy that limits the Nuveen Adviser’s discretion, provided that the Nuveen Adviser may override such third party recommendations, guidelines or pre-determined policy in an exercise of its fiduciary duties to the extent permitted under its proxy voting policies and procedures and without intending to influence management policies or control of the issuer (see above).

IV. Form 13F

A. Legal Standards

Institutional investment managers that exercise investment discretion over $100 million or more in listed equity securities must file Form 13F. An institutional investment manager exercises “investment discretion” if: (i) the manager has the power to determine which securities are bought or sold for the account(s) under management; or (ii) the manager makes decisions about which securities are bought or sold for the account(s), even though someone else is responsible for the investment decisions. A manager also has investment discretion with respect to all accounts over which any natural person, company, or government instrumentality under its control exercises investment discretion. For example, by virtue of their corporate relationship, for purposes of Form 13F bank holding companies share investment discretion with their bank trust departments, and parent corporations share investment discretion with their subsidiaries.

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B. Discussion

1. Managed Accounts

Because each Nuveen Adviser generally does not have investment power and voting power with respect to the securities managed by other Nuveen Advisers, the Nuveen Adviser exercising investment discretion with respect to particular securities, as well as Nuveen by virtue of its control of the Nuveen Advisers, is responsible for reporting that security on its Form 13F, and not other Nuveen Advisers by virtue of the affiliation.

In the case of an MSA for which NIA serves as overlay manager, because NIA has delegated investment discretion to subadvisers and generally does not exercise investment power and voting power with respect to the securities managed by other MSA equity subadvisers (which may include Nuveen Advisers and non-Nuveen Advisers serving as subadviser), only the subadviser exercising investment or voting power with respect to a particular security is responsible for filing Form 13F, and not NIA, Nuveen or any other Nuveen Adviser by virtue of the affiliation (except that where a Nuveen Adviser is the subadviser, Nuveen files a Form 13F because of its ownership of such Nuveen Adviser).

With respect to accounts employing NIS’s discretionary allocation services, NIS does not exercise investment with respect to Section 13(f) securities purchased on behalf of client accounts by advisers selected by NIS to manage a portion of the account assets. NIS has only limited delayed access to portfolio information by those advisers, as necessary to serve an oversight function in evaluating the performance of those advisers and their adherence to client mandates. NIS does, however, purchase and vote on behalf of client accounts closed end-fund and ETF securities as part of its discretionary allocation services. For that reason, NIS will file a Section 13F Holding Report to disclose the closed–end fund and ETF Section 13(f) securities it selects for client accounts, but not with respect to any Section 13(f) securities selected by other Nuveen Advisers for those accounts.

Except in limited circumstances as contemplated under this Policy, Nuveen Advisers generally do not currently file Form 13F reports on a consolidated basis. Nuveen files a Form 13F because of its ownership of the Nuveen Advisers.

2. Funds

Because NFA, as the adviser to the Nuveen Funds, has delegated investment discretion to subadvisers and generally does not exercise investment power and voting power with respect to the securities managed by other Nuveen Fund equity subadvisers (which may include Nuveen Adviser and non-Nuveen Advisers serving as subadviser), only the subadviser exercising investment or voting power with respect to a particular security is responsible for filing Form 13F, and not NFA, Nuveen or any other Nuveen Adviser by virtue of the affiliation (except that where a Nuveen Adviser is the subadviser, Nuveen files a Form 13F because of its ownership of such Nuveen Adviser). Nuveen Advisers do not file these reports on a consolidated basis.

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C. Policies

•

Each of Nuveen, Parent and Holdings will file a Form 13F Notice Report, listing the affiliated advisers (i.e., Nuveen Advisers) for which those entities, solely by virtue of their status as a controlling persons of the Nuveen Advisers, may be deemed to share investment discretion. The Form 13F Notice Reports of Nuveen, Parent and Holdings will not list non-Nuveen Advisers.

•

NFA will file a Form 13F Notice Report, listing Nuveen Asset Management, LLC, solely by virtue of NFA’s status as a controlling person (i.e., direct parent company) of Nuveen Asset Management, LLC, under which it may be deemed to share investment discretion.

•	Each Nuveen Adviser will file a Form 13F Holdings Report listing Nuveen solely by virtue of its status as a parent company;

•	Nuveen Asset Management, LLC’s Form 13F Holdings Report will also list NFA solely by virtue of NFA’s status as a parent company of Nuveen Asset Management, LLC.

•	NIA will only file a Form 13F Holdings Report with respect to MSA accounts, if any, for which it actively exercises investment and voting discretion.

•

NIS will file a Form 13F Holdings Report with respect to client accounts employing its discretionary allocation services, but only with respect to closed-end fund and ETF securities that are Section 13(f) securities and for which it actively exercises investment and voting discretion;

•	NFA will file a Form 13F Holdings Report only with respect to funds, if any, for which it actively exercises investment and voting discretion.

V. Non-U.S. Ownership Reporting and Other Obligations

In addition to Sections 13(d) and 13(f) of the Exchange Act, certain Nuveen Affiliates may have similar ownership reporting and other obligations under regulatory regimes in various non-U.S. jurisdictions. When such obligations arise, the General Counsel of Nuveen or his/her designee, with the assistance of outside counsel and in coordination with all applicable parties as the General Counsel of Nuveen or his/her designee deems necessary or appropriate in his/her sole discretion, shall be responsible for determining the appropriate means for satisfying such obligations while seeking to maintain compliance with Articles I and II hereof.

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VI. Procedures

1. The Director of Compliance of Nuveen or his/her designee shall periodically review with senior management of Nuveen and the Compliance Manager or Chief Compliance Officer of each Nuveen Adviser the nature of Nuveen’s relationship with Nuveen Advisers, to determine whether Nuveen, MDP or Merrill Lynch/Bank of America (or other co-investors whose investment in Holdings is legally relevant) is exerting significant influence or control with respect to the investment decision making or voting decisions of Nuveen Adviser that would result in a violation of these Policies and Procedures.

2. The Director of Compliance of Nuveen or his/her designee shall periodically review with senior management of Nuveen and the Compliance Manager or Chief Compliance Officer of each Nuveen Adviser whether there are any new entities that have become an affiliate of a Nuveen Adviser. If a new affiliate is determined to exist, the Director of Compliance of Nuveen or his/her designee will promptly advise the compliance departments of the Nuveen Advisers of that fact.

3. The Director of Compliance of Nuveen or his/her designee shall periodically review with senior management of Nuveen and the Compliance Manager or Chief Compliance Officer of each Nuveen Adviser the nature of each Nuveen Adviser’s relationship with each other Nuveen Advisers, to determine whether a Nuveen Adviser is exerting significant influence or control with respect to the investment decision making or voting decisions of Nuveen Advisers that would result in a violation of these Policies and Procedures.

4. The Director of Compliance of Nuveen or his/her designee shall periodically review with senior management of Nuveen and the Compliance Manager or Chief Compliance Officer of each Nuveen Adviser the nature of Nuveen’s BD’s relationship with Nuveen Advisers, to determine whether Nuveen BD is exerting significant influence or control with respect to the investment decision making or voting decisions of Nuveen Advisers that would result in a violation of these Policies and Procedures.

5. Nuveen’s Director of Compliance or his/her designee will periodically check for any patterns in which more than one Nuveen Adviser invests in the same equity security to determine if there are breaches of this policy and procedures.

6. Exceptions to the above policies are permissible only with the express written approval of the General Counsel of Nuveen or his/her designee. Any exceptions will be accompanied by appropriate measures to ensure appropriate ownership reporting under Sections 13(d) and 13(f) of the Exchange Act and any other applicable non-U.S. ownership reporting regimes by the affected Nuveen Advisers, and to preserve the integrity of the policies and procedures with respect to the unaffected Nuveen Advisers. For example, although the policies provide that no two Nuveen Advisers will share investment personnel, there will be circumstances that warrant employees acting as portfolio managers for two Nuveen Advisers, or being “dual hatted.” To the extent the employee will be engaging in trading of equity securities that are subject to Section 13(d) and (f) reporting or non-U.S. ownership reporting, procedures will be implemented to

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seek to ensure that one or both affected Nuveen Advisers include the equity securities in portfolios managed by that employee in their applicable reports. Information barriers and policies could be implemented to seek to ensure that the employee does not have access to portfolio information at the affected Nuveen Advisers that is outside his or her responsibility, and thus limit the extent to which the two Nuveen Advisers must aggregate their positions for reporting purposes.9

Adopted: December 31, 2010

[9]

For example, assume a portfolio manager (“PM”) is asked to manage separate equity portfolios at Adviser X and Adviser Y, both of which are Nuveen Advisers. If PM has unfettered access to portfolio data at both Adviser X and Adviser Y, both Nuveen Advisers should aggregate their positions in equity securities for SEC reporting purposes. If Adviser Y limits access by PM, by screening procedures or mandatory policies, to only data regarding the portfolio subject to PM’s management, Adviser X would aggregate only those shares held in the Adviser Y portfolio managed by PM. Adviser Y would not need to aggregate shares held in the Adviser X portfolio managed by PM, but would report shares held in the Adviser Y portfolio managed by PM. If both Nuveen Advisers limit PM’s access to portfolio information outside of his or her responsibility, one of the Nuveen Advisers should nevertheless be designated to include both portfolios managed by PM in its 13(d) and 13(f) reports to ensure consolidated reporting of those commonly-managed portfolios.

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APPENDIX 2

Dated as of May 4, 2005

Revised May 2011

Nuveen Investments, Inc.

Nuveen Securities, LLC

FINRA Cash and Non-Cash Compensation Procedures

Conduct Rule 2830 of the NASD Rules of Fair Practice

I. Purpose of the Rule:

The Financial Industry Regulatory Authority (“FINRA”) believes that there has been increased use of cash and non-cash compensation for the sale of Investment Company and variable contract securities with the potential for loss of supervisory control over sales practices and the perception of inappropriate practices, which may result in loss of investor confidence. The FINRA also believes that the increased use of cash and non-cash compensation creates significant point-of-sale incentives that may compromise the requirement to match the investment needs of the customer with the most appropriate investment product. Therefore our firm policy is set out below.

II. Definitions:

“Affiliated Member” means an FINRA member firm which, directly or indirectly controls, is controlled by, or is under common control with a non-member company (non-FINRA member).

“Compensation” means cash compensation and non-cash compensation.

“Cash Compensation” means any discount, concession, fee, service fee, commission, asset-based sales charge, loan, override or cash employee benefit received by an FINRA member firm or an associate, in connection with the sale and distribution of investment company securities. “Non-cash Compensation” means any form of compensation received by an FINRA member firm or an associate in connection with the sale and distribution of investment company securities that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging.

“Offeror” means an investment company, an adviser to an investment company, a fund administrator, an underwriter and any affiliated person of such entities.

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“Registered Representative” means an employee of an FINRA member firm, who is licensed with FINRA with a Series 6 or 7 and acts in a sales or portfolio manager capacity.

III. Cash and Non-Cash Compensation Rules:

1. What You As a Registered Representative May Give to Other FINRA Members and Non-FINRA Members:

(A) Cash Compensation: (Requires prospectus/SAI disclosure)

If you wish to develop a special cash compensation arrangement in connection with the sale of any Nuveen product you must first obtain prior approval from the department manager who should then present it to an attorney in the Legal or Compliance Department for final approval. Special cash compensation arrangements must be disclosed in the appropriate fund prospectus (FINRA has indicated that SAI disclosure is sufficient) whether such arrangements are made available to all FINRA and Non-FINRA member firms or a particular sub-set of them, i.e. “registered representatives of Merrill Lynch.”

Conversely, FINRA member firms and their associated persons are not allowed to receive cash compensation from Nuveen unless the appropriate disclosure of such arrangements is provided in the fund’s prospectus or SAI.

(Assisting a FINRA or Non-FINRA member firm with marketing expenses that are to the benefit of Nuveen Investments is not deemed to be cash compensation.)

(B)	Non-Cash Compensation: (Does not require Prospectus/SAI disclosure) The following are the only non-cash compensation arrangements permitted[1]:

(1)	De Minimus Items:

(a) Gifts—Gifts may be provided as recognition for past sales or as encouragement for future sales.

Cannot exceed $100 per person annually;

[1]	Though there are no recordkeeping requirements for the distribution of de minimum items, Nuveen Investments will retain recordkeeping requirements for the purpose of inventory and cost Control.

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•	May not be preconditioned on achievement of a sales target or other incentives;

•	Gifts cannot be in the form of American Express Gift Certificates;

•	Gifts must be delivered to employees at:

•	their office address

•	a due diligence meeting

•	a Nuveen Securities or affiliated advisor’s sponsored function such as a business meeting or golf outing.

** Gifts may not be delivered to the employees’ home address.

(Promotional items of nominal value that display Nuveen or its affiliated advisors logos, such as golf balls, shirts, towels and pens, gifts of a personal nature, such as wedding gifts or congratulatory gifts for the birth of a child are not subject to the $100 per person annual gift limit. You must get prior approval on any gift of more than $100 prior to its purchase.)

(b)	An occasional meal, a ticket to a sporting event or the theater, or other comparable entertainment (including, but not limited to, fishing, golf, etc.) for persons associated with a member and, if appropriate for their guests, which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target or other incentives. Entertainment may be provided as recognition for past sales or as encouragement for future sales.

(This includes a breakfast, luncheon, dinner, reception or cocktail party given for a group of registered representatives in conjunction with a bona fide business or sales meeting.)

Guidelines:

•	$1,000 annual entertainment limit per broker

•	$250 ticket value limit per event per broker

•	Season tickets must be accounted for via log

•	Entertainment should be no more than once a quarter

•	Expense report must be complete in order to obtain reimbursement

•	Reimbursement to an advisor should be made by check for entertainment expenses and must be made payable to their “employing firm for the benefit of the advisor”.

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(The accounts that exceed $1,000 annual limit per advisor and tickets for entertainment in excess value of $250 per ticket must be approved by the Compliance Department prior to purchase.) Please call Robin Freeman or Mary Keefe for such approval.

(c)	Company Sponsored Sporting or Cultural Events,

or other similar outings will be selected by the Corporate Communications Department for various events (including, but not limited to professional sporting or theater events) for persons associated with a member to attend, and if appropriate a guest. These outings may not be so extensive as to raise any question of propriety and may not be preconditioned on the achievement of a sales target or other incentives. Entertainment may be provided as recognition for past sales or encouragement of future sales.

•	Tickets will be divided among the various sales teams;

•	Distribution of tickets will be tracked on a ticket log

•	A copy of the ticket log will be sent to both the Corporate Communications and Compliance Departments

(d)	Gift and Entertainment Approval

Gift and entertainment expenses must be sent to the employee’s manager (or designated alternate) for review and approval prior to submission to Accounts Payable. All managers will be responsible for reviewing the expenses to make sure that they are suitable within these guidelines. Copies of approvals for tickets in excess of the $250 per ticket limit must be attached to the expense report for processing. A representative of Nuveen must be in attendance when tickets are given for a sporting or cultural event for them to be considered entertainment. If a Nuveen representative is not in attendance then the tickets will be subject to the $100 gift limit per year.

(2) Training and Educational Seminars – Nuveen and its affiliated advisors may make payment or reimburse the expenses to a FINRA Member or Non-FINRA member for attending a training or educational seminar which Nuveen or its affiliated advisors sponsor, even if such expenses exceed $100 per person. To ensure that these meetings are held for legitimate business reasons, and not for any purpose that would be prohibited under FINRA rules, the following five conditions must be satisfied:

(i)	The recipient has the prior approval from the appropriate party within their firm; (Invitations to training and educational seminars should include a signature line for the attendee’s supervisor to sign)

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(ii)	An agenda of the scheduled meetings should be sent to the compliance department for review. (Meetings should be at least 6 hours in length for Nuveen to pickup a Friday night stayover and at least 8 hours long on Friday and 4 hours long on Saturday for Nuveen to pick up Friday and Saturday night hotel room.)

(iii)	Attendance may not be preconditioned upon reaching a sales target or encouraging future sales. (This does not preclude awarding top producers);

(iv)	The location of the meeting must be appropriate for its purpose. Though this requirement is satisfied where the meeting is held at any of Nuveen or its affiliated advisors home or branch offices (excluding virtual offices), or at a facility located in the vicinity of such offices, it is Nuveen or its affiliated advisors internal policy that meetings in which FINRA affiliated members will attend from all over the country should be held at Nuveen’s various office locations, in Chicago, Illinois, Los Angeles, California, Minneapolis, Minnesota, San Francisco, California, or Santa Barbara, California or in the vicinity thereof. Exception to this rule may be made with the prior written approval of the Compliance Department. However, where attendees are from a number of offices in a region of the country, the meeting may be held in a regional location.

(v)	Payment or reimbursement for any associated meals, lodging and transportation is permissible, however, reimbursement or payment for golf outings, tours, and other forms of entertainment while at the location for the purpose and training is not permissible.

(vi)	The payment or reimbursement is not applied to the expenses of guests of the recipient. This includes a spouse, significant other or co-worker; and

(vii)	Any payment or reimbursement by Nuveen in connection with any educational or training meetings is subject to the recordkeeping requirements discussed below in Section IV.

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Payment or reimbursement must be made to a registered representative, financial planner or registered investment adviser and their firm.

(3)	In-house sales staff non-cash sales incentive program of another FINRA member firm.

Nuveen or it’s affiliated advisors may contribute de minimus items and items for educational seminars to another FINRA or nonFINRA member firms, such as a bank, in house, non-cash sales incentive program so long as the following four conditions are met:

(i)	The non-cash compensation arrangement must be based on the total production of associated persons with respect to all investment company securities distributed by that member;

(ii)	The credit received for each investment company must be equally weighted; (See Section III.1.(D) above)

(iii)	No unaffiliated non-member company or other unaffiliated member may directly or indirectly participate in the member’s or non-member’s organization of a permissible non-cash compensation arrangement; and

(iv)	The recordkeeping requirements of Section IV must be satisfied.

It is incumbent upon the Nuveen employees providing such non-cash compensation to determine that the program in which such items are contributed meets the requirements of the Cash/NonCash Compensation Procedures.

(4)	Exemption to gifts given to Non-Registered Employees of FINRA Member Firms Including Syndication Desks of FINRA Member Firms.

An exemption from this policy is available for occasional meals, tickets to sporting or cultural events or theater. Or other comparable entertainment (including, but not limited to, fishing, golf, etc.) for persons associated with a member and if appropriate for their guests, which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on

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achievement of a sales target or other incentives. Therefore, the $1,000 annual limit per broker, the $250 ticket value limit per event, and the once a quarter limit for entertainment are not applicable to non-registered representative of FINRA member firms including, member firm’s syndicate desk employees who are participating in Nuveen’s closed-end-funds. Any entertainment exempted by this section, must be reasonable and not excessive without pre-clearance by the Compliance Department.

(To guarantee that the only persons benefiting from tickets given by Nuveen are non-registered employees of FINRA member firms, it is required that the recipient of the tickets make representation that the employee(s) benefiting from the gift are non-registered employees of the FINRA member firm. The form to be distributed with the tickets is attached hereto.)

(5)	Charitable Contributions for Registered Employees of FINRA Member Firms

Nuveen and it’s affiliated advisors may make a donation on behalf of Nuveen to qualified 501c-3 non-profit organizations to benefit various approved charities, at the request of an FINRA Registered Representative. Nuveen Registered Representatives may give up to $500 per year in charitable contributions per FINRA registered representative. All contributions should be made payable directly to the charity. Contributions in an amount greater than $500 may be given approval by both the individual regional manager and Robin Freeman or Mary Keefe in the Compliance Department.

All Charities must be qualified non-for-profit organizations which typically include those dedicated to community, social service, educational and cultural endeavors such as museums, theaters, community group, and many public and private educational institutions. Nuveen asks that you use good judgment when committing to these causes.

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2. What You as a Registered Representative May Receive:

A registered representative may not accept any compensation, whether cash or non-cash, including securities from an offeror, from anyone other than Nuveen.

Exceptions:

(1): Where a non-member company of the FINRA (i.e. a bank or pension plan administrator) pays cash or non-cash compensation directly to a registered representative of Nuveen provided that:

(A)	The arrangement is agreed to by your immediate supervisor;

(B)	the receipt by the registered representative of cash compensation is treated as compensation received by Nuveen for purposes of FINRA rules. Checks must be made out to Nuveen and the registered representative. (This will ensure that Nuveen views such payments in the same manner as payments made directly to Nuveen for purposes of FINRA rules and posts such payment to Nuveen’s books); and

(C)	the recordkeeping requirements of the rule are satisfied. The records shall include the names of the offerors, the name of the registered representative, the amount of cash and if non-cash compensation, the nature (whether received in connection with a sales incentive program or a training and education meeting) and if known, the value. (See Section IV below)

(D)	The accounting department will prepare a monthly log of Non-Cash Compensation given to representatives of other FINRA registered firms, and that log will be distributed to the Compliance Department for review of violations in this policy. Upon review, if the Compliance Department needs more complete information or find violations in the policy we will contact the registered representative from Nuveen for more information. All Nuveen sales personnel are given one warning on violations in both the gift and the entertainment portion of this policy. If there are continuous violations, the Firm’s Sanction Guidelines are applied as appropriate.

The Compliance Department will maintain copies of all such correspondence with our registered representatives.

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(2):	Non-cash compensation—De Minimus Items: The following non- cash compensation arrangements are permitted to be received from a FINRA or Non-FINRA member:

(A)	Gifts that do not exceed $100 annually and are not preconditioned on achievement of a sales target or other incentive. (Receipt of promotional items such as golf balls, towels, shirts and pens with the offerors logo are not subject to the $100 limit.)

(B)	An occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target. Guests may be included if appropriate. A representative of the vendor must be in attendance or the ticket to any event would be considered a gift and therefore, must comply with the $100 gift limit per year.

(C)	A Bona Fide Training or Educational Seminar—You may attend a training or educational seminar at an offeror’s expense if the following conditions are met:

(i)	You have prior approval from your immediate supervisor. Your attendance may not be preconditioned upon your reaching a sales target or part of an incentive plan. Your supervisor’s approval must be documented and forwarded to Professional Development Department (“ProD”);

(ii)	The location of the training or educational seminar must be appropriate for its purpose. You must discuss the location of the training or education seminar with your supervisor. For example, the meeting is being held at the offeror’ home office, a facility located near the home office or a regional location;

(iii)	Payment or reimbursement for any associated meals, lodging and transportation is permissible, however, reimbursement or payment for golf outings, tours and other forms of entertainment while at the location for the purpose of training is not permissible.

(iv)	Payment is not incurred by the offeror for any guest of yours accompanying you to the meeting (spouse, significant other or fellow co-worker);

(v)	The payment or reimbursement by the offeror is not preconditioned on a sales target or an in-house non-cash compensation sales promotion; and

(vi)	The recordkeeping requirements of the rule are satisfied. (See Section IV below)

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  IV. Recordkeeping Requirements:

    Nuveen or its affiliated advisors records must include the following information:

1.	Where a registered representative of Nuveen is receiving cash or non-cash compensation (over the $100 limit) from an offeror or Non-FINRA member in conjunction with a training and educational seminar or an approved cash payment from a non-member company of the FINRA :

(A)	The name of the registered representative;

(B)	The name of the offeror or Non-FINRA member from whom compensation was received;

(C)	The amount of cash or non-cash compensation received; and

(D)	The nature and, if known, the value of non-cash compensation received. (In the case where an unaffiliated third party contributes to a training and educational seminar sponsored by the offeror or NonFINRA member, it would be appropriate to provide only a description of the nature of the non-cash compensation item received and whether it was received in connection with a sales incentive program or training and education meeting.)

2.	Where Nuveen is providing cash or non-cash compensation to another FINRA member and its associated persons or a Non-FINRA member (bank, financial planner, registered investment adviser):

(A)	The name of the firm and associated person who received the cash or non-cash compensation;

(B)	The amount of cash or non-cash compensation provided. This includes travel/lodging/ meal and de minimus gift expenses in conjunction with an educational and training seminar;

(C)	The nature and value of the non-cash compensation provided.

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(If a third party contributes to a training and educational program sponsored by Nuveen or its affiliated advisor it is presumed that the value of the non-cash compensation is not known. In that case, the nature of the non-cash compensation would be sufficient. Nature means whether non-cash compensation was received in connection with sales incentive program or training and education meeting).

3.	For Training and Educational Seminars the following information in addition to the above information must be included in Nuveen or its affiliated advisor’s records:

(A)	The date, starting and ending times, and location of the training or educational seminar and why the location of the meeting or seminar was appropriate.

(B)	The subject matter of the program.

(C)	Record that attendance was not conditioned on a sales target.

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PAYMENT/EXPENSE REIMBURSEMENT FORM FOR TRAINING AND EDUCATIONAL SEMINARS AND DUE DILIGENCE MEETINGS

Name of Recipient:

Name of FINRA Member Firm or Registered Investment Adviser:

Address of FINRA Member Firm or Registered Investment Adviser:

Recipient has received prior approval from Supervisor or Manager to attend meeting:

Yes:             No:

Date of Meeting:                                     Start Date and Time:

                                 End Date and Time:

Location of Meeting:

Agenda of Meeting: (You may attach)

Expenses to be Reimbursed:

Airfare:

Hotel:

Meals:

Total:

Description and Value of any De Minimus Gift(s) given to attendees of meeting:

Attendance at the above meeting was not preconditioned on reaching a sales target or encouraging future sales.

Supervisor’s Signature:

Approval Date:

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APPROVAL FORM FOR ATTENDANCE AT TRAINING OR EDUCATIONAL SEMINAR OR DUE DILIGENCE MEETING SPONSORED BY A FINRA MEMBER FIRM

Name of Employee:

FINRA Member Firm Sponsoring Seminar or Meeting:

Date of Meeting:                                         Start Date and Time:

                             End Date and Time:

Agenda of Meeting: (May be Attached)

Location of Seminar or Meeting:

Expenses to be reimbursed by the FINRA Member Firm: (Check all that apply)

Airfare:

Hotel:

Meals:

Reimbursement by the FINRA Member firm is not being preconditioned upon reaching a sales target or to encourage future sales.

Signature of Employee:

Supervisor’s Signature:

Approval Date:

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CHECK LIST FOR PLANNING EDUCATIONAL AND TRAINING OR DUE DILIGENCE MEETINGS

Name of employee planning event:

Date of event:

1)	Has the educational and training seminar or due diligence meeting been approved by the compliance department?

2)	Has the compliance department approved the agenda for the meeting?

3)	Who will be attending the meeting?

4)	What is the location of the meeting?

5)	Is the location of the meeting appropriate for its purpose (i.e. a national meeting at the home office or a regional office)?

6)	Have you received attendee’s supervisor’s approval for attendance at meeting?

7)	Have all of the record keeping requirements for reimbursement been met?

a)	Date, starting and ending times, and location of the training or educational seminar and why the location of the meeting or seminar was appropriate?

b)	The subject matter of the program.

c)	Record that attendance was not conditioned on a sales target.

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CERTIFICATION OF RECIPIENTS OF TICKETS IN EXCESS OF $250 THAT ARE NON-REGISTERED REPRESENTATIVES OF FINRA MEMBER FIRM SYNDICATE MEMBERS

Name of Recipient:

Name of FINRA Member Firm or Registered Investment Adviser:

Address of FINRA Member Firm or Registered Investment Adviser:

Recipient is currently a syndicate member of a FINRA Member Firm and is not currently registered with FINRA:

Yes:                         No:

Date of Tickets:

Value of Tickets:

Number of Tickets Distributed:

Name of Ticket Event:

Please confirm by signing below that you are a non-registered employee of the FINRA Member Firm in which you are currently employed.

If you are registered with FINRA please inform the Nuveen Investment representative prior to the acceptance of the above noted tickets, so that all policies and procedures under the Nuveen Investments Non-Cash Compensation Policy are complied with.

Signature:

Print Name and Firm Name:

Date:

Nuveen Investments

Registered Representative Signature:

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NUVEEN INVESTMENTS, INC.

Policy and Procedures

Regarding

Payments and Expenditures for

Taft-Hartley Plans, Private-Sector Unions and Union Representatives

I. Introduction

Nuveen Investments, Inc. (“Nuveen”) has adopted these policies and procedures regarding payments and expenditures for Taft-Hartley Plans, Private-Sector Unions and Union Representatives (the “Policy”). References to Nuveen in the Policy shall also apply to its affiliated entities listed on Appendix A.

In the ordinary course of marketing institutional investment management services and meeting with prospective or existing clients, Nuveen (or an employee or agent of Nuveen) may occasionally pay for meals and/or entertainment (such as golfing or tickets to a sporting or cultural event) and/or provide a small gift for clients, prospects, financial advisors, institutional consultants and others. From time to time, such guests include an individual who is an officer, employee, agent, or other representative of a union.

In addition, from time to time at the request of a union, we may also make payments to support a charitable organization or fund or other payments in connection with a union-sponsored event or initiative (e.g., charity golf event, tickets to a tribute dinner or an advertisement in an event journal).

Federal labor laws require investment advisers, as service providers to Taft-Hartley plans, to file annual reports with the Department of Labor (“DOL”) on Form LM-10 disclosing certain payments or expenditures made to unions and union representatives. Specifically, any “employer” that makes a payment to, loan or other thing of value (including expense reimbursement), or any promise or agreement to make such payment or loans to any labor organization or union representative is generally obligated to file Form LM-10 with the DOL.

“Union representatives” for purposes of this reporting obligation, and as used herein, include any current officer, board or executive member, employee, shop steward, or agent (such as business manager or business agent) or other representative or employee (regardless of job function) of a union. These persons may be associated with an existing client or prospective client.

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Examples of union representatives that Nuveen Investments Advisors may come in contact with include:

•	Union President

•	Union Vice President

•	Union Secretary

•	Union Treasurer

•	Union Business Manager

•	Union Business Agent

•	Union Steward

•	Union Counsel (internal counsel or outside counsel when acting in such capacity)

•	Union Employee (regardless of type of work)

•	Union Trustee (i.e., Taft-Hartley pension plan trustee or other employee benefit plan trustee that is appointed by the union)

Examples of individuals that typically do not constitute a union representative for purposes of LM-10 reporting and compliance include:

•	Management Trustee (i.e., Taft-Hartley pension plan trustee that is not appointed by the union)

•	State, Country or Municipal employees who are not otherwise union representatives

•	Spouses of union representatives (as an incidental guest for routine meals and entertainment)

II. Policy

When making payments to or expenditures for the benefit of a union or union representative, our intent is to generate general business goodwill ethically and in accordance with applicable law. As a general policy, we do not make such payments or expenditures

(i)	pursuant or in connection with a promise, agreement or arrangement,

(ii)	because of a past or anticipated specific act or decision by a union or union representative, such as to hire or retain us or increase account assets [see 18 USC § 1954],

(iii)	for the purpose of influencing or interfering with the labor-related activities of unions, union representative, union membership or any other person (including our own employees),

(iv)	for the purpose of obtaining information regarding the labor-related activities of unions, union representative, union membership or any other person (including our own employees), or

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(v)	with respect to union accounts subject to ERISA for which we serve as investment manager, in connection with or for the purpose of influencing a plan fiduciary’s decision on plan expenditures [see 18 USC § 1954, ERISA § 406(b)(3) and EBSA Enforcement Manual Chapter 48, Part 12].

III. Limits and Approval Procedures

In order to avoid an inconsistency, or the appearance of an inconsistency, with the above policy, we have established certain limits associated with such payments and expenditures. Except as provided herein, these limits and approval polices are intended to be co-extensive with Nuveen Investments, LLC’s Cash and Non-Cash Compensation Procedures.

A. Gifts.

Gifts (including paying for tickets to sporting or cultural events when not accompanied by a Nuveen employee) may be provided for goodwill or promotional purposes:

Guidelines:

•	Cannot exceed $100 per recipient annually;

•	May not be given because of a past or anticipated specific act or decision by a union or union representative;

•	Cannot be in the form of American Express Gift Check or other cash equivalent;

•	Must be delivered to the union representative at

•	the union representative’s office address, not home address

•	an official meeting or function

Exceptions to $100 dollar amount limitations for life events (e.g., wedding) may be granted with advance Nuveen compliance department (the “Compliance Department”) approval. Please call Robin Freeman (or her alternate) for such approval.

B. Entertainment.

Entertainment (including paying for and accompanying someone to a occasional meal or cocktails, a sporting event or theater, golf, fishing etc.) for union representatives and, if appropriate for their guests, may be provided if it is neither so frequent nor so extensive as to raise any question of propriety and is not provided because of a past or anticipated specific act or decision by a union or union representative.

Guidelines:

•	$1,000 annual entertainment limit per union representative

•	$250 ticket value limit per event per union representative

•	Entertainment should be no more than once a quarter

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•	Season tickets must be accounted for via log

•	Expense report must be complete in order to obtain reimbursement

Exceptions to dollar amount and frequency limitations may be granted with advance Compliance Department approval. Please call Robin Freeman (or her alternate) for such approval.

C.	Charitable Contributions (directly payable to a 501(c)(3) charitable organization).

Nuveen may make a donation directly payable to qualified 501(c)(3) organizations at the request of a union representative. All such contributions must be made in the form of a check or credit card charge directly payable to the charitable organization. Nuveen may send the check to the address of the charitable organization or to an entity that is collecting such payments on its behalf. A check made payable to a qualified 501(c)(3) organization is not reportable on DOL Form LM-10.

Charitable contributions in amounts greater than $500 require approval in advance of the event. Please call Robin Freeman (or her alternate) for such approval.

Prior to requesting the check, the Nuveen employee should seek such information as may be necessary to determine that the charitable organization or fund is an organization tax exempt under 501(c)(3) of the Internal Revenue Code. For example, we will generally accept a letter or brochure from the charitable organization, a W-9 form, or other reasonable supporting documentation).

Such permitted organizations and funds may be charitable organizations with no specific affiliation to a union (e.g., The United Way) or charitable organizations or funds with a union affiliation (e.g., a 501(c)(3) Union Relief Fund).

D.	Other Payments

Nuveen may make payments to support events or causes sponsored or promoted by a union or a union representative other than a donation directly payable to a qualified 501(c)(3) organization. (For a donation directly payable to a qualified 501(c)(3) organization, see Section III C above)

Examples include:

•	Paying for tickets to a tribute dinner

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•	Paying for tickets to a dinner designed to benefit a charitable organization (but not directly payable to the charitable organization)

•	Buying an advertisement in a union dinner journal or program

•	Sponsoring a hole in a union or charity golf outing
•	Making a donation to an entity that is not a 501(c)(3) organization (e.g., little league baseball team).

In some cases, all or a portion of the payment will be used to benefit a charitable organization and the union may indicate the dollar amount or percentage of payment that is “tax deductible.” In other cases, all or a portion of the payment will be used to benefit the union itself. Regardless, payments in amounts greater than $250 will be reportable on Department of Labor Form LM-10, if the payments are made to a union or union representative, even if all or a portion of the payment was ultimately paid by the union to the charitable organization. Please see Section V below for a discussion of LM-10 reporting requirements.

Payments in amounts greater than $500 require approval in advance of the event. Please call Robin Freeman (or her alternate) for such approval.

E.	Approval for Gift, Entertainment, Charitable and other Payments

The expense reimbursement approval and check request process, administered by Nuveen’s finance department (the “Finance Department”), will serve as the mechanism by which expenditures and payments are made and through which payments to unions and union representatives are tracked.1 It is, therefore, essential that all Nuveen employees comply with the following approval process.

(a) Manager Approval and Senior Business Executive Pre-Approval of Certain Payment/Expenses

Under this process, expenditures and payments are subject to:

•	approval by the employee’s manager (or designated alternate),

1	Subject to the approval process described herein, these procedures are not intended to alter standard the Finance Department’s protocols under which Nuveen employees may (i) make payments/incur expenses personally (e.g., use personal credit card or write personal check) and then seek expense reimbursement from Nuveen, or (ii) make payment/incur expenses through Nuveen (e.g., request check from Nuveen though the check request process).

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• in certain cases where specified above, approval in advance of incurring the expense. Please call Robin Freeman (or her alternate) for such approval.

• All expense reimbursement requests must be marked as LM-10 to the extent that the expense was incurred on behalf of or in connection with Taft- Hartley Plans, Private- Sector Unions and Union Representatives. The LM-10 review process will determine whether such items are excluded from the LM-10 filing.

All managers will be responsible for reviewing their supervised employees’ expenses to make sure that they are suitable and within these guidelines. Manager approval is provided through the expense reimbursement approval and check request processes. Pre-approval, where required, must be in writing from the Compliance Department in advance of incurring the expense and a copy of the pre-approval e-mail must accompany the expense reimbursement and check request forms submitted to the Finance Department.

(b) Additional Information Required as part of Expense Reimbursement and Check Request Process.

For payments and expenditures covered by this Policy, the Nuveen employee will be required to provide certain information as part of the expense reimbursement approval and check request process.

Specifically, the requesting employee will be required to provide

For Gifts and Entertainment

• the name and title of each receiving union representative

• the name and address of the union with which each union representative is affiliated

• the date of the expenditure or payment

• the amount of the expenditure or payment

• a description of the gift or entertainment (e.g., business lunch)

• a copy of the e-mail notification of pre-approval to Compliance Department, if applicable.

• for meals and events attended by multiple individuals, the name, address and title of each union representative attendee.

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For Charitable Contributions

• the name of the charitable organization

• evidence that the charitable organization or fund is an organization tax exempt under 501(c)(3). (for example, we will generally accept a letter or brochure from the charitable organization, a W-9 form, or other reasonable supporting documentation)

• a copy of the e-mail notification of pre-approval to Compliance Department, if applicable.

For Other Payments

• the name and address of the union or other entity receiving the payment

• the date of the expenditure or payment

• the amount of the expenditure or payment

• a description of the payment

• a copy of the e-mail notification of pre-approval to Compliance Department, if applicable.

IV. Recordkeeping

The Finance Department will maintain copies of the expense reimbursement approval and check request documentation, which constitutes the official records regarding the payments and expenditures described herein, and may be used for the preparation of Form LM-10 or other reports as may be required by applicable law. The Finance Department will also maintain copies of final Form LM-10 reports prepared and filed with the DOL in accordance with Section V below,

The Finance Department will maintain copies of the final Form LM-10 reports as well as expense reimbursement approval and check request documentation in a secure and accessible paper or electronic format for at least five years after the end of the year in which the payment or expenditure was made.

V. DOL Form LM-10 Reporting and Compliance

As discussed above, federal labor laws require investment advisers, as service providers to Taft-Hartley plans, to file annual reports with the DOL on Form LM-10 disclosing certain payments or expenditures made to unions and union

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representatives. Specifically, any “employer” that makes a payment to, loan or other thing of value (including expense reimbursement), or any promise or agreement to make such payment or loan to any labor organization or union representative is generally obligated to file Form LM-10 with the DOL.

There are exceptions to this obligation for occasional gifts or other benefits of insubstantial value (i.e., currently $250 or less).

Donations directly payable to an organization that is tax exempt under 501(c)(3) at the request of a union or union representative are not reportable under LM-10. See Section III. C. above. However, payments that are not directly payable to a tax exempt organization under 501(c)(3) may be reportable under Form LM-10, even if all or a portion of the payments are in connection with an event or cause designed to benefit a charitable organization. See Section III. D. above.

Nuveen intends to prepare and file Form LM-10s as necessary under applicable law. Specifically, prior to the filing due date following the conclusion of a fiscal year, representatives of the Investment Services Group, Finance, Legal and Compliance Departments shall meet to commence the process of assembling the information necessary for considering the application of the LM-10 requirements to the payments made over the previous fiscal year.

All Nuveen employees, agents or other representatives will be expected to fully cooperate in the LM-10 compliance process. Such individuals may be asked to provide additional information concerning payments to unions and union representatives, including the dates, amounts and circumstances of payments and other gratuities provided during the course of a given fiscal year. Failure to provide relevant information may result in criminal and monetary penalties under federal labor law, including personal liability for Nuveen’s management and employees.

Once collected and assembled, the information shall be forwarded to Ron Sternal for review and approval, and in certain cases, provide assurances to the executives charged with signing the final Form LM-10 report. One or more individuals shall be designated to prepare and file the LM-10 forms based on the collected and reviewed information. Copies of final Form LM-10s filed with the DOL shall be sent to the Finance Department for recordkeeping (along with the supporting documentation).

Prior to filing the LM-10 forms, Nuveen may, in its discretion, communicate with a union or union representative proposed to be referenced in a LM-10 report for the purpose of confirming information and/or providing notification as to the proposed disclosure.

8

Nuveen employees should advise their union relationships in advance that, in order to comply with applicable law, we may be required to file Form LM-10s in connection with certain expenditures described above. Once filed, LM-10s may be publicly available on the DOL website.

9

Schedule A

As of April 15, 2011, Nuveen’s affiliated entities are:

Nuveen Asset Management, LLC

Nuveen Commodities Asset Management, LLC

Nuveen Fund Advisors, Inc. Nuveen HydePark Group, LLC

Nuveen Investment Solutions, Inc.

Nuveen Investments, LLC

Nuveen Investment Advisers Inc.

Nuveen Investments Canada Co.

NWQ Investment Management Company, LC

Tradewinds Global Investors, LLC

Santa Barbara Asset Management, LLC

Symphony Asset Management LLC

Winslow Capital Management, Inc.

This list shall include any registered investment adviser that becomes a Nuveen direct or indirect subsidiary after April 15, 2011.

10

SECTION 2. Trading and Portfolio Management Policies

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

BEST EXECUTION AND SOFT DOLLAR POLICY AND PROCEDURES

Introduction

Overview of Client Brokerage Arrangements

Clients of NWQ Investment Management Company, LLC (“NWQ”) generally have three types of brokerage arrangements as follows:

•	The client instructs NWQ to direct all of its brokerage to a particular broker-dealer which may or may not be at a pre-established commission rate (“Non-Discretionary Brokerage Account”);

•	The client directs some of its brokerage to a particular broker-dealer which may or may not be at a pre-established commission rate (“Partially Discretionary Brokerage Accounts”); or

•	The client does not have any directed brokerage arrangements (“Fully Discretionary Brokerage Accounts”).

Some clients may pay for execution costs on a transaction basis and some clients may negotiate a flat fee with a brokerage firm for execution and/or other services.

NWQ seeks to obtain best execution of all client transactions for accounts over which it has brokerage discretion, although it may be precluded from doing so and/or its ability to do so may be severely limited for Non-Discretionary Brokerage Accounts (if there is no flexibility in the choice of broker-dealer or commission to be paid per transaction) and somewhat limited for Partially Discretionary Brokerage Accounts.

NWQ considers best execution as the combination of best net price and execution under the circumstances. In considering best execution, NWQ may take into account the full range and quality of a broker-dealer’s services, including, among other things, the value of research and brokerage services provided, as well as execution capability, commission rate, financial responsibility, responsiveness, operational efficiency, settlement/clearing costs, and other factors.

NWQ is not obligated to choose the broker-dealer offering the lowest available commission rate, if in NWQ’s reasonable judgment, a higher commission is justified by the value of research and brokerage services provided by the broker-dealer or if other considerations, such as the order size, the time required for execution, the depth and breadth of the market for the security, the credit quality of the broker-dealer, or the quality of the broker-dealer’s back office dictate utilizing a different broker-dealer.

Soft Dollars

Consistent with the policy of seeking best execution, and in accordance with Section 28(e) of the NWQ may consider the proprietary research and brokerage services provided by various brokerage firms.

Research services furnished by broker-dealers through whom NWQ may effect securities transactions for a particular account may be used by NWQ in servicing its other accounts, and not all such services may be used by or for the benefit of the client who pays the brokerage commission. All such transactions will be on an agency basis or on a riskless principal basis where allowable under Section 28(e). If NWQ obtains a Research service or Brokerage service through the use of soft dollars, which may also have non-research or non-brokerage uses (“Mixed-Use product”), NWQ’s Best Execution Committee will make a good faith determination with regard to approval of any Mixed-Use product and a reasonable allocation of the costs such that it pays for the percentage of the Mixed-Use product that does not qualify as “Research services” or “Brokerage services” with hard dollars and will maintain a record of such determination and allocation of cost.

Best Execution Committee

NWQ’s Best Execution Committee (the “Committee”) consists of the Chief Investment Officer (the “CIO”), Portfolio Managers, the Head Trader, the Chief Compliance Officer (the “CCO”) or the CCO’s designee, and certain investment personnel as required. The Committee shall meet at least quarterly. At its meetings, the Committee shall review brokerage commissions and commission allocations, transactions cost analyses (“TCAs”), total commissions paid for the prior period, and any relevant matters related to best execution.

Functions of the Committee, Chief Investment Officer and the Head Trader:

•

The Head Trader shall prepare a list of approved broker-dealers that includes a target allocation of brokerage among these broker-dealers for the upcoming semi-annual period. The allocation shall consider, among other factors, Research services and/or Brokerage services provided by each broker-dealer, the results of the CIO’s survey of investment personnel (described below), as well as any commission targets approved by the Committee. The Head Trader may make changes to the list of approved broker-dealers as the need arises and shall report back to the Committee at its next meeting the reason(s) for the additions or deletions from the approved broker list.

•

The Head Trader shall monitor commissions paid and actual executions obtained, and report on these matters to the Committee (see also “Administration and Oversight”). The Head Trader shall determine the methodology(ies) for periodic monitoring of executions obtained (whether through in-house and/or third-party TCA products). The Head Trader shall track and report on the total commissions paid (explicit and implicit), arrange for the TCA or other monitoring of executions, and provide such reports for review and discussion at each Committee meeting. Currently, the Head Trader obtains and reviews TCA reports from Investment Technology Group (“ITG”) and Elkins McSherry and/or any other relevant TCA providers which analyze fund or account transaction costs on behalf of clients.

The CIO or his designee shall semi-annually survey NWQ research personnel to quantify their views of the utility of the research that they have received from each stated broker-dealer on the list over the prior six month period. The number of survey points given to each broker-dealer represents the research person’s assessment regarding research products that are used; the utility of research; the reputation and standing of the firm’s analysts, the firm’s investment strategies, timing, the accuracy of statistical information and idea generation; the utility of informational meetings and interviews between NWQ’s research personnel and officials at current or potential portfolio companies; as well as their broker-sponsored attendance at analyst conferences. The survey points are compiled and ranked by high to low and those rankings are then used to allocate planned commission targets that are reviewed by members of the Committee. The planned commission targets from the prior survey are then presented at the following Committee meetings as part of the review and analysis of Research services.

•	The Committee shall review NWQ’s use of an ECN aggregator at least annually.

•	The Committee shall review at each meeting the allocation of brokerage among brokers since the last meeting.

•

During each meeting, the Committee shall review existing client commissions and any target amounts for proprietary Research services and/or establish new target amounts predicated on the recommendation of the CIO and Head Trader.

•	The CIO or his designee shall prepare minutes of each Committee meeting. The Committee shall review the previous meeting’s minutes at the subsequent meeting and make any necessary revisions.

Approved Broker-Dealers

NWQ considers a variety of factors when adding a broker to its list of approved broker-dealers including, but not limited to, the broker’s trading capabilities, their ability to provide market intelligence, their knowledge and understanding of NWQ’s trading activities, their research services, their syndicate capabilities to provide appropriate and consistent treatment on IPO’s and secondaries, and their clearance and settlement capabilities. In addition regulatory and financial reviews are conducted and references are obtained. Furthermore, the Head Trader also considers Electronic Communication Networks (ECNs) and Alternative Trading Systems (ATSs) when he believes the ECN and/or ATS is an efficient market for execution and expects a benefit to clients.

Daily Selection of Broker-Dealers by Trading Desks

As set forth above, the Trading Desk seeks to obtain best execution for all client securities transactions in accounts over which the firm has brokerage discretion. In determining best execution, the Trading Desk shall take into consideration relevant factors, including the list of approved broker-dealers and any such target commission allocation to these brokers, the nature of the security being traded, the size of the transaction, the desired timing of the transaction, and the activity existing and expected in the market for the particular security.

Directed and Partially Directed Brokerage

Pursuant to a client direction, a client may direct brokerage to a specific broker-dealer within which the client has negotiated and established its own fee-based or commission-based arrangement. NWQ understands that clients may have arrangements with such directed broker-dealers whereby all or a portion of such commissions are “recaptured” or used to pay for services (e.g., custody, consulting services, etc.) provided by the broker-dealer to the client. It is the client’s responsibility to evaluate and determine that such arrangements are in the client’s continuing best interests. Some clients may pay for execution costs on a transaction basis, others may negotiate a fee-based arrangement with a brokerage firm for execution and other services.

In some cases, NWQ does not have the authority to select and negotiate the brokerage commissions for the client (including where the client’s orders are included in block trades) and is therefore unable to assume responsibility for best execution. Nevertheless, where practicable, NWQ compares the client’s stated commission rate with the block rate and then may attempt to step-out trades for such accounts to participate in block transactions associated with other accounts in order to achieve a better price or commission terms.

Certain accounts have provided instructions for partial brokerage direction and there is no negotiated commission rate between the broker and client. For these accounts, NWQ’s general policy is to target directed brokerage such that commissions to the directed broker-dealer(s) are typically 25% to 50% of the total commissions paid by the client (based on an annual period). The Trading Desk may direct trades for these accounts to the directed broker at the discretion of the Trading Desk and at the same commission rate paid by all discretionary accounts.

It is NWQ’s practice to disclose the limitations and potential conflicts of interest of directed brokerage in its Form ADV Part 2A and in its standard form investment advisory agreement.

Separately Managed Accounts (“SMA”) Programs

Under most Separately Managed Account (SMA) and Unified Managed Account (UMA) programs or similar arrangements for independent advisors, if applicable, customers are not charged separate commissions or other transaction costs on each trade, as long as the program sponsor (or one of its designated correspondent broker-dealers) executes the trade.

Subject to best execution, NWQ reserves the right to execute a transaction through a broker-dealer other than the SMA, UMA or similar program sponsor where NWQ believes that doing so would result in a more favorable execution under the circumstances (i.e., where the price improvement or other advantages of trading away outweigh the additional costs to the wrap-fee client). In such transactions, the broker-dealer may act as agent (in which case a commission may be charged) or riskless or at-risk principal (in which case the price may include a commission equivalent (i.e., in a “net trade”), mark-up or mark-down).

Fixed Income Securities

NWQ seeks to buy or sell securities at the best net price and execution under the circumstances for its clients. In the ordinary course of business, once a fixed income trade has been approved for execution, the Fixed Income Portfolio Managers and the Head Trader (the “Fixed Income Trading Group”) will seek multiple quotes for a given transaction.1 Information may be sought through electronic or on-line information sources. The Fixed Income Trading Group maintains records of all such quotes and selects the most desirable transaction.

For certain fixed-income securities with reasonable liquidity (corporates, U.S. Treasuries, Agencies, Mortgage-Backed Securities), the Fixed Income Trading Group may be able to obtain two or more quotes for a given transaction in the ordinary course of business. For other securities or where there is limited liquidity or a reason to maintain low marketplace visibility, the Fixed Income Trading Group may rely on a single quote; provided that it documents the basis for its reliance on a single quote. The Fixed Income Trading Group reviews select single-quote transactions with the Head Trader at least quarterly.

On a quarterly basis the Committee will review the operation of these Fixed Income Securities policies and documentation related to the Fixed Income Trading Group’s executions during the prior period. The Committee will take appropriate action and make any necessary recommendations in instances where it appears that NWQ has not received best overall execution. The execution quality of such broker-dealers will be reviewed by the Committee and if poor execution quality persists, the Committee may ultimately terminate the broker-dealer’s services.

Trade / Settlement Aggregator

NWQ may utilize the services of a trade and/or settlement aggregator (an “Aggregator”) when placing block orders. NWQ believes that the use of an Aggregator can address issues associated with market fragmentation, including, but not limited to, additional clearing/settlement costs associated with executions through multiple trading venues, by enabling NWQ to access multiple pools of liquidity while minimizing clearing/settlement costs. The cost of the aggregation service is included in the commission rates associated with the underlying trades. While NWQ may be able to negotiate a lower “execution only” commission rate if it did not use an Aggregator, NWQ believes that the reduced clearing/settlement costs are greater than the additional commission cost such that over time, clients’ total transactions costs are reduced.

Conflicts of Interest

NWQ faces potential conflicts of interest in its best execution obligations. When exercising discretion to select broker-dealers and negotiate brokerage commissions or other transaction costs, and in evaluating and reviewing best execution, NWQ does not take into account a brokerdealer’s business, distribution or referral arrangements with NWQ, its parent and/or its affiliates.

[1]

In addition to the Fixed Income Trading Group, the Trading Desk may also purchase and sell certain types of fixed income securities, including U.S. Treasuries, Agencies, Mortgage-Backed Securities and Corporate Securities. With respect to these types of securities the Trading Desk also follows the Fixed Income Securities – Best Execution procedures.

NWQ may select and use broker-dealers that also have business or distribution arrangements with, or may refer business to, NWQ and its affiliates. Conflicts may also arise where a broker-dealer that clients directed brokerage to also refers clients to NWQ. NWQ prohibits combining client orders with any personal securities transactions for NWQ employees. NWQ will disclose a summary of its aggregation and trade allocation policies in its Form ADV Part 2A, which shall be updated as the need arises.

Certain conflicts of interest may also arise as a result of the ownership structure of NWQ’s parent company, Nuveen Investments, Inc. NWQ as a matter of policy does not effect transactions with affiliated broker-dealers except to the extent it is directed by a client or otherwise in accordance with applicable law or more stringent internal policies. The Committee will review these potential conflicts of interest as they pertain to its activities and will take appropriate action as necessary in consultation with the Legal and Compliance Department.

Administration and Oversight

The Committee is responsible for implementing and monitoring compliance with these Best Execution and Best Execution Policies and Procedures. Exceptions from these procedures may be made in consultation with Nuveen’s Legal and Compliance department. Any such exceptions must be documented by Head Trader. Any material and persistent violation of these policies shall be reported by the CCO to the Executive Committee.

In addition to the reviews conducted by the Best Execution Committee, after the end of each quarter, the Head Trader or his designee shall review a random sample of completed fixed income orders for institutional accounts that are not executed utilizing the Charles River OMS to determine: (1) completeness and accuracy of such paperwork; (2) if brokers have been selected in accordance with procedure stated above; and (3) whether commissions charged or spreads paid were appropriate. If such review uncovers any problems, the individual performing the review will bring this matter to the attention of the CCO and either the Head Trader or the Fixed Income Portfolio Manager, whoever is most appropriate. These individuals will then jointly decide on any appropriate action.

Recordkeeping

Research Products and Services

The CIO or his designee shall maintain records of research received from broker-dealers. The records may utilize Outlook entries or any other sources.

Best Execution Committee

The Head Trader shall maintain applicable documents reviewed by the Committee or minutes relative to the approvals of research services designated as Mixed-Use Products and the designation of what proportion of costs are attributed to research for such arrangements and shall communicate such determinations to the appropriate Finance department personnel for accounting purposes. The Head Trader shall also cause to be maintained all materials prepared for the Committee, such as TCA and related execution reports, compilations of CIO’s survey of research personnel, and meeting minutes.

All records reflecting the administration of these Best Execution and Soft Dollar Policies and Procedures must be kept for a minimum of five years (or six years with respect to transactions of funds registered under the Investment Company Act of 1940, as amended) following the year in which the trades took place.

Dated: October 5, 2004

Amended: January 1, 2005

Amended: January 2, 2008

Amended: November 12, 2009

Amended: March 09, 2011

Amended: June 8, 2011

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

TRADE AGGREGATION, SEQUENCING AND ALLOCATION POLICY

Effective October 5, 2004

(Amended as of June 8, 2011)

Policy Objective

NWQ Investment Management Company, LLC (“NWQ”) attempts to achieve equal treatment of all clients’ accounts through a systematic process of trade sequencing and allocation. No preference is given with respect to portfolio size, broker affiliation, or tenure of client.

The Head of Institutional Trading has the overall responsibility for the implementation of NWQ’s Trading Policies for institutional accounts, which includes all accounts except those managed by the Managed Account Program Group. The Portfolio Manager of the Managed Account Program has the overall responsibility for the implementation of NWQ’s Trading Policies for the Managed Account Division accounts.

Types of Accounts and Brokerage Direction

NWQ manages (i) fully discretionary accounts, including funds, and accounts that partially direct brokerage to specific brokerage firms (ii) fully bundled and partially bundled wrap fee accounts in programs sponsored by financial service firms with transactions cleared/settled through affiliated broker-dealers (“Program Accounts”) and (iii) accounts that direct all brokerage with a specific brokerage firm or mandatory execution rates on all transactions.

When possible, NWQ combines orders for all types of accounts in the same securities, and, when necessary, steps-out the executed transactions to the sponsoring, custodial or selected brokerage firm’s designated trading desk. For Program Accounts, the sponsoring broker (“Sponsor”) typically requires NWQ to place orders with its wrap program trading desk, subject to best execution. In these situations, NWQ typically first places an aggregated order with the Sponsor that excludes the Sponsor’s Program Accounts. Then, after the aggregated order is executed, NWQ places a separate order with the Sponsor’s wrap program trading desk for the Sponsor’s Program Accounts.

Orders for affiliated open-end and closed-end funds sub-advised by NWQ are generally aggregated with other client orders.

Order Ticket Preparation

The portfolio manager or assistant portfolio manager shall enter the following information on the Charles River Trade Order Management System (“Charles River”) for each order: the number of shares to be purchased or sold, the accounts participating in the order, any price limits and any other instructions relative to the traders. The trader accepting responsibility for placing an order shall log his/her initials into Charles River and the trade management system automatically annotates the time(s) the order was placed, any changes made to the order, and a report of the time(s) and order execution data received by the desk.

Overview of Trading Process for Equity Securities

Although each client account is individually managed, NWQ often purchases and/or sells the same securities for many accounts. When possible, and barring any regulatory or Program Account sponsor firm or designated brokerage constraints, NWQ aggregates such transactions for many clients with one or more executing brokers and steps out the executions to the client’s custodial broker or bank. Generally, each executing broker will average the price of all orders executed in an aggregated transaction on a single day; thus, each client account in the aggregated transaction will receive the average price per share or unit paid for the securities in that aggregate transaction on that day. If a client has directed brokerage to a particular broker, the client may pay a different commission than other accounts participating in the same aggregated transaction, or the client may pay a partially bundled wrap fee.

Some client accounts with highly particularized investment policies or restrictions may not be able to participate in aggregated transactions for certain issues and may only be invested in such issues after guideline compliance has been established with respect to the acceptability of the issue and permissible amounts. In addition, sponsor or custodial brokerage firm constraints may prohibit some client accounts from participating in an aggregated order; orders for these accounts could be delayed, placed last and/or placed in the relevant rotation, if one exists.

Sometimes NWQ determines that it does not need to aggregate all orders and/or that it will not complete all orders for the same securities in one order. In that event, NWQ will aggregate the orders of clients as described below and typically will follow the trading sequence in accordance with the description below. NWQ will never accept additional compensation as a result of aggregating client orders.

If NWQ is unable to fill an entire aggregated order, it will allocate the partially filled aggregated order in accordance with the allocation procedures set forth below.

NWQ typically discloses a brief summary of its trade sequence, aggregation, and trade allocation policies in its Form ADV Part 2A, which shall be updated as needed.

NWQ prohibits combining client orders with any personal securities transactions for NWQ employees.

Aggregation and Sequencing Procedures – Equities

The Portfolio Manager or Assistant Portfolio Manager specifies the client accounts that will participate in the purchase or sale of a particular security on the Charles River System. These orders are then allocated in accordance with the procedures set forth herein. Any departure from these procedures must result in all clients receiving fair and equitable treatment and must be approved by the CCO or the CCO’s designee.

As explained above, when possible, NWQ aggregates transactions for many clients with one or more executing brokers and steps out the executions to the client’s custodial broker or bank. Generally, such aggregation is according to the investment strategy of the accounts, such as Large Cap Value and Large Cap Balanced, Special Equity (All Cap) and Special Balanced, Small-Mid Cap Value, Small Cap Value, Global Value Equity (ADR), Concentrated, and Energy Crossover. For purposes of determining the sequence of trading and allocating partially filled orders, NWQ generally divides the accounts for each investment strategy into two business groups, (1) the Managed Account Program Group and (2) the Institutional Group. The Managed Account Program Group includes all that strategy’s managed accounts in fully bundled Program Accounts and all accounts referred to NWQ by financial planning/investment advisory firms, excluding institutional consulting firms (“Financial Planning Accounts”). All other accounts in the strategy are included in the Institutional Group.

NWQ typically cannot complete all aggregated orders in one transaction. In this situation, NWQ follows a rotation policy of alternating the allocations for the aggregated orders between the two business groups. Generally, trading of the second group’s accounts begins upon completion of trading of the first group’s accounts. Cash limitations, capacity limitations, or other special circumstances can cause NWQ to trade out of the intended sequence between the two business groups or within each business group or to allocate partially filled orders in a manner different from that set forth below.

Program Account sponsors not permitting step-outs require the trader to place the order with the Program Account sponsor’s trading desk or its electronic trading system, according to such sponsor’s protocols.

NWQ may, in some cases have very limited ability to trade away from a client’s selected Program Account sponsor or the broker to whom the client has directed NWQ to handle trades for the account. NWQ requires all client directed brokerage instructions to be in writing from the client.

A. Institutional Account Aggregation and Sequencing Considerations

Institutional Accounts are generally divided into two trading groups as follows: (1) all “fully discretionary” accounts that do not have any brokerage direction and “directed with step-out” accounts that have brokerage direction, but allow step-outs to the directed broker (the “Step-Out Trading Group”); and (2) “mandatory direction” accounts that have mandatory brokerage execution direction, thus do not allow trades away from the directed broker (the “Mandatory Trading Group”). The Step-Out Trading Group generally is first because the bulk of NWQ’s Institutional accounts for each strategy fall within in this Group. Once NWQ has completed trading for this Group, it will place orders for the Mandatory Trading Group, usually on an individual account basis, and in a random order. If there is more than one account in the Mandatory Trading Group directed to the same broker, such orders are combined. If there are no Mandatory Trading Group accounts in the particular strategy, Trading rotates to the next Group in the trade sequence.

In situations where the Small-Cap Value and/or Small-Mid Cap Value security order is also being combined with transactions for Special Equity accounts all of the Small-Cap Value and/or Small-Mid Cap Value aggregated order will trade with the Institutional Group of the Special Equity aggregate order.

B.	Large Cap Value and Large Cap Balanced Managed Account Program Accounts Sequencing Considerations

Large Cap Value and Large Cap Balanced Managed Account Programs Group Accounts are divided into trading groups according to the Program Account sponsors (“Sponsor”) and the Financial Planning Account custodians (“Custodian”). Sponsors and Custodians with generally less than $40 million under NWQ’s management are currently grouped together within the rotation and are executed separately by the Sponsor or Custodian.

Trading groups are rotated sequentially so that the Sponsor or Custodian that is first on one transaction will be last on the next transaction, and the Sponsor or Custodian that is second will be first, and so on.

In cases where conducting step-out trades is either forbidden or discouraged by the Sponsor or Custodian, or the amount of the trade makes it more appropriate to trade directly with the Sponsor or Custodian firm trading desk, NWQ will typically trade those trading groups within the normal sequential rotation. Moreover, under certain market conditions both step-out and non-step out trades within the rotation may occur concurrently.

C. Global Value Equity (ADR) Accounts Sequencing Considerations

In situations where the Global Equity security order is being combined with Large Cap Value or with Special Equity (All Cap), all of the Global Value aggregated order will trade with the Managed Account Trading Group of the Large Cap Value or Special Equity Managed Account Trading Group, as applicable. The Global Managed Account will trade with the respective Managed Account Program of the Large Cap or Special Equity order, and the Global Institutional Trading Group will trade in a Global slot within the existing sequential Managed Account rotation.

Partial Allocation Procedures – Equities

A.	Allocation of Partially Filled Orders (All Accounts Except Large Cap Value and Large Cap Balanced Managed Account Program Accounts)

Typically, if an executing broker or alternative trading network (“Executing BD”) fills a portion of the aggregate block order such that a meaningful allocation can be made to the accounts represented in the block order, NWQ will allocate the executed shares pro-rata to all accounts in the order. A meaningful allocation is defined as a 0.25% or 25 basis point incremental change in the position weighting of the security represented by the aggregated block order. When a partial order filled by an Executing BD does not meet this meaningful allocation threshold, Charles River is used to randomly allocate fills to as many accounts in the order as possible, and these random allocations can represent partial fills for the account.

When an aggregate order representing two or more product strategies is a partially filled order, the meaningful allocation threshold definition above is dictated by the strategy that represents the largest portion of the aggregated order.

B.	Allocation of Partially Filled Orders (Large Cap Value and Large Cap Balanced Managed Account Program Accounts)

When NWQ is unable to completely fill all the order, in most cases, NWQ attempts to allocate the partially filled order proportionately among accounts in the trading group, which may result in individual accounts receiving a position that is not meaningful (i.e. relatively small number of shares). If the Sponsor or Custodian retains responsibility for allocation, the Sponsor or Custodian will determine the allocation methodology.

IPO and Secondary Allocation Policy (All Investment Strategies)

NWQ may, from time to time, be invited by an underwriter or a selling group member to participate in an initial public offering (“IPO”) or secondary offering (together with IPO, “Public Offerings”). NWQ is typically allocated only a portion of any Public Offering and, historically, participation in Public Offerings has been relatively small as a percentage of total trading volume.

It is NWQ’s policy to allocate Public Offerings only to those accounts that NWQ considers to be suitable for such transactions taking into consideration available cash, client guidelines, custodial restrictions, investment objectives and risk tolerances. Because certain Public Offerings may involve higher risks and may involve restrictions on eligible offerees, NWQ may determine that, in such circumstances, the only accounts suitable are NWQ’s larger, more highly diversified institutional accounts.

Specifically, NWQ allocates securities acquired in a Public Offering only to accounts that satisfy the following criteria:

•	The account is not in a Program Account or Financial Planning Account;

•	The account is custodied at a bank;

•	If the security is a U.S. equity and part of an initial public offering, the account is not restricted under NASD Rule 2790;

•	The security is suitable for the account;

•	Purchase of the security is consistent with the investment style of the account and any investment guidelines or restrictions of the account; and

•	The account has cash available to purchase the security.

NWQ’s general policy is to allocate shares purchased in a Public Offering fairly and equitably among its suitable and eligible clients on a pro rata basis, to the extent feasible under the circumstances without imposing undue costs on accounts for comparatively small or minute allocations.

Accounts managed on behalf of NWQ’s employees are not eligible to receive shares purchased through IPOs and NWQ has specific prohibitions on employee IPO participation in its Code of Ethics.

Rule 144A Allocation Policy (All Investment Strategies)

NWQ allocates securities acquired in a 144A offering only to accounts that satisfy the following criteria (“144A Eligible Accounts”):

•	The Account is a Qualified Institutional Buyer as defined under Rule 144A of the Securities Act of 1933 as amended;

•	The 144A security is suitable for the Account;

•	Purchase of the 144A security is consistent with the investment style of the Account and any investment guidelines or restrictions of the Account; and

•	The Account has cash available to purchase the 144A security.

NWQ attempts to allocate the security on a proportional basis to 144A Eligible Accounts, however, it is not NWQ’s policy to make allocations such that a relatively insignificant number of securities are allocated to an account. If there are insufficient shares or bonds to allocate to all 144A Eligible Accounts on a proportional basis, Charles River will randomly allocate the available securities. NWQ may completely fill an order for some 144A Eligible Accounts while not filling an order or partially filling an order for other 144A Eligible Accounts, or NWQ may partially fill orders for several, but not all, 144A Eligible Accounts.

Exceptions To Trade Sequence And Allocation Procedures For Equity Securities

A.	Cash flows.

1.	Sell Orders.

Typically, transactions resulting from client requests to withdraw funds or securities from the client’s account and client requests to liquidate the client’s account will be placed ahead of any pending orders in any security for all types of accounts. Other types of sell orders including, but not limited to, account reviews and rebalances typically would be combined with any aggregated order in the same security for the same type of accounts. If there is no existing aggregated order in the same security for the same investment strategy, then the sell order is typically placed after all other open orders have been placed for any other strategy selling the same security.

2. Buy Orders.

(a) Program Accounts and Financial Planning Accounts. Typically, orders for new accounts or resulting from contributions will be executed at the same time as aggregated orders in the same security for accounts with the same custodial firm. If there is no pending aggregated order in the same security for Program Accounts or Financial Planning Accounts, then the orders for transactions for new accounts and/or contributions in these Program Accounts and Financial Planning Accounts will be placed after the placement of any existing orders in the given security.

(b) Institutional Accounts. Transactions resulting from client contributions or initial investment of new accounts (without a transition manager) shall, when possible, be merged with any pending aggregated order in the same security in the same trading group and/or subgroup. If there is no existing order in the same security for the same type of accounts, then the order is typically placed after all other pending orders in the given security have been executed in the rotation, if one exists. However, NWQ’s Head Trader has discretion to decide whether to merge a buy order resulting from a cash flow with a pending aggregated order or to place the cash flow buy order at the end of any pending aggregated order.

B. Client Guideline Compliance and Exceptions.

If there is an issue relating to compliance with a specific client’s investment guidelines or at the discretion of the CCO or Compliance Department, trades for a specific client’s account may go ahead of a pending aggregated order in a security.

Aggregation and Allocation Procedures for Fixed Income Securities

Prior to transacting in fixed income securities, including convertible and preferred securities, the appropriate accounts are identified based on the strategy group they belong to, their investment policy statements, and their current exposures to credit, sector, maturity and duration. Block purchase and sales of fixed income securities are allocated on a pro-rata basis to suitable accounts to ensure that accounts of the same strategy group have a similar exposure profile. To facilitate rebalancing or adjustments to exposures, the appropriate accounts that are low/high in the respective exposures are included in the allocation process to bring them more in line with other accounts of the same strategy group. Similarly, all cash flows are accommodated through adjustment of holdings to maintain consistency in the account’s exposure profile based on its strategy group as feasible.

On certain occasions, NWQ may contact broker-dealers or may be contacted by broker-dealers to determine interest in buying or selling a particular issue of a fixed income security, and at what price. Based on the context of prevailing market dynamics, including factors of liquidity and anonymity, when a dealer notifies NWQ that it is able to purchase a fixed income security at the indicated price, or a portfolio manager chooses to buy or sell at an indicated price, the Fixed Income Team will place the order and record the completed order in Charles River on that trade day.

As a result of a number of factors, it is possible that certain accounts may receive partial fills, a fill of an order more frequently than other accounts, and certain accounts may hold fewer or larger positions of a non-Treasury debt issues than other accounts.

Administration and Oversight

NWQ’s Institutional Trading Department and the Portfolio Manager, Managed Account Programs is responsible for implementing and monitoring compliance with this Trade Aggregation, Sequencing and Allocation Policy and the procedures set forth hereunder. Questions should be directed to the Nuveen West Legal/Compliance Department.

Special situations may arise during an aggregated transaction cycle, which may cause different allocation methods to be used. Exceptions to the normal guidelines must be documented and approved by the Head of Institutional Trading, Chief Investment Officer, or a Portfolio Manager on the Investment Policy Committee.

Principal Trades

NWQ prohibits any principal transactions between clients and NWQ. In the process of correcting any trade errors, the Trading Department shall take steps to assure that any corrections do not result in any inadvertent, principal transaction between NWQ and a client account. NWQ may engage in certain principal transactions with other parties on behalf of clients, including wrap fee program sponsors.

Cross and Agency Cross Trades

As a general rule, NWQ does not engage in cross transactions, whereby NWQ arranges for one client to purchase a security from another client without going through a securities brokerage firm to effect the transaction. NWQ also does not engage in agency cross transactions, where NWQ acts as adviser to one side of the trade, and NWQ or an affiliate acts as broker to the other side. In the event that NWQ determines it desires to engage in agency cross trades, the Head of Institutional Trading shall inform the CCO and the CCO shall take all necessary steps to ensure compliance with all regulatory requirements, ERISA and disclosure of potential division of loyalties.

Monitoring and Compliance

Periodically the CCO or the CCO’s designee shall review a random sample of orders in Charles River, trade rotation logs, and fixed income trading documentation to determine: (1) completeness and accuracy of records; (2) if orders that should have been aggregated were aggregated; (3) whether pro-rata or random allocations were properly made pursuant to this policy; (4) whether Public Offerings and any 144A transactions were allocated in accordance with this policy; (5) that no principal transactions between a client account and NWQ were made or principal transactions with Managed Account Program Sponsors on behalf of clients were made in accordance with this policy; and (6) whether any cross or agency cross transactions were made in accordance with this policy. Periodically the CCO or the CCO’s designee shall review sequential block trades in the same security and the same direction to assure that portfolio managers are not inappropriately favoring certain accounts over other accounts or otherwise breaching their fiduciary duty to fairly allocate transactions. If such review uncovers any problems, the CCO or the CCO’s designee will report such violations or issues to the attention of either the Head of Institutional Trading, or the Fixed Income Trading Group as applicable, and to the CIO as necessary. They will then jointly decide on any appropriate action.

Annually, the CCO will determine if changes to this policy are required based on evolving standards and business practices or whether employee training should be undertaken for specific personnel or procedures. The CCO will report significant policy violations or any pattern of problems to the Executive Committee for further action, if necessary.

Records

The Institutional Trading Department shall keep records reflecting the administration of the Trade Allocation Policy and procedure hereunder for five years (six years for transactions involving registered investment companies) following the year in which the aggregated transaction or allocation takes place. The CCO shall keep all records pertaining to his or her examinations and/or findings set forth above.

Adopted: October 5, 2004

Amended: January 2, 2008

Amended: June 8, 2011

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

TRADE ERROR POLICY AND PROCEDURES

POLICY

It is NWQ Investment Management Company, LLC’s (“NWQ”) policy that utmost care is to be taken in making and implementing investment decisions on behalf of client accounts. To the extent that any trade errors occur, they are to be corrected as soon as practicable and in such a manner that the client incurs no loss. Trade errors shall be scrutinized carefully with a view toward implementing procedures to prevent or reduce future trade errors.

Trade errors may occur either in (a) the investment decision-making process (e.g., a decision may be to purchase a security or an amount of a security that is inconsistent with a client’s investment restrictions) or (b) the trading process (e.g., a buy order may be executed as a sell, or vice versa, or a security other than that which the portfolio manager ordered may be purchased or sold). For purposes of this policy, trade errors in both investment decision-making and trading are referred to as trade errors. A list of common trade errors is included as Attachment A.

As set forth above, in all cases of trade errors, it is NWQ’s policy to ensure that the client incurs no loss. Thus, trades are adjusted as needed in order to put the client in such a position as if the trade error had never occurred. Moreover, trade errors must be corrected in a manner such that no other client account is disadvantaged in correcting the trade error. NWQ will not use “soft dollars” to correct trade errors nor will NWQ use future brokerage to compensate a broker-dealer either directly or indirectly for absorbing the cost of correcting a trade error in an earlier transaction.

NWQ is responsible for its own errors and not the errors of other persons, including third party brokers and custodians, unless otherwise expressly agreed to by NWQ. NWQ, in its sole discretion, may assist, to the extent possible, with the appropriate correction of errors committed by third parties.

PROCEDURES 1.

Identification

The NWQ staff member who first becomes aware of the trade error shall immediately report the error to the Department Head and Direct Supervisor (if not the same). Trade errors that result in either a gain or loss over $5,000 or are the result of a control fail or otherwise deemed material by the Department Head and/or Direct Supervisor (if not the same) must also be reported to at least one of NWQ’s Co-Presidents.

Trade errors must be corrected as soon after discovery as reasonably practicable, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question.

2. Correction

Pre-Settlement

Clerical trade errors, such as trades simply misallocated to the wrong account, that are discovered prior to settlement may be reallocated to the originally intended account. Non-clerical errors, such as incorrect securities purchased or sold for a client’s portfolio, that are discovered prior to settlement may be handled in one of the following ways, or another acceptable way as determined by the CCO, or designee:

1)	NWQ may seek to cancel the trade with the broker-dealer at no detriment or expense to the client and no quid pro quo to the broker-dealer; or

2)	NWQ may clear an unsettled trade through a broker-dealer’s in-house error account if the broker-dealer is reimbursed for any loss. If such action results in a gain, such gain shall be governed by the broker-dealer’s trade error policies and procedures. NWQ may use the gain to offset future trade errors if the broker-dealer can offer this facility; or

3)

NWQ may reallocate the securities to one or more accounts participating in the transaction provided there are open orders that are unfilled. Such reallocation must represent a legitimate investment decision on behalf of each account involved, and then is permissible only if such reallocation would not disadvantage the participating accounts and provided such reallocation would not result in a loss to the participating account(s).[1] A legitimate investment decision means a trade that is deemed to be made in the best interest of the client. If there are no unfilled orders, the transaction typically may not be reallocated to other client accounts and the transaction must be cancelled or broken unless determined otherwise by the CCO, or the CCO’s designee. If the trade cannot be cancelled or broken and it settles in the client account, NWQ will adhere to the procedures below to resolve a post-settlement trade.

From time to time NWQ receives termination notices from clients. Any open orders associated with the client are either removed from the trading blotter or reallocated to another open order deemed suitable under the circumstances. Pre-execution and/or pre-settlement reallocations occurring because of client terminations are not considered trade errors.

[1]	See NWQ’s Trade Allocation Policy and Procedures for additional information on NWQ’s trade reallocation procedures.

Post Settlement

If the trade error is not discovered until after trade settlement, NWQ shall correct the trade error by effecting the necessary trade(s) in the client’s account. NWQ shall reimburse any loss suffered by a client; any gain realized by a client as a result of correcting a trade error (post settlement) shall remain in the client’s account.

NWQ does not net the gains and losses between clients or within an account of any client that experiences multiple trade errors that are not part of the same investment decision. Netting of gains and losses is permitted only with respect to trade errors made as a result of a single investment decision. Any netting of gains and losses must be reviewed and approved in writing on a case-by-case basis by at lease one of NWQ’s Co-Presidents and/or the Chief Compliance Officer (“CCO”) or the CCO’s designee.

3. Documentation and Review

a.	The applicable parties involved in the trade error shall complete a Trade Error Form, a copy of which is attached to this policy as Attachment B. The completed Trade Error Form shall be placed in the appropriate electronic file folder maintained on NWQ’s shared drive in accordance with procedures established by NWQ. Any additional documentation associated with the trade error, including documentation relating to payments made, shall be attached to the Trade Error Form and maintained in the corresponding file.

.	The Executive Committee and/or CCO or the CCO’s designee(s) shall review a sample of Trade Error Forms on a quarterly basis. If there is failure to report or correct trade errors promptly or if there is a pattern of trade errors, the CCO or the CCO’s designee(s) shall make appropriate recommendations to prevent future occurrences of the same problem and report the problem or pattern of trade errors and related recommendations to the Executive Committee.

Wrap Program Sponsors / RIA Firms

NWQ participates in several wrap programs and has relationships with financial planning/RIA firms. Notwithstanding NWQ’s Trade Error Policy and Procedures, these entities maintain their own policies with respect to trade errors committed by investment advisers with whom they have arrangements. Accordingly, in connection with trade errors that occur in such accounts, NWQ shall take corrective action in accordance with such firms’ policies and procedures.2

[2]

NWQ maintains a matrix of wrap program trade error policies and procedures to help ensure that the disposition of trade errors in such accounts is in accordance with each firm’s trade error policy. NWQ will periodically review and obtain updates of such policies.

RESPONSIBILITY

The Executive Committee has the overall responsibility for the implementation of NWQ’s Trade Error Policy. The Chief Compliance Officer (“CCO”) or the CCO’s designee(s) is responsible for periodically monitoring compliance with these procedures and evaluating resolutions.

RECORDS

NWQ shall keep copies of all records pertaining to the detection and resolution of a trade error and of all actions undertaken as set forth above and shall maintain these records for not less than 5 years.

Dated: October 4, 2004

Amended: August 20, 2008

Amended: March 17, 2010

Amended: December 5, 2010

Attachment A

Possible Trade Errors

Types of Errors t o Which Trade Error Correction Procedures Apply	Example

Purchase/sale of securities not legally authorized for an account	Purchase 144A securities for an account that is not a Qualified Institutional Buyer.

Purchase/sale of securities not authorized by the account’s investment guidelines	Buy start-up, private placement securities for an account whose investment objectives preclude such investments Buy tobacco company securities when management contract precludes such purchases

Purchase/sale of wrong or unintended number of securities	Buy 2,000 shares when intended to buy 20,000 shares

Purchase/sale of wrong or unintended securities	Buy Transcontinental Realty Investors, Inc., whose stock symbol was TCI, while intending to buy Tele-Communications, Inc., whose stock symbol was TCOMA

Purchase/sale of securities for wrong or unintended account	Buy shares for account X when the investment decision had been to buy the same shares for account Y

Allocation of wrong or unintended number of securities	Buy 20,000 shares and allocate 5,000 to each of five accounts

Allocation of securities to wrong or unintended account	Buy 20,000 shares and allocate 5,000 to X account, which has insufficient funds to cover the purchase

Failure to purchase/sell securities as intended	Hold, rather than sell, securities in a client account

Failure to follow specific client directives to purchase/sell/hold/wait to purchase securities	Client directs that a particular investment be liquidated on Dec. 31, but adviser fails to execute this liquidation until January 3

Please note that this constitutes a non-exhaustive list of examples and is for illustrative purposes only.

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

POLICY AND PROCEDURES FOR

PROPRIETARY TRADING BY INVESTMENT ADVISER

NWQ Investment Management Company, LLC (“NWQ”) may trade for its proprietary accounts or those of its affiliates, which may include, without limitation, seed capital accounts for new strategies, employee pension or similar profit sharing plans, an employee securities company, or the general account of an insurance company. For this purpose, a “proprietary account” also includes any investment vehicle 25% or more owned by NWQ, its affiliates, or its or their employees, officers, or directors.

As a result of investing in or trading for a proprietary account, NWQ and its personnel may face a conflict of interest with its clients. NWQ will disclose any such conflicts of interest to clients in its Form ADV Part 2A. NWQ must ensure that such conflicts are monitored and addressed in a manner consistent with NWQ’s fiduciary duty to its clients. When advising and trading for a proprietary account, NWQ makes investment decisions and trades in manner that is similar to comparable clients without regard to an account’s status as a proprietary account. It is NWQ’s policy that proprietary accounts should receive neither special advantages nor disadvantages.

Procedures

1. Responsibility for Compliance: NWQ’s Chief Compliance Officer (or her designee) (“CCO”) is responsible for NWQ’s compliance with this policy and procedures.

2. Responsibility for Monitoring Compliance: The CCO is responsible for monitoring NWQ’s compliance with this policy and procedures by comparing the performance of proprietary accounts with any similar, non-proprietary accounts on an annual basis.

3. Documentation of Compliance Monitoring: The CCO maintains documentation of the monitoring of NWQ’s compliance with this policy and procedures.

4. Recordkeeping: Records relating to this policy and procedures, including compliance and monitoring activities, will be maintained in accordance with applicable regulatory requirements by NWQ.

Adopted: August 20, 2008

Amended: June 8, 2011

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

POLICY AND PROCEDURES RELATING TO SIDE-BY SIDE MANAGEMENT OF LONG-ONLY

AND LONG/SHORT ACCOUNTS, AND ACCOUNTS WITH PERFORMANCE FEES

Effective December 12, 2007

(Amended as of June 8, 2011)

The portfolio managers of an investment adviser may manage multiple accounts with different investment objectives, guidelines and policies, and with different fee structures. For example, certain accounts may be long-only while other accounts may be long/short or involve market neutral strategies. Further, certain accounts or private equity funds managed by the adviser (long-only or long/short) may pay performance-based fees. Potential conflicts may exist in these situations. NWQ seeks to address these potential conflicts by implementing these policies and procedures.

Investment Restrictions- Generally No Contrary Positions in Same Securities in Similar Accounts (without approval)

Portfolio managers who manage long/short accounts are generally prohibited from simultaneously holding a long position in one account and holding the same security short in another account having substantially the same investment objective (including investment restrictions and guidelines) or strategy. Accounts with different objectives or employing different strategies may result in different investment decisions based on the individual needs of the relevant client account. For example, an account tied to a particular benchmark could be long a security, but underweighted versus the relevant benchmark while an absolute return account could be short the security. Both positions could reflect the portfolio manager’s view that the security may underperform in the future, but the nature of the account’s objectives could dictate different trade tactics.

There also may be circumstances where portfolio managers may take both long and short positions in different securities issued by the same company. For example, a company may issue A shares and B shares, or common stock and convertibles, with different rights (e.g., voting rights) attached to each. The difference in respective rights may result in different marketplace valuations for the securities, which may give rise to a potential arbitrage opportunity for the portfolio manager. In such situation, the portfolio manager may, in the same account, take a long position in one security and a short position in another security, both issued by the same company.

Contrary positions may also be permitted in circumstances where a client has instructed the investment adviser to hold a legacy position (e.g., low cost basis) or otherwise with the approval of the Chief Compliance Officer, which may be granted on a standing basis.

The Compliance Department of Nuveen Investments, Inc. will periodically monitor compliance with and review the effectiveness of this Policy and these Procedures. The frequency and method of monitoring and reviewing this policy will be determined by the Chief Compliance Officer based on an assessment of the risks involved. Monitoring and review activities will be documented.

No Favoring Accounts with Performance Fees

Compliance will periodically review accounts and private equity funds with performance based fees (whether long-only or long/short) for evidence or patterns of preferential treatment. The review should include an analysis of allocations of investment opportunity and the sequencing of transactions for such accounts. A comparative analysis of performance between accounts with performance fees and those without performance fees managed according to substantially the same investment objective (including investment restrictions and guidelines) where such accounts exist may be appropriate in certain instances. Such review and analysis will be documented.

Disclosure

NWQ shall reasonably disclose the potential conflicts of interest resulting from its side-by-side management of long-only and long/short accounts as well the existence of performance-based fee arrangements and any relevant factors related to such arrangements in its Form ADV Part 2A. These disclosures should be reviewed and updated at least on an annual basis by members of Nuveen Investments, Inc. Legal and Compliance Department.

Adopted: December 12, 2007

Amended: June 8, 2011

Portfolio Management: Investment, Client Guideline and Restriction Policy

Policy

NWQ Investment Management Company, LLC (“NWQ”) seeks to ensure that its transactions for clients comply with all legally permissible client instructions, guidelines, the appropriate investment strategy, and any other applicable legal or other restrictions.

Securities selections for client accounts are made by designated members of the relevant Portfolio Management team in accordance with investment guidelines, objectives, and/or strategies established in advance with the client (which may be modified from time to time with notice to the client or with client consent, where necessary). The firm’s policy is to consider known investment opportunities for clients and purchase and sell in accordance with terms of the agreed upon investment guidelines, objectives, and/or strategies and any other applicable legal or other restrictions. All parties should understand that client imposed restrictions or guidelines can negatively impact performance and create dispersion between accounts invested in the same investment style.

NWQ attempts to allocate investment opportunities fairly and equitably across all clients within its various product classes or investment strategies as well as across products and strategies. Investments in IPOs and 144A securities (as well as other types of private placements) may be available only to clients who satisfy certain legal or eligibility requirements (see NWQ’s Trade Sequence and Allocation Policy). NWQ, through application of its parent company’s Code of Ethics, attempts to ensure that appropriate investment ideas and opportunities are first offered to clients before they become available for employees for investment.

Background

NWQ has divided its clients’ accounts into two business groups: Managed Account Program Group and Institutional Group. The Managed Account Program Group includes all NWQ managed accounts in fully bundled wrap fee programs sponsored by financial services firms and accounts referred to NWQ by financial planning/investment advisory firms (“Financial Planning Firm”) excluding institutional consulting firms. All other accounts managed by NWQ are included in the Institutional Group. Although investment decisions are made by the same investment team for each business group, the manner of implementing these decisions is different. As a result, the procedures for client guideline and restriction compliance are different for each group. This policy addresses the procedures for the Institutional Group only.

Procedures

NWQ has adopted the following procedures to implement and monitor the firm’s policy.

1.	The Institutional Account Administration Department (“IAA”) coordinates the on-boarding of new client accounts and any subsequent client guideline amendments in conjunction with Portfolio Management and Legal and Compliance.

2.	The Portfolio Management team is responsible for reviewing and confirming their understanding and acceptance of the investment guidelines and any subsequent amendments.

3.	The Compliance team codes client, internal, and regulatory restrictions into the compliance monitoring system. The team is also responsible for monitoring any pre- and post-trade guideline alerts in accordance with their desk procedures.

Administration and Oversight

The CCO, or designee, may, from time to time, monitor compliance with these guidelines and procedures by examining account opening documentation, client trading records and other documents as needed.

Records

IAA, Portfolio Management, and Compliance shall each retain applicable records reflecting the administration of the above policy and procedures for a minimum of five years.

Dated: October 5, 2004

Amended: July 1, 2008

Amended: July 22, 2011

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

PROXY VOTING POLICIES AND PROCEDURES

1.	Application; General Principles

1.1 These Proxy Voting Policies and Procedures apply to securities held in client accounts over which NWQ Investment Management Company, LLC (“NWQ”) has voting authority, directly or indirectly. Indirect voting authority exists where NWQ’s voting authority is implied by a general delegation of investment authority without reservation of proxy voting authority.

1.2 NWQ shall vote proxies in respect of securities owned by or on behalf of a client in the client’s best interests and without regard to the interests of NWQ or any other client of NWQ. Where NWQ shares investment discretion with regard to certain securities owned by or on behalf of clients with an advisory affiliate and proxy voting authority is not reserved by NWQ, proxy voting shall be delegated to the advisory affiliate in accordance with its proxy voting policies and procedures, as amended from time to time, (subject to Section 2 with regard to determination it may be in clients’ overall best interests not to vote).

2.	Voting; Procedures

2.1 To provide centralized management of the proxy voting process, NWQ shall establish a Proxy Voting Committee.

2.2 The Proxy Voting Committee shall be comprised of at least one senior portfolio manager. The Committee may also seek the assistance of others, including investment, operations, legal or compliance personnel as necessary.

2.2.1 The Proxy Voting Committee shall:

•

supervise the proxy voting process, including the identification of material conflicts of interest involving NWQ (see Section 3 for definition of material conflict of interest) and the proxy voting process in respect of securities owned by or on behalf of such clients;

•	determine how to vote proxies relating to issues not covered by these Policies and Procedures; and

•	determine when NWQ may deviate from these Policies and Procedures.

2.3 Unless the Proxy Voting Committee otherwise determines (and documents the basis for its decision) or as otherwise provided below, the Proxy Voting Committee shall cause proxies to be voted in a manner consistent with the recommendations or guidelines of an independent third party proxy service or other third party. In most cases, NWQ has adopted the guidelines of and will generally vote in accordance with the recommendations of Risk Metrics Group (“RMG”) (formerly, Institutional Shareholder Services, Inc.), as such guidelines may be updated from time to time (the current guideline summaries are attached hereto as Exhibit A). In select other cases, NWQ may agree generally to vote proxies for a particular client account in accordance with the third party recommendations or guidelines selected by the client, such as the AFL-CIO Guidelines (guideline summary available on request). The applicable recommendations and guidelines employed by NWQ shall be referred to herein as the “Guidelines” and the “Recommendations” respectively. As a general matter, unless otherwise restricted NWQ reserves the right to override the applicable Recommendations or Guidelines in any situation where it believes that following such Recommendations or Guidelines is not in its clients’ best interests.

1

2.3.1 Where any material conflict of interest has been identified and the matter is covered by the applicable Recommendation or Guidelines, the Proxy Voting Committee shall cause proxies to be voted in accordance with the applicable Recommendation or Guidelines.

2.3.2 Where any material conflict of interest has been identified and the matter is not covered by the applicable Recommendation or Guidelines, NWQ may (i) vote in accordance with the recommendation of an alterative independent third party (who may be a proxy voting service) or (ii) disclose the conflict to the client, obtain the client’s consent to vote, and make the proxy voting determination itself (and document the basis for the decision).

2.4 NWQ may determine not to vote proxies in respect of securities of any issuer if it determines it would be in its clients’ overall best interests not to vote. Such determination may apply in respect of all client holdings of the securities or only certain specified clients, as NWQ deems appropriate under the circumstances.

2.4.1 Generally, NWQ does not intend to vote proxies associated with the securities of any issuer if as a result of voting, the issuer restricts such securities from being transacted (“share blocking” is done in a few foreign countries). However, NWQ may decide, on an individual security basis that it is in the best interests of its clients for NWQ to vote the proxy associated with such a security, taking into account the loss of liquidity. In addition, NWQ may decline to vote proxies where the voting would in NWQ’s judgment result in some other financial, legal, regulatory disability or burden to NWQ or the client (such as imputing control with respect to the issuer).

2.4.2 To the extent that NWQ receives proxies for securities that are transferred into a client’s portfolio that were not recommended or selected by NWQ and are sold or expected to be sold promptly in an orderly manner (“legacy securities”), NWQ will generally refrain from voting such proxies. In such circumstances, since legacy securities are expected to be sold promptly, voting proxies on such securities would not further NWQ’s interest in maximizing the value of client investments. NWQ may consider an institutional client’s special request to vote a legacy security proxy, and if agreed would vote such proxy in accordance with the guidelines below.

2.4.3 In addition, the Proxy Voting Committee may determine: (a) not to recall securities on loan if, in its judgment, the negative consequences to clients of disrupting the securities lending program would outweigh the benefits of voting in the particular instance or, (b) in its judgment, the expense and administrative inconvenience outweighs the benefits to clients of voting the securities.

3.	Material Conflicts of Interest

3.1 Voting the securities of an issuer where the following relationships or circumstances exist are deemed to give rise to a material conflict of interest for purposes of these Policies and Procedures:

3.1.1 The issuer is an institutional separate account client of NWQ or wrap program in which NWQ participates as an investment manager that paid fees to NWQ for the prior calendar year in excess of 1% of NWQ’s annual revenues for that year. This analysis will be performed in February of each year.

2

3.1.2 The issuer is an entity in which a member of the Executive Committee or Proxy Committee of NWQ or a relative1 of any such person is or was (within the past three years of the proxy vote) an executive officer or director employee, or such person or relative otherwise has received more than $1,000 from the issuer during NWQ’s last three fiscal years, other than the receipt of interest, dividends, capital gains or proceeds from an insurance company for a claim. This analysis will be performed in February of each year.

3.1.3 Any other circumstance that NWQ is aware of where NWQ’s duty to serve its clients’ interests, typically referred to as its “duty of loyalty,” could be materially compromised.

3.1.4 Notwithstanding the foregoing, a conflict of interest described in Section 3.1 shall not be considered material for the purposes of these Policies and Procedures in respect of a specific vote or circumstance if the matter to be voted on relates to a restructuring of the terms of existing securities or the issuance of new securities or a similar matter arising out of the holding of securities, other than common equity, in the context of a bankruptcy or threatened bankruptcy of the issuer.

3.1.5 Notwithstanding the foregoing, in its process of determining whether there are material conflicts of interest, NWQ does not consider nonpublic information about the business arrangements of its affiliates or their officers and directors.

3.1.6 Notwithstanding the foregoing, business arrangements that NWQ is not actively involved in shall not be deemed to raise a material conflict of interest for NWQ. For example, if NWQ is aware that an issuer is considering the inclusion of an NWQ-advised fund in its 401(k) plan menu, but NWQ is not actively soliciting the business, NWQ shall not be deemed to have a material conflict of interest in voting proxies of the issue.

4.	Recordkeeping and Retention

4.1 NWQ shall retain records relating to the voting of proxies, including:

4.1.1 Copies of these Policies and Procedures and any amendments thereto. Copies of applicable Policies and Procedures adopted by NWQ’s advisory affiliate with regard to any securities in client accounts managed under shared investment discretion (as referenced in section 1.2 above), and any amendments thereto.

4.1.2 A copy of each proxy ballot and proxy statement filed by the issuer with the Securities and Exchange Commission or foreign regulator (“Proxy Statement”), or English translation of Proxy Statement as made available through a third party service provider regarding securities held on behalf of clients who have authorized voting of proxies, with exception of any “legacy securities” ballots or proxy statements (referenced in section 2.3.2 above) not voted.

4.1.3 Records of each vote cast by NWQ (or its advisory affiliate, as applicable) on behalf of clients; these records may be maintained on an aggregate basis for certain clients (e.g., managed account clients).

[1]	For the purposes of these Guidelines, “relative” includes the following family members: spouse, minor children or stepchildren.

3

4.1.4 A copy of any documents created by NWQ that were material to making a decision on how to vote or that memorializes the basis for that decision.

4.1.5 A copy of each written request for information on how NWQ (or its advisory affiliate, as applicable) voted proxies on behalf of the client, and a copy of any written response by NWQ to any (oral or written) request for information on how such proxies were voted.

4.2 These records shall be maintained and preserved in an easily accessible place for a period of not less than five years from the end of NWQ’s fiscal year during which the last entry was made in the records, the first two years in an appropriate office of NWQ.

4.3 NWQ may rely on Proxy Statements filed on the SEC’s EDGAR system or on Proxy Statements, ballots and records of votes cast by NWQ maintained by a third party, such as a proxy voting service.

Adopted: June 24, 2003

Amended: May 21, 2007

Amended: February 25, 2009

4

2011 U.S. Proxy Voting Guidelines Summary

January 27, 2011

Institutional Shareholder Services Inc.

Copyright © 2011 by ISS

www.issgovernance.com

ISS’ 2011 U.S. Proxy Voting Guidelines Summary

Effective for Meetings on or after Feb. 1, 2011

Published December 15, 2010

Updated January 27, 2011

The following is a condensed version of the proxy voting recommendations contained in ISS’ U.S. Proxy Voting Manual.

DISCLOSURE/DISCLAIMER		7

1.	ROUTINE/MISCELLANEOUS	8
	Adjourn Meeting	8
	Amend Quorum Requirements	8
	Amend Minor Bylaws	8
	Change Company Name	8
	Change Date, Time, or Location of Annual Meeting	8
	Other Business	8

Audit-Related		9
	Auditor Indemnification and Limitation of Liability	9
	Auditor Ratification	9
	Shareholder Proposals Limiting Non-Audit Services	9
	Shareholder Proposals on Audit Firm Rotation	10

2.	BOARD OF DIRECTORS:	11

Voting on Director Nominees in Uncontested Elections		11
	1. Board Accountability	11
	2. Board Responsiveness	13
	3. Director Independence	13
	4. Director Competence	14
	2011 ISS Categorization of Directors	15

Other Board-Related Proposals		17
	Age/Term Limits	17
	Board Size	17
	Classification/Declassification of the Board	17
	CEO Succession Planning	18
	Cumulative Voting	18
	Director and Officer Indemnification and Liability Protection	18
	Establish/Amend Nominee Qualifications	18
	Establish other Board Committee Proposals	19
	Filling Vacancies/Removal of Directors	19
	Independent Chair (Separate Chair/CEO)	19
	Majority of Independent Directors/Establishment of Independent Committees	20
	Majority Vote Standard for the Election of Directors	20
	Proxy Access (Open Access )	21
	Require More Nominees than Open Seats	21
	Shareholder Engagement Policy (Shareholder Advisory Committee)	21
	Proxy Contests–Voting for Director Nominees in Contested Elections	21
	Vote No Campaigns	21

2011 ISS U.S. Proxy Voting Guidelines Summary	- 2 -

3.	SHAREHOLDER RIGHTS & DEFENSES	22
	Advance Notice Requirements for Shareholder Proposals/Nominations	22
	Amend Bylaws without Shareholder Consent	22
	Confidential Voting	22
	Control Share Acquisition Provisions	22
	Control Share Cash-Out Provisions	23
	Disgorgement Provisions	23
	Fair Price Provisions	23
	Freeze-Out Provisions	23
	Greenmail	24
	Net Operating Loss (NOL) Protective Amendments	24
	Poison Pills (Shareholder Rights Plans)	24
	Shareholder Proposals to Put Pill to a Vote and/or Adopt a Pill Policy	24
	Management Proposals to Ratify a Poison Pill	25
	Management Proposals to Ratify a Pill to Preserve Net Operating Losses (NOLs)	25
	Reimbursing Proxy Solicitation Expenses	25
	Reincorporation Proposals	26
	Shareholder Ability to Act by Written Consent	26
	Shareholder Ability to Call Special Meetings	26
	Stakeholder Provisions	27
	State Antitakeover Statutes	27
	Supermajority Vote Requirements	27

4.	CAPITAL/RESTRUCTURING	28

Capital		28
	Adjustments to Par Value of Common Stock	28
	Common Stock Authorization	28
	Issue Stock for Use with Rights Plan	28
	Preemptive Rights	28
	Preferred Stock Authorization	29
	Recapitalization Plans	29
	Reverse Stock Splits	29
	Share Repurchase Programs	30
	Stock Distributions: Splits and Dividends	30
	Tracking Stock	30

Restructuring		30
	Appraisal Rights	30
	Asset Purchases	30
	Asset Sales	30
	Bundled Proposals	31
	Conversion of Securities	31
	Corporate Reorganization/Debt Restructuring/Prepackaged Bankruptcy Plans/Reverse Leveraged Buyouts/Wrap Plans	31
	Formation of Holding Company	31
	Going Private and Going Dark Transactions (LBOs and Minority Squeeze-outs)	32
	Joint Ventures	32
	Liquidations	33
	Mergers and Acquisitions	33
	Private Placements/Warrants/Convertible Debentures	33
	Reorganization/Restructuring Plan (Bankruptcy)	34
	Special Purpose Acquisition Corporations (SPACs)	35
	Spin-offs	35
	Value Maximization Shareholder Proposals	36

2011 ISS U.S. Proxy Voting Guidelines Summary	- 3 -

5.	COMPENSATION	37

Executive Pay Evaluation		37
	Advisory Votes on Executive Compensation- Management Proposals (Management Say-on-Pay)	37
	Pay for Performance	38
	Problematic Pay Practices	38
	Board Communications and Responsiveness	40
	Frequency of Advisory Vote on Executive Compensation (“Say When on Pay”)	40
	Voting on Golden Parachutes in an Acquisition, Merger, Consolidation, or Proposed Sale	40

Equity-Based and Other Incentive Plans		41
	Cost of Equity Plans	41
	Repricing Provisions	42
	Three-Year Burn Rate/Burn Rate Commitment	42
	Burn Rate Table for 2011	43
	Pay-for-Performance- Impact on Equity Plans	44
	Liberal Definition of Change-in-Control	44
	Problematic Pay Practices	44
	Specific Treatment of Certain Award Types in Equity Plan Evaluations:	45
	Dividend Equivalent Rights	45
	Liberal Share Recycling Provisions	45
	Operating Partnership (OP) units in Equity Plan analysis of Real Estate Investment Trusts (REITs)	45
	Option Overhang Cost	45
	Other Compensation Plans	46
	401(k) Employee Benefit Plans	46
	Employee Stock Ownership Plans (ESOPs)	46
	Employee Stock Purchase Plans— Qualified Plans	46
	Employee Stock Purchase Plans— Non-Qualified Plans	46
	Incentive Bonus Plans and Tax Deductibility Proposals (OBRA-Related Compensation Proposals)	47
	Option Exchange Programs/Repricing Options	47
	Stock Plans in Lieu of Cash	48
	Transfer Stock Option (TSO) Programs	48

Director Compensation		49
	Equity Plans for Non-Employee Directors	49
	Director Retirement Plans	49

Shareholder Proposals on Compensation		49
	Advisory Vote on Executive Compensation (Say-on-Pay)	49
	Adopt Anti-Hedging/Pledging/Speculative Investments Policy	50
	Bonus Banking/Bonus Banking “Plus”	50
	Compensation Consultants- Disclosure of Board or Company’s Utilization	50
	Disclosure/Setting Levels or Types of Compensation for Executives and Directors	50
	Golden Coffins/Executive Death Benefits	51
	Hold Equity Past Retirement or for a Significant Period of Time	51
	Non-Deductible Compensation	52
	Pay for Performance	52
	Performance-Based Awards	52
	Pay for Superior Performance	52
	Pre-Arranged Trading Plans (10b5-1 Plans)	53
	Prohibit CEOs from serving on Compensation Committees	53
	Recoup Bonuses	53
	Severance Agreements for Executives/Golden Parachutes	54
	Share Buyback Holding Periods	54
	Supplemental Executive Retirement Plans (SERPs)	54
	Tax Gross-Up Proposals	54
	Termination of Employment Prior to Severance Payment and Eliminating Accelerated Vesting of Unvested Equity	54

2011 ISS U.S. Proxy Voting Guidelines Summary	- 4 -

6.	SOCIAL/ENVIRONMENTAL ISSUES	56

Overall Approach		56

Animal Welfare		56
	Animal Welfare Policies	56
	Animal Testing	56
	Animal Slaughter (Controlled Atmosphere Killing (CAK))	56

Consumer Issues		57
	Genetically Modified Ingredients	57
	Reports on Potentially Controversial Business/Financial Practices	57
	Pharmaceutical Pricing, Access to Medicines, Product Reimportation, and Health Pandemics	57
	Product Safety and Toxic/Hazardous Materials	58
	Tobacco- Related Proposals	59

Climate Change and the Environment		59
	Climate Change/ Greenhouse Gas (GHG) Emissions	59
	General Environmental Proposals and Community Impact Assessments, Concentrated Area Feeding Operations	60
	Energy Efficiency	60
	Facility and Operational Safety/Security	61
	Operations in Protected Areas	61
	Recycling Strategies	61
	Renewable Energy	61

Diversity		62
	Board Diversity	62
	Equality of Opportunity	62
	Gender Identity, Sexual Orientation, and Domestic Partner Benefits	62

General Corporate Issues		63
	Charitable Contributions	63
	Environmental, Social, and Governance (ESG) Compensation-Related Proposals	63
	Political Contributions & Lobbying Expenditures/Initiatives	63

International Issues, Labor Issues, and Human Rights		64
	International Human Rights Proposals	64
	Internet Privacy and Censorship	64
	MacBride Principles	65
	Operations in High Risk Markets	65
	Outsourcing/Offshoring	65
	Weapons and Military Sales	65

Sustainability		66
	Sustainability Reporting	66

7.	MUTUAL FUND PROXIES	67

	Election of Directors	67
	Converting Closed-end Fund to Open-end Fund	67
	Proxy Contests	67
	Investment Advisory Agreements	67
	Approving New Classes or Series of Shares	67
	Preferred Stock Proposals	68

2011 ISS U.S. Proxy Voting Guidelines Summary	- 5 -

1940 Act Policies	68
Changing a Fundamental Restriction to a Nonfundamental Restriction	68
Change Fundamental Investment Objective to Nonfundamental	68
Name Change Proposals	68
Change in Fund’s Subclassification	68
Disposition of Assets/Termination/Liquidation	69
Changes to the Charter Document	69
Changing the Domicile of a Fund	69
Authorizing the Board to Hire and Terminate Subadvisors Without Shareholder Approval	69
Distribution Agreements	70
Master-Feeder Structure	70
Mergers	70

Shareholder Proposals for Mutual Funds	70
Establish Director Ownership Requirement	70
Reimburse Shareholder for Expenses Incurred	70
Terminate the Investment Advisor	70

2011 ISS U.S. Proxy Voting Guidelines Summary	- 6 -

Disclosure/Disclaimer

This document and all of the information contained in it, including without limitation all text, data, graphs, and charts (collectively, the “Information”) is the property of Institutional Shareholder Services Inc. (“ISS”), its subsidiaries, or, in some cases third party suppliers.

The Information has not been submitted to, nor received approval from, the United States Securities and Exchange Commission or any other regulatory body. None of the Information constitutes an offer to sell (or a solicitation of an offer to buy), or a promotion or recommendation of, any security, financial product or other investment vehicle or any trading strategy, and ISS does not endorse, approve or otherwise express any opinion regarding any issuer, securities, financial products or instruments or trading strategies.

The user of the Information assumes the entire risk of any use it may make or permit to be made of the Information.

ISS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE INFORMATION AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF ORIGINALITY, ACCURACY, TIMELINESS, NON-INFRINGEMENT, COMPLETENESS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) WITH RESPECT TO ANY OF THE INFORMATION.

Without limiting any of the foregoing and to the maximum extent permitted by law, in no event shall ISS have any liability regarding any of the Information for any direct, indirect, special, punitive, consequential (including lost profits) or any other damages even if notified of the possibility of such damages. The foregoing shall not exclude or limit any liability that may not by applicable law be excluded or limited.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 7 -

1. Routine/Miscellaneous

Adjourn Meeting

Generally vote AGAINST proposals to provide management with the authority to adjourn an annual or special meeting absent compelling reasons to support the proposal.

Vote FOR proposals that relate specifically to soliciting votes for a merger or transaction if supporting that merger or transaction. Vote AGAINST proposals if the wording is too vague or if the proposal includes “other business.”

Amend Quorum Requirements

Vote AGAINST proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal.

Amend Minor Bylaws

Vote FOR bylaw or charter changes that are of a housekeeping nature (updates or corrections).

Change Company Name

Vote FOR proposals to change the corporate name.

Change Date, Time, or Location of Annual Meeting

Vote FOR management proposals to change the date, time, and/or location of the annual meeting unless the proposed change is unreasonable.

Vote AGAINST shareholder proposals to change the date, time, and/or location of the annual meeting unless the current scheduling or location is unreasonable.

Other Business

Vote AGAINST proposals to approve other business when it appears as voting item.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 8 -

Audit-Related

Auditor Indemnification and Limitation of Liability

Consider the issue of auditor indemnification and limitation of liability CASE-BY-CASE. Factors to be assessed include, but are not limited to:

•	The terms of the auditor agreement- the degree to which these agreements impact shareholders’ rights;

•	Motivation and rationale for establishing the agreements;

•	Quality of disclosure; and

•	Historical practices in the audit area.

WTHHOLD or vote AGAINST members of an audit committee in situations where there is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Auditor Ratification

Vote FOR proposals to ratify auditors, unless any of the following apply:

•	An auditor has a financial interest in or association with the company, and is therefore not independent;

•	There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position;

•	Poor accounting practices are identified that rise to a serious level of concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures; or

•	Fees for non-audit services (“Other” fees) are excessive.

Non-audit fees are excessive if:

•	Non-audit (“other”) fees >audit fees + audit-related fees + tax compliance/preparation fees

Tax compliance and preparation include the preparation of original and amended tax returns, refund claims and tax payment planning. All other services in the tax category, such as tax advice, planning or consulting should be added to “Other” fees. If the breakout of tax fees cannot be determined, add all tax fees to “Other” fees.

In circumstances where “Other” fees include fees related to significant one-time capital structure events: initial public offerings, bankruptcy emergence, and spin-offs; and the company makes public disclosure of the amount and nature of those fees which are an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/tax compliance and preparation for purposes of determining whether non-audit fees are excessive.

Shareholder Proposals Limiting Non-Audit Services

Vote CASE-BY-CASE on shareholder proposals asking companies to prohibit or limit their auditors from engaging in non-audit services.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 9 -

Shareholder Proposals on Audit Firm Rotation

Vote CASE-BY-CASE on shareholder proposals asking for audit firm rotation, taking into account:

•	The tenure of the audit firm;

•	The length of rotation specified in the proposal;

•	Any significant audit-related issues at the company;

•	The number of Audit Committee meetings held each year;

•	The number of financial experts serving on the committee; and

•	Whether the company has a periodic renewal process where the auditor is evaluated for both audit quality and competitive price.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 10 -

2. Board of Directors:

Voting on Director Nominees in Uncontested Elections

Votes on director nominees should be determined CASE-BY-CASE.

Four fundamental principles apply when determining votes on director nominees:

1.	Board Accountability: Practices that promote accountability include: transparency into a company’s governance practices; annual board elections; and providing shareholders the ability to remove problematic directors and to vote on takeover defenses or other charter/bylaw amendments. These practices help reduce the opportunity for management entrenchment.

2.	Board Responsiveness: Directors should be responsive to shareholders, particularly in regard to shareholder proposals that receive a majority vote and to tender offers where a majority of shares are tendered. Furthermore, shareholders should expect directors to devote sufficient time and resources to oversight of the company.

3.	Director Independence: Without independence from management, the board may be unwilling or unable to effectively set company strategy and scrutinize performance or executive compensation.

4.	Director Competence: Companies should seek directors who can add value to the board through specific skills or expertise and who can devote sufficient time and commitment to serve effectively. While directors should not be constrained by arbitrary limits such as age or term limits, directors who are unable to attend board and committee meetings and/or who are overextended (i.e. serving on too many boards) raise concern on the director’s ability to effectively serve in shareholders’ best interests.

1. Board Accountability

VOTE WITHHOLD/AGAINST1 the entire board of directors (except new nominees2, who should be considered CASE-BYCASE), for the following:

Problematic Takeover Defenses:

Classified board structure:

1.1.	The board is classified, and a continuing director responsible for a problematic governance issue at the board/committee level that would warrant a withhold/against vote recommendation is not up for election — any or all appropriate nominees (except new) may be held accountable;

Director Performance Evaluation:

[1]	In general, companies with a plurality vote standard use “Withhold” as the valid contrary vote option in director elections; companies with a majority vote standard use “Against”. However, it will vary by company and the proxy must be checked to determine the valid contrary vote option for the particular company.
[2]	A “new nominee” is any current nominee who has not already been elected by shareholders and who joined the board after the problematic action in question transpired. If ISS cannot determine whether the nominee joined the board before or after the problematic action transpired, the nominee will be considered a “new nominee” if he or she joined the board within the 12 months prior to the upcoming shareholder meeting.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 11 -

1.2.	The board lacks accountability and oversight, coupled with sustained poor performance relative to peers. Sustained poor performance is measured by one- and three-year total shareholder returns in the bottom half of a company’s four-digit GICS industry group (Russell 3000 companies only). Take into consideration the company’s five-year total shareholder return and five-year operational metrics. Problematic provisions include but are not limited to:

•	A classified board structure;

•	A supermajority vote requirement;

•	Majority vote standard for director elections with no carve out for contested elections;

•	The inability for shareholders to call special meetings;

•	The inability for shareholders to act by written consent;

•	A dual-class structure; and/or

•	A non-shareholder approved poison pill.

Poison Pills:

1.3.	The company’s poison pill has a “dead-hand” or “modified dead-hand” feature. Vote withhold/against every year until this feature is removed;

1.4.	The board adopts a poison pill with a term of more than 12 months (“long-term pill”), or renews any existing pill, including any “short-term” pill (12 months or less), without shareholder approval. A commitment or policy that puts a newly-adopted pill to a binding shareholder vote may potentially offset an adverse vote recommendation. Review such companies with classified boards every year, and such companies with annually-elected boards at least once every three years, and vote AGAINST or WITHHOLD votes from all nominees if the company still maintains a non-shareholder-approved poison pill. This policy applies to all companies adopting or renewing pills after the announcement of this policy (Nov 19, 2009);

1.5.	The board makes a material adverse change to an existing poison pill without shareholder approval.

Vote CASE-BY-CASE on all nominees if:

1.6.	the board adopts a poison pill with a term of 12 months or less (“short-term pill”) without shareholder approval, taking into account the following factors:

•

The date of the pill’s adoption relative to the date of the next meeting of shareholders- i.e. whether the company had time to put the pill on ballot for shareholder ratification given the circumstances;

•	The issuer’s rationale;

•	The issuer’s governance structure and practices; and

•	The issuer’s track record of accountability to shareholders.

Problematic Audit-Related Practices

Generally, vote AGAINST or WITHHOLD from the members of the Audit Committee if:

1.7.	The non-audit fees paid to the auditor are excessive (see discussion under “Auditor Ratification”);

1.8.	The company receives an adverse opinion on the company’s financial statements from its auditor; or

1.9.	There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

Vote CASE-BY-CASE on members of the Audit Committee and/or the full board if:

1.10.	Poor accounting practices are identified that rise to a level of serious concern, such as: fraud; misapplication of GAAP; and material weaknesses identified in Section 404 disclosures. Examine the severity, breadth, chronological sequence and duration, as well as the company’s efforts at remediation or corrective actions, in determining whether WITHHOLD/AGAINST votes are warranted.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 12 -

Problematic Compensation Practices

Vote WITHHOLD/AGAINST the members of the Compensation Committee and potentially the full board if:

1.11.	There is a negative correlation between chief executive pay and company performance (see Pay for Performance Policy);

1.12.	The company reprices underwater options for stock, cash, or other consideration without prior shareholder approval, even if allowed in the company’s equity plan;

1.13.	The company fails to submit one-time transfers of stock options to a shareholder vote;

1.14.	The company fails to fulfill the terms of a burn rate commitment made to shareholders;

1.15.	The company has problematic pay practices. Problematic pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

Governance Failures

Under extraordinary circumstances, vote AGAINST or WITHHOLD from directors individually, committee members, or the entire board, due to:

1.16.	Material failures of governance, stewardship, or fiduciary responsibilities at the company;

1.17.	Failure to replace management as appropriate; or

1.18.	Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

2. Board Responsiveness

Vote WITHHOLD/AGAINST the entire board of directors (except new nominees, who should be considered CASE-BY-CASE), if:

2.1.	The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year; or

2.2.	The board failed to act on a shareholder proposal that received approval of the majority of shares cast in the last year and one of the two previous years.

2.3.	The board failed to act on takeover offers where the majority of the shareholders tendered their shares; or

2.4.	At the previous board election, any director received more than 50 percent withhold/against votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold/against vote.

3. Director Independence Vote WITHHOLD/AGAINST Inside Directors and Affiliated Outside Directors (per the Categorization of Directors) when:

3.1.	The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

3.2.	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

3.3.	The company lacks a formal nominating committee, even if the board attests that the independent directors fulfill the functions of such a committee; or

3.4.	The full board is less than majority independent.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 13 -

4. Director Competence

Attendance at Board and Committee Meetings

VOTE WITHHOLD/AGAINST the entire board of directors (except new nominees, who should be considered CASE-BY-CASE), if:

4.1.	The company’s proxy indicates that not all directors attended 75 percent of the aggregate board and committee meetings, but fails to provide the required disclosure of the names of the director(s) involved.

Generally vote AGAINST or WITHHOLD from individual directors who:

4.2.	Attend less than 75 percent of the board and committee meetings (with the exception of new nominees). Acceptable reasons for director(s) absences are generally limited to the following:

•	Medical issues/illness;

•	Family emergencies; and

•	If the director’s total service was three meetings or fewer and the director missed only one meeting.

These reasons for directors’ absences will only be considered by ISS if disclosed in the proxy or another SEC filing. If the disclosure is insufficient to determine whether a director attended at least 75 percent of board and committee meetings in aggregate, vote AGAINST/WITHHOLD from the director.

Overboarded Directors

Vote AGAINST or WITHHOLD from individual directors who:

4.3.	Sit on more than six public company boards; or

4.4.	Are CEOs of public companies who sit on the boards of more than two public companies besides their own— withhold only at their outside boards.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 14 -

2011 ISS Categorization of Directors

1. Inside Director (I)

1.1.	Employee of the company or one of its affiliates[i].

1.2.	Among the five most highly paid individuals (excluding interim CEO).

1.3.	Listed as an officer as defined under Section 16 of the Securities and Exchange Act of 1934 (“Section 16 officer”)ii.

1.4.	Current interim CEO.

1.5.	Beneficial owner of more than 50 percent of the company’s voting power (this may be aggregated if voting power is distributed among more than one member of a defined group).

2. Affiliated Outside Director (AO)

Board Attestation

2.1.	Board attestation that an outside director is not independent.

Former CEO

2.2.	Former CEO of the companyiii,iv.

2.3.	Former CEO of an acquired company within the past five yearsiv.

2.4.	Former interim CEO if the service was longer than 18 months. If the service was between twelve and eighteen months an assessment of the interim CEO’s employment agreement will be made[v].

Non-CEO Executives

2.5.	Former Section 16 officerii of the company, an affiliate[i] or an acquired firm within the past five years.

2.6.	Section 16 officerii of a former parent or predecessor firm at the time the company was sold or split off from the parent/predecessor within the past five years.

2.7.	Section 16 officerii, former Section 16 officer, or general or limited partner of a joint venture or partnership with the company.

Family Members

2.8.	Immediate family membervi of a current or former Section 16 officerii of the company or its affiliates[i] within the last five years.

2.9.

Immediate family membervi of a current employee of company or its affiliates[i] where additional factors raise concern (which may include, but are not limited to, the following: a director related to numerous employees; the company or its affiliates employ relatives of numerous board members; or a non-Section 16 officer in a key strategic role).

Transactional, Professional, Financial, and Charitable Relationships

2.10.

Currently provides (or an immediate family membervi provides) professional servicesvii to the company, to an affiliate[i] of the company or an individual officer of the company or one of its affiliates in excess of $10,000 per year.

2.11.

Is (or an immediate family membervi is) a partner in, or a controlling shareholder or an employee of, an organization which provides professional servicesvii to the company, to an affiliate[i] of the company, or an individual officer of the company or one of its affiliates in excess of $10,000 per year.

2.12.	Has (or an immediate family membervi has) any material transactional relationshipviii with the company or its affiliates[i] (excluding investments in the company through a private placement).

2.13.

Is (or an immediate family membervi is) a partner in, or a controlling shareholder or an executive officer of, an organization which has any material transactional relationshipviii with the company or its affiliates[i] (excluding investments in the company through a private placement).

2.14.	Is (or an immediate family membervi is) a trustee, director, or employee of a charitable or non-profit organization that receives material grants or endowmentsviii from the company or its affiliates[i].

Other	Relationships

2.15.	Party to a voting agreementix to vote in line with management on proposals being brought to shareholder vote.

2.16.	Has (or an immediate family membervi has) an interlocking relationship as defined by the SEC involving members of the board of directors or its Compensation Committee[x].

2.17.	Founderxi of the company but not currently an employee.

2.18.	Any materialxii relationship with the company.

3. Independent Outside Director (IO) 3.1. No materialxii connection to the company other than a board seat.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 15 -

Footnotes:

i	“Affiliate” includes a subsidiary, sibling company, or parent company. ISS uses 50 percent control ownership by the parent company as the standard for applying its affiliate designation.
ii	“Section 16 officer” (officers subject to Section 16 of the Securities and Exchange Act of 1934) includes the chief executive, operating, financial, legal, technology, and accounting officers of a company (including the president, treasurer, secretary, controller, or any vice president in charge of a principal business unit, division, or policy function). A non-employee director serving as an officer due to statutory requirements (e.g. corporate secretary) will be classified as an Affiliated Outsider. If the company provides explicit disclosure that the director is not receiving additional compensation in excess of $10,000 per year for serving in that capacity, then the director will be classified as an Independent Outsider.
iii	Includes any former CEO of the company prior to the company’s initial public offering (IPO).
iv	When there is a former CEO of a special purpose acquisition company (SPAC) serving on the board of an acquired company, ISS will generally classify such directors as independent unless determined otherwise taking into account the following factors: the applicable listing standards determination of such director’s independence; any operating ties to the firm; and the existence of any other conflicting relationships or related party transactions.
v	ISS will look at the terms of the interim CEO’s employment contract to determine if it contains severance pay, long-term health and pension benefits, or other such standard provisions typically contained in contracts of permanent, non-temporary CEOs. ISS will also consider if a formal search process was underway for a full-time CEO at the time.
vi	“Immediate family member” follows the SEC’s definition of such and covers spouses, parents, children, step-parents, stepchildren, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.
vii	Professional services can be characterized as advisory in nature, generally involve access to sensitive company information or to strategic decision-making, and typically have a commission- or fee-based payment structure. Professional services generally include, but are not limited to the following: investment banking/financial advisory services; commercial banking (beyond deposit services); investment services; insurance services; accounting/audit services; consulting services; marketing services; legal services; property management services; realtor services; lobbying services; executive search services; and IT consulting services. The following would generally be considered transactional relationships and not professional services: deposit services; IT tech support services; educational services; and construction services. The case of participation in a banking syndicate by a non-lead bank should be considered a transactional (and hence subject to the associated materiality test) rather than a professional relationship. “Of Counsel” relationships are only considered immaterial if the individual does not receive any form of compensation (in excess of $10,000 per year) from, or is a retired partner of, the firm providing the professional service. The case of a company providing a professional service to one of its directors or to an entity with which one of its directors is affiliated, will be considered a transactional rather than a professional relationship. Insurance services and marketing services are assumed to be professional services unless the company explains why such services are not advisory.
viii	A material transactional relationship, including grants to non-profit organizations, exists if the company makes annual payments to, or receives annual payments from, another entity exceeding the greater of $200,000 or 5 percent of the recipient’s gross revenues, in the case of a company which follows NASDAQ listing standards; or the greater of $1,000,000 or 2 percent of the recipient’s gross revenues, in the case of a company which follows NYSE/Amex listing standards. In the case of a company which follows neither of the preceding standards, ISS will apply the NASDAQ-based materiality test. (The recipient is the party receiving the financial proceeds from the transaction).

2011 ISS U.S. Proxy Voting Guidelines Summary	- 16 -

ix	Dissident directors who are parties to a voting agreement pursuant to a settlement arrangement, will generally be classified as independent unless determined otherwise taking into account the following factors: the terms of the agreement; the duration of the standstill provision in the agreement; the limitations and requirements of actions that are agreed upon; if the dissident director nominee(s) is subject to the standstill; and if there any conflicting relationships or related party transactions.
x	Interlocks include: executive officers serving as directors on each other’s compensation or similar committees (or, in the absence of such a committee, on the board); or executive officers sitting on each other’s boards and at least one serves on the other’s compensation or similar committees (or, in the absence of such a committee, on the board).
xi	The operating involvement of the founder with the company will be considered. Little to no operating involvement may cause ISS to deem the founder as an independent outsider.
xii	For purposes of ISS’s director independence classification, “material” will be defined as a standard of relationship (financial, personal or otherwise) that a reasonable person might conclude could potentially influence one’s objectivity in the boardroom in a manner that would have a meaningful impact on an individual’s ability to satisfy requisite fiduciary standards on behalf of shareholders.

Other Board-Related Proposals

Age/Term Limits

Vote AGAINST management and shareholder proposals to limit the tenure of outside directors through mandatory retirement ages.

Vote AGAINST management proposals to limit the tenure of outside directors through term limits. However, scrutinize boards where the average tenure of all directors exceeds 15 years for independence from management and for sufficient turnover to ensure that new perspectives are being added to the board.

Board Size

Vote FOR proposals seeking to fix the board size or designate a range for the board size.

Vote AGAINST proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

Classification/Declassification of the Board

Vote AGAINST proposals to classify (stagger) the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 17 -

CEO Succession Planning

Generally vote FOR proposals seeking disclosure on a CEO succession planning policy, considering at a minimum, the following factors:

•	The reasonableness/scope of the request; and

•	The company’s existing disclosure on its current CEO succession planning process.

Cumulative Voting

Generally vote AGAINST proposals to eliminate cumulative voting.

Generally vote FOR shareholder proposals to restore or provide for cumulative voting unless:

•	The company has proxy access, thereby allowing shareholders to nominate directors to the company’s ballot; and

•

The company has adopted a majority vote standard, with a carve-out for plurality voting in situations where there are more nominees than seats, and a director resignation policy to address failed elections.

Vote FOR proposals for cumulative voting at controlled companies (insider voting power > 50%).

Director and Officer Indemnification and Liability Protection

Vote CASE-BY-CASE on proposals on director and officer indemnification and liability protection using Delaware law as the standard.

Vote AGAINST proposals that would:

•	Eliminate entirely directors’ and officers’ liability for monetary damages for violating the duty of care.

•	Expand coverage beyond just legal expenses to liability for acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness.

•

Expand the scope of indemnification to provide for mandatory indemnification of company officials in connection with acts that previously the company was permitted to provide indemnification for, at the discretion of the company’s board (i.e., “permissive indemnification”), but that previously the company was not required to indemnify.

Vote FOR only those proposals providing such expanded coverage in cases when a director’s or officer’s legal defense was unsuccessful if both of the following apply:

•	If the director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company; and

•	If only the director’s legal expenses would be covered.

Establish/Amend Nominee Qualifications

Vote CASE-BY-CASE on proposals that establish or amend director qualifications. Votes should be based on the reasonableness of the criteria and to what degree they may preclude dissident nominees from joining the board.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 18 -

Vote CASE-BY-CASE on shareholder resolutions seeking a director nominee candidate who possesses a particular subject matter expertise, considering:

•	The company’s board committee structure, existing subject matter expertise, and board nomination provisions relative to that of its peers;

•	The company’s existing board and management oversight mechanisms regarding the issue for which board oversight is sought;

•	The company disclosure and performance relating to the issue for which board oversight is sought and any significant related controversies; and

•	The scope and structure of the proposal.

☐☐☐☐☐

Establish other Board Committee Proposals

Generally vote AGAINST shareholder proposals to establish a new board committee, as such proposals seek a specific oversight mechanism/structure that potentially limits a company’s flexibility to determine an appropriate oversight mechanism for itself. However, the following factors will be considered:

•	Existing oversight mechanisms (including current committee structure) regarding the issue for which board oversight is sought;

•	Level of disclosure regarding the issue for which board oversight is sought;

•	Company performance related to the issue for which board oversight is sought;

•	Board committee structure compared to that of other companies in its industry sector; and/or

•	The scope and structure of the proposal.

☐☐☐☐☐

Filling Vacancies/Removal of Directors

Vote AGAINST proposals that provide that directors may be removed only for cause.

Vote FOR proposals to restore shareholders’ ability to remove directors with or without cause.

Vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

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Independent Chair (Separate Chair/CEO)

Generally vote FOR shareholder proposals requiring that the chairman’s position be filled by an independent director, unless the company satisfies all of the following criteria:

The company maintains the following counterbalancing governance structure:

•

Designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) The duties should include, but are not limited to, the following:

2011 ISS U.S. Proxy Voting Guidelines Summary	- 19 -

•	presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

•	serves as liaison between the chairman and the independent directors;

•	approves information sent to the board;

•	approves meeting agendas for the board;

•	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors;

•	if requested by major shareholders, ensures that he is available for consultation and direct communication;

•	Two-thirds independent board;

•	All independent key committees;

•	Established governance guidelines;

•

A company in the Russell 3000 universe must not have exhibited sustained poor total shareholder return (TSR) performance, defined as one- and three-year TSR in the bottom half of the company’s four-digit GICS industry group (using Russell 3000 companies only), unless there has been a change in the Chairman/CEO position within that time. For companies not in the Russell 3000 universe, the company must not have underperformed both its peers and index on the basis of both one-year and three-year total shareholder returns, unless there has been a change in the Chairman/CEO position within that time;

•	The company does not have any problematic governance or management issues, examples of which include, but are not limited to:

•	Egregious compensation practices;

•	Multiple related-party transactions or other issues putting director independence at risk;

•	Corporate and/or management scandals;

•	Excessive problematic corporate governance provisions; or

•	Flagrant actions by management or the board with potential or realized negative impacts on shareholders.

☐☐☐☐☐

Majority of Independent Directors/Establishment of Independent Committees

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS’s definition of independent outsider. (See Categorization of Directors.)

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

Majority Vote Standard for the Election of Directors

Generally vote FOR management proposals to adopt a majority of votes cast standard for directors in uncontested elections. Vote AGAINST if no carve-out for plurality in contested elections is included.

Generally vote FOR precatory and binding shareholder resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats.

Companies are strongly encouraged to also adopt a post-election policy (also known as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 20 -

☐☐☐☐☐

Proxy Access (Open Access )

Vote CASE-BY-CASE on shareholder proposals asking for open or proxy access, taking into account:

•	The ownership threshold proposed in the resolution;

•	The proponent’s rationale for the proposal at the targeted company in terms of board and director conduct.

☐☐☐☐☐

Require More Nominees than Open Seats

Vote AGAINST shareholder proposals that would require a company to nominate more candidates than the number of open board seats.

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Shareholder Engagement Policy (Shareholder Advisory Committee)

Generally vote FOR shareholders proposals requesting that the board establish an internal mechanism/process, which may include a committee, in order to improve communications between directors and shareholders, unless the company has the following features, as appropriate:

•	Established a communication structure that goes beyond the exchange requirements to facilitate the exchange of information between shareholders and members of the board;

•	Effectively disclosed information with respect to this structure to its shareholders;

•	Company has not ignored majority-supported shareholder proposals or a majority withhold vote on a director nominee; and

•

The company has an independent chairman or a lead director, according to ISS’s definition. This individual must be made available for periodic consultation and direct communication with major shareholders.

☐☐☐☐☐

Proxy Contests- Voting for Director Nominees in Contested Elections

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

•	Long-term financial performance of the target company relative to its industry;

•	Management’s track record;

•	Background to the proxy contest;

•	Qualifications of director nominees (both slates);

•	Strategic plan of dissident slate and quality of critique against management;

•	Likelihood that the proposed goals and objectives can be achieved (both slates);

•	Stock ownership positions.

☐☐☐☐☐

Vote No Campaigns

In cases where companies are targeted in connection with public “vote no” campaigns, evaluate director nominees under the existing governance policies for voting on director nominees in uncontested elections. Take into consideration the arguments submitted by shareholders and other publicly available information.

☐☐☐☐☐

2011 ISS U.S. Proxy Voting Guidelines Summary	- 21 -

3. Shareholder Rights & Defenses

Advance Notice Requirements for Shareholder Proposals/Nominations

Vote CASE-BY-CASE on advance notice proposals, giving support to those proposals which allow shareholders to submit proposals/nominations as close to the meeting date as reasonably possible and within the broadest window possible, recognizing the need to allow sufficient notice for company, regulatory and shareholder review.

To be reasonable, the company’s deadline for shareholder notice of a proposal/ nominations must not be more than 60 days prior to the meeting, with a submittal window of at least 30 days prior to the deadline. The submittal window is the period under which a shareholder must file his proposal/nominations prior to the deadline.

In general, support additional efforts by companies to ensure full disclosure in regard to a proponent’s economic and voting position in the company so long as the informational requirements are reasonable and aimed at providing shareholders with the necessary information to review such proposals.

☐☐☐☐☐

Amend Bylaws without Shareholder Consent

Vote AGAINST proposals giving the board exclusive authority to amend the bylaws.

Vote FOR proposals giving the board the ability to amend the bylaws in addition to shareholders.

☐☐☐☐☐

Confidential Voting

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators, and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote FOR management proposals to adopt confidential voting.

☐☐☐☐☐

Control Share Acquisition Provisions

Control share acquisition statutes function by denying shares their voting rights when they contribute to ownership in excess of certain thresholds. Voting rights for those shares exceeding ownership limits may only be restored by approval of either a majority or supermajority of disinterested shares. Thus, control share acquisition statutes effectively require a hostile bidder to put its offer to a shareholder vote or risk voting disenfranchisement if the bidder continues buying up a large block of shares.

Vote FOR proposals to opt out of control share acquisition statutes unless doing so would enable the completion of a takeover that would be detrimental to shareholders.

Vote AGAINST proposals to amend the charter to include control share acquisition provisions.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 22 -

Vote FOR proposals to restore voting rights to the control shares.

☐☐☐☐☐

Control Share Cash-Out Provisions

Control share cash-out statutes give dissident shareholders the right to “cash-out” of their position in a company at the expense of the shareholder who has taken a control position. In other words, when an investor crosses a preset threshold level, remaining shareholders are given the right to sell their shares to the acquirer, who must buy them at the highest acquiring price.

Vote FOR proposals to opt out of control share cash-out statutes.

☐☐☐☐☐

Disgorgement Provisions

Disgorgement provisions require an acquirer or potential acquirer of more than a certain percentage of a company’s stock to disgorge, or pay back, to the company any profits realized from the sale of that company’s stock purchased 24 months before achieving control status. All sales of company stock by the acquirer occurring within a certain period of time (between 18 months and 24 months) prior to the investor’s gaining control status are subject to these recapture-of-profits provisions.

Vote FOR proposals to opt out of state disgorgement provisions.

☐☐☐☐☐

Fair Price Provisions

Vote CASE-BY-CASE on proposals to adopt fair price provisions (provisions that stipulate that an acquirer must pay the same price to acquire all shares as it paid to acquire the control shares), evaluating factors such as the vote required to approve the proposed acquisition, the vote required to repeal the fair price provision, and the mechanism for determining the fair price.

Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

☐☐☐☐☐

Freeze-Out Provisions

Vote FOR proposals to opt out of state freeze-out provisions. Freeze-out provisions force an investor who surpasses a certain ownership threshold in a company to wait a specified period of time before gaining control of the company.

☐☐☐☐☐

2011 ISS U.S. Proxy Voting Guidelines Summary	- 23 -

Greenmail

Greenmail payments are targeted share repurchases by management of company stock from individuals or groups seeking control of the company. Since only the hostile party receives payment, usually at a substantial premium over the market value of its shares, the practice discriminates against all other shareholders.

Vote FOR proposals to adopt anti-greenmail charter or bylaw amendments or otherwise restrict a company’s ability to make greenmail payments.

Vote CASE-BY-CASE on anti-greenmail proposals when they are bundled with other charter or bylaw amendments.

☐☐☐☐☐

Net Operating Loss (NOL) Protective Amendments

Vote AGAINST proposals to adopt a protective amendment for the stated purpose of protecting a company’s net operating losses (“NOLs”) if the effective term of the protective amendment would exceed the shorter of three years and the exhaustion of the NOL.

Vote CASE-BY-CASE, considering the following factors, for management proposals to adopt an NOL protective amendment that would remain in effect for the shorter of three years (or less) and the exhaustion of the NOL:

•

The ownership threshold (NOL protective amendments generally prohibit stock ownership transfers that would result in a new 5-percent holder or increase the stock ownership percentage of an existing 5-percent holder);

•	The value of the NOLs;

•	Shareholder protection mechanisms (sunset provision or commitment to cause expiration of the protective amendment upon exhaustion or expiration of the NOL);

•

The company’s existing governance structure including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and

•	Any other factors that may be applicable.

☐☐☐☐☐

Poison Pills (Shareholder Rights Plans)

Shareholder Proposals to Put Pill to a Vote and/or Adopt a Pill Policy

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

•	Shareholders have approved the adoption of the plan; or

•

The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in adoption that would result from seeking stockholder approval (i.e., the “fiduciary out” provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within 12 months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

If the shareholder proposal calls for a time period of less than 12 months for shareholder ratification after adoption, vote FOR the proposal, but add the caveat that a vote within 12 months would be considered sufficient implementation.

☐☐☐☐☐

2011 ISS U.S. Proxy Voting Guidelines Summary	- 24 -

Management Proposals to Ratify a Poison Pill

Vote CASE-BY-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

•	No lower than a 20% trigger, flip-in or flip-over;

•	A term of no more than three years;

•	No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

•

Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, 10 percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

In addition, the rationale for adopting the pill should be thoroughly explained by the company. In examining the request for the pill, take into consideration the company’s existing governance structure, including: board independence, existing takeover defenses, and any problematic governance concerns.

☐☐☐☐☐

Management Proposals to Ratify a Pill to Preserve Net Operating Losses (NOLs)

Vote AGAINST proposals to adopt a poison pill for the stated purpose of protecting a company’s net operating losses (“NOLs”) if the term of the pill would exceed the shorter of three years and the exhaustion of the NOL.

Vote CASE-BY-CASE on management proposals for poison pill ratification, considering the following factors, if the term of the pill would be the shorter of three years (or less) and the exhaustion of the NOL:

•	The ownership threshold to transfer (NOL pills generally have a trigger slightly below 5 percent);

•	The value of the NOLs;

•	Shareholder protection mechanisms (sunset provision, or commitment to cause expiration of the pill upon exhaustion or expiration of NOLs);

•

The company’s existing governance structure including: board independence, existing takeover defenses, track record of responsiveness to shareholders, and any other problematic governance concerns; and

•	Any other factors that may be applicable.

☐☐☐☐☐

Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

Generally vote FOR shareholder proposals calling for the reimbursement of reasonable costs incurred in connection with nominating one or more candidates in a contested election where the following apply:

•	The election of fewer than 50% of the directors to be elected is contested in the election;

•	One or more of the dissident’s candidates is elected;

•	Shareholders are not permitted to cumulate their votes for directors; and

•	The election occurred, and the expenses were incurred, after the adoption of this bylaw.

☐☐☐☐☐

2011 ISS U.S. Proxy Voting Guidelines Summary	- 25 -

Reincorporation Proposals

Management or shareholder proposals to change a company’s state of incorporation should be evaluated CASE-BY-CASE, giving consideration to both financial and corporate governance concerns including the following:

•	Reasons for reincorporation;

•	Comparison of company’s governance practices and provisions prior to and following the reincorporation; and

•	Comparison of corporation laws of original state and destination state.

Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

☐☐☐☐☐

Shareholder Ability to Act by Written Consent

Generally vote AGAINST management and shareholder proposals to restrict or prohibit shareholders’ ability to act by written consent.

Generally vote FOR management and shareholder proposals that provide shareholders with the ability to act by written consent, taking into account the following factors:

•	Shareholders’ current right to act by written consent;

•	The consent threshold;

•	The inclusion of exclusionary or prohibitive language;

•	Investor ownership structure; and

•	Shareholder support of, and management’s response to, previous shareholder proposals.

Vote CASE-BY-CASE on shareholder proposals if, in addition to the considerations above, the company has the following governance and antitakeover provisions:

•	An unfettered[3] right for shareholders to call special meetings at a 10 percent threshold;

•	A majority vote standard in uncontested director elections;

•	No non-shareholder-approved pill; and

•	An annually elected board.

☐☐☐☐☐

Shareholder Ability to Call Special Meetings

Vote AGAINST management or shareholder proposals to restrict or prohibit shareholders’ ability to call special meetings.

Generally vote FOR management or shareholder proposals that provide shareholders with the ability to call special meetings taking into account the following factors:

•	Shareholders’ current right to call special meetings;

•	Minimum ownership threshold necessary to call special meetings (10% preferred);

•	The inclusion of exclusionary or prohibitive language;

•	Investor ownership structure; and

•	Shareholder support of, and management’s response to, previous shareholder proposals.

[3]	“Unfettered” means no restrictions on agenda items, no restrictions on the number of shareholders who can group together to reach the 10 percent threshold, and only reasonable limits on when a meeting can be called: no greater than 30 days after the last annual meeting and no greater than 90 prior to the next annual meeting.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 26 -

☐☐☐☐☐

Stakeholder Provisions

Vote AGAINST proposals that ask the board to consider non-shareholder constituencies or other non-financial effects when evaluating a merger or business combination.

☐☐☐☐☐

State Antitakeover Statutes

Vote CASE-BY-CASE on proposals to opt in or out of state takeover statutes (including fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, and anti-greenmail provisions).

☐☐☐☐☐

Supermajority Vote Requirements

Vote AGAINST proposals to require a supermajority shareholder vote.

Vote FOR management or shareholder proposals to reduce supermajority vote requirements. However, for companies with shareholder(s) who have significant ownership levels, vote CASE-BY-CASE, taking into account:

•	Ownership structure;

•	Quorum requirements; and

•	Vote requirements.

☐☐☐☐☐

2011 ISS U.S. Proxy Voting Guidelines Summary	- 27 -

4. CAPITAL/RESTRUCTURING

Capital

Adjustments to Par Value of Common Stock

Vote FOR management proposals to reduce the par value of common stock unless the action is being taken to facilitate an anti-takeover device or some other negative corporate governance action

Vote FOR management proposals to eliminate par value.

☐☐☐☐☐

Common Stock Authorization

Vote FOR proposals to increase the number of authorized common shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote AGAINST proposals at companies with more than one class of common stock to increase the number of authorized shares of the class of common stock that has superior voting rights.

Vote AGAINST proposals to increase the number of authorized common shares if a vote for a reverse stock split on the same ballot is warranted despite the fact that the authorized shares would not be reduced proportionally.

Vote CASE-BY-CASE on all other proposals to increase the number of shares of common stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

•	Past Board Performance:

•	The company’s use of authorized shares during the last three years

•	The Current Request:

•	Disclosure in the proxy statement of the specific purposes of the proposed increase;

•	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request; and

•

The dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company’s need for shares and total shareholder returns.

☐☐☐☐☐

Issue Stock for Use with Rights Plan

Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder- approved shareholder rights plan (poison pill).

☐☐☐☐☐

Preemptive Rights

Vote CASE-BY-CASE on shareholder proposals that seek preemptive rights, taking into consideration:

•	The size of the company;

•	The shareholder base; and

•	The liquidity of the stock.

☐☐☐☐☐

2011 ISS U.S. Proxy Voting Guidelines Summary	- 28 -

Preferred Stock Authorization

Vote FOR proposals to increase the number of authorized preferred shares where the primary purpose of the increase is to issue shares in connection with a transaction on the same ballot that warrants support.

Vote AGAINST proposals at companies with more than one class or series of preferred stock to increase the number of authorized shares of the class or series of preferred stock that has superior voting rights.

Vote CASE-BY-CASE on all other proposals to increase the number of shares of preferred stock authorized for issuance. Take into account company-specific factors that include, at a minimum, the following:

•	Past Board Performance: o The company’s use of authorized preferred shares during the last three years;

•	The Current Request:

•	Disclosure in the proxy statement of the specific purposes for the proposed increase;

•	Disclosure in the proxy statement of specific and severe risks to shareholders of not approving the request;

•

In cases where the company has existing authorized preferred stock, the dilutive impact of the request as determined by an allowable increase calculated by ISS (typically 100 percent of existing authorized shares) that reflects the company’s need for shares and total shareholder returns; and

•	Whether the shares requested are blank check preferred shares that can be used for antitakeover purposes.

☐☐☐☐☐

Recapitalization Plans

Vote CASE-BY-CASE on recapitalizations (reclassifications of securities), taking into account the following:

•	More simplified capital structure;

•	Enhanced liquidity;

•	Fairness of conversion terms;

•	Impact on voting power and dividends;

•	Reasons for the reclassification;

•	Conflicts of interest; and

•	Other alternatives considered.

☐☐☐☐☐

Reverse Stock Splits

Vote FOR management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduced.

Vote AGAINST proposals when there is not a proportionate reduction of authorized shares, unless:

•	A stock exchange has provided notice to the company of a potential delisting; or

•	The effective increase in authorized shares is equal to or less than the allowable increase calculated in accordance with ISS’ Common Stock Authorization policy.

☐☐☐☐☐

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Share Repurchase Programs

Vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

☐☐☐☐☐

Stock Distributions: Splits and Dividends

Vote FOR management proposals to increase the common share authorization for a stock split or share dividend, provided that the increase in authorized shares equal to or less than the allowable increase calculated in accordance with ISS’ Common Stock Authorization policy.

☐☐☐☐☐

Tracking Stock

Vote CASE-BY-CASE on the creation of tracking stock, weighing the strategic value of the transaction against such factors as:

•	Adverse governance changes;

•	Excessive increases in authorized capital stock;

•	Unfair method of distribution;

•	Diminution of voting rights;

•	Adverse conversion features;

•	Negative impact on stock option plans; and

•	Alternatives such as spin-off.

☐☐☐☐☐

Restructuring

Appraisal Rights

Vote FOR proposals to restore or provide shareholders with rights of appraisal.

☐☐☐☐☐

Asset Purchases

Vote CASE-BY-CASE on asset purchase proposals, considering the following factors:

•	Purchase price;

•	Fairness opinion;

•	Financial and strategic benefits;

•	How the deal was negotiated;

•	Conflicts of interest;

•	Other alternatives for the business;

•	Non-completion risk.

☐☐☐☐☐

Asset Sales

Vote CASE-BY-CASE on asset sales, considering the following factors:

•	Impact on the balance sheet/working capital;

2011 ISS U.S. Proxy Voting Guidelines Summary	- 30 -

•	Potential elimination of diseconomies;

•	Anticipated financial and operating benefits;

•	Anticipated use of funds;

•	Value received for the asset;

•	Fairness opinion;

•	How the deal was negotiated;

•	Conflicts of interest.

☐☐☐☐☐

Bundled Proposals

Vote CASE-BY-CASE on bundled or “conditional” proxy proposals. In the case of items that are conditioned upon each other, examine the benefits and costs of the packaged items. In instances when the joint effect of the conditioned items is not in shareholders’ best interests, vote AGAINST the proposals. If the combined effect is positive, support such proposals.

☐☐☐☐☐

Conversion of Securities

Vote CASE-BY-CASE on proposals regarding conversion of securities. When evaluating these proposals the investor should review the dilution to existing shareholders, the conversion price relative to market value, financial issues, control issues, termination penalties, and conflicts of interest.

Vote FOR the conversion if it is expected that the company will be subject to onerous penalties or will be forced to file for bankruptcy if the transaction is not approved.

☐☐☐☐☐

Corporate Reorganization/Debt Restructuring/Prepackaged Bankruptcy Plans/Reverse Leveraged Buyouts/Wrap Plans

Vote CASE-BY- CASE on proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan, after evaluating:

•	Dilution to existing shareholders’ positions;

•	Terms of the offer — discount/premium in purchase price to investor, including any fairness opinion; termination penalties; exit strategy;

•	Financial issues — company’s financial situation; degree of need for capital; use of proceeds; effect of the financing on the company’s cost of capital;

•	Management’s efforts to pursue other alternatives;

•	Control issues — change in management; change in control, guaranteed board and committee seats; standstill provisions; voting agreements; veto power over certain corporate actions; and

•	Conflict of interest — arm’s length transaction, managerial incentives.

Vote FOR the debt restructuring if it is expected that the company will file for bankruptcy if the transaction is not approved.

☐☐☐☐☐

Formation of Holding Company

Vote CASE-BY-CASE on proposals regarding the formation of a holding company, taking into consideration the following:

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•	The reasons for the change;

•	Any financial or tax benefits;

•	Regulatory benefits;

•	Increases in capital structure; and

•	Changes to the articles of incorporation or bylaws of the company.

Absent compelling financial reasons to recommend the transaction, vote AGAINST the formation of a holding company if the transaction would include either of the following:

•	Increases in common or preferred stock in excess of the allowable maximum (see discussion under “Capital”); or

•	Adverse changes in shareholder rights.

☐☐☐☐☐

Going Private and Going Dark Transactions (LBOs and Minority Squeeze-outs)

Vote CASE-BY-CASE on going private transactions, taking into account the following:

•	Offer price/premium;

•	Fairness opinion;

•	How the deal was negotiated;

•	Conflicts of interest;

•	Other alternatives/offers considered; and

•	Non-completion risk.

Vote CASE-BY-CASE on going dark transactions, determining whether the transaction enhances shareholder value by taking into consideration:

•	Whether the company has attained benefits from being publicly-traded (examination of trading volume, liquidity, and market research of the stock);

•	Balanced interests of continuing vs. cashed-out shareholders, taking into account the following:

•	Are all shareholders able to participate in the transaction?

•	Will there be a liquid market for remaining shareholders following the transaction?

•	Does the company have strong corporate governance?

•	Will insiders reap the gains of control following the proposed transaction?

•	Does the state of incorporation have laws requiring continued reporting that may benefit shareholders?

☐☐☐☐☐

Joint Ventures

Vote CASE-BY-CASE on proposals to form joint ventures, taking into account the following:

•	Percentage of assets/business contributed;

•	Percentage ownership;

•	Financial and strategic benefits;

•	Governance structure;

•	Conflicts of interest;

•	Other alternatives; and

•	Non-completion risk.

☐☐☐☐☐

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Liquidations

Vote CASE-BY-CASE on liquidations, taking into account the following:

•	Management’s efforts to pursue other alternatives;

•	Appraisal value of assets; and

•	The compensation plan for executives managing the liquidation.

Vote FOR the liquidation if the company will file for bankruptcy if the proposal is not approved.

☐☐☐☐☐

Mergers and Acquisitions

Vote CASE –BY- CASE on mergers and acquisitions. Review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

•

Valuation — Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

•	Market reaction — How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

•

Strategic rationale — Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•

Negotiations and process — Were the terms of the transaction negotiated at arm’s-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers’ competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

•

Conflicts of interest — Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the “ISS Transaction Summary” section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•

Governance — Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

☐☐☐☐☐

Private Placements/Warrants/Convertible Debentures

Vote CASE-BY-CASE on proposals regarding private placements, warrants, and convertible debentures taking into consideration:

•

Dilution to existing shareholders’ position: The amount and timing of shareholder ownership dilution should be weighed against the needs and proposed shareholder benefits of the capital infusion. Although newly issued common stock, absent preemptive rights, is typically dilutive to existing shareholders, share price appreciation is often the necessary event to trigger the exercise of “out of the money” warrants and convertible debt. In these

2011 ISS U.S. Proxy Voting Guidelines Summary	- 33 -

instances from a value standpoint, the negative impact of dilution is mitigated by the increase in the company’s stock price that must occur to trigger the dilutive event.

•	Terms of the offer (discount/premium in purchase price to investor, including any fairness opinion, conversion features, termination penalties, exit strategy):

•

The terms of the offer should be weighed against the alternatives of the company and in light of company’s financial condition. Ideally, the conversion price for convertible debt and the exercise price for warrants should be at a premium to the then prevailing stock price at the time of private placement.

•

When evaluating the magnitude of a private placement discount or premium, consider factors that influence the discount or premium, such as, liquidity, due diligence costs, control and monitoring costs, capital scarcity, information asymmetry and anticipation of future performance.

•	Financial issues:

•	The company’s financial condition;

•	Degree of need for capital;

•	Use of proceeds;

•	Effect of the financing on the company’s cost of capital;

•	Current and proposed cash burn rate;

•	Going concern viability and the state of the capital and credit markets.

•

Management’s efforts to pursue alternatives and whether the company engaged in a process to evaluate alternatives: A fair, unconstrained process helps to ensure the best price for shareholders. Financing alternatives can include joint ventures, partnership, merger or sale of part or all of the company.

•	Control issues:

•	Change in management;

•	Change in control;

•	Guaranteed board and committee seats;

•	Standstill provisions;

•	Voting agreements;

•	Veto power over certain corporate actions; and

•	Minority versus majority ownership and corresponding minority discount or majority control premium

•	Conflicts of interest:

•	Conflicts of interest should be viewed from the perspective of the company and the investor.

•	Were the terms of the transaction negotiated at arm’s length? Are managerial incentives aligned with shareholder interests?

•	Market reaction:

•	The market’s response to the proposed deal. A negative market reaction is a cause for concern. Market reaction may be addressed by analyzing the one day impact on the unaffected stock price.

Vote FOR the private placement, or FOR the issuance of warrants and/or convertible debentures in a private placement, if it is expected that the company will file for bankruptcy if the transaction is not approved.

Reorganization/Restructuring Plan (Bankruptcy)

Vote CASE-BY-CASE on proposals to common shareholders on bankruptcy plans of reorganization, considering the following factors including, but not limited to:

•	Estimated value and financial prospects of the reorganized company;

•	Percentage ownership of current shareholders in the reorganized company;

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•	Whether shareholders are adequately represented in the reorganization process (particularly through the existence of an Official Equity Committee);

•	The cause(s) of the bankruptcy filing, and the extent to which the plan of reorganization addresses the cause(s);

•	Existence of a superior alternative to the plan of reorganization; and

•	Governance of the reorganized company.

☐☐☐☐☐

Special Purpose Acquisition Corporations (SPACs)

Vote CASE-BY-CASE on SPAC mergers and acquisitions taking into account the following:

•

Valuation – Is the value being paid by the SPAC reasonable? SPACs generally lack an independent fairness opinion and the financials on the target may be limited. Compare the conversion price with the intrinsic value of the target company provided in the fairness opinion. Also, evaluate the proportionate value of the combined entity attributable to the SPAC IPO shareholders versus the pre-merger value of SPAC. Additionally, a private company discount may be applied to the target, if it is a private entity.

•

Market reaction – How has the market responded to the proposed deal? A negative market reaction may be a cause for concern. Market reaction may be addressed by analyzing the one-day impact on the unaffected stock price.

•

Deal timing – A main driver for most transactions is that the SPAC charter typically requires the deal to be complete within 18 to 24 months, or the SPAC is to be liquidated. Evaluate the valuation, market reaction, and potential conflicts of interest for deals that are announced close to the liquidation date.

•	Negotiations and process – What was the process undertaken to identify potential target companies within specified industry or location specified in charter? Consider the background of the sponsors.

•

Conflicts of interest – How are sponsors benefiting from the transaction compared to IPO shareholders? Potential conflicts could arise if a fairness opinion is issued by the insiders to qualify the deal rather than a third party or if management is encouraged to pay a higher price for the target because of an 80% rule (the charter requires that the fair market value of the target is at least equal to 80% of net assets of the SPAC). Also, there may be sense of urgency by the management team of the SPAC to close the deal since its charter typically requires a transaction to be completed within the 18-24 month timeframe.

•	Voting agreements – Are the sponsors entering into enter into any voting agreements/ tender offers with shareholders who are likely to vote AGAINST the proposed merger or exercise conversion rights?

•	Governance – What is the impact of having the SPAC CEO or founder on key committees following the proposed merger?

☐☐☐☐☐

Spin-offs

Vote CASE-BY-CASE on spin-offs, considering:

•	Tax and regulatory advantages;

•	Planned use of the sale proceeds;

•	Valuation of spinoff;

•	Fairness opinion;

•	Benefits to the parent company;

•	Conflicts of interest;

•	Managerial incentives;

•	Corporate governance changes;

•	Changes in the capital structure.

☐☐☐☐☐

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Value Maximization Shareholder Proposals

Vote CASE-BY-CASE on shareholder proposals seeking to maximize shareholder value by:

•	Hiring a financial advisor to explore strategic alternatives;

•	Selling the company; or

•	Liquidating the company and distributing the proceeds to shareholders.

These proposals should be evaluated based on the following factors:

•	Prolonged poor performance with no turnaround in sight;

•	Signs of entrenched board and management (such as the adoption of takeover defenses);

•	Strategic plan in place for improving value;

•	Likelihood of receiving reasonable value in a sale or dissolution; and

•	The company actively exploring its strategic options, including retaining a financial advisor.

☐☐☐☐☐

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5. COMPENSATION

Executive Pay Evaluation

Underlying all evaluations are five global principles that most investors expect corporations to adhere to in designing and administering executive and director compensation programs:

1.	Maintain appropriate pay-for-performance alignment, with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors, the link between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;

2.	Avoid arrangements that risk “pay for failure”: This principle addresses the appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;

3.	Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);

4.	Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;

5.	Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

Advisory Votes on Executive Compensation- Management Proposals (Management Say-on-Pay)

Evaluate executive pay and practices, as well as certain aspects of outside director compensation CASE-BY-CASE.

Vote AGAINST management say on pay (MSOP) proposals, AGAINST/WITHHOLD on compensation committee members (or, in rare cases where the full board is deemed responsible, all directors including the CEO), and/or AGAINST an equity-based incentive plan proposal if:

•	There is a misalignment between CEO pay and company performance (pay for performance);

•	The company maintains problematic pay practices;

•	The board exhibits poor communication and responsiveness to shareholders.

Voting Alternatives

In general, the management say on pay (MSOP) ballot item is the primary focus of voting on executive pay practices — dissatisfaction with compensation practices can be expressed by voting against MSOP rather than withholding or voting against the compensation committee. However, if there is no MSOP on the ballot, then the negative vote will apply to members of the compensation committee. In addition, in egregious cases, or if the board fails to respond to concerns raised by a prior MSOP proposal, then vote withhold or against compensation committee members (or, if the full board is deemed accountable, all directors). If the negative factors involve equity-based compensation, then vote AGAINST an equity-based plan proposal presented for shareholder approval.

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Additional CASE-BY-CASE considerations for the management say on pay (MSOP) proposals:

•

Evaluation of performance metrics in short-term and long-term plans, as discussed and explained in the Compensation Discussion & Analysis (CD&A). Consider the measures, goals, and target awards reported by the company for executives’ short- and long-term incentive awards: disclosure, explanation of their alignment with the company’s business strategy, and whether goals appear to be sufficiently challenging in relation to resulting payouts;

•

Evaluation of peer group benchmarking used to set target pay or award opportunities. Consider the rationale stated by the company for constituents in its pay benchmarking peer group, as well as the benchmark targets it uses to set or validate executives’ pay (e.g., median, 75th percentile, etc.,) to ascertain whether the benchmarking process is sound or may result in pay “ratcheting” due to inappropriate peer group constituents (e.g., much larger companies) or targeting (e.g., above median); and

•

Balance of performance-based versus non-performance-based pay. Consider the ratio of performance-based (not including plain vanilla stock options) vs. non-performance-based pay elements reported for the CEO’s latest reported fiscal year compensation, especially in conjunction with concerns about other factors such as performance metrics/goals, benchmarking practices, and pay-for-performance disconnects.

Primary Evaluation Factors for Executive Pay

Pay for Performance

Evaluate the alignment of the CEO’s pay with performance over time, focusing particularly on companies that have underperformed their peers over a sustained period. From a shareholders’ perspective, performance is predominantly gauged by the company’s stock performance over time. Even when financial or operational measures are utilized in incentive awards, the achievement related to these measures should ultimately translate into superior shareholder returns in the long-term.

Focus on companies with sustained underperformance relative to peers, considering the following key factors:

•	Whether a company’s one-year and three-year total shareholder returns (“TSR”) are in the bottom half of its industry group (i.e., four-digit GICS — Global Industry Classification Group); and

•

Whether the total compensation of a CEO who has served at least two consecutive fiscal years is aligned with the company’s total shareholder return over time, including both recent and long-term periods.

If a company falls in the bottom half of its four-digit GICS, further analysis of the CD&A is required to better understand the various pay elements and whether they create or reinforce shareholder alignment. Also assess the CEO’s pay relative to the company’s TSR over a time horizon of at least five years. The most recent year-over-year increase or decrease in pay remains a key consideration, but there will be additional emphasis on the long term trend of CEO total compensation relative to shareholder return. Also consider the mix of performance-based compensation relative to total compensation. In general, standard stock options or time-vested restricted stock are not considered to be performance-based. If a company provides performance-based incentives to its executives, the company is highly encouraged to provide the complete disclosure of the performance measure and goals (hurdle rate) so that shareholders can assess the rigor of the performance program. The use of non-GAAP financial metrics also makes it very challenging for shareholders to ascertain the rigor of the program as shareholders often cannot tell the type of adjustments being made and if the adjustments were made consistently. Complete and transparent disclosure helps shareholders to better understand the company’s pay for performance linkage.

Problematic Pay Practices

If the company maintains problematic pay practices, generally vote:

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•	AGAINST management “say on pay” (MSOP) proposals;

•	AGAINST/WITHHOLD on compensation committee members (or in rare cases where the full board is deemed responsible, all directors including the CEO):

•	In egregious situations;

•	When no MSOP item is on the ballot; or

•	When the board has failed to respond to concerns raised in prior MSOP evaluations; and/or

•	AGAINST an equity incentive plan proposal if excessive non-performance-based equity awards are the major contributors to a pay-for-performance misalignment.

The focus is on executive compensation practices that contravene the global pay principles, including:

•	Problematic practices related to non-performance-based compensation elements;

•	Incentives that may motivate excessive risk-taking; and

•	Options Backdating.

Problematic Pay Practices related to Non-Performance-Based Compensation Elements

Pay elements that are not directly based on performance are generally evaluated CASE-BY-CASE considering the context of a company’s overall pay program and demonstrated pay-for-performance philosophy. Please refer to ISS’ Compensation FAQ document for detail on specific pay practices that have been identified as potentially problematic and may lead to negative recommendations if they are deemed to be inappropriate or unjustified relative to executive pay best practices. The list below highlights the problematic practices that carry significant weight in this overall consideration and may result in adverse vote recommendations:

•	Repricing or replacing of underwater stock options/SARS without prior shareholder approval (including cash buyouts and voluntary surrender of underwater options);

•	Excessive perquisites or tax gross-ups, including any gross-up related to a secular trust or restricted stock vesting;

•	New or extended agreements that provide for:

•	CIC payments exceeding 3 times base salary and average/target/most recent bonus;

•	CIC severance payments without involuntary job loss or substantial diminution of duties (“single” or “modified single” triggers);

•	CIC payments with excise tax gross-ups (including “modified” gross-ups).

Incentives that may Motivate Excessive Risk-Taking

Assess company policies and disclosure related to compensation that could incentivize excessive risk-taking, for example:

•	Multi-year guaranteed bonuses;

•	A single performance metric used for short- and long-term plans;

•	Lucrative severance packages;

•	High pay opportunities relative to industry peers;

•	Disproportionate supplemental pensions; or

•	Mega annual equity grants that provide unlimited upside with no downside risk.

Factors that potentially mitigate the impact of risky incentives include rigorous claw-back provisions and robust stock ownership/holding guidelines.

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Options Backdating

Vote CASE-BY-CASE on options backdating issues. Generally, when a company has recently practiced options backdating, WITHHOLD from or vote AGAINST the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. When deciding on votes on compensation committee members who oversaw questionable options grant practices or current compensation committee members who fail to respond to the issue proactively, consider several factors, including, but not limited to, the following:

•	Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;

•	Duration of options backdating;

•	Size of restatement due to options backdating;

•	Corrective actions taken by the board or compensation committee, such as canceling or re-pricing backdated options, the recouping of option gains on backdated grants; and

•	Adoption of a grant policy that prohibits backdating, and creates a fixed grant schedule or window period for equity grants in the future.

A CASE-BY-CASE analysis approach allows distinctions to be made between companies that had “sloppy” plan administration versus those that acted deliberately and/or committed fraud, as well as those companies that subsequently took corrective action. Cases where companies have committed fraud are considered most egregious.

Board Communications and Responsiveness

Consider the following factors CASE-BY-CASE when evaluating ballot items related to executive pay:

•	Poor disclosure practices, including:

•	Unclear explanation of how the CEO is involved in the pay setting process;

•	Retrospective performance targets and methodology not discussed;

•	Methodology for benchmarking practices and/or peer group not disclosed and explained.

•	Board’s responsiveness to investor input and engagement on compensation issues, for example:

•	Failure to respond to majority-supported shareholder proposals on executive pay topics; or

•	Failure to respond to concerns raised in connection with significant opposition to MSOP proposals.

Frequency of Advisory Vote on Executive Compensation (“Say When on Pay”)

Vote FOR annual advisory votes on compensation, which provide the most consistent and clear communication channel for shareholder concerns about companies’ executive pay programs.

Voting on Golden Parachutes in an Acquisition, Merger, Consolidation, or Proposed Sale

Vote CASE-BY-CASE on proposals to approve the company’s golden parachute compensation, consistent with ISS’ policies on problematic pay practices related to severance packages. Features that may lead to a vote AGAINST include:

•	Recently adopted or materially amended agreements that include excise tax gross-up provisions (since prior annual meeting);

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•	Recently adopted or materially amended agreements that include modified single triggers (since prior annual meeting);

•

Single trigger payments that will happen immediately upon a change in control, including cash payment and such items as the acceleration of performance-based equity despite the failure to achieve performance measures;

•	Single-trigger vesting of equity based on a definition of change in control that requires only shareholder approval of the transaction (rather than consummation);

•	Potentially excessive severance payments;

•	Recent amendments or other changes that may make packages so attractive as to influence merger agreements that may not be in the best interests of shareholders;

•

In the case of a substantial gross-up from pre-existing/grandfathered contract: the element that triggered the gross-up (i.e., option mega-grants at low point in stock price, unusual or outsized payments in cash or equity made or negotiated prior to the merger); or

•

The company’s assertion that a proposed transaction is conditioned on shareholder approval of the golden parachute advisory vote. ISS would view this as problematic from a corporate governance perspective.

In cases where the golden parachute vote is incorporated into a company’s separate advisory vote on compensation (“management “say on pay”), ISS will evaluate the “say on pay” proposal in accordance with these guidelines, which may give higher weight to that component of the overall evaluation.

Equity-Based and Other Incentive Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

•	The total cost of the company’s equity plans is unreasonable;

•	The plan expressly permits the repricing of stock options/stock appreciate rights (SARs) without prior shareholder approval;

•

The CEO is a participant in the proposed equity-based compensation plan and there is a disconnect between CEO pay and the company’s performance where over 50 percent of the year-over-year increase is attributed to equity awards (see Pay-for-Performance);

•

The company’s three year burn rate exceeds the greater of 2% or the mean plus one standard deviation of its industry group but no more than two percentage points (+/-) from the prior-year industry group cap;

•

Liberal Change of Control Definition: The plan provides for the acceleration of vesting of equity awards even though an actual change in control may not occur (e.g., upon shareholder approval of a transaction or the announcement of a tender offer); or

•	The plan is a vehicle for problematic pay practices.

Each of these factors is described below:

Cost of Equity Plans

Generally, vote AGAINST equity plans if the cost is unreasonable. For non-employee director plans, vote FOR the plan if certain factors are met (see Director Compensation section).

The cost of the equity plans is expressed as Shareholder Value Transfer (SVT), which is measured using a binomial option pricing model that assesses the amount of shareholders’ equity flowing out of the company to employees and directors. SVT is expressed as both a dollar amount and as a percentage of market value, and includes the new shares proposed, shares available under existing plans, and shares granted but unexercised. All award types are valued. For omnibus plans, unless limitations are placed on the most expensive types of awards (for example, full value awards), the assumption is made that all awards to be granted will be the most expensive types. See discussion of specific types of awards.

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The Shareholder Value Transfer is reasonable if it falls below the company-specific allowable cap. The allowable cap is determined as follows: The top quartile performers in each industry group (using the Global Industry Classification Standard: GICS) are identified. Benchmark SVT levels for each industry are established based on these top performers’ historic SVT. Regression analyses are run on each industry group to identify the variables most strongly correlated to SVT. The benchmark industry SVT level is then adjusted upwards or downwards for the specific company by plugging the company-specific performance measures, size and cash compensation into the industry cap equations to arrive at the company’s allowable cap.

Repricing Provisions

Vote AGAINST plans that do not expressly prohibit the repricing or exchange of underwater stock options without prior shareholder approval. “Repricing” includes the ability to do any of the following:

•	Amend the terms of outstanding options or SARs to reduce the exercise price of such outstanding options or SARs;

•	Cancel outstanding options or SARs in exchange for options or SARs with an exercise price that is less than the exercise price of the original options or SARs.

Also, vote AGAINST OR WITHHOLD from members of the Compensation Committee who approved and/or implemented a repricing or an option/SAR exchange program, by buying out underwater options/SARs for stock, cash or other consideration or canceling underwater options/SARs and regranting options/SARs with a lower exercise price, without prior shareholder approval, even if such repricings are allowed in their equity plan.

Vote AGAINST plans if the company has a history of repricing without shareholder approval, and the applicable listing standards would not preclude them from doing so.

Three-Year Burn Rate/Burn Rate Commitment

Generally vote AGAINST equity plans for companies whose average three-year burn rates exceeds the greater of: (1) the mean (µ) plus one standard deviation (ó) of the company’s GICS group segmented by Russell 3000 index and non-Russell 3000 index (per the Burn Rate Table published in December); and (2) two percent of weighted common shares outstanding. In addition, year-over-year burn-rate cap changes will be limited to a maximum of two (2) percentage points (plus or minus) the prior year’s burn-rate cap.

If a company fails to fulfill a burn rate commitment, vote AGAINST or WITHHOLD from the compensation committee.

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Burn Rate Table for 2011

		Russell 3000			Non-Russell 3000
GICS	Description	Mean	Standard Deviation	2011 Burn Rate Cap*	Mean	Standard Deviation	2011 Burn Rate Cap*
1010	Energy	1.91%	2.12%	4.03%	3.92%	9.62%	6.30%
1510	Materials	1.63%	1.41%	3.04%	2.25%	4.73%	6.54%
2010	Capital Goods	1.78%	1.56%	3.34%	3.14%	6.03%	6.69%
2020	Commercial Services & Supplies	2.96%	3.79%	4.89%	4.33%	9.02%	5.53%
2030	Transportation	1.75%	1.61%	3.36%	2.57%	6.12%	4.31%
2510	Automobiles & Components	2.00%	1.26%	3.25%	5.15%	14.37%	4.99%
2520	Consumer Durables & Apparel	2.18%	1.08%	3.26%	2.20%	4.10%	5.37%
2530	Consumer Services	2.93%	5.08%	4.80%	3.60%	6.39%	5.17%
2540	Media	2.35%	1.75%	4.10%	2.89%	3.46%	6.03%
2550	Retailing	2.45%	1.66%	4.11%	2.22%	2.41%	4.62%
3010, 3020, 3030	Consumer Staples	1.86%	1.90%	3.76%	3.23%	5.08%	5.17%
3510	Health Care Equipment & Services	2.90%	1.76%	4.66%	4.40%	5.53%	9.92%
3520	Pharmaceuticals & Biotechnology	3.92%	4.48%	7.16%	6.14%	10.35%	10.58%
4010	Banks	1.36%	1.41%	2.78%	1.13%	3.73%	4.12%
4020	Diversified Financials	5.03%	7.33%	7.15%	4.66%	5.88%	10.30%
4030	Insurance	1.58%	1.46%	3.04%	1.69%	5.09%	4.31%
4040	Real Estate	1.01%	1.01%	2.02%	1.07%	2.12%	3.18%
4510	Software & Services	4.40%	2.86%	7.26%	6.36%	15.15%	9.58%
4520	Technology Hardware & Equipment	3.56%	2.28%	5.84%	5.07%	10.87%	9.08%
4530	Semiconductor Equipment	4.07%	2.57%	6.64%	4.48%	3.29%	7.78%
5010	Telecommunication Services	2.79%	2.07%	4.50%	6.46%	14.75%	7.08%
5510	Utilities	0.78%	0.56%	2.00%	6.51%	14.22%	3.64%

*	The cap is generally the Mean + Standard Deviation, subject to minimum cap of 2% (de minimus allowance) and maximum +/- 2 percentage points relative to prior year burn rate cap for same industry/index group.

A premium (multiplier) is applied on full value awards for the past three fiscal years. The guideline for applying the premium is as follows:

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Stock Price Volatility	Multiplier

54.6% and higher	1 full-value award will count as 1.5 option shares

36.1% or higher and less than 54.6%	1 full-value award will count as 2.0 option shares

24.9% or higher and less than 36.1%	1 full-value award will count as 2.5 option shares

16.5% or higher and less than 24.9%	1 full-value award will count as 3.0 option shares

7.9% or higher and less than 16.5%	1 full-value award will count as 3.5 option shares

Less than 7.9%	1 full-value award will count as 4.0 option shares

Pay-for-Performance- Impact on Equity Plans

If a significant portion of the CEO’s misaligned pay is attributed to equity awards, and there is an equity plan on the ballot, vote AGAINST the equity plan, taking in to consideration:

•	Magnitude of pay increase/decrease in the last fiscal year;

•	Source of pay increase (cash or equity); and

•	Proportion of equity awards granted in the last fiscal year concentrated at the named executive officer level.

See Pay-for-Performance discussion under Executive Pay Evaluation for further details.

Liberal Definition of Change-in-Control

Generally vote AGAINST equity plans if the plan provides for the acceleration of vesting of equity awards even though an actual change in control may not occur. Examples of such a definition could include, but are not limited to, announcement or commencement of a tender offer, provisions for acceleration upon a “potential” takeover, shareholder approval of a merger or other transactions, or similar language.

Problematic Pay Practices

If the equity plan on the ballot is a vehicle for problematic pay practices, vote AGAINST the plan.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 44 -

Specific Treatment of Certain Award Types in Equity Plan Evaluations:

Dividend Equivalent Rights

Options that have Dividend Equivalent Rights (DERs) associated with them will have a higher calculated award value than those without DERs under the binomial model, based on the value of these dividend streams. The higher value will be applied to new shares, shares available under existing plans, and shares awarded but not exercised per the plan specifications. DERS transfer more shareholder equity to employees and non-employee directors and this cost should be captured.

Liberal Share Recycling Provisions

Under net share counting provisions, shares tendered by an option holder to pay for the exercise of an option, shares withheld for taxes or shares repurchased by the company on the open market can be recycled back into the equity plan for awarding again. All awards with such provisions should be valued as full-value awards. Stock-settled stock appreciation rights (SSARs) will also be considered as full-value awards if a company counts only the net shares issued to employees towards their plan reserve.

Operating Partnership (OP) units in Equity Plan analysis of Real Estate Investment Trusts (REITs)

For Real Estate Investment Trusts (REITS), include the common shares issuable upon conversion of outstanding Operating Partnership (OP) units in the share count for the purposes of determining: (1) market capitalization in the Shareholder Value Transfer (SVT) analysis and (2) shares outstanding in the burn rate analysis.

Option Overhang Cost

Companies with sustained positive stock performance and high overhang cost attributable to in-the-money options outstanding in excess of six years may warrant a carve-out of these options from the overhang as long as the dilution attributable to the new share request is reasonable and the company exhibits sound compensation practices. Consider CASE-BY-CASE a carve-out of a portion of cost attributable to overhang, considering the following criteria:

•

Performance: Companies with sustained positive stock performance will merit greater scrutiny. Five-year total shareholder return (TSR), year-over-year performance, and peer performance could play a significant role in this determination.

•

Overhang Disclosure: Assess whether optionees have held in-the-money options for a prolonged period (thus reflecting their confidence in the prospects of the company). Note that this assessment would require additional disclosure regarding a company’s overhang. Specifically, the following disclosure would be required:

•	The number of in-the-money options outstanding in excess of six or more years with a corresponding weighted average exercise price and weighted average contractual remaining term;

•

The number of all options outstanding less than six years and underwater options outstanding in excess of six years with a corresponding weighted average exercise price and weighted average contractual remaining term;

•	The general vesting provisions of option grants; and

•	The distribution of outstanding option grants with respect to the named executive officers;

2011 ISS U.S. Proxy Voting Guidelines Summary	- 45 -

•

Dilution: Calculate the expected duration of the new share request in addition to all shares currently available for grant under the equity compensation program, based on the company’s three-year average burn rate (or a burn- rate commitment that the company makes for future years). The expected duration will be calculated by multiplying the company’s unadjusted (options and full-value awards accounted on a one-for-one basis) three-year average burn rate by the most recent fiscal year’s weighted average shares outstanding (as used in the company’s calculation of basic EPS) and divide the sum of the new share request and all available shares under the company’s equity compensation program by the product. For example, an expected duration in excess of five years could be considered problematic; and

•

Compensation Practices: An evaluation of overall practices could include: (1) stock option repricing provisions, (2) high concentration ratios (of grants to top executives), or (3) additional practices outlined in the Poor Pay Practices policy.

Other Compensation Plans

401(k) Employee Benefit Plans

Vote FOR proposals to implement a 401(k) savings plan for employees.

Employee Stock Ownership Plans (ESOPs)

Vote FOR proposals to implement an ESOP or increase authorized shares for existing ESOPs, unless the number of shares allocated to the ESOP is excessive (more than five percent of outstanding shares).

Employee Stock Purchase Plans — Qualified Plans

Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:

•	Purchase price is at least 85 percent of fair market value;

•	Offering period is 27 months or less; and

•	The number of shares allocated to the plan is ten percent or less of the outstanding shares.

Vote AGAINST qualified employee stock purchase plans where any of the following apply:

•	Purchase price is less than 85 percent of fair market value; or

•	Offering period is greater than 27 months; or

•	The number of shares allocated to the plan is more than ten percent of the outstanding shares.

Employee Stock Purchase Plans — Non-Qualified Plans

Vote CASE-BY-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:

•	Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5 percent or more of beneficial ownership of the company);

•	Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;

•	Company matching contribution up to 25 percent of employee’s contribution, which is effectively a discount of 20 percent from market value;

2011 ISS U.S. Proxy Voting Guidelines Summary	- 46 -

•

No discount on the stock price on the date of purchase since there is a company matching contribution. Vote AGAINST nonqualified employee stock purchase plans when any of the plan features do not meet the above criteria. If the company matching contribution exceeds 25 percent of employee’s contribution, evaluate the cost of the plan against its allowable cap.

Incentive Bonus Plans and Tax Deductibility Proposals (OBRA-Related Compensation Proposals)

Vote FOR proposals that simply amend shareholder-approved compensation plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m) of the Internal Revenue Code.

Vote FOR proposals to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) unless they are clearly inappropriate.

Votes to amend existing plans to increase shares reserved and to qualify for favorable tax treatment under the provisions of Section 162(m) are considered CASE-BY-CASE using a proprietary, quantitative model developed by ISS.

Generally vote FOR cash or cash and stock bonus plans that are submitted to shareholders for the purpose of exempting compensation from taxes under the provisions of Section 162(m) if no increase in shares is requested.

Vote AGAINST proposals if the compensation committee does not fully consist of independent outsiders, as defined in ISS’s classification of director independence, or if the plan contains excessive problematic provisions.

Option Exchange Programs/Repricing Options

Vote CASE-BY-CASE on management proposals seeking approval to exchange/reprice options taking into consideration:

•	Historic trading patterns — the stock price should not be so volatile that the options are likely to be back “in-themoney” over the near term;

•	Rationale for the re-pricing — was the stock price decline beyond management’s control?

•	Is this a value-for-value exchange?

•	Are surrendered stock options added back to the plan reserve?

•	Option vesting — does the new option vest immediately or is there a black-out period?

•	Term of the option — the term should remain the same as that of the replaced option;

•	Exercise price — should be set at fair market or a premium to market;

•	Participants — executive officers and directors should be excluded.

If the surrendered options are added back to the equity plans for re-issuance, then also take into consideration the company’s total cost of equity plans and its three-year average burn rate.

In addition to the above considerations, evaluate the intent, rationale, and timing of the repricing proposal. The proposal should clearly articulate why the board is choosing to conduct an exchange program at this point in time. Repricing underwater options after a recent precipitous drop in the company’s stock price demonstrates poor timing. Repricing after a recent decline in stock price triggers additional scrutiny and a potential AGAINST vote on the proposal. At a minimum, the decline should not have happened within the past year. Also, consider the terms of the surrendered options, such as the grant date, exercise price and vesting schedule. Grant dates of surrendered options should be far enough back (two to three years) so as not to suggest that repricings are being done to take advantage of short-term downward price movements. Similarly, the exercise price of surrendered options should be above the 52-week high for the stock price.

Vote FOR shareholder proposals to put option repricings to a shareholder vote.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 47 -

Stock Plans in Lieu of Cash

Vote CASE-BY-CASE on plans that provide participants with the option of taking all or a portion of their cash compensation in the form of stock.

Vote FOR non-employee director-only equity plans that provide a dollar-for-dollar cash-for-stock exchange.

Vote CASE-BY-CASE on plans which do not provide a dollar-for-dollar cash for stock exchange. In cases where the exchange is not dollar-for-dollar, the request for new or additional shares for such equity program will be considered using the binomial option pricing model. In an effort to capture the total cost of total compensation, ISS will not make any adjustments to carve out the in-lieu-of cash compensation.

Transfer Stock Option (TSO) Programs

One-time Transfers: Vote AGAINST or WITHHOLD from compensation committee members if they fail to submit one-time transfers to shareholders for approval.

Vote CASE-BY-CASE on one-time transfers. Vote FOR if:

•	Executive officers and non-employee directors are excluded from participating;

•

Stock options are purchased by third-party financial institutions at a discount to their fair value using option pricing models such as Black-Scholes or a Binomial Option Valuation or other appropriate financial models;

•

There is a two-year minimum holding period for sale proceeds (cash or stock) for all participants. Additionally, management should provide a clear explanation of why options are being transferred to a third-party institution and whether the events leading up to a decline in stock price were beyond management’s control. A review of the company’s historic stock price volatility should indicate if the options are likely to be back “in-the-money” over the near term.

Ongoing TSO program: Vote AGAINST equity plan proposals if the details of ongoing TSO programs are not provided to shareholders. Since TSOs will be one of the award types under a stock plan, the ongoing TSO program, structure and mechanics must be disclosed to shareholders. The specific criteria to be considered in evaluating these proposals include, but not limited, to the following:

•	Eligibility;

•	Vesting;

•	Bid-price;

•	Term of options;

•	Cost of the program and impact of the TSOs on company’s total option expense

•	Option repricing policy.

Amendments to existing plans that allow for introduction of transferability of stock options should make clear that only options granted post-amendment shall be transferable.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 48 -

Director Compensation

Equity Plans for Non-Employee Directors

Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company’s allowable cap.

On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans will exceed the allowable cap. Vote for the plan if ALL of the following qualitative factors in the board’s compensation are met and disclosed in the proxy statement:

•	Director stock ownership guidelines with a minimum of three times the annual cash retainer.

•	Vesting schedule or mandatory holding/deferral period:

•	A minimum vesting of three years for stock options or restricted stock; or

•	Deferred stock payable at the end of a three-year deferral period.

•	Mix between cash and equity:

•	A balanced mix of cash and equity, for example 40% cash/60% equity or 50% cash/50% equity; or

•	If the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.

•	No retirement/benefits and perquisites provided to non-employee directors; and

•

Detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table. The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.

Director Retirement Plans

Vote AGAINST retirement plans for non-employee directors.

Vote FOR shareholder proposals to eliminate retirement plans for non-employee directors.

Shareholder Proposals on Compensation

Advisory Vote on Executive Compensation (Say-on-Pay)

Generally, vote FOR shareholder proposals that call for non-binding shareholder ratification of the compensation of the Named Executive Officers and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 49 -

Adopt Anti-Hedging/Pledging/Speculative Investments Policy

Generally vote FOR proposals seeking a policy that prohibits named executive officers from engaging in derivative or speculative transactions involving company stock, including hedging, holding stock in a margin account, or pledging stock as collateral for a loan. However, the company’s existing policies regarding responsible use of company stock will be considered.

Bonus Banking/Bonus Banking “Plus”

Vote CASE-BY-CASE on proposals seeking deferral of a portion of annual bonus pay, with ultimate payout linked to sustained results for the performance metrics on which the bonus was earned (whether for the named executive officers or a wider group of employees), taking into account the following factors:

•	The company’s past practices regarding equity and cash compensation;

•	Whether the company has a holding period or stock ownership requirements in place, such as a meaningful retention ratio (at least 50 percent for full tenure); and

•	Whether the company has a rigorous claw-back policy in place.

Compensation Consultants- Disclosure of Board or Company’s Utilization

Generally vote FOR shareholder proposals seeking disclosure regarding the Company, Board, or Compensation Committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

Disclosure/Setting Levels or Types of Compensation for Executives and Directors

Generally, vote FOR shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders’ needs, would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company.

Vote AGAINST shareholder proposals seeking to set absolute levels on compensation or otherwise dictate the amount or form of compensation.

Vote AGAINST shareholder proposals seeking to eliminate stock options or any other equity grants to employees or directors.

Vote AGAINST shareholder proposals requiring director fees be paid in stock only.

Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.

Vote CASE-BY-CASE on all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long-term corporate outlook.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 50 -

Golden Coffins/Executive Death Benefits

Generally vote FOR proposals calling companies to adopt a policy of obtaining shareholder approval for any future agreements and corporate policies that could oblige the company to make payments or awards following the death of a senior executive in the form of unearned salary or bonuses, accelerated vesting or the continuation in force of unvested equity grants, perquisites and other payments or awards made in lieu of compensation. This would not apply to any benefit programs or equity plan proposals that the broad-based employee population is eligible.

Hold Equity Past Retirement or for a Significant Period of Time

Vote CASE-BY-CASE on shareholder proposals asking companies to adopt policies requiring senior executive officers to retain all or a significant portion of the shares acquired through compensation plans, either:

•	while employed and/or for two years following the termination of their employment ; or

•	for a substantial period following the lapse of all other vesting requirements for the award (“lock-up period”), with ratable release of a portion of the shares annually during the lock-up period.

The following factors will be taken into account:

•	Whether the company has any holding period, retention ratio, or officer ownership requirements in place. These should consist of:

•	Rigorous stock ownership guidelines;

•	A holding period requirement coupled with a significant long-term ownership requirement; or

•	A meaningful retention ratio;

•	Actual officer stock ownership and the degree to which it meets or exceeds the proponent’s suggested holding period/retention ratio or the company’s own stock ownership or retention requirements;

•	Post-termination holding requirement policies or any policies aimed at mitigating risk taking by senior executives;

•	Problematic pay practices, current and past, which may promote a short-term versus a long-term focus.

A rigorous stock ownership guideline should be at least 10x base salary for the CEO, with the multiple declining for other executives. A meaningful retention ratio should constitute at least 50 percent of the stock received from equity awards (on a net proceeds basis) held on a long-term basis, such as the executive’s tenure with the company or even a few years past the executive’s termination with the company.

Vote CASE-BY-CASE on shareholder proposals asking companies to adopt policies requiring Named Executive Officers to retain 75% of the shares acquired through compensation plans while employed and/or for two years following the termination of their employment, and to report to shareholders regarding this policy. The following factors will be taken into account:

•	Whether the company has any holding period, retention ratio, or officer ownership requirements in place. These should consist of:

•	Rigorous stock ownership guidelines, or

•	A holding period requirement coupled with a significant long-term ownership requirement, or

•	A meaningful retention ratio,

•	Actual officer stock ownership and the degree to which it meets or exceeds the proponent’s suggested holding period/retention ratio or the company’s own stock ownership or retention requirements.

•

Problematic pay practices, current and past, which may promote a short-term versus a long-term focus. A rigorous stock ownership guideline should be at least 10x base salary for the CEO, with the multiple declining for other executives. A meaningful retention ratio should constitute at least 50 percent of the stock received from equity awards (on a net proceeds basis) held on a long-term basis, such as the executive’s tenure with the company or even a few years past the executive’s termination with the company.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 51 -

Generally vote AGAINST shareholder proposals that mandate a minimum amount of stock that directors must own in order to qualify as a director or to remain on the board. While ISS favors stock ownership on the part of directors, the company should determine the appropriate ownership requirement.

☐☐☐☐☐

Non-Deductible Compensation

Generally vote FOR proposals seeking disclosure of the extent to which the company paid non-deductible compensation to senior executives due to Internal Revenue Code Section 162(m), while considering the company’s existing disclosure practices.

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Pay for Performance

Performance-Based Awards

Vote CASE-BY-CASE on shareholder proposal requesting that a significant amount of future long-term incentive compensation awarded to senior executives shall be performance-based and requesting that the board adopt and disclose challenging performance metrics to shareholders, based on the following analytical steps:

•

First, vote FOR shareholder proposals advocating the use of performance-based equity awards, such as performance contingent options or restricted stock, indexed options or premium-priced options, unless the proposal is overly restrictive or if the company has demonstrated that it is using a “substantial” portion of performance-based awards for its top executives. Standard stock options and performance-accelerated awards do not meet the criteria to be considered as performance-based awards. Further, premium-priced options should have a premium of at least 25 percent and higher to be considered performance-based awards.

•

Second, assess the rigor of the company’s performance-based equity program. If the bar set for the performance-based program is too low based on the company’s historical or peer group comparison, generally vote FOR the proposal. Furthermore, if target performance results in an above target payout, vote FOR the shareholder proposal due to program’s poor design. If the company does not disclose the performance metric of the performance-based equity program, vote FOR the shareholder proposal regardless of the outcome of the first step to the test.

In general, vote FOR the shareholder proposal if the company does not meet both of the above two steps.

Pay for Superior Performance

Vote CASE-BY-CASE on shareholder proposals that request the board establish a pay-for-superior performance standard in the company’s executive compensation plan for senior executives. The proposal has the following principles:

•	Sets compensation targets for the Plan’s annual and long-term incentive pay components at or below the peer group median;

•	Delivers a majority of the Plan’s target long-term compensation through performance-vested, not simply time-vested, equity awards;

•

Provides the strategic rationale and relative weightings of the financial and non-financial performance metrics or criteria used in the annual and performance-vested long-term incentive components of the plan;

•	Establishes performance targets for each plan financial metric relative to the performance of the company’s peer companies;

2011 ISS U.S. Proxy Voting Guidelines Summary	- 52 -

•

Limits payment under the annual and performance-vested long-term incentive components of the plan to when the company’s performance on its selected financial performance metrics exceeds peer group median performance.

Consider the following factors in evaluating this proposal:

•	What aspects of the company’s annual and long-term equity incentive programs are performance driven?

•

If the annual and long-term equity incentive programs are performance driven, are the performance criteria and hurdle rates disclosed to shareholders or are they benchmarked against a disclosed peer group?

•	Can shareholders assess the correlation between pay and performance based on the current disclosure?

•	What type of industry and stage of business cycle does the company belong to?

☐☐☐☐☐

Pre-Arranged Trading Plans (10b5-1 Plans)

Generally vote FOR shareholder proposals calling for certain principles regarding the use of prearranged trading plans (10b5-1 plans) for executives. These principles include:

•	Adoption, amendment, or termination of a 10b5-1 Plan must be disclosed within two business days in a Form 8-K;

•	Amendment or early termination of a 10b5-1 Plan is allowed only under extraordinary circumstances, as determined by the board;

•	Ninety days must elapse between adoption or amendment of a 10b5-1 Plan and initial trading under the plan;

•	Reports on Form 4 must identify transactions made pursuant to a 10b5-1 Plan;

•	An executive may not trade in company stock outside the 10b5-1 Plan.

•	Trades under a 10b5-1 Plan must be handled by a broker who does not handle other securities transactions for the executive.

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Prohibit CEOs from serving on Compensation Committees

Generally vote AGAINST proposals seeking a policy to prohibit any outside CEO from serving on a company’s compensation committee, unless the company has demonstrated problematic pay practices that raise concerns about the performance and composition of the committee.

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Recoup Bonuses

Vote CASE-BY-CASE on proposals to recoup unearned incentive bonuses or other incentive payments made to senior executives if it is later determined that the figures upon which incentive compensation is earned later turn out to have been in error. This is line with the clawback provision in the Trouble Asset Relief Program. Many companies have adopted policies that permit recoupment in cases where fraud, misconduct, or negligence significantly contributed to a restatement of financial results that led to the awarding of unearned incentive compensation. ISS will take into consideration:

•	If the company has adopted a formal recoupment bonus policy;

•	If the company has chronic restatement history or material financial problems; or

•	If the company’s policy substantially addresses the concerns raised by the proponent.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 53 -

Severance Agreements for Executives/Golden Parachutes

Vote FOR shareholder proposals requiring that golden parachutes or executive severance agreements be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts.

Vote CASE-BY-CASE on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:

•	The triggering mechanism should be beyond the control of management;

•	The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation during the five years prior to the year in which the change of control occurs;

•

Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.

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Share Buyback Holding Periods

Generally vote AGAINST shareholder proposals prohibiting executives from selling shares of company stock during periods in which the company has announced that it may or will be repurchasing shares of its stock. Vote FOR the proposal when there is a pattern of abuse by executives exercising options or selling shares during periods of share buybacks.

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Supplemental Executive Retirement Plans (SERPs)

Generally vote FOR shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote unless the company’s executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans.

Generally vote FOR shareholder proposals requesting to limit the executive benefits provided under the company’s supplemental executive retirement plan (SERP) by limiting covered compensation to a senior executive’s annual salary and excluding of all incentive or bonus pay from the plan’s definition of covered compensation used to establish such benefits.

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Tax Gross-Up Proposals

Generally vote FOR proposals calling for companies to adopt a policy of not providing tax gross-up payments to executives, except in situations where gross-ups are provided pursuant to a plan, policy, or arrangement applicable to management employees of the company, such as a relocation or expatriate tax equalization policy.

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Termination of Employment Prior to Severance Payment and Eliminating Accelerated Vesting of Unvested Equity

Vote CASE-BY-CASE on shareholder proposals seeking a policy requiring termination of employment prior to severance payment, and eliminating accelerated vesting of unvested equity. Change-in-control payouts without loss of job or substantial diminution of job duties (single-triggered) are consider a poor pay practice under ISS policy, and may even result in withheld votes from compensation committee members. The second component of this proposal — related to the elimination of accelerated vesting — requires more careful consideration. The following factors will be taken into regarding this policy.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 54 -

•

The company’s current treatment of equity in change-of-control situations (i.e. is it double triggered, does it allow for the assumption of equity by acquiring company, the treatment of performance shares.

•	Current employment agreements, including potential poor pay practices such as gross-ups embedded in those agreements.

Generally vote FOR proposals seeking a policy that prohibits acceleration of the vesting of equity awards to senior executives in the event of a change in control (except for pro rata vesting considering the time elapsed and attainment of any related performance goals between the award date and the change in control).

2011 ISS U.S. Proxy Voting Guidelines Summary	- 55 -

6. Social/Environmental Issues

Overall Approach

•	When evaluating social and environmental shareholder proposals, ISS considers the following factors:

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested concerns business issues that relate to a meaningful percentage of the company’s business as measured by sales, assets, and earnings;

•	The degree to which the company’s stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

•	Whether the issues presented are more appropriately/effectively dealt with through governmental or company-specific action;

•	Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

•	Whether the company’s analysis and voting recommendation to shareholders are persuasive;

•	What other companies have done in response to the issue addressed in the proposal;

•	Whether the proposal itself is well framed and the cost of preparing the report is reasonable;

•	Whether implementation of the proposal’s request would achieve the proposal’s objectives;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the requested information is available to shareholders either from the company or from a publicly available source; and

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

Animal Welfare

Animal Welfare Policies

Generally vote FOR proposals seeking a report on the company’s animal welfare standards unless:

•	The company has already published a set of animal welfare standards and monitors compliance;

•	The company’s standards are comparable to industry peers; and

•	There are no recent, significant fines or litigation related to the company’s treatment of animals.

Animal Testing

Generally vote AGAINST proposals to phase out the use of animals in product testing unless:

•	The company is conducting animal testing programs that are unnecessary or not required by regulation;

•	The company is conducting animal testing when suitable alternatives are commonly accepted and used at industry peers; or

•	There are recent, significant fines or litigation related to the company’s treatment of animals.

Animal Slaughter (Controlled Atmosphere Killing (CAK))

Generally vote AGAINST proposals requesting the implementation of CAK methods at company and/or supplier operations unless such methods are required by legislation or generally accepted as the industry standard.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 56 -

Vote CASE-BY-CASE on proposals requesting a report on the feasibility of implementing CAK methods at company and/or supplier operations considering the availability of existing research conducted by the company or industry groups on this topic and any fines or litigation related to current animal processing procedures at the company.

☐☐☐☐☐

Consumer Issues

Genetically Modified Ingredients

Generally vote AGAINST proposals asking suppliers, genetic research companies, restaurants and food retail companies to voluntarily label genetically engineered (GE) ingredients in their products and/or eliminate GE ingredients. The cost of labeling and/or phasing out the use of GE ingredients may not be commensurate with the benefits to shareholders and is an issue better left to regulators.

Vote CASE-BY-CASE on proposals asking for a report on the feasibility of labeling products containing GE ingredients taking into account:

•	The company’s business and the proportion of it affected by the resolution;

•	The quality of the company’s disclosure on GE product labeling, related voluntary initiatives, and how this disclosure compares with industry peer disclosure; and

•	Company’s current disclosure on the feasibility of GE product labeling, including information on the related costs.

Generally vote AGAINST proposals seeking a report on the social, health, and environmental effects of genetically modified organisms (GMOs). Studies of this sort are better undertaken by regulators and the scientific community.

Generally vote AGAINST proposals to completely phase out GE ingredients from the company’s products or proposals asking for reports outlining the steps necessary to eliminate GE ingredients from the company’s products. Such resolutions presuppose that there are proven health risks to GE ingredients (an issue better left to regulators) that may outweigh the economic benefits derived from biotechnology.

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Reports on Potentially Controversial Business/Financial Practices

Vote CASE-BY CASE on requests for reports on the company’s potentially controversial business or financial practices or products taking into account:

•	Whether the company has adequately disclosed mechanisms in place to prevent abuses;

•	Whether the company has adequately disclosed the financial risks of the products/practices in question;

•	Whether the company has been subject to violations of related laws or serious controversies; and

•	Peer companies’ policies/practices in this area.

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Pharmaceutical Pricing, Access to Medicines, Product Reimportation, and Health Pandemics

Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products unless the company fails to adhere to legislative guidelines or industry norms in its product pricing.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 57 -

Vote CASE-BY-CASE on proposals requesting that the company evaluate report on their product pricing policies or their access to medicine policies, considering:

•	The nature of the company’s business and the potential for reputational and market risk exposure;

•	The existing disclosure of relevant policies;

•	Deviation from established industry norms;

•	The company’s existing, relevant initiatives to provide research and/or products to disadvantaged consumers;

•	Whether the proposal focuses on specific products or geographic regions; and

•	The potential cost and scope of the requested report.

Generally vote FOR proposals requesting that companies report on the financial and legal impact of their prescription drug reimportation policies unless such information is already publicly disclosed.

Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug reimportation. Such matters are more appropriately the province of legislative activity and may place the company at a competitive disadvantage relative to its peers.

Health Pandemics

Vote CASE-BY-CASE on requests for reports outlining the impact of health pandemics (such as HIV/AIDS, malaria, tuberculosis, and avian flu) on the company’s operations and how the company is responding to the situation, taking into account:

•	The scope of the company’s operations in the affected/relevant area(s);

•	The company’s existing healthcare policies, including benefits and healthcare access; and

•	Company donations to relevant healthcare providers.

Vote AGAINST proposals asking companies to establish, implement, and report on a standard of response to health pandemics (such as HIV/AIDS, malaria, tuberculosis, and avian flu), unless the company has significant operations in the affected markets and has failed to adopt policies and/or procedures to address these issues comparable to those of industry peers.

Product Safety and Toxic/Hazardous Materials

Generally vote FOR proposals requesting the company to report on its policies, initiatives/procedures, and oversight mechanisms related to toxic/hazardous materials or product safety in its supply chain, unless:

•	The company already discloses similar information through existing reports such as a Supplier Code of Conduct and/or a sustainability report;

•

The company has formally committed to the implementation of a toxic/hazardous materials and/or product safety and supply chain reporting and monitoring program based on industry norms or similar standards within a specified time frame; and

•	The company has not been recently involved in relevant significant controversies, significant fines, or litigation.

Vote CASE-BY-CASE on resolutions requesting that companies develop a feasibility assessment to phase-out of certain toxic/hazardous materials, or evaluate and disclose the potential financial and legal risks associated with utilizing certain materials, considering:

2011 ISS U.S. Proxy Voting Guidelines Summary	- 58 -

•	The company’s current level of disclosure regarding its product safety policies, initiatives and oversight mechanisms.

•	Current regulations in the markets in which the company operates; and

•	Recent significant controversies, litigation, or fines stemming from toxic/hazardous materials at the company.

Generally vote AGAINST resolutions requiring that a company reformulate its products.

☐☐☐☐☐

Tobacco- Related Proposals

Vote CASE-BY-CASE on resolutions regarding the advertisement of tobacco products, considering:

•	Recent related fines, controversies, or significant litigation;

•	Whether the company complies with relevant laws and regulations on the marketing of tobacco;

•	Whether the company’s advertising restrictions deviate from those of industry peers;

•	Whether the company entered into the Master Settlement Agreement, which restricts marketing of tobacco to youth;

•	Whether restrictions on marketing to youth extend to foreign countries.

Vote CASE-BY-CASE on proposals regarding second-hand smoke, considering;

•	Whether the company complies with all laws and regulations;

•	The degree that voluntary restrictions beyond those mandated by law might hurt the company’s competitiveness;

•	The risk of any health-related liabilities.

Generally vote AGAINST resolutions to cease production of tobacco-related products, to avoid selling products to tobacco companies, to spin-off tobacco-related businesses, or prohibit investment in tobacco equities. Such business decisions are better left to company management or portfolio managers.

Generally vote AGAINST proposals regarding tobacco product warnings. Such decisions are better left to public health authorities.

☐☐☐☐☐

Climate Change and the Environment

Climate Change/ Greenhouse Gas (GHG) Emissions

Generally vote FOR resolutions requesting that a company disclose information on the impact of climate change on the company’s operations and investments considering:

•

The company already provides current, publicly-available information on the impacts that climate change may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;

•	The company’s level of disclosure is at least comparable to that of industry peers; and

•	There are no significant, controversies, fines, penalties, or litigation associated with the company’s environmental performance.

Generally vote FOR proposals requesting a report on greenhouse gas (GHG) emissions from company operations and/or products and operations, unless:

2011 ISS U.S. Proxy Voting Guidelines Summary	- 59 -

•

The company already provides current, publicly-available information on the impacts that GHG emissions may have on the company as well as associated company policies and procedures to address related risks and/or opportunities;

•	The company’s level of disclosure is comparable to that of industry peers; and

•	There are no significant, controversies, fines, penalties, or litigation associated with the company’s GHG emissions.

Vote CASE-BY-CASE on proposals that call for the adoption of GHG reduction goals from products and operations, taking into account:

•	Overly prescriptive requests for the reduction in GHG emissions by specific amounts or within a specific time frame;

•	Whether company disclosure lags behind industry peers;

•	Whether the company has been the subject of recent, significant violations, fines, litigation, or controversy related to GHG emissions;

•	The feasibility of reduction of GHGs given the company’s product line and current technology and;

•	Whether the company already provides meaningful disclosure on GHG emissions from its products and operations.

☐☐☐☐☐

General Environmental Proposals and Community Impact Assessments, Concentrated Area Feeding Operations

General Environmental Proposals and Community Impact Assessments

Vote CASE-BY-CASE on requests for reports outlining policies and/or the potential (community) social and/or environmental impact of company operations considering:

•	Current disclosure of applicable policies and risk assessment report(s) and risk management procedures;

•

The impact of regulatory non-compliance, litigation, remediation, or reputational loss that may be associated with failure to manage the company’s operations in question, including the management of relevant community and stakeholder relations;

•	The nature, purpose, and scope of the company’s operations in the specific region(s);

•	The degree to which company policies and procedures are consistent with industry norms; and

•	The scope of the resolution.

Concentrated Area Feeding Operations (CAFOs)

Generally vote FOR resolutions requesting companies report to shareholders on the risks and liabilities associated with CAFOs unless:

•	The company has publicly disclosed its environmental management policies for its corporate and contract farming operations, including compliance monitoring; and

•	The company publicly discloses company and supplier farm environmental performance data; or

•	The company does not have company-owned CAFOs and does not directly source from contract farm CAFOs.

☐☐☐☐☐

Energy Efficiency

Generally vote FOR on proposals requesting a company report on its comprehensive energy efficiency policies, unless:

2011 ISS U.S. Proxy Voting Guidelines Summary	- 60 -

•

The company complies with applicable energy efficiency regulations and laws, and discloses its participation in energy efficiency policies and programs, including disclosure of benchmark data, targets, and performance measures; or

•	The proponent requests adoption of specific energy efficiency goals within specific timelines.

Facility and Operational Safety/Security

Vote CASE-BY-CASE on resolutions requesting that companies report on safety and/or security risks associated with their operations and/or facilities, considering:

•	The company’s compliance with applicable regulations and guidelines;

•	The company’s current level of disclosure regarding its security and safety policies, procedures, and compliance monitoring; and,

•	The existence of recent, significant violations, fines, or controversy regarding the safety and security of the company’s operations and/or facilities.

☐☐☐☐☐

Operations in Protected Areas

Generally vote FOR requests for reports on potential environmental damage as a result of company operations in protected regions unless:

•	Operations in the specified regions are not permitted by current laws or regulations;

•	The company does not currently have operations or plans to develop operations in these protected regions; or,

•	The company’s disclosure of its operations and environmental policies in these regions is comparable to industry peers.

☐☐☐☐☐

Recycling Strategies

Vote CASE-BY-CASE on proposals to adopt a comprehensive recycling strategy, taking into account:

•	The nature of the company’s business;

•	The extent that peer companies are recycling;

•	The timetable prescribed by the proposal and the costs and methods of implementation;

•	Whether the company has a poor environmental track record, such as violations of applicable regulations.

☐☐☐☐☐

Renewable Energy

Generally vote FOR requests for reports on the feasibility of developing renewable energy resources unless the report is duplicative of existing disclosure or irrelevant to the company’s line of business.

Generally vote AGAINST proposals requesting that the company invest in renewable energy resources. Such decisions are best left to management’s evaluation of the feasibility and financial impact that such programs may have on the company.

☐☐☐☐☐

2011 ISS U.S. Proxy Voting Guidelines Summary	- 61 -

Diversity

Board Diversity

Generally vote FOR requests for reports on the company’s efforts to diversify the board, unless:

•	The gender and racial minority representation of the company’s board is reasonably inclusive in relation to companies of similar size and business; and

•	The board already reports on its nominating procedures and gender and racial minority initiatives on the board and within the company.

Vote CASE-BY-CASE on proposals asking the company to increase the gender and racial minority representation on its board, taking into account:

•	The degree of existing gender and racial minority diversity on the company’s board and among its executive officers;

•	The level of gender and racial minority representation that exists at the company’s industry peers;

•	The company’s established process for addressing gender and racial minority board representation;

•	Whether the proposal includes an overly prescriptive request to amend nominating committee charter language;

•	The independence of the company’s nominating committee;

•	The company uses an outside search firm to identify potential director nominees; and

•	Whether the company has had recent controversies, fines, or litigation regarding equal employment practices.

☐☐☐☐☐

Equality of Opportunity

Generally vote FOR proposals requesting a company disclose its diversity policies or initiatives, or proposals requesting disclosure of a company’s comprehensive workforce diversity data, including requests for EEO-1 data, unless:

•	The company publicly discloses its comprehensive equal opportunity policies and initiatives;

•	The company already publicly discloses comprehensive workforce diversity data; and

•	The company has no recent significant EEO-related violations or litigation.

Generally vote AGAINST proposals seeking information on the diversity efforts of suppliers and service providers. Such requests may pose a significant cost and administration burden on the company.

Gender Identity, Sexual Orientation, and Domestic Partner Benefits

Generally vote FOR proposals seeking to amend a company’s EEO statement or diversity policies to prohibit discrimination based on sexual orientation and/or gender identity, unless the change would result in excessive costs for the company.

Generally vote AGAINST proposals to extend company benefits to, or eliminate benefits from domestic partners. Decisions regarding benefits should be left to the discretion of the company.

☐☐☐☐☐

2011 ISS U.S. Proxy Voting Guidelines Summary	- 62 -

General Corporate Issues

Charitable Contributions

Vote AGAINST proposals restricting the company from making charitable contributions. Charitable contributions are generally useful for assisting worthwhile causes and for creating goodwill in the community. In the absence of bad faith, self-dealing, or gross negligence, management should determine which, and if, contributions are in the best interests of the company.

☐☐☐☐☐

Environmental, Social, and Governance (ESG) Compensation-Related Proposals

Generally vote AGAINST proposals to link, or report on linking, executive compensation to environmental and social criteria such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, or predatory lending. However, the following factors will be considered:

•	Whether the company has significant and persistent controversies or violations regarding social and/or environmental issues;

•	Whether the company has management systems and oversight mechanisms in place regarding its social and environmental performance;

•	The degree to which industry peers have incorporated similar non-financial performance criteria in their executive compensation practices; and

•	The company’s current level of disclosure regarding its environmental and social performance.

Generally vote AGAINST proposals calling for an analysis of the pay disparity between corporate executives and other non-executive employees. The value of the information sought by such proposals is unclear.

☐☐☐☐☐

Political Contributions & Lobbying Expenditures/Initiatives

Generally vote AGAINST proposals asking the company to affirm political nonpartisanship in the workplace so long as:

•	There are no recent, significant controversies, fines or litigation regarding the company’s political contributions or trade association spending; and

•	The company has procedures in place to ensure that employee contributions to company-sponsored political action committees (PACs) are strictly voluntary and prohibit coercion.

Vote AGAINST proposals to publish in newspapers and other media the company’s political contributions. Such publications could present significant cost to the company without providing commensurate value to shareholders.

Vote CASE-BY-CASE on proposals to improve the disclosure of a company’s political contributions and trade association spending considering:

•	Recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and

•

The public availability of a company policy on political contributions and trade association spending including information on the types of organizations supported, the business rationale for supporting these organizations, and the oversight and compliance procedures related to such expenditures of corporate assets.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 63 -

Vote AGAINST proposals barring the company from making political contributions. Businesses are affected by legislation at the federal, state, and local level; barring political contributions can put the company at a competitive disadvantage.

Vote AGAINST proposals asking for a list of company executives, directors, consultants, legal counsels, lobbyists, or investment bankers that have prior government service and whether such service had a bearing on the business of the company. Such a list would be burdensome to prepare without providing any meaningful information to shareholders.

Vote CASE-BY-CASE on proposals requesting information on a company’s lobbying initiatives, considering:

•	Significant controversies, fines, or litigation surrounding a company’s public policy activities,

•	The company’s current level of disclosure on lobbying strategy; and

•	The impact that the policy issue may have on the company’s business operations.

☐☐☐☐☐

International Issues, Labor Issues, and Human Rights

International Human Rights Proposals

Generally vote FOR proposals requesting a report on company or company supplier labor and/or human rights standards and policies unless such information is already publicly disclosed.

Vote CASE-BY-CASE on proposals to implement company or company supplier labor and/or human rights standards and policies, considering:

•	The degree to which existing relevant policies and practices are disclosed;

•	Whether or not existing relevant policies are consistent with internationally recognized standards;

•	Whether company facilities and those of its suppliers are monitored and how;

•	Company participation in fair labor organizations or other internationally recognized human rights initiatives;

•	Scope and nature of business conducted in markets known to have higher risk of workplace labor/human rights abuse;

•	Recent, significant company controversies, fines, or litigation regarding human rights at the company or its suppliers;

•	The scope of the request; and

•	Deviation from industry sector peer company standards and practices.

☐☐☐☐☐

Internet Privacy and Censorship

Vote CASE-BY-CASE on resolutions requesting the disclosure and implementation of Internet privacy and censorship policies and procedures considering:

•	The level of disclosure of company policies and procedures relating to privacy, freedom of speech, Internet censorship, and government monitoring of the Internet;

•	Engagement in dialogue with governments and/or relevant groups with respect to the Internet and the free flow of information;

•	The scope of business involvement and of investment in markets that maintain government censorship or monitoring of the Internet;

•	The market-specific laws or regulations applicable to Internet censorship or monitoring that may be imposed on the company; and,

•	The level of controversy or litigation related to the company’s international human rights policies and procedures.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 64 -

☐☐☐☐☐

MacBride Principles

Generally vote AGAINST proposals to endorse or increase activity on the MacBride Principles, unless:

•	The company has formally been found to be out of compliance with relevant Northern Ireland fair employment laws and regulations;

•	Failure to implement the MacBride Principles would put the company in an inconsistent position and/or at a competitive disadvantage compared with industry peers;

•

Failure to implement the MacBride Principles would subject the company to excessively negative financial impacts due to laws that some municipalities have passed regarding their contracting operations and companies that have not implemented the MacBride Principles; or

•	The company has had recent, significant controversies, fines or litigation regarding religious-based employment discrimination in Northern Ireland.

☐☐☐☐☐

Operations in High Risk Markets

Vote CASE-BY-CASE on requests for a report on a company’s potential financial and reputational risks associated with operations in “high-risk” markets, such as a terrorism-sponsoring state or politically/socially unstable region, taking into account:

•	The nature, purpose, and scope of the operations and business involved that could be affected by social or political disruption;

•	Current disclosure of applicable risk assessment(s) and risk management procedures;

•	Compliance with U.S. sanctions and laws;

•	Consideration of other international policies, standards, and laws; and

•	Whether the company has been recently involved in recent, significant controversies, fines or litigation related to its operations in “high-risk” markets.

☐☐☐☐☐

Outsourcing/Offshoring

Vote CASE-BY-CASE on proposals calling for companies to report on the risks associated with outsourcing/plant closures, considering:

•	Controversies surrounding operations in the relevant market(s);

•	The value of the requested report to shareholders;

•	The company’s current level of disclosure of relevant information on outsourcing and plant closure procedures; and

•	The company’s existing human rights standards relative to industry peers.

☐☐☐☐☐

Weapons and Military Sales

Foreign Military Sales/Offsets

Vote AGAINST reports on foreign military sales or offsets. Such disclosures may involve sensitive and confidential information. Moreover, companies must comply with government controls and reporting on foreign military sales.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 65 -

Nuclear and Depleted Uranium Weapons

Generally vote AGAINST proposals asking a company to cease production or report on the risks associated with the use of depleted uranium munitions or nuclear weapons components and delivery systems, including disengaging from current and proposed contracts. Such contracts are monitored by government agencies, serve multiple military and non-military uses, and withdrawal from these contracts could have a negative impact on the company’s business.

☐☐☐☐☐

Sustainability

Sustainability Reporting

Generally vote FOR proposals requesting the company to report on its policies, initiatives, and oversight mechanisms related to social, economic, and environmental sustainability, unless:

•

The company already discloses similar information through existing reports or policies such as an Environment, Health, and Safety (EHS) report; a comprehensive Code of Corporate Conduct; and/or a Diversity Report; or

•	The company has formally committed to the implementation of a reporting program based on Global Reporting Initiative (GRI) guidelines or a similar standard within a specified time frame.

☐☐☐☐☐

2011 ISS U.S. Proxy Voting Guidelines Summary	- 66 -

7. Mutual Fund Proxies

Election of Directors

Vote CASE-BY-CASE on the election of directors and trustees, following the same guidelines for uncontested directors for public company shareholder meetings. However, mutual fund boards do not usually have compensation committees, so do not withhold for the lack of this committee.

Converting Closed-end Fund to Open-end Fund

Vote CASE-BY-CASE on conversion proposals, considering the following factors:

•	Past performance as a closed-end fund;

•	Market in which the fund invests;

•	Measures taken by the board to address the discount; and

•	Past shareholder activism, board activity, and votes on related proposals.

☐☐☐☐☐

Proxy Contests

Vote CASE-BY-CASE on proxy contests, considering the following factors:

•	Past performance relative to its peers;

•	Market in which fund invests;

•	Measures taken by the board to address the issues;

•	Past shareholder activism, board activity, and votes on related proposals;

•	Strategy of the incumbents versus the dissidents;

•	Independence of directors;

•	Experience and skills of director candidates;

•	Governance profile of the company;

•	Evidence of management entrenchment.

☐☐☐☐☐

Investment Advisory Agreements

Vote CASE-BY-CASE on investment advisory agreements, considering the following factors:

•	Proposed and current fee schedules;

•	Fund category/investment objective;

•	Performance benchmarks;

•	Share price performance as compared with peers;

•	Resulting fees relative to peers;

•	Assignments (where the advisor undergoes a change of control).

☐☐☐☐☐

Approving New Classes or Series of Shares

Vote FOR the establishment of new classes or series of shares.

☐☐☐☐☐

2011 ISS U.S. Proxy Voting Guidelines Summary	- 67 -

Preferred Stock Proposals

Vote CASE-BY-CASE on the authorization for or increase in preferred shares, considering the following factors:

•	Stated specific financing purpose;

•	Possible dilution for common shares;

•	Whether the shares can be used for antitakeover purposes.

☐☐☐☐☐

1940 Act Policies

Vote CASE-BY-CASE on policies under the Investment Advisor Act of 1940, considering the following factors:

•	Potential competitiveness;

•	Regulatory developments;

•	Current and potential returns; and

•	Current and potential risk.

Generally vote FOR these amendments as long as the proposed changes do not fundamentally alter the investment focus of the fund and do comply with the current SEC interpretation.

☐☐☐☐☐

Changing a Fundamental Restriction to a Nonfundamental Restriction

Vote CASE-BY-CASE on proposals to change a fundamental restriction to a non-fundamental restriction, considering the following factors:

•	The fund’s target investments;

•	The reasons given by the fund for the change; and

•	The projected impact of the change on the portfolio.

☐☐☐☐☐

Change Fundamental Investment Objective to Nonfundamental

Vote AGAINST proposals to change a fund’s fundamental investment objective to non-fundamental.

☐☐☐☐☐

Name Change Proposals

Vote CASE-BY-CASE on name change proposals, considering the following factors:

•	Political/economic changes in the target market;

•	Consolidation in the target market; and

•	Current asset composition.

☐☐☐☐☐

Change in Fund’s Subclassification

Vote CASE-BY-CASE on changes in a fund’s sub-classification, considering the following factors:

2011 ISS U.S. Proxy Voting Guidelines Summary	- 68 -

•	Potential competitiveness;

•	Current and potential returns;

•	Risk of concentration;

•	Consolidation in target industry.

Disposition of Assets/Termination/Liquidation

Vote CASE-BY-CASE on proposals to dispose of assets, to terminate or liquidate, considering the following factors:

•	Strategies employed to salvage the company;

•	The fund’s past performance;

•	The terms of the liquidation.

☐☐☐☐☐

Changes to the Charter Document

Vote CASE-BY-CASE on changes to the charter document, considering the following factors:

•	The degree of change implied by the proposal;

•	The efficiencies that could result;

•	The state of incorporation;

•	Regulatory standards and implications.

Vote AGAINST any of the following changes:

•	Removal of shareholder approval requirement to reorganize or terminate the trust or any of its series;

•	Removal of shareholder approval requirement for amendments to the new declaration of trust;

•

Removal of shareholder approval requirement to amend the fund’s management contract, allowing the contract to be modified by the investment manager and the trust management, as permitted by the 1940 Act;

•	Allow the trustees to impose other fees in addition to sales charges on investment in a fund, such as deferred sales charges and redemption fees that may be imposed upon redemption of a fund’s shares;

•	Removal of shareholder approval requirement to engage in and terminate subadvisory arrangements;

•	Removal of shareholder approval requirement to change the domicile of the fund.

☐☐☐☐☐

Changing the Domicile of a Fund

Vote CASE-BY-CASE on re-incorporations, considering the following factors:

•	Regulations of both states;

•	Required fundamental policies of both states;

•	The increased flexibility available.

☐☐☐☐☐

Authorizing the Board to Hire and Terminate Subadvisors Without Shareholder Approval

Vote AGAINST proposals authorizing the board to hire/terminate subadvisors without shareholder approval.

2011 ISS U.S. Proxy Voting Guidelines Summary	- 69 -

Distribution Agreements

Vote CASE-BY-CASE on distribution agreement proposals, considering the following factors:

•	Fees charged to comparably sized funds with similar objectives;

•	The proposed distributor’s reputation and past performance;

•	The competitiveness of the fund in the industry;

•	The terms of the agreement.

Master-Feeder Structure

Vote FOR the establishment of a master-feeder structure.

☐☐☐☐☐

Mergers

Vote CASE-BY-CASE on merger proposals, considering the following factors:

•	Resulting fee structure;

•	Performance of both funds;

•	Continuity of management personnel;

•	Changes in corporate governance and their impact on shareholder rights.

☐☐☐☐☐

Shareholder Proposals for Mutual Funds

Establish Director Ownership Requirement

Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.

☐☐☐☐☐

Reimburse Shareholder for Expenses Incurred

Vote CASE-BY-CASE on shareholder proposals to reimburse proxy solicitation expenses. When supporting the dissidents, vote FOR the reimbursement of the proxy solicitation expenses.

☐☐☐☐☐

Terminate the Investment Advisor

Vote CASE-BY-CASE on proposals to terminate the investment advisor, considering the following factors:

•	Performance of the fund’s Net Asset Value (NAV);

•	The fund’s history of shareholder relations;

•	The performance of other funds under the advisor’s management.

☐☐☐☐☐

2011 ISS U.S. Proxy Voting Guidelines Summary	- 70 -

2011 Canadian Proxy Voting Guidelines Summary

TSX-Listed Companies

January 14, 2011

Institutional Shareholder Services Inc.

www.issgovernance.com

ISS’ 2011 Canadian Proxy Voting Guidelines Summary

Effective for Meetings on or after Feb. 1, 2011

Published January 14, 2011

The following guidelines will apply to TSX-listed issuers only, for meetings on or after Feb 1, 2011.

Disclosure/Disclaimer	4
1. Routine/Miscellaneous	5
Audit-Related	5
Financial Statements/Director and Auditor Reports	5
Ratification of Auditors	5
2. Board of Directors	5
Slate Ballots (Bundled director elections)	5
Voting on Director Nominees in Uncontested Elections	7
ISS Canadian Definition of Independence	7
Inside Directors (I)	7
Affiliated Directors (AO)	7
Board Structure and Independence	9
Insiders on Key Committees	9
Audit Fee Disclosure	10
Excessive Non-Audit Fees	10
Meeting Attendance	10
Overboarded Directors	11
Former CEO/CFO on Audit/Compensation Committee	11
Voting on Directors for Egregious Actions	11
Classification/Declassification of the Board	12
Independent Chairman (Separate Chairman/CEO)	12
Majority of Independent Directors/Establishment of Committees	12
Majority Vote Standard for the Election of Directors	13
Proxy Contests —Voting for Director Nominees in Contested Elections	13
Reimbursing Proxy Solicitation Expenses	14
3. Shareholder Rights & Defenses	14
Supermajority Vote Requirements	14
Cumulative Voting	14

2011 Canadian TSX Proxy Voting Guidelines	2

Confidential Voting	14
Appointment of Additional Directors Between Annual Meetings	14
Poison Pills (Shareholder Rights Plans)	15

4. Capital/Restructuring	17
Mergers and Corporate Restructurings	17
Income Trust Conversions	18
Reincorporation Proposals	19
By-Law Amendments	19
Capital Structure	20
Increases in Authorized Capital	20
Private Placement Issuances	20
Dual-class Stock	21
Escrow Agreements	21

5. Executive and Director Compensation	22
Equity Compensation Plans	22
Cost of Equity Plans	22
Volatility and Stock Price Assumptions in Equity Plan Proposals (SVT)	22
Plan Amendment Provisions	23
Non-Employee Director Participation	25
Director Limit Considerations	27
Pay-for-Performance	28
Repricing Options	29
Problematic Pay Practices	29
Advisory Vote on Executive Compensation (Say-on-Pay) Management Proposals	31
Other Compensation Plans	33
Employee Stock Purchase Plans	33
Treasury Funded Plans	33
Deferred Share Unit Plans	33
Shareholder Proposals on Compensation	34
Shareholder Advisory Vote Proposals	34
Supplemental Executive Retirement Plans (SERPS) Proposals	34

6. Social and Environmental Issues	35

2011 Canadian TSX Proxy Voting Guidelines	3

Disclosure/Disclaimer

This document and all of the information contained in it, including without limitation all text, data, graphs, and charts (collectively, the “Information”) is the property of Institutional Shareholder Services Inc. (“ISS”), its subsidiaries, or, in some cases third party suppliers.

The Information has not been submitted to, nor received approval from, the United States Securities and Exchange Commission or any other regulatory body. None of the Information constitutes an offer to sell (or a solicitation of an offer to buy), or a promotion or recommendation of, any security, financial product or other investment vehicle or any trading strategy, and ISS does not endorse, approve or otherwise express any opinion regarding any issuer, securities, financial products or instruments or trading strategies.

The user of the Information assumes the entire risk of any use it may make or permit to be made of the Information.

ISS MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE INFORMATION AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED

WARRANTIES OF ORIGINALITY, ACCURACY, TIMELINESS, NON-INFRINGEMENT, COMPLETENESS, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) WITH RESPECT TO ANY OF THE INFORMATION.

Without limiting any of the foregoing and to the maximum extent permitted by law, in no event shall ISS have any liability regarding any of the Information for any direct, indirect, special, punitive, consequential (including lost profits) or any other damages even if notified of the possibility of such damages. The foregoing shall not exclude or limit any liability that may not by applicable law be excluded or limited.

2011 Canadian TSX Proxy Voting Guidelines	4

1. Routine/Miscellaneous

Audit-Related

Financial Statements/Director and Auditor Reports

Companies are required under the CBCA to submit their financial statements and the auditor report, which is included in the company’s annual report, to shareholders at every AGM. This routine item is almost always nonvoting.

Ratification of Auditors

Vote FOR proposals to ratify auditors, unless the following applies:

Non-audit related fees paid to the auditor exceed audit-related fees.

RATIONALE: Multilateral Instrument 52-110 relating to Audit Committees defines “audit services” to include the professional services rendered by the issuer’s external auditor for the audit and review of the issuer’s financial statements or services that are normally provided by the external auditor in connection with statutory and regulatory filings or engagements.

The Instrument also sets out disclosure requirements related to fees charged by external auditors. Every issuer is required to disclose in their Annual Information Form with at least a cross-reference in the related Proxy Circular, fees billed by the external audit firm in each of the last two fiscal years, broken down into four categories: Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees.

In circumstances where “Other” fees include fees related to significant one-time capital structure events: initial public offerings, bankruptcy emergence, and spin-offs; and the company makes public disclosure of the amount and nature of those fees which are an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/tax compliance and preparation for purposes of determining whether non-audit fees are excessive.

Other Business

Vote AGAINST all proposals on proxy ballots seeking approval for unspecified “other business” that may be conducted at the shareholder meeting.

2. Board of Directors Slate

Ballots (Bundled director elections)

Generally WITHHOLD votes from all directors nominated by slate ballot at the annual/general or annual/special shareholders’ meetings of TSX reporting issuers where ISS has identified (i) additional corporate governance practices that fall short of best practice for the Canadian market; or (ii) concerns about compensation practices and the alignment of pay with performance. This policy will not apply to contested director elections.

Any one of the following board-related governance practices in addition to a slate ballot which has the effect of insulating directors from shareholder votes may result in a WITHHOLD:

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•	Less than majority independent board;

•	Less than majority independent key committees;

•	Insiders on key committees;

•	Lack of separate nominating or compensation committee;

•	Less than 75% director attendance without acceptable reason, or director attendance has not been disclosed;

•	No disclosure of audit fees broken down by category as required by regulatory disclosure rules;

•	Non-audit fees (Other fees) paid to the external audit firm exceed audit and audit-related fees;

•	Former CEO/CFO on the audit or compensation committee;

•	Lack of independent Chairman of the Board or independent Lead Director identified; or

•	Board is classified.

The following may also be taken into consideration and contribute to a WITHHOLD from the entire slate:

•	Dual Class Capital Structure (common share capital structure with unequal voting rights);

•	Pay for performance disconnect;

•	Problematic pay practices;

•	One year TSR is in the bottom half of the company’s GICS group median;

•	Disclosure concerns; or

•	Other significant corporate governance concerns.

The above policy may not apply if the company has:

•	Graduated in the last year from the TSX Venture Exchange to the TSX; or

•	Committed to replace slate director elections with individual director elections within a year.

RATIONALE: A company’s relationship with its shareholders and how it allows shareholders to vote for its directors are the foundation of its corporate governance structure. Fewer of Canada’s largest issuers continue to elect directors by slate ballot, in response to shareholder concerns regarding their inability to express approval or disapproval for individual directors. The number of slate ballots has declined significantly over the past year making this form of ballot a dying trend.

This policy will have a double trigger: a slate election together with any one corporate governance concern listed in the policy will warrant a withhold vote recommendation. This double trigger addresses the fundamental concern with slate director elections: they discourage shareholders from providing feedback through director elections and they effectively shield directors from shareholder disapproval. The policy will remove the protective shield of slate elections at companies with questionable corporate governance practices.

Shareholders should have the ability to vote for their choice of directors individually from either ballot in a contested election so that the resulting board of directors truly reflects the wishes of a majority of the shareholders. ISS evaluates proxy contests primarily based on an assessment of the need for change, and which slate of nominees is most likely to provide the greatest shareholder value going forward. Although corporate governance practices can be a key determinant in the decision to support one side or the other, most often the decision is based on company performance and director qualifications. This, in addition to the ongoing challenges with the mechanics of proxy voting, particularly in the case of highly contentious proxy contests, leads us to believe that it is appropriate to carve contested elections out of this policy.

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Voting on Director Nominees in Uncontested Elections

The following fundamental principles apply when determining votes on director nominees:

•

Board Accountability: Practices that promote accountability and enhance shareholder trust begin with transparency into a company’s governance practices including risk management practices. These practices include the annual election of all directors by a majority of votes cast by all shareholders and provide shareholders with the ability to remove problematic directors, and include the detailed timely disclosure of voting results. Board accountability is facilitated through clearly defined board roles and responsibilities, regular peer performance review and shareholder engagement.

•

Board Responsiveness: In addition to facilitating constructive shareholder engagement, boards of directors should be responsive to the wishes of shareholders as indicated by majority supported shareholder proposals or lack of majority support for management proposals including election of directors. In the case of a company controlled through a dual-class share structure, the support of a majority of the minority shareholders should equate to majority support.

•

Board Independence: Independent oversight of management is a primary responsibility of the board and while true independence of thought and deed is difficult to assess, there are corporate governance practices with regard to board structure and management of conflicts of interest that are meant to promote independent oversight. Such practices include the selection of an independent chair to lead the board; structuring board pay practices to eliminate the potential for self-dealing, reduce risky decision-making and ensure the alignment of director interests with those of shareholders rather than management; structure separate independent key committees with defined mandates. Complete disclosure of all conflicts of interest and how they are managed is a critical indicator of independent oversight.

•

Board Capability: The skills, experience and competencies of board members should be a priority in director selection, but consideration should also be given to a board candidate’s ability to devote sufficient time and commitment to the increasing responsibilities of a public company director. Directors who are unable to attend board and committee meetings and/or who are overextended (i.e., serving on too many boards) raise concern regarding the director’s ability to effectively serve in shareholders’ best interests.

ISS Canadian Definition of Independence

Inside Directors (I)

•	Employees of the Company or its affiliates[1];

•	Non-employee officer of the Company if he/she is among the five most highly compensated;

•	Current interim CEO;

•	Beneficial owner of Company shares with more than 50% of the outstanding voting rights.

Affiliated Directors (AO)

•	Former executive with the Company within the last three years (excluding CEO);

•	Former CEO (no cooling off period);

•

Former interim CEO if the service was longer than 18 months or if the service was between 12 and 18 months and the compensation was high relative to that of the other directors (5x their pay) or in line with a CEO’s compensation[2];

[1]	“Affiliate” includes a subsidiary, sibling company, or parent company. ISS uses 50 percent control ownership by the parent company as the standard for applying its affiliate designation.

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•	Former executive of the Company, an affiliate or a firm acquired within the past three years;

•	Executive of a former parent or predecessor firm at the time the Company was sold or split off from parent/predecessor (subject to three year cooling off other than CEO);

•	Executive, former executive with last three years, general or limited partner of a joint venture or partnership with the Company;

•	Relative[3] of current executive officer[4] of the Company;

•	Relative of a person who has served as an executive officer of the Company within the last three years;

•	Currently provides (or a relative provides) professional services to the Company or to its officers;

•	Currently employed by (or a relative is employed by) a significant customer or supplier[5];

•	Is (or a relative is) a trustee, director or employee of a charitable or non-profit organization that receives grants or endowments from the Company;

•	Has (or a relative has) a transactional relationship with the Company excluding investments in the Company through a private placement;

•	Has a contractual/guaranteed board seat and is party to a voting agreement to vote in line with management on proposals being brought to shareholders;

•	Founder[6] of the Company but not currently an employee;

•	Board attestation that an outside director is not independent.

Independent Directors (IO)

•	No material[7] ties to the corporation other than board seat.

Vote CASE-BY-CASE on director nominees, examining the following factors when disclosed:

•	Independence of the board and key board committees;

•	Attendance at board and committee meetings;

•	Corporate governance provisions and takeover activity;

•	Long-term company performance;

•	Directors’ ownership stake in the company;

•	Compensation practices;

•	Responsiveness to shareholder proposals;

•	Board accountability; and

•	Adoption of a Majority Voting (director resignation) policy

[2]

ISS will look at the terms of the interim CEO’s compensation or employment contract to determine if it contains severance pay, long-term health and pension benefits or other such standard provisions typically contained in contracts of permanent, non-temporary CEOs. ISS will also consider if a formal search process was underway for a full-time CEO.

[3]	Relative refers to immediate family members including spouse, parents, children, siblings, in-laws and anyone sharing the director’s home.

[4]	Based on the definition of Executive Officer used in Multilateral Instrument 52-110.

[5]	If the company makes or receives annual payments exceeding the greater of $200,000 or 5 percent of recipient’s gross revenues (the recipient is the party receiving proceeds from the transaction).

[6]	The operating involvement of the Founder with the company will be considered. Little or not operating involvement may cause ISS to deem the Founder as an independent outsider.

[7]

“Material” is defined as a standard of relationship (financial, personal or otherwise) that a reasonable person might conclude could potentially influence one’s objectivity in the boardroom in a manner that would have a meaningful impact on an individual’s ability to satisfy requisite fiduciary standards on behalf of shareholders.

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Board Structure and Independence

Generally vote WITHHOLD from any insider or affiliated outside director (and the whole slate if the slate includes such individual directors) where:

•	The board is less than majority independent, OR

•	The board lacks a separate compensation or nominating committee.

RATIONALE: The balance of board influence should reside with independent directors free of any pressures or conflicts which might prevent them from objectively overseeing strategic direction, evaluating management effectiveness, setting appropriate executive compensation, maintaining internal control processes and ultimately driving long-term shareholder value creation. Corporate governance improvements have led to greater independence on the board in general and, judging from comments ISS has received from seasoned directors, a noticeable shift in mindset amongst board members that has enabled them to take back control of key areas of their oversight mandate such as reining in executive compensation. These same directors continue to tell us that stricter governance rules and expectations have given boards more authority to take a hard line when necessary on issues that were previously dominated by influential CEOs. Further bolstered by the support of shareholders and effective governance structures, independent directors are liberated to more effectively represent shareholder interests. Best practice corporate governance standards do not advocate that no inside directors sit on boards. Company insiders have extensive company knowledge and experience that provides a significant contribution to business decisions at the board level. In order to maintain the independent balance of power necessary for independent directors to fulfill their oversight mandate and make difficult decisions that may run counter to management’s self-interests, insiders and former insiders should not dominate the board or continue to be involved on key board committees charged with the audit, compensation and nomination responsibilities.

Best practice as set out in National Policy 58-201 Corporate Governance Guidelines recommends that the board should have:

•	A majority of independent directors.

•	A nominating committee and a compensation committee composed entirely of independent directors (Nomination of Directors 3.10; Compensation 3.15).

Guideline Six of the CCGG publication “2010 Building High Performance Boards” indicates that boards “Establish mandates for board committees and ensure committee independence”. It is further recommended that key board committees “review committee charters every year and amend or confirm the mandate and procedures based on information received from the board and committee evaluation process”.

Insiders on Key Committees

Vote WITHHOLD from individual directors (and the whole slate if the slate includes such individual directors) who:

•	Are insiders on the audit, compensation or nominating committee.

Include cautionary language for all affiliated outside directors who sit on the audit, compensation or nominating committee, to the effect that corporate governance best practices dictate that such committees should be comprised entirely of independent directors.

RATIONALE: In order to promote independent oversight of management, the board as a whole and its key board committees should meet minimum best practice expectations of no less than majority independence. Director elections are seen to be the single most important use of the shareholder franchise.

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Multilateral Instrument 52-110 Audit Committees sets out best practice with regard to the composition of the audit committee. The Instrument requires that every reporting issuer, other than an investment fund, issuer of asset-backed securities, designated foreign issuer, SEC issuer, or issuers that are subsidiary entities as long as the subsidiary does not issue securities and the parent is subject to compliance with this instrument, must have an audit committee and that the committee must comprise a minimum of three members and that every audit committee member must be independent.

Audit Fee Disclosure

Generally vote WITHHOLD from the members of the Audit Committee as reported in the most recently filed public documents if:

•	No audit fee information is disclosed by the Company within a reasonable period of time prior to a shareholders’ meeting at which ratification of auditors is a voting item.

RATIONALE: In addition to audit fee disclosure by category now being a regulatory requirement, such information is of great importance because of the concern that audit firms could compromise the independence of a company audit in order to secure lucrative consulting services from the company.

Excessive Non-Audit Fees

Generally vote WITHHOLD from individual directors (and the whole slate if the slate includes such individual directors)who are members of the Audit Committee as constituted in the most recently completed fiscal year if:

•	Non-audit fees (Other Fees) paid to the external audit firm exceed audit and audit-related fees.

RATIONALE: Part 2 of Multilateral Instrument 52-110 Audit Committees states that the audit committee must be directly responsible for overseeing the work of the external auditor and the audit committee must pre-approve all non-audit services provided to the issuer or its subsidiary entities by the issuer’s external auditor. It is therefore appropriate to hold the audit committee accountable for payment of excessive non-audit fees.

Meeting Attendance

Vote WITHHOLD from individual director nominees if:

•

The company has (i) NOT adopted a majority voting policy and (ii) the individual director has attended less than 75% of the board and committee meetings[8] held within the past year without a valid reason for these absences;

•

The company has (i) adopted a majority voting policy and (ii) the individual director has attended less than 75% of the board and committee meetings held within the past year without a valid reason for the absences AND a pattern of low attendance exists based on prior years’ meeting attendance.

The following should be taken into account:

•	Valid reasons for absence at meetings include illness or absence due to company business;

•	Participation via telephone is acceptable;

•	If the director missed one meeting or one day’s meetings, votes should not be withheld even if such absence dropped the director’s attendance below 75%;

[8]	Where a WITHHOLD is based on meeting attendance for board meetings only due to lack of disclosure on committee meeting attendance, particulars will be provided in the analysis.

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•	Board and committee meetings include all regular and special meetings of the board duly called for the purpose of conducting board business;

•	Out of country location or residence is not a sufficient excuse not to attend board meetings, especially given technological advances in communications equipment.

RATIONALE: Corporate governance best practice supports board structures and processes that promote independent oversight and accountability. Nominating competent, committed and engaged directors to the board also necessitates full participation in the conduct of board business in order to fulfill the many responsibilities and duties now required to meet requisite standards of care. A director who commits to serve on a public company board should be prepared and able to make attendance at and contribution to the board’s meetings a priority. A pattern of absenteeism may be an indicator of a more serious concern with a director’s ability to serve, warranting a board review and potentially the director’s resignation.

Overboarded Directors

Directors are overboarded if they sit on a number of boards which could result in excessive time commitments and an inability to carry out their oversight duties. Cautionary language will be included regarding the number of additional public company board seats held by directors if:

•	The director is a CEO and sits on more than 2 outside public company boards in addition to his/her own company.

•	The director is an outside professional director and sits on more than 6 public company boards in total.

Former CEO/CFO on Audit/Compensation Committee

Generally vote WITHHOLD from any director on the Audit or Compensation committee if:

•	The director has served as the CEO of the company at any time,

•	The director has served as the CFO of the company within the past three years.

RATIONALE: Although such directors are designated as affiliated outsiders under ISS policy, a WITHHOLD vote will be recommended as if they were insiders on these key committees due to concerns of independent oversight of financials for which they were previously responsible or compensation arrangements that they may have orchestrated and over which they may still wield considerable influence thus potentially compromising the Audit or Compensation Committee’s independence.

Voting on Directors for Egregious Actions

Under extraordinary circumstances, vote AGAINST or WITHHOLD from directors individually, on a committee, or the entire board, due to:

•	Material failures of governance, stewardship, or fiduciary responsibilities at the company;

•	Failure to replace management as appropriate; or

•

Egregious actions related to the director(s)’ service on other boards that raise substantial doubt about his or her ability to effectively oversee management and serve the best interests of shareholders at any company.

RATIONALE: Director accountability and competence have become issues of prime importance given the failings in oversight exposed by the global financial crisis. There is also concern over the environment in the boardrooms of

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certain markets, where past failures appear to be no impediment to continued or new appointments at major companies and may not be part of the evaluation process at companies in considering whether an individual is, or continues to be, fit for the role and best able to serve shareholders’ interests.

This update clarifies ISS’ position that, under exceptional circumstances that raise substantial doubt on a director’s ability to serve as an effective monitor of management and in the best interests of shareholders including past performance on other boards, we may consider a negative recommendation on directors.

Classification/Declassification of the Board

Vote AGAINST proposals to classify the board.

Vote FOR proposals to repeal classified boards and to elect all directors annually.

Board Related Shareholder Proposals

Independent Chairman (Separate Chairman/CEO)

Generally vote FOR shareholder proposals seeking separation of the offices of CEO and Chair if the company has a single executive occupying both positions.

RATIONALE: The separation of the positions of chairman and CEO in favour of an independent chairman of the boardis superior to the lead director concept. The positions of chairman and CEO are two distinct jobs with different job responsibilities. The chairman is the leader of the board of directors, which is responsible for selecting and replacing the CEO, setting executive pay, evaluating managerial and company performance, and representing shareholder interests. The CEO, by contrast, is responsible for maintaining the day to day operations of the company and being the company’s spokesperson. It therefore follows that one person cannot fulfill both roles without conflict. An independent lead director may be an acceptable alternative as long as the lead director has clearly delineated and comprehensive duties including the full authority to call board meetings and approve meeting materials and engage with shareholders. A counterbalancing lead director alternative must be accompanied by majority independence on the board and key committees, and the absence of any problematic governance practices.

Best practice as set out in National Policy 58-201 Corporate Governance Guidelines recommends that:

•	The chair of the board should be an independent director or where this is not appropriate, an independent director should be appointed as “lead director”.

Majority of Independent Directors/Establishment of Committees

Vote FOR shareholder proposals asking that a majority or up to 2/3 of directors be independent unless:

•	The board composition already meets the proposed threshold based on the ISS definition of independence.

Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors unless:

•	The board’s committees already meet that standard.

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Majority Vote Standard for the Election of Directors

Vote FOR resolutions requesting that: (i) the board adopt a majority voting policy or (ii) amend the company’s bylaws to provide for majority voting, whereby director nominees are elected by the affirmative vote of the majority of votes cast, unless:

•	A majority voting policy is codified in the company’s bylaws, corporate governance guidelines, or other governing documents prior to an election to be considered;

•

The company has adopted formal corporate governance principles that present a meaningful alternative to the majority voting standard and/or provides an adequate response to both new nominees as well as “holdover” nominees (i.e. incumbent nominees who fail to receive 50% of votes cast); and

•	The company has articulated to shareholders why a majority voting alternative is the best structure at this time for demonstrating accountability to shareholders.

ISS will also take into account the company’s history of accountability to shareholders in its governance structure and in its actions. In particular, a classified board structure, dual class capital structure, slate director ballots or ignoring majority supported shareholder proposals are issues of concern.

Proxy Contests — Voting for Director Nominees in Contested Elections

Generally vote CASE-BY-CASE in contested elections taking into account:

•	Long-term financial performance;

•	Board performance;
•	Management’s track record and compensation;

•	Qualifications of director nominees (both slates); and

•	Evaluation of what each side is offering shareholders.

Overall Approach

When analyzing proxy contests, ISS focuses on two central questions:

1.	Have the dissidents met the burden of proving that board change is warranted? And, if so;

2.	Will the dissident nominees be more likely to affect positive change (i.e., increase shareholder value) versus the incumbent nominees?

When a dissident seeks a majority of board seats, ISS will require from the dissident a well-reasoned and detailed business plan, including the dissident’s strategic initiatives, a transition plan and the identification of a qualified and credible new management team. ISS will then compare the detailed dissident plan against the incumbent plan and the dissident director nominees and management team against the incumbent team in order to arrive at our vote recommendation.

When a dissident seeks a minority of board seats, the burden of proof imposed on the dissident is lower. In such cases, ISS will not require from the dissident a detailed plan of action, nor is the dissident required to prove that its plan is preferable to the incumbent plan. Instead, the dissident will be required to prove that board change is preferable to the status quo and that the dissident director slate will add value to board deliberations including by, among other factors, considering issues from a different viewpoint than the current board members.

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Reimbursing Proxy Solicitation Expenses

Vote CASE-BY-CASE taking into account:

Whether ISS recommends in favour of the dissidents, in which case we may recommend approving the dissident’s out of pocket expenses if they are successfully elected and the expenses are reasonable.

3. Shareholder Rights & Defenses

Supermajority Vote Requirements

Vote AGAINST proposals to require a supermajority shareholder vote at a level above that required by statute. Vote FOR proposals to lower supermajority vote requirements.

Cumulative Voting

In general, support cumulative voting. However there may be situations where such a structure may be detrimental to shareholder interests.

Generally vote AGAINST proposals to eliminate cumulative voting.

Generally vote FOR proposals to restore or permit cumulative voting but exceptions may be made depending on the company’s other governance provisions such as the adoption of a majority vote standard for the election of directors.

Confidential Voting

Generally vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as:

•

The proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived for that particular vote.

Generally vote FOR management proposals to adopt confidential voting.

Appointment of Additional Directors Between Annual Meetings

Generally vote FOR these resolutions where:

•	The company is incorporated under a statute (such as the CBCA) that permits removal of directors by simple majority vote;

•	The number of directors to be appointed between meetings does not exceed one-third of the number of directors appointed at the previous annual meeting; and

Such appointments must be approved by shareholders at the annual meeting immediately following the date of their appointment.

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Poison Pills (Shareholder Rights Plans)

Vote CASE-BY-CASE on management proposals to ratify a shareholder rights plan (poison pill) taking into account whether it conforms to ‘new generation’ rights plans and its scope is limited to the following two specific purposes:

•	To give the board more time to find an alternative value enhancing transaction; and

•	To ensure the equal treatment of all shareholders.

Vote AGAINST plans that go beyond these purposes if:

•	The plan gives discretion to the board to either:

•	Determine whether actions by shareholders constitute a change in control;

•	Amend material provisions without shareholder approval;

•	Interpret other provisions;

•	Redeem the rights or waive the plan’s application without a shareholder vote; or

•	Prevent a bid from going to shareholders.

•	The plan has any of the following characteristics:

•	Unacceptable key definitions;

•	Reference to Derivatives Contracts within the definition of Beneficial Owner;

•	Flip over provision;

•	Permitted bid period greater than 60 days;

•	Maximum triggering threshold set at less than 20% of outstanding shares;

•	Does not permit partial bids;

•	Includes a Shareholder Endorsed Insider Bid (SEIB) provision;

•	Bidder must frequently update holdings;

•	Requirement for a shareholder meeting to approve a bid; and

•	Requirement that the bidder provide evidence of financing.

•	The plan does not:

•	Include an exemption for a “permitted lock up agreement”;

•	Include clear exemptions for money managers, pension funds, mutual funds, trustees and custodians who are not making a takeover bid; and

•	Exclude reference to voting agreements among shareholders.

RATIONALE: The evolution of “new generation” shareholder rights plans in Canada has been the result of reshaping the early anti-takeover provision known as a “poison pill” into a shareholder protection rights plan that serves only two legitimate purposes: (i) to increase the time period during which a Permitted Bid may remain outstanding to a maximum of 60 days in order to the give the board of directors of a target company sufficient time over and above the current statutory 35 day limit, to find an alternative to a takeover bid that would increase shareholder value; and (ii) to ensure that all shareholders are treated equally in the event of a bid for their company.

Elimination of board discretion to interpret the key elements of the plan was critical to this evolution. Definitions of Acquiring Person, Beneficial Ownership, Affiliates, Associates and Acting Jointly or in Concert are the terms that set out the who, how, and when of a triggering event. These definitions in early poison pills contained repetitive, circular and duplicative layering of similar terms which created confusion and made interpretation difficult.

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Directors were given broad discretion to interpret the terms of a rights plan to determine when it was triggered, in other words, whether a takeover bid could proceed. This in turn, created enough uncertainty for bidders or potential purchasers, to effectively discourage non-board negotiated transactions. It can be seen how the early poison pill became synonymous with board and management entrenchment.

“New generation” rights plans have therefore been drafted to remove repetitive and duplicative elements along with language that gives the board discretion to interpret the terms of the plan. Also absent from “new generation” plans are references to similar definitions in regulation. These definitions found in various regulations often contain repetitive elements and references to other definitions in regulation that are unacceptable and not intended to serve the same purpose as those found in a “new generation” rights plan.

A number of other definitions are relevant to the key definitions mentioned above and are therefore equally scrutinized. Exemptions under the definition of Acquiring Person, for example, such as Exempt Acquisitions and Pro Rata Acquisitions, are sometimes inappropriately drafted to permit acquisitions that should trigger a rights plan. In order for an acquisition to be pro rata, the definition must ensure that a person may not acquire a greater percentage of the shares outstanding that the percentage owned immediately prior to the acquisition, by any means. It should also be noted that “new generation” rights plans are premised on the acquisition of common shares and ownership at law or in equity, therefore the extension of beneficial ownership to encompass derivative securities that may result in deemed beneficial ownership of securities that a person has no right to acquire, goes beyond the acceptable purpose of a rights plan.

Equally important to the acceptability of a shareholder rights plan is the treatment of institutional investors who have a fiduciary duty to carry out corporate governance activities in the best interests of the beneficial owners of the investments that they oversee. These institutional investors should not trigger a rights plan through their investment and corporate governance activities for the accounts of others. The definition of Independent Shareholders should make absolutely clear these institutional investors acting in a fiduciary capacity for the accounts of others are independent for purposes of approving a takeover bid or other similar transaction, as well as approving future amendments to the rights plan.

Probably one of the most important and most contentious definitions in a shareholder rights plan is that of a Permitted Bid. ISS guidelines provide that an acceptable Permitted Bid definition must permit partial bids. Canadian takeover bid legislation is premised on the ability of shareholders to make the determination of the acceptability of any bid for their shares, partial or otherwise, provided that it complies with regulatory requirements. In the event that a partial bid is accepted by shareholders, regulation requires that their shares be taken up on a pro rata basis. Shareholders of a company may welcome the addition of a significant new shareholder for a number of reasons.

Also unacceptable to the purpose of a rights plan is the inclusion of a “Shareholder Endorsed Insider Bid” (SEIB) provision which would allow an “Insider” and parties acting jointly or in concert with an Insider an additional less rigorous avenue to proceed with a take-over bid without triggering the rights plan, in addition to making a Permitted Bid or proceeding with board approval. The SEIB provision allows Insiders the ability to take advantage of a less stringent bid provision that is not offered to other bidders who must make a Permitted Bid or negotiate with the board for support.

Finally, a “new generation” rights plan must contain an exemption for lockup agreements and the definition of a permitted lockup agreement must strike the proper balance so as not to discourage either (i) the potential for a bidder to lock up a significant shareholder and thus give some comfort of a certain degree of success, or (ii) the potential for competitive bids offering a greater consideration and which would also necessitate a locked up person be able to withdraw the locked up shares from the first bid in order to support the higher competing bid.

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The new generation of rights plans are limited to achieving the two purposes identified here. They ensure that shareholders are treated equally in a control transaction by precluding creeping acquisitions or the acquisition of a control block through private agreements between a few large shareholders; and they provide a reasonable time period to allow a corporation’s directors and management to develop an alternative to maximize shareholder value.

4. Capital/Restructuring

Mergers and Corporate Restructurings

Overall Approach

For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing the various and sometimes countervailing factors including:

•

Valuation — Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

•	Market Reaction — How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

•

Strategic rationale — Does the deal make sense strategically? From where is value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favourable track record of successful integration of historical acquisitions.

•

Negotiations and process — Were the terms of the transaction negotiated at arms-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers’ competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

•

Conflicts of interest — Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the “ISS Transaction Summary” section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•

Governance — Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

2011 ISS U.S. Proxy Voting Guidelines Summary	17

Income Trust Conversions

For an income trust, or in a broader sense, a Specified Investment Flow-Through Trust (SIFT), if it chooses to convert into a corporation ahead of 2011, the expiry of the current tax benefit for SIFTs, ISS will vote as follows:

•	Generally AGAINST a trust conversion if the conversion itself will trigger any change-in-control payments or acceleration of options vesting;

•	Generally AGAINST a trust conversion if bundled with an equity compensation plan resolution and the equity compensation plan itself does not warrant shareholder support;

•	Generally AGAINST an equity compensation plan proposal on the same agenda if the vesting of options is accelerated under the plan in connection with a trust conversion.

In addition, the authorization of newly created blank cheque preferred shares, particularly on an unlimited basis, as part of the new capital structure of the resulting corporate entity is unacceptable from a corporate governance perspective and will generally result in a vote AGAINST the proposed conversion.

Otherwise, recommendations will be on a CASE-BY-CASE basis taking into account the following factors:

•	Method of Conversion — Exchange Method by way of a statutory plan of arrangement; Distribution Method;

•

Rationale of Conversion Ahead of Expiry of Tax Benefit — Pursuing growth rate higher than the rate limited by the “normal growth guideline”; enhancing access to capital; overcoming the foreign ownership restriction; timing of the conversion versus availability of unused pool of tax credits (certain tax credits may offset the unused pool); superiority to other strategic alternatives;

•	Change of Annualized Payout Level — Comparison of 1-year and 3-year annualized distribution yield prior to the conversion and the proposed annualized dividend yield;

•

Equity Based Compensation Plan — Effect on the old plan (Vote AGAINST if the vesting of options is accelerated), features of the new plan; whether or not bundled with the conversion as a single agenda item (a bundled agenda might trigger a vote AGAINST its approval);

•

Change-in-Control — Whether or not the conversion will be treated as a change-in-control event (vote AGAINST if the conversion by itself will trigger change-in-control payment); note both 4) and 5) are related to conflicts of interest;

•	Cost of Implementing the Conversion — Legal fees, investment bank fees, etc., if disclosed;

•	Market Reaction — Historical market performance dating back to October 30, 2006, the day before the announcement of changing tax rules; market response to the conversion announcement;

•

Corporate Governance — Examine the relative strength of the company’s corporate governance going forward (from two-tier board structure to one-tier board; equity capital from unit plus exchangeable shares to common shares);

•	Dissent Rights — Whether or not unit holders are specifically granted dissent rights for the conversion.

RATIONALE: The criteria as set out here were developed based on the principle that early Trust conversion to a corporate structure results in a loss of the tax benefit for SIFTs, and therefore must be justified on the basis of the trade-off between cost and benefit of the conversion. In addition, it is unacceptable from a corporate governance perspective for a Trust conversion to be treated as a change in control and trigger change in control payments. The successive equity compensation plan for the corporation should be considered and voted on its own merits and should not be bundled with a trust conversion resolution.

The authorization of blank cheque preferred shares, particularly on an unlimited basis, that may subordinate the

2011 ISS U.S. Proxy Voting Guidelines Summary	18

rights and value of outstanding common shares is unsupportable from a corporate governance perspective. Board discretion to issue one or more classes of preferred shares for which the terms and rights have not been defined and disclosed in order to afford shareholders the ability to give fully informed approval is anathema to the preservation of the full integrity and value of the ownership characteristics of issued and outstanding common shares. Furthermore, issuances of blank cheque preferreds may be used as an anti-takeover mechanism at the discretion of the board by placing these shares in management friendly hands in the event of a takeover bid not supported by management, the result of which may be to deny shareholders of the ability to consider a bid for their shares.

1. Income Trust Overview

An income trust, or in a broader sense, a Specified Investment Flow-Through Trust (SIFT), is an exchange traded equity-type investment that is similar to common stock. By owning securities or assets of an underlying business (or businesses), an income trust is structured to distribute cash flows from those businesses to unit holders in a tax efficient manner. That is, by maintaining a certain distribution ratio, a trust will pay little to no corporate income tax. Because of the focus on distributions, income trusts are usually based on mature businesses with steady cash flows.

2. SIFT Rules

On October 31, 2006 the Canadian federal government announced a new tax regime for specified investment flow-through trusts (SIFTs) under which certain amounts distributed by SIFTs will be subject to tax at corporate income tax rates. SIFT trusts will not be able to deduct distributions for tax purposes, and distributions will be treated as dividends to unit holders. The new tax is deferred until 2011 for SIFTs that were publicly traded on October 31, 2006 subject to “normal growth guidelines” which permit SIFTs to grow their equity capital through new equity issuances by the greater of $50 million and a “safe harbour” amount of up to 100% of the SIFT’s market cap as of October 31, 2006 over the four year transition period, without triggering the new tax treatment. As a result of the new tax treatment it was expected that SIFTs would want to convert into corporations prior to 2011. On July 14, 2008, the government released the long-awaited draft amendments (the “Conversion Amendments”) to the Income Tax Act (Canada), allowing the conversion of certain income trusts into corporations on a tax-deferred basis. The Conversion Amendments apply to conversions which occur after July 14, 2008 and before 2013, and are applicable to SIFT trusts, SIFT partnerships or REITs that are in existence at any time between the period of October 31, 2006 and July 14, 2008 (a “Qualifying SIFT”). The Conversion Amendments were necessary to facilitate conversions prior to 2011 without unit holders or SIFTs having adverse tax implications.

Reincorporation Proposals

Vote CASE-BY-CASE on proposals to change a company’s jurisdiction of incorporation taking into account:

•	Financial and corporate governance concerns, including: the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws.

Generally vote FOR reincorporation when:

•	Positive financial factors outweigh negative governance implications; or

•	Governance implications are positive.

Generally vote AGAINST reincorporation if business implications are secondary to negative governance implications.

By-Law Amendments

Generally vote FOR proposals to amend or replace by-laws if:

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•	The purpose of the amendment is to clarify ambiguity, reflect changes in corporate law, streamline years of amendments or other “housekeeping” amendments, and

•	The by-laws as amended will not result in any of the three unacceptable governance provisions set out in the following paragraph.

Vote AGAINST a new by-law proposal, if any of the following conditions apply:

•

The quorum for a meeting of shareholders is set below two persons holding 25% of the eligible vote (this may be reduced to no less than 10% in the case of a small company that can demonstrate, based on publicly disclosed voting results, that it is unable to achieve a higher quorum and where there is no controlling shareholder );

•	The quorum for a meeting of directors is less than 50% of the number of directors;

•	The chair of the board has a casting vote in the event of a deadlock at a meeting of directors;

•

The proposed Articles/By-laws raise other corporate governance concerns, such as granting blanket authority to the board with regard to future capital authorizations or alteration of capital structure without shareholder approval.

Capital Structure

Increases in Authorized Capital

Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance

Generally vote FOR proposals to approve increased authorized capital if:

•	A company’s shares are in danger of being de-listed;

•	A company’s ability to continue to operate as a going concern is uncertain.

Generally vote AGAINST proposals to approve unlimited capital authorization.

RATIONALE: Canadian jurisdictions generally, and most recently the British Columbia Corporations Act (BCCA), permit companies to have an unlimited authorized capital. In conjunction with the 2004 BCCA change, many companies incorporated in B.C. are requesting shareholder approval to alter the company’s authorized share structure from a fixed maximum limit authorization to an unlimited number of authorized shares. ISS prefers to see companies with a fixed maximum limit on authorized capital, with at least 30 % of the authorized stock issued and outstanding. Limited capital structures protect against excessive dilution and can be increased when needed with shareholder approval.

Private Placement Issuances

Vote CASE-BY-CASE on private placement issuances taking into account:

•	Whether other resolutions are bundled with the issuance

•	The financial consequences for the company if the issuance is not approved.

Generally vote FOR private placement proposals if:

•	The issuance represents no more than 30 % of the company’s outstanding shares

•	The use of the proceeds from the issuance is disclosed

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RATIONALE: The Toronto Stock Exchange (TSX) requires shareholder approval for private placements:

•

For an aggregate number of listed securities issuable greater than 25% of the number of securities of the issuer which are listed and outstanding, on a non-diluted basis, prior to the date of closing of the transaction if the price per security is less than the market price; or

•

That during any six month period are placed with insiders for listed securities or options, rights or other entitlements to listed securities greater than 10% of the number of the issuer’s listed and outstanding securities, on a non-diluted basis, prior to the date of closing of the first private placement to an insider during the six month period.

Allowable discounts for private placements not requiring shareholder approval are as follows:

Market Price	Maximum Discount
$0.50 or less	25%
$0.51 to $2.00	20%
Above $2.00	15%

The TSX will allow the price per listed security for a particular transaction to be less than that specified above provided that the listed issuer has received the approval of non-interested shareholders.

Blank Cheque Preferred Stock

Generally vote AGAINST proposals to create or increase blank cheque preferred shares where:

•	The shares carry unspecified rights, restrictions and terms;

•	The company does not specify any specific purpose for the increase in such shares.

Generally vote FOR proposals to establish these shares where both of the following apply:

•	The company has stated in writing that the shares will not be used for anti-takeover purposes;

•	The voting, conversion, and other rights, restrictions and terms of such stock are specified in the articles and are reasonable.

Dual-class Stock

Generally vote AGAINST proposals to create a new class of common stock that will create a class of common shareholders with diminished voting rights.

The following is an exceptional set of circumstances under which we would generally support a dual class capital structure. Such a structure must meet all of the following criteria:

•	It is required due to foreign ownership restrictions and financing is required to be done out of country;

•	It is not designed to preserve the voting power of an insider or significant shareholder;

•	The subordinate class may elect some board nominees;

•	There is a sunset provision; and

•	Prohibition on any change in control transaction without approval of the subordinate class shareholders.

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Escrow Agreements

Generally vote AGAINST an amendment to an existing escrow agreement where the company is proposing to delete all performance-based release requirements in favour of the time-driven release requirements.

RATIONALE: On going public, certain insiders of smaller issuers must place a portion of their shares in escrow. The primary objective of holding shares in escrow is to ensure that the key principals of a company continue their interest and involvement in the company for a reasonable period after public listing.

5. Executive and Director Compensation

Equity Compensation Plans

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the plan if any of the following factors applies:

•	Cost of Equity Plans: The total cost of the company’s equity plans is unreasonable

•	Dilution and Burn Rate: Dilution and burn rate are unreasonable, where the cost of the plan cannot be calculated due to lack of relevant historical data

•	Plan Amendment Provisions: The provisions do not meet ISS guidelines

•	Non-Employee Director Participation: Participation of directors is discretionary or unreasonable
•	Pay for performance: There is a disconnect between CEO pay and the company’s performance

•	Repricing Stock Options: The plan expressly permits the repricing of stock options without shareholder approval

•	Problematic Pay Practices: The plan is a vehicle for problematic pay practices. Each of these factors is examined below.

Cost of Equity Plans

Generally vote AGAINST equity plans if the cost is unreasonable.

RATIONALE: Section 613 of the TSX Company Manual, requires shareholder approval for equity-based compensation arrangements under which securities listed on the TSX may be issued from treasury. Such approval is also required for equity-based plans that provide that awards issued may be settled either in treasury shares or cash. Cash only settled arrangements or those which are only funded by securities purchased on the secondary market are not subject to shareholder approval.

In addition, certain equity awards made outside of an equity plan, stock purchase plans using treasury shares where financial assistance or share matching is provided, and security purchases from treasury where financial assistance is provided, are also subject to shareholder approval.

Our methodology for reviewing share-based compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of share plans to shareholders) instead of simply focusing on dilution. Using information disclosed by the company and assuming the broadest definition of plan terms, ISS will value equity-based awards using a binomial option pricing model. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This total cost will be expressed as a percentage of market value (i.e. 200-day average share price time common shares outstanding). This result is tested for reasonableness by comparing the figure to an allowable cap derived from compensation plan costs of the top performing quartile of peer companies in each industry group (using Global Industry Classification Standard GICS codes). Benchmark SVT levels for each industry are established based on these top performers’ historic SVT. Regression analyses are run on 44 different variables including company size, market-based performance metrics, and accounting-based performance metrics,

2011 Canadian TSX Proxy Voting Guidelines	22

for each industry group to identify the variables most strongly correlated to SVT. The benchmark industry SVT level is then adjusted upwards or downwards for the specific company by incorporating the company-specific performance measures, size and cash compensation into the industry cap equations to arrive at the company’s allowable cap.

Volatility and Stock Price Assumptions in Equity Plan Proposals (SVT)

New Calculation: For the Dec. 1, 2009 and future quarterly data downloads, ISS will calculate the 200-day volatility and the 200-day average stock price for the shareholder value transfer policy.

RATIONALE: While the stock market has experienced volatile periods in the past and may in the future, volatility levels at the end of 2008 and early 2009 were unprecedented. This extraordinary stock price volatility could have lead to unintended consequences such as companies’ stock option valuations moving closer to that of full value shares in some cases. By extending the 200-day volatility to 400-day volatility for the next four quarters, the spike in volatility had less impact, and thus provided better representation of companies’ stock valuation. The unprecedented volatility rendered many options to be deeply-under-the-water during 2009, therefore by using a 90-day stock price ISS has minimized the measurement discrepancy in valuing potential underwater options. As the 200-day value moves further away from the unprecedented period of market volatility in late 2008 and early 2009, the impact on stock award valuations between the 200-day and 400-day measurements has decreased. This trend is expected to continue as the market stabilizes over time.

Dilution and Burn Rate Assessment

In cases where the cost of the plan cannot be calculated using the binomial model due to lack of historic data for a newly created or merged corporate entity, ISS will apply a dilution and burn rate analysis.

Generally vote AGAINST the proposed equity plan if:

•	Dilution under all company plans would be more than 10% of the outstanding shares on a non-diluted basis, OR

•

The historic burn rate for all company plans has been more than 2% per year. If equity has been granted as part of the resolution subject to shareholder approval and the grants made exceed 2% of the outstanding shares a vote AGAINST is warranted.

Plan Amendment Provisions

Generally vote AGAINST the approval of proposed Amendment Procedures that do not require shareholder approval for the following types of amendments under any security based compensation arrangement, whether or not such approval is required under current regulatory rules:

•	Any increase in the number of shares reserved for issuance under a plan or plan maximum;

•	Any reduction in exercise price or cancellation and reissue of options or other entitlements;

•	Any amendment that extends the term of options beyond the original expiry.

•

Amendments to eligible participants that may permit the introduction or reintroduction of non-employee directors on a discretionary basis or amendments that increase limits previously imposed on non-employee director participation.

•	Any amendment which would permit options granted under the Plan may be transferable or assignable other than for normal estate settlement purposes.

•	Amendments to the plan amendment provisions.

To clarify application of the above criteria, all items will apply to all equity-based compensation arrangements under which treasury shares are reserved for grants of, for example restricted stock, restricted share units, or deferred share units, except those items that specifically refer to option grants.

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RATIONALE: In response to the rule changes affected by the Toronto Stock Exchange (TSX) related to Part IV,

Subsection 613 of the TSX Company Manual and Staff Notices #2004-0002, and #2006-0001 which came into effect in 2007, ISS has revised its policy with regard to Equity Compensation Plan Amendment Procedures. This policy addresses the removal by the TSX of previously established requirements for shareholder approval of certain types of amendments to Security-Based Compensation Arrangements of its listed issuers. For the purposes of the rule change, security-based compensation arrangements include: stock option plans for the benefit of employees, insiders and service providers; individual stock options granted to any of these specified parties outside of a plan; stock purchase plans where the issuer provides financial assistance or where the employee contribution is matched in whole or in part by an issuer funded contribution; stock appreciation rights involving the issuance of treasury shares; any other compensation or incentive mechanism involving the issuance or potential issuance of securities of the listed issuer; security purchases from treasury by an employee, insider or service provider which is financially assisted by the issuer in any manner. Issuers had until June 30, 2007 to adopt the proper Amendment Procedure in their Plans. After such date, issuers who have “general amendment” provisions in their Plans are no longer able to make any amendments to their Plans without security holder approval, including amendments considered to be of a “housekeeping” nature until they have put a shareholder approved detailed Plan Amendment Provision in place.

According to the TSX Guide to Security-Based Compensation Arrangements, the following amendments will continue to be subject to security holder approval according to TSX rules notwithstanding the amendment provisions included in the plan:

•	Any increase in the number of shares reserved for issuance under a plan or plan maximum;

•	Any reduction in exercise price of options or other entitlements which benefits an insider[9];

•	Any amendment that extends the term of options beyond the original expiry and that benefits an insider of the issuer;

•	Changes to insider participation limits which result in the security holder approval to be required on a disinterested basis;

•	Amendment provisions granting additional powers to the board of directors to amend the plan or entitlements without security holder approval.

The TSX has further clarified that shareholder approval is required for any amendment to the Plan Amendment Provision.

In addition, the TSX requires that the exercise price for any stock option granted under a security based compensation arrangement or otherwise, must not be lower than the market price of the securities at the time the option is granted.

Any proposal to increase the maximum number of shares reserved under a plan requires specific shareholder approval for the increase even if the plan includes a shareholder-approved general amendment procedure permitting increases to such maximum numbers.

Sections 613(d) and (g) set out a list of disclosure requirements in respect of materials that must be provided to security holders in meeting materials issued prior to a meeting at which the approval of any security based compensation arrangement is requested. The disclosure requirements include annual disclosure by listed issuers in their information circular or other annual disclosure document distributed to all security holders, the

2011 Canadian TSX Proxy Voting Guidelines	24

terms of any security based compensation arrangement as well as any amendments that were adopted in the most recently completed fiscal year, including whether or not security holder approval was obtained for the amendment. Staff Notice #2005-0001 goes on to clarify that such disclosure must be as of the date of the information circular containing the relevant disclosure and that issuers must update disclosure for the most recently completed fiscal year end to include grants, exercises, amendments, etc. which may occur after the fiscal year end is completed, but prior to the filing of the information circular.

ISS has reiterated the need for shareholder approval for the amendments that currently still require shareholder approval by the TSX due to the ability of the TSX to change or eliminate these requirements at any time in future which we believe would not be in the best interests of shareholders or consistent with institutional investor proxy voting guidelines. Note however that from a corporate governance viewpoint, ISS does not support re-pricing of any outstanding options and does not limit this policy to only those options held by insiders. ISS has for many years recommended against any re-pricing of outstanding options. Our reasons are based on the original purpose of stock options as at-risk, incentive compensation that is meant to align the interests of option-holders with those of shareholders. The incentive value of stock options is diminished when the exercise price of out-of-the-money options can be adjusted downwards, and is not supportable when shareholders must suffer the consequences of a downturn in share price.

Discretionary participation by non-employee directors in equity compensation plans is unacceptable from a corporate governance and accountability viewpoint because administrators of the plan should not have the unrestricted ability to issue awards to themselves due to concerns of self-dealing. Directors who are able to grant themselves equity awards without limit could find their independence compromised. Therefore, the inclusion of non-employee directors in management equity based compensation plans, while not preferable, must at a minimum be subject to shareholder-approved limits. Issuer discretion to change eligible participants may result in discretionary director participation. For clarification purposes, in keeping with ISS’ policy regarding acceptable limits on non-employee director participation, if directors are included in an employee equity compensation plan according to a shareholder approved limit, then any amendment that would remove or increase such limit should be approved by shareholders.

The ability of plan participants to assign options by means of Option Transfer Programs or any other similar program which results in option holders receiving value for underwater options when shareholders must suffer the consequences of declining share prices does not align the interests of option holders with those of shareholders and removes the intended incentive to increase share price which was originally approved by shareholders.

Non-Employee Director Participation

Vote AGAINST discretionary non-employee director participation in management equity compensation plans.

RATIONALE: Due to the continuing use of options in compensation plans in Canada, we have not opposed the use of options for outside directors per se, but have tried to address potential governance concerns by ensuring

[9]

Security hoLder approvaL, excLuding the votes of securities heLd by insiders benefiting from the amendment, is required for a reduction in the exercise price, purchase price, or an extension of the term of options or simiLar securities heLd by insiders. If an issuer canceLs options or simiLar securities heLd by insiders and then reissues those securities under different terms, the TSX wiLL consider this an amendment to those securities and wiLL require security hoLder approvaL, unLess the regrant occurs at Least 3 months after the reLated canceLLation. Staff Notice #2005-0001, Section 613 Security Based Compensation Arrangements, S.613(h)(iii) Amendments to Insider Securities.

2011 Canadian TSX Proxy Voting Guidelines	25

a reasonable limit on grants to the independent non-employee directors who are charged with overseeing not only a company’s compensation scheme but also its corporate governance and long-term sustainability. To this end, ISS policy established an acceptable range for non-employee director option grants of 0.25% to 1% of the outstanding shares. A company was expected to fall within this range based on its size and stage of development, so that larger, more mature companies would be limited to something closer to 0.25%, and smaller companies with less cash and much lower share prices would be at the upper end of the range and have a larger pool of shares, options typically, from which to draw. This range was originally established based on an underlying policy that an upper limit of $1 million worth of stock acquired by means of option grants for each director over the life of a typical 10- year plan seemed reasonable to prevent misalignment of purpose.

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Director Limit Considerations

Generally vote AGAINST an equity compensation plan proposal which provides that non-employee director participation exceeds our established 1% director pool limit. We will more closely scrutinize plans where non-employee director annual participation exceeds a $100,000 per director maximum within the 0.25% to 1% of the outstanding shares range, taking into account:

•	The overall mix of pay elements (cash vs. equity)

•	The type of equity awards granted (deferred stock units, restricted stock, stock options)

•	Director share holding requirements and how they are achieved (stock granted outright until a target is met vs. some “skin in the game” in the form of directors taking DSUs in lieu of cash fees)

•	Rigor of mandatory and disclosed vesting requirements (i.e., vest when director leaves the board)

•	Overall company performance as well as director pay levels vs. peers.

In the absence of “best in class” director pay practices (as detailed below), generally vote AGAINST an equity plan proposal if the $100,000 per director equity award maximum is exceeded.

Generally vote AGAINST individual equity grants to non-employee directors outside of an equity compensation plan if:

•	The director’s annual grants in aggregate would exceed the above per director maximum other than a reasonable one-time grant upon joining the board.

RATIONALE: ISS will assess the non-employee director component (or reserve) of equity-based compensation plans based on the ISS compensation model (binomial) award value that is used for employee compensation purposes. This will be consistent with our methodology for establishing the value of awards for employee participants and the plan generally.

The proposed maximum for non-employee director equity grants including options will then factor in: the difference between options and full value awards (i.e., restricted stock); option terms (5, 7 or 10 years usually); share price volatility; expected forfeiture rate; and any other criteria factored into a binomial type evaluation. Using the binomial equity award value, we have established a maximum non-employee director participation limit of the lesser of: (i) a reserve of 1% of the shares outstanding; and (ii) an annual equity award value of $100,000 per director. Equity award refers to options, restricted stock, deferred stock units or any other equity grant made outside of or under an equity compensation plan, other than equity granted or taken in lieu of cash fees.

However, there may be director pay structures that have addressed institutional investor concerns so that directors truly have substantial “at risk” pay elements and that achieve alignment of directors’ interests closely with those of shareholders, therefore some limited flexibility in implementing this guideline is necessary for those “best in class” director pay packages.

Best in Class Non-Employee Director Pay would require, at a minimum:

•	Mandatory director shareholding requirements met by directors giving up cash for shares;

•	Elimination of stock options (including SARs);

•	Use of deferred share units, all or a portion of which would be taken in lieu of annual cash retainers;

•	Minimal use of restricted stock or restricted share units and ONLY if mandatory vesting of at least three years or ideally until retirement from the board;

•	Reasonable limit on non-employee director DSUs or RSUs that is fixed, priced at market and shareholder approved;

•	No board discretion to amend the material terms or conditions of shareholder approved plans;

•	Complete and clear disclosure of all elements of director pay and discussion of the rationale supporting the current director pay structure.

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This list is not all-inclusive and other considerations such as overall corporate governance structure and performance may factor into our policy application.

Pay-for-Performance

This policy will be applied at all S&P/TSX Composite Index Companies

Generally vote AGAINST an equity-based compensation plan proposal and/or WITHHOLD votes from the Compensation Committee members if:

•	There is a pay for performance disconnect between the CEO’s total compensation and company’s stock performance;

•	The CEO’s total compensation has increased from the prior year; and

•	If an equity-based plan is on the agenda, the main source of the increase (over half) is equity based, where the CEO is a participant of the equity proposal.

A pay for performance disconnect is defined as an increase in CEO’s total compensation and the company’s one- year and three-year total shareholder returns are in the bottom half (50%) of its industry group (i.e., four-digit GICS—Global Industry Classification Group). CEO total compensation is defined as the sum of base salary, short-term (annual) and long-term non-equity incentives, grant date fair value of stock awards and options, target value of performance shares/units, and all other compensation. Newly appointed CEOs that have been with the company less than the past two complete fiscal years are exempted from the policy.

If a company falls in the bottom half of its four-digit GICS group, further analysis of the Compensation Discussion and Analysis (CD&A) is required to better understand the various pay elements and whether they create or reinforce shareholder alignment. Other considerations include:

•

The CEO’s pay relative to the company’s TSR over a time horizon of at least five years. The most recent year-over-year increase or decrease in pay remains a key consideration, but there will be additional emphasis on the long term trend of CEO total compensation relative to shareholder return;

•

The mix of performance-based compensation relative to total compensation. In general, standard stock options or time-vested restricted stock are not considered to be performance-based. If a company provides performance-based incentives to its executives, the company is highly encouraged to provide the complete disclosure of the performance measure and goals (hurdle rate) so that shareholders can assess the rigor of the performance program. The use of non-GAAP financial metrics also makes it very challenging for shareholders to ascertain the rigor of the program as shareholders often cannot tell the type of adjustments being made and if the adjustments were made consistently. Complete and transparent disclosure helps shareholders to better understand the company’s pay for performance linkage.

RATIONALE: This policy evaluates the alignment of the CEO’s pay with performance over time, focusing particularly on companies that have underperformed their peers over a sustained period. From a shareholders’ perspective, performance is predominantly gauged by the company’s stock performance over time. Even when financial or operational measures are utilized in incentive awards, the achievement related to these measures should ultimately translate into superior shareholder returns in the long term.

The policy update is being applied to all companies in the S&P/TSX Composite Index whether or not they have an equity compensation plan proposal on the meeting agenda.

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Repricing Options

Generally vote AGAINST proposals to re-price outstanding options, unless:

Repricing is part of a broader plan amendment that substantially improves the plan and provided that the following conditions are met:

•	A value-for-value exchange is proposed;

•	The five top paid officers are excluded;

•	Options exercised do not go back into the plan OR the company commits to an annual burn rate cap.

RATIONALE: Security Based Compensation Arrangements Section 613(h)(iii) of the TSX Company Manual requires security holder approval (excluding the votes of securities held directly or indirectly by insiders benefiting from the amendment) for a reduction in the exercise price or purchase price or an extension of the term of an award under a security based compensation arrangement benefiting an insider of the issuer notwithstanding that the compensation plan may have been approved by security holders.

ISS has long opposed option repricing and believes that any proposal to reduce the price of outstanding options including those held by non-insiders, should be approved by shareholders before being implemented (see discussion under Plan Amendment Provisions). Market deterioration, in and of itself, is not an acceptable reason for companies to reprice stock options and/or reset goals under performance plans.

The extension of option terms is also unacceptable. Options are not meant to be a no-risk proposition and may lose their incentive value if the term can be extended when the share price dips below the exercise price. Shareholders approve option grants on the basis that recipients have a finite period during which to increase shareholder value, typically five to ten years. As a company would not shorten the term of an option to reign in compensation during profitable bull market runs, it is not expected to extend the term during a market downturn when shareholders must suffer a decrease in shareholder value.

Problematic Pay Practices

Generally, vote AGAINST management advisory vote proposals, and/or WITHHOLD from compensation committee members if the company has problematic compensation practices. In general, WITHHOLD on the entire slate if individual director elections are not permitted and the company has demonstrated problematic compensation practices. Also, generally vote AGAINST equity plans if the plan is a vehicle for problematic compensation practices.

Generally vote based on the preponderance of problematic elements; however, certain adverse practices may warrant Withhold or Against votes on a stand-alone basis in particularly egregious cases. The following practices, while not an exhaustive list, are examples of problematic compensation practices that may warrant a vote against or withholding votes:

•	Poor disclosure practices:

•

General omission of timely information necessary to understand the rationale for compensation setting process and outcomes, or omission of material contracts, agreements or shareholder disclosure documents;

•	New CEO with overly generous new hire package:

•	Excessive “make whole” provisions;

•	Any of the problematic pay practices listed in this policy;

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•	Egregious employment contracts:

•	Contracts containing multi-year guarantees for salary increases, bonuses and equity compensation;

•	Employee Loans:

•	Interest free or low interest loans extended by the company to employees for the purpose of exercising options or acquiring equity to meet holding requirements or as compensation;

•	Excessive severance and/or change-in-control provisions:

•	Inclusion of excessive change-in-control or severance payments, especially those with a multiple in excess of 2X cash pay (salary + bonus);

•	Severance paid for a “performance termination” (i.e. due to the executive’s failure to perform job functions at the appropriate level);

•

Employment or severance agreements that provide for modified single triggers, under which an executive may voluntarily leave following a change of control for any reason and still receive the change-in-control severance package;

•	Perquisites for former executives such as car allowance, personal use of corporate aircraft, or other inappropriate arrangements;

•	Change-in-control payouts without loss of job or substantial diminution of job duties (single-triggered);

•	Abnormally large bonus payouts without justifiable performance linkage or proper disclosure:

•	Performance metrics that are changed, canceled, or replaced during the performance period without adequate explanation of the action and the link to performance;

•	Egregious pension/SERP (supplemental executive retirement plan) payouts:

•	Inclusion of performance-based equity awards in the pension calculation;

•	Inclusion of target (unearned) or excessive bonus amounts in the pension calculation; o Addition of extra years service credited without compelling rationale;

•	No absolute limit on SERP annual pension benefits (any limit should ideally be expressed in $ terms); o No reduction in benefits on a pro-rata basis in the case of early retirement;

•	Excessive perks:

•

Overly generous cost and/or reimbursement of taxes for personal use of corporate aircraft, personal security systems maintenance and/or installation, car allowances, and/or other excessive arrangements relative to base salary;

•	Payment of dividends on performance awards:

•	Performance award grants for which dividends are paid during the period before the performance criteria or goals have been achieved, and therefore not yet earned;

•	Problematic option granting practices:

2011 Canadian TSX Proxy Voting Guidelines	30

•	Backdating options, or retroactively setting a stock option’s exercise price lower than the prevailing market value at the grant date;

•	Springloading options, or timing the grant of options;

•	Cancellation and subsequent re-grant of options;

•	Internal Pay Disparity:

•	Excessive differential between CEO total pay and that of next highest-paid named executive officer (NEO);

•	Absence of pay practices that discourage excessive risk taking:

•	These provisions include but are not limited to: clawbacks, holdbacks, stock ownership requirements, deferred bonus and equity award compensation practices, etc;

•

Financial institutions will be expected to have adopted or at least addressed the provisions listed above in accordance with the Financial Stability Board’s (FSB) Compensation Practices and standards for financial companies;

•	Other excessive compensation payouts or problematic pay practices at the company.

RATIONALE: Shareholders are not generally permitted to vote on provisions such as change-in-control provisions or the ability of an issuer to extend loans to employees to exercise stock options, for example, when reviewing equity based compensation plan proposals. Nor do shareholders in Canada have the ability to approve employment agreements, severance agreements, or pensions, however, these types of provisions, agreements, and contractual obligations continue to raise shareholder concerns. Therefore, ISS will review disclosure related to the various components of executive compensation and may recommend withholding from the compensation committee or against an equity plan proposal if compensation practices are unacceptable from a corporate governance perspective.

Advisory Vote on Executive Compensation (Say-on-Pay) Management Proposals

Vote CASE-BY-CASE on management proposals for an advisory shareholder vote on executive compensation. Vote AGAINST these resolutions in cases where boards have failed to demonstrate good stewardship of investors’ interests regarding executive compensation practices.

The following five global principles apply to all markets:

•

Maintain appropriate pay-for-performance alignment with emphasis on long-term shareholder value: This principle encompasses overall executive pay practices, which must be designed to attract, retain, and appropriately motivate the key employees who drive shareholder value creation over the long term. It will take into consideration, among other factors: the linkage between pay and performance; the mix between fixed and variable pay; performance goals; and equity-based plan costs;

•	Avoid arrangements that risk “pay for failure”: This principle addresses the use and appropriateness of long or indefinite contracts, excessive severance packages, and guaranteed compensation;

•

Maintain an independent and effective compensation committee: This principle promotes oversight of executive pay programs by directors with appropriate skills, knowledge, experience, and a sound process for compensation decision-making (e.g., including access to independent expertise and advice when needed);

2011 Canadian TSX Proxy Voting Guidelines	31

•

Provide shareholders with clear, comprehensive compensation disclosures: This principle underscores the importance of informative and timely disclosures that enable shareholders to evaluate executive pay practices fully and fairly;

•

Avoid inappropriate pay to non-executive directors: This principle recognizes the interests of shareholders in ensuring that compensation to outside directors does not compromise their independence and ability to make appropriate judgments in overseeing managers’ pay and performance. At the market level, it may incorporate a variety of generally accepted best practices.

Evaluate executive pay and practices, as well as certain aspects of outside director compensation, on a CASE-BY-CASE basis.

Vote AGAINST management say on pay (MSOP) proposals, AGAINST/WITHHOLD on compensation committee members (or, in rare cases where the full board is deemed responsible, all directors including the CEO), and/or AGAINST an equity-based incentive plan proposal if:

•	There is a misalignment between CEO pay and company performance (pay for performance);

•	The company maintains problematic pay practices;

•	The board exhibits poor communication and responsiveness to shareholders.

Voting Alternatives

In general, the management say on pay (MSOP) ballot item is the primary focus of voting on executive pay practices — dissatisfaction with compensation practices can be expressed by voting against MSOP rather than withholding or voting against the compensation committee. However, if there is no MSOP on the ballot, then the negative vote will apply to members of the compensation committee. In addition, in egregious cases, or if the board fails to respond to concerns raised by a prior MSOP proposal, then vote withhold or against compensation committee members (or, if the full board is deemed accountable, all directors). If the negative factors involve equity-based compensation, then vote AGAINST an equity-based plan proposal presented for shareholder approval.

Pay for Performance:

•

Rationale for determining compensation (e.g., why certain elements and pay targets are used, how they are used in relation to the company’s business strategy, and specific incentive plan goals, especially retrospective goals) and linkage of compensation to long-term performance;

•	Evaluation of peer group benchmarking used to set target pay or award opportunities;

•	Analysis of company performance and executive pay trends over time, taking into account ISS’ Pay for Performance policy;

•	Mix of fixed (non-performance based pay) versus variable (performance-based pay).

Pay Practices:

•

Assessment of compensation components included in the Problematic Pay Practices policy such as: perks, severance packages, employee loans, supplemental executive pension plans, internal pay disparity and equity plan practices (including option backdating, repricing, option exchanges, or cancellations/surrenders and re-grants etc).;

2011 Canadian TSX Proxy Voting Guidelines	32

•	Existence of measures that discourage excessive risk taking which include but are not limited to: clawbacks, holdbacks, stock ownership requirements, deferred compensation practices etc.

Board Communications and Responsiveness:

•	Clarity of disclosure (e.g. whether the company’s Form 51-102F6 disclosure provides timely, accurate, clear information about compensation practices in both tabular format and narrative discussion);

•

Assessment of board’s responsiveness to investor concerns on compensation issues (e.g., whether the company engaged with shareholders and/or responded to majority-supported shareholder proposals relating to executive pay).

Other Compensation Plans

Employee Stock Purchase Plans

Vote CASE-BY-CASE basis on employee stock purchase plans .

Generally vote FOR broadly based (preferably all employees of the company with the exclusion of individuals with 5% or more beneficial ownership of the company) employee stock purchase plans where all of the following apply:

•	Limit on employee contribution (expressed as a percentage of base salary excluding bonus, commissions and special compensation);

•	Purchase price is at least 80% of fair market value with no employer contribution; OR

•	No discount purchase price with maximum employer contribution of up to 20% of employee contribution;

•	Offering period is 27 months or less; and

•	Potential dilution together with all other equity-based plans is ten percent of outstanding common shares or less.

Generally recommend AGAINST proposals to approve Share Purchase Plan Amendment Procedures if shareholder approval is not required to amend any of the above criteria.

Treasury Funded Plans

An Employee Stock Purchase Plan (ESPP) where: i) the plan is funded by treasury shares; and ii) the effective purchase price is less than 50% of fair market value, will be evaluated by running the compensation model.

Deferred Share Unit Plans

Generally vote FOR Deferred Compensation Plans if:

Potential dilution together with all other equity-based compensation is ten percent of the outstanding common shares or less.

Other elements of director compensation to evaluate in conjunction with deferred share units include:

•	Director stock ownership guidelines of a minimum of three times annual cash retainer

•	Vesting schedule or mandatory deferral period which requires that shares in payment of deferred units may not be paid out until the end of three years

•	The mix of remuneration between cash and equity

•	Other forms of equity-based compensation, i.e. stock options, restricted stock.

2011 Canadian TSX Proxy Voting Guidelines	-33-

RATIONALE: Deferrred compensation plans generally encourage a sense of ownership in the company. These types of deferred compensation arrangements are usually designed to compensate outside directors by allowing them the opportunity to take all or a portion of their annual retainer in the form of deferred units, the payment of which is postponed to some future time, typically retirement or termination of directorship and may be in cash and/or stock.

A DSU plan only requires shareholder approval if it reserves treasury shares. However, a number of companies continue to request shareholder approval for DSU plans funded by shares purchased in the open market. This type of plan will be evaluated on a qualitative basis in the same manner that ESPPs (see above) are evaluated. Eligibility and administration are key factors in determining the acceptability of such plans.

Treasury Funded Plans

Deferred share units awarded under any equity compensation plan where: i) the authorization of treasury shares for issuance is in payment of the DSUs; and ii) the DSU grants are not in-lieu of cash, would be evaluated by running the compensation model.

Shareholder Proposals on Compensation

Vote CASE-BY-CASE basis for shareholder proposals targeting executive and director pay, taking into account:

•	The target company’s performance, absolute and relative pay levels as well as the wording of the proposal itself.

Generally vote FOR shareholder proposals requesting that the exercise of some, but not all stock options be tied to the achievement of performance hurdles.

Shareholder Advisory Vote Proposals

Generally vote FOR shareholder proposals requesting the adoption of an advisory shareholder vote to ratify the report of the compensation committee, taking into consideration the following:

•	The wording of the shareholder proposal.

Generally vote AGAINST shareholder proposals requesting a binding vote on executive or director compensation as being overly prescriptive and which may lead to shareholder micro-management of compensation issues that are more appropriately within the purview of the compensation committee of the board of directors.

RATIONALE: Based on the experience of other global markets where advisory votes are permitted, the consensus view is that advisory votes serve as a catalyst for dialogue between investors and public issuers on questionable or contentious compensation practices and can lead to a higher level of board accountability, a stronger link between pay and performance, significantly improved disclosure, and in some cases a noticed deceleration in the rate of increase in executive compensation overall.

Supplemental Executive Retirement Plans (SERPS) Proposals

Generally vote AGAINST shareholder proposals requesting the exclusion of bonus amounts and extra service credits to determine SERP payouts, unless the company’s SERP disclosure includes the following problematic pay practices:

•	Inclusion of equity-based compensation in the pension calculation;

•	Inclusion of target (unearned) or excessive bonus amounts in the pension calculation;

2011 Canadian TSX Proxy Voting Guidelines	-34-

•	Addition of extra years service credited in other than exceptional circumstances and without compelling rationale;

•	No absolute limit on SERP annual pension benefits (ideally expressed in $ terms);

•	No reduction in benefits on a pro-rata basis in the case of early retirement.

In addition, consideration will also be given to the extent to which executive compensation is performance driven and “at risk”, as well as whether bonus payouts can exceed 100% of base salary.

Rationale: The inclusion of bonus and unlimited incentive compensation amounts along with base salary as the basis for calculating supplemental pension benefits is generally viewed as unacceptable market practice. Proposals that aim to limit excessive pension payments for executives are laudable. The inclusion of variable compensation or other enhancements under SERP provisions can significantly drive up the cost of such plans, a cost that is absorbed by the company and its shareholders.

However, we appreciate the need for Canadian companies to attract and retain key executives in an increasingly competitive global economy and believe that a broader review of total compensation and performance are necessary in evaluating any compensation related proposal. Investor pressure to structure executive compensation so that the majority is “at risk” has driven down base salary and therefore it may be reasonable to include short term cash bonus amounts in the bonus calculation. Therefore, ISS will assess limits imposed on extra service credits and the overall mix of guaranteed (salary) and at risk (performance driven incentive compensation) executive compensation, as well as the size of potential cash bonus amounts, when determining vote recommendations on SERP shareholder proposals asking for elimination of these elements in SERP calculations. Given the conservative general market practice in this regard, support for such proposals should be limited to those companies that exceed standard market practice thus qualifying as problematic pay practices as outlined above.

6. Social and Environmental Issues

Generally vote CASE-BY-CASE taking the following into consideration:

•	Whether adoption of the proposal is likely to enhance or protect shareholder value;

•	Whether the information requested relates to a meaningful percentage of the company’s business as measured by sales, assets and earnings;

•

The degree to which the company’s stated position on the issue raised, or lack thereof, could affect its reputation or sales, or leave it vulnerable to boycott or selective purchasing, or investor, regulatory or legal sanctions;

•	Whether the issues presented are more appropriately/effectively dealt with through government regulation or policy changes;

•	Whether the company has already responded in an appropriate manner to the request embodied in the proposal;

•	Whether the company’s analysis and voting recommendation to shareholders are persuasive;

•	Whether the proposal itself is well framed and the cost of preparing a report, if requested, is reasonable;

•	General industry standards for dealing with the issue taking into consideration the impact of globalization and acceptable standards for transnational corporations;

•	Whether implementation of the proposal would achieve the objectives sought in the proposal;

•	Whether the subject of the proposal is best left to the discretion of the board;

•	Whether the requested information is available to shareholders from the company or other publicly available sources;

2011 Canadian TSX Proxy Voting Guidelines	-35-

•	Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

RATIONALE: These issues cover a wide range of topics, including consumer and product safety, environment and energy, general corporate issues, labor standards and human rights, HIV/AIDS and other health related issues, military business, and workplace diversity.

In evaluating any shareholder proposal, ISS seeks to determine if a shareholder resolution is reasonable in both scope and approach to a specific issue. In most cases, our social and environmental issue voting recommendations will not seek to establish or enforce a “best practice” approach but rather we will establish industry standards to determine if the company falls outside of the accepted norms (thus creating risk exposure), evaluate the importance of the issue to the company’s core business, and evaluate the potential for impact on share value.

In evaluating these types of proposals, ISS examines whether the issue should be addressed on a company-specific basis. Many social and environmental proposals are beyond the scope of any one company and would be more properly or effectively addressed by government and/or broader regulatory action. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal may enhance the economic value of the company or conversely how it may reduce risk exposure that has the potential to substantially negatively impact shareholder value in either the short-term or long-term. Proposals seeking reasonable disclosure on corporate responsibility issues will be supported unless current disclosure in the targeted area by the company is already satisfactory.

2011 Canadian TSX Proxy Voting Guidelines	-36-

SECTION 3. Communications with the Public

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

MARKETING MATERIALS REVIEW COMPLIANCE PROCEDURES

Policy

NWQ Investment Management Company, LLC (“NWQ”) utilizes the services of its affiliate, Nuveen Investments Institutional Services Group, LLC (“ISG”) to prepare and distribute to prospective and existing clients and consultants marketing materials that describe the firm, its services and its past performance. In some instances, NWQ personnel may prepare and distribute these or other marketing materials. As a result, NWQ is required, and as a matter of policy, to ensure that its marketing materials are accurate and not materially misleading, and comply with SEC requirements, including Rule 206(4)-1 under the Investment Advisers Act of 1940.

In addition, advertisements for mutual funds and closed end funds for which NWQ is a sub-adviser also must comply with requirements of FINRA governing the advertising of registered mutual funds and closed end funds. These materials must be submitted to the fund’s adviser or distributor (as requested by the fund) for approval prior to use. Fund advertising review procedures are included below. General advertising of privately offered funds is not permitted. Under certain limited circumstances, information about privately offered funds may be sent to certain persons according to the procedures set forth below. Marketing materials relating to privately offered funds must also comply with FINRA requirements.1

These procedures are designed to help NWQ prepare balanced and fair advertising through compliance with SEC interpretive guidance and the consistent use of applicable disclosures or legends for particular statements and forms of advertising. Moreover, these procedures foster compliance with SEC requirements by requiring NWQ staff to submit advertising materials to the Nuveen West Legal and Compliance Department for review and approval before use. NWQ may not use any advertisement, including those prepared by third parties, which has not been approved for use by the Nuveen West Legal and Compliance Department.

Definition of Advertisement

For purposes of this policy, an advertisement is any communication that is:

•	sent to more than one person that offers NWQ’s services,

•	designed to attract prospective clients to NWQ, or

•	designed to maintain existing clients.

Marketing Materials Covered by these Procedures

Marketing materials may be in written or electronic form.

•	Product Profiles

•	Presentation pages

1 Please also refer to the Nuveen Investments, LLC Policies and Procedures for Private Placement of Securities for more information with respect to marketing of private funds and the procedures that must be followed.

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•	Each web page prepared by NWQ

•	Any advertisement in any media (newspaper, magazine, charity publication, radio, tv, web)

•	Quarterly Client Commentaries that are provided to wrap program sponsors and mutual funds

•	Client service materials including presentation pages used only in client service presentations

•	Replies to client questionnaires

•	Replies to wrap sponsor questionnaires

•	Any partial client lists or document containing a partial client list

•	Any other documents containing performance information and commentary or charts, which are not specific to a particular client’s account.

•

Any other marketing materials sent to a broker, consultant or prospective client other than Form ADV Part 2A, new account information, client contract or other general firm related information (e.g., performance, assets under management, etc.)

•	Materials relating to any mutual fund managed by NWQ

•	Materials relating to any privately offered fund managed by NWQ, including, but not limited to marketing books and product profiles relating to such privately offered funds

Certain RFP replies will be reviewed by the Nuveen West Legal and Compliance Department. The Nuveen Legal and Compliance Department in Chicago will review and approve marketing materials designed for retail clients in wrap fee programs and marketing materials related to Nuveen sponsored open-end and closed-end funds. Marketing materials for any privately offered fund must be approved in advance by the Nuveen West Legal and Compliance Department and the Legal and Compliance Department in Chicago on behalf of the Nuveen broker-dealer.

Responsibility

All NWQ personnel who prepare and/or distribute any written marketing materials must obtain written approval of the materials from the Nuveen West Legal and Compliance Department prior to any use of the materials. Failure to adhere to this pre-clearance policy and the requirements listed below could result in significant firm liability if the materials used do not comply with regulatory requirements.

Review Process

1.	Approval by Nuveen West Legal and Compliance Department.

All marketing materials prepared by NWQ or provided by ISG to the Nuveen West Legal and Compliance Department must be approved by the Nuveen West Legal and Compliance Department prior to distribution to anyone or posting on the web. If a marketing piece is not changed in any manner except for updating of performance numbers, that piece does not need to be resubmitted for approval. Similarly, each presentation package does not need to be submitted for approval if all of the pages have been previously approved.

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To speed up the process, each new presentation page or marketing piece should be submitted to the Nuveen West Legal and Compliance Department for review as soon as it is developed. In no event shall any marketing piece be submitted for printing prior to approval by the Nuveen West Legal and Compliance Department.

2.	Review documentation.

The Nuveen West Legal and Compliance Department maintain records of all materials that have been reviewed and approved.

Record Keeping Requirements

ISG is responsible for maintaining all final records of marketing materials and all materials supporting the review and approval of all marketing pieces that it produces, including relevant business unit sign-off and back-up support for any performance presentations for a period of at least 5 years. Materials approved and used during the last two calendar years shall be kept on site and materials approved and used during periods prior to the last two calendar years may be kept in an off-site facility.

Adopted: September 2, 2008

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APPENDIX 9

MEDIA RELATIONS

AND PUBLIC COMMUNICATIONS POLICY

FOR NUVEEN INVESTMENTS, INC. AND ITS AFFILIATES

Nuveen Investments, Inc., its affiliates (collectively, “Nuveen”) and the Nuveen sponsored registered investment companies (the “Funds”) maintain an open, yet controlled, posture toward working with the news media, as well as securities analysts, investors and other members of the public.1 Nuveen and the Funds welcome the interest of the investment community and representatives of the media in Nuveen’s expertise and products, yet recognize that it is in the best interests of Nuveen, its affiliates and Funds (in order to avoid inadvertent release of nonpublic, competitive or inaccurate information) to limit all interaction with analysts, investors and the news media to authorized company spokespersons. It is the responsibility of each Nuveen employee and Nuveen to understand and abide by this policy.

Authorized Investor Relations spokespersons for Nuveen and the Funds include thecompany’s chairman/chief executive officer, president, senior vice president of finance and director of investor relations. The Chief Administrative Officer and the Secretary of the Nuveen Funds and certain members of the Advisor Client Services Team may also act as Investor Relations spokespersons for the Funds. Nuveen has a separate policy governing Nuveen’s disclosure procedures within investor relations. For questions about Nuveen’s disclosure policy, please contact the director of investor relations.

Authorized Media Relations spokespersons include members of the Corporate Communications (Public Relations) team, which include the Nuveen’s vice president of corporate communications a corporate communications associate, and a small number of employees or consultants designated by Public Relations as spokespersons for Nuveen and the Funds. This policy outlines additional procedures governing Nuveen’s media relations activities.

1. Media Relations Goals & Responsibilities. Nuveen’s goal with the news media is always to communicate in an appropriate and constructive way, its leadership as a global provider of investment services to institutional and high-net-worth investors. The Public Relations team, which has experience in developing story ideas and working with the news media, is responsible for managing Nuveen’s overall media presence. Public Relations is the only group with the authority to:

—initiate contact with the news media

—respond to requests for information from the news media

—craft and disseminate news releases

1 For purposes of this policy, Nuveen Investments, Inc. affiliates include the following: Nuveen Investments Advisers, Inc.; Nuveen Investment Solutions (f/k/a Richards and Tierney); Nuveen HydePark Group, LLC; Tradewinds Global Investors, LLC; NWQ Investment Management Company, LLC; Symphony Asset Management, LLC; Nuveen Investments Canada Co.; Nuveen Investments, LLC; Santa Barbara Asset Management, LLC; Nuveen Asia Investments, Inc.; Nuveen Investments Institutional Services Group, LLC; Winslow Capital Management, Inc.; Nuveen Commodities Asset Management, LLC; Nuveen Asset Management; Nuveen Investments Holdings, Inc.; and NWQ Holdings, LLC. In addition, any subsidiaries of Nuveen Investments, Inc., whether existing or acquired or established after the adoption of this policy are considered affiliates for purposes of this policy.

—craft or disseminate letters to the editor

—approve news releases crafted by outside firms (vendors or partners) referencing Nuveen Investments, its affiliates or the Funds

—authorize others to do so on behalf of Nuveen or the Funds

2. Spokespersons. A small number of employees have been designated as spokespersons for Nuveen and the Funds on specific topics within well-defined areas of expertise. Other employees must decline to give interviews unless the request has been cleared in advance by the Public Relations team. Spokespersons understand that their expert views are presented as company statements, not personal opinions, and that Nuveen expects them to exercise sound judgment.

3. Monitoring Function. A member of the Public Relations team should monitor all media interviews. Monitoring ensures that follow-up questions can be handled quickly, provides support in case the interview goes outside of established or anticipated parameters, and helps protect Nuveen from potential damage related to an inadvertent release of inappropriate information or a misunderstanding of the facts and assessments presented. [how much monitoring actually occurs?]

4. Industry Conferences. Many of Nuveens’ employees regularly attend and/or present at industry conferences. Employees should be aware that representatives of the news media also regularly attend industry conferences, and that opinions stated in formal presentations or even casual conversation may be quoted by the media and attributed to Nuveen. Employees approached at industry conferences by representatives of the newsmedia must decline interview requests until the request is cleared by the Public Relations team. All employees who agree to present at an industry conference should alert the Public Relations team as to the sponsor, substance, date and place of the conference and the topic to be addressed.

5. Communications with the Public Generally. Nuveen’s policy requires that all public discussions regarding Nuveen, its affiliates or the Funds be limited to publicly available information. In addition, all employees who regularly speak with members of the public regarding the Nuveen Funds are required to familiarize themselves with the information that is public for each Fund.

6. Policy Reminder with Respect to the Earnings Release.

As an investment services company with publicly held debt, Nuveen has to be careful about the substance and timing of its communications to the marketplace about the performance of affiliates, Nuveen and/or the Funds. Moreover, since media reports can have a potentially serious impact on Nuveen’s business, effective interaction with the news media is very important to the firm. To ensure consistency and accuracy, all contact with financial analysts is managed by Investor Relations and all contact with the news media is managed by Public Relations.

If you receive a call directly from an analyst or a representative of the news media, please refer them immediately to Natalie Brown (Investor Relations) at 312-917-8077 or Kathleen Cardoza (Corporate Communications) at 312-917-7813.

7. Compliance. Nuveen expects all employees, including employees of Nuveen’s various affiliates, to comply with this Policy. Failure to comply with the policy will result in the imposition of sanctions as outlined in Nuveen’s Sanction Guidelines.

Last revised: 07/29/2009

Appendix 13

Guidelines for Communications by

Nuveen Non-Municipal Portfolio Managers

and Analysts with

Investors and/or Financial Advisors

about the Nuveen Non-Municipal Funds

The principles expressed herein are intended to assist Nuveen’s non-municipal portfolio managers and analysts in dealing with the many issues presented when they field inquiries from investors and/or financial advisors on topics relating to Nuveen, any of its funds and/or the financial markets.

I.	GENERAL STANDARD

All public communications must conform to a general standard of fair dealing and good faith. Moreover, these communications must also comply with all federal and state securities laws regarding communications with the public. The communication itself should provide a sound basis for evaluating any factual claim and cannot contain exaggerated, unwarranted, false or misleading statements. In addition, the conversation CANNOT, under any circumstances, contain any material non-public (real time or otherwise) information about the fund and/or its holdings.

II.	PROCESS

A.	To the extent that some intermediary has not already done so, you should attempt to verify that the investor or advisor (the “caller”) actually has accounts with one of your funds to ensure that your time is spent with actual investors and/or their representatives and to determine whether the caller may be seeking information based on false pretenses.

B.	Disclaimer

During each conversation with an investor and/or advisor, analysts and portfolio managers should, immediately after the caller identification process, convey the substance of the following:

“Before addressing your question(s), I want to inform you that I am only able to refer to any statistical or holdings data about the fund that is, contained in a fund’s shareholder report, is posted on Nuveen.com or is otherwise publicly available. [That being said, how can I help you?]”

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C.	Resources

For these conversations, your information or data must be drawn exclusively from publicly available sources. As such, you may refer to the portfolio pages on Nuveen.com, recent shareholder reports, a fund’s prospectus or other posted research material (this includes publicly available information from sources such as Morningstar and Lipper). You should also alert the caller to these acceptable sources and assist the caller in locating them for their future reference. It is part of your responsibility to appropriately familiarize yourself with the fund information that is publicly available.

For these conversations, you CANNOT, however, refer to information contained in (1) internal compliance or data systems (2) any proprietary system; (3) any subscriber only or password protected website; or (4) any other non-public source providing data or information (real-time or otherwise) during these conversations. Keep in mind that your role in responding to these inquiries is limited. Care should be taken to ensure that you approach responding to any such inquiries in a consistent manner and that you do not supply requested non-public information to which you have ready access that may be material. If you have any question about the importance of the non-public information being requested you should err on the side of non-disclosure.

D.	Content Requirements and Restrictions

1.	The Financial Markets

You may discuss the financial markets generally and discuss investing trends, including those impacting funds generally. Such general discussions may also involve particular market risks. However, with respect to specifically identified risks (e.g., interest rate risk, credit risk or leverage risk) you should be mindful not to exceed the scope of such topics as contained in publicly available documents, such as a fund’s prospectus, although you can refer to publicly available fund statistics (e.g., net asset value, top-ten holdings (see below)) when particularizing an answer responsive to the caller’s question. In addition, you may also discuss investment strategies and investment styles generally, but should not discuss specific portfolio management tactics you or other Nuveen managers are presently employing.

2.	Portfolio Holdings

a.	In response to a specific question or request, you may identify specific fund holdings, including amounts, provided that such information is “as of” the date of the

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most recent publicly available source for such information (e.g., shareholder report or Nuveen.com posting), and subject to the following caveats:

i.	You CANNOT focus solely on better-performing securities; and

ii.	You CANNOT mention or discuss the current intention, yours or Nuveen’s, to purchase, sell or hold specific issuers.

b.	Again, you may only disclose holdings-related information you are providing “as of” the specific date when that information was most recently made available to the public, and should consistently remind the caller of that fact by stating, e.g., that “as of [insert date or report or posting] the fund’s assets were invested, [fact]”.

3.	Dividends

You CANNOT discuss the future prospects of a fund’s dividend, whether it be the continuation of the dividend or the dividend rate other than by reference to publicly available information (which may include, among other things, website postings of UNII balances for closed-end funds).

4.	Sectors

You may discuss whether the particular market or economic conditions under which certain economic sectors, or industries or other identifiable “groups” of issuers may or may not prosper, but you ought not make a specific prediction as to whether those conditions will or will not prevail, nor should you recommend a specific Fund in the process of doing so. Your positions on such topics should be couched in general terms (e.g., “it is our opinion/ belief”) to preclude your audience from concluding that your statements are a guarantee of future results or performance.

5.	Other

a.	You CANNOT make specific predictions about the future market performance of any security (including a Fund).

b.	You CANNOT make reference to successful past issuer selections in order to validate or justify our processes or style. Note: You may, however, discuss the kinds of issuers that our processes identify.

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c.	You CANNOT discuss whether a particular fund or security is a suitable investment or investment program.

E.	Fund Performance

You may discuss the past performance achieved by the Fund. However, when discussing this topic, you should refer to standardized performance numbers that were calculated pursuant to SEC disclosure guidelines (i.e., 1, 5 and 10 year total return numbers). Such information, as well as other performance data and an acceptable benchmark, is included in each open-end fund’s prospectus and shareholder reports for both open- and closed-end funds, which should be referred to during the discussion. You must also be certain to ensure that the discussion reflects upon “all elements of return.”

F.	Troubling Calls

If you are ever uncomfortable regarding the direction of a conversation or its content, do not hesitate to inform the caller that legal/compliance will not allow you to discuss this topic for regulatory reasons and politely end the call.

G.	Special Situations

From time to time issues of particular sensitivity will arise (e.g., Enron, WorldCom) that will create the need for a public communication and/or a consistent internal approach to questions. In such an event, you will be informed that you may not discuss the topic should it arise during one of these calls until the agreed communication or approach is finalized. You must strictly adhere to such instructions.

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SECTION 4. Privacy and Electronic Communications

NWQ Investment Management Company, LLC 2049 Century Park East, 16th Floor Los Angeles, CA 90067 310.712.4000

Privacy Statement

NWQ Investment Management Company, LLC, a wholly owned subsidiary of Nuveen Investments, Inc. and its affiliated investment advisers, funds, and broker dealer, considers your privacy our utmost concern. In order to provide you with individualized service, we collect certain nonpublic personal information about you from information you provide on applications or other forms (such as your address and social security number), and information about your account transactions with us (such as purchases, sales and account balances). We may also collect such information through your account inquiries by mail, email or telephone.

We do not disclose any nonpublic personal information about you to anyone, except as permitted by law. Specifically, so that we may continue to offer you Nuveen Investments products and services that best meet your investing needs, and to effect transactions that you request or authorize, we may disclose the information we collect, as described above, to companies that perform administrative or marketing services on our behalf, such as transfer agents, or printers and mailers that assist us in the distribution of investor materials. These companies will use this information only for the services for which we hired them, and are not permitted to use or share this information for any other purpose.

If you decide at some point either to close your account(s) or to become an inactive customer, we will continue to adhere to the privacy policies and practices described in this notice.

With regard to our internal security procedures, we restrict access to your personal and account information to those employees who need to know that information to service your account. We maintain physical, electronic and procedural safeguards to protect your nonpublic personal information.

from NUVEEN INVESTMENTS

Nuveen Investments

Consumer Information Security and

Identity Theft Prevention Program

July 1, 2005

As Revised March 1, 2010

As Revised May 2, 2011

1. Program Statement	2
1.1. Recognition of Need	2
1.2. Purpose of Policy	2
2. Delegation of Responsibility to Implement Program	2
2.1. Designation of Consumer Information Security Officer	2
2.2. Establishment of Consumer Information Security Committee	3
2.3. Business Unit Management’s Responsibility	3
3. Risk Assessment, Periodic Reviews, Reporting and Training	3
3.1.1. Risk Assessment	3
3.1.2. Periodic Review	3
3.1.3. Employee training	4
3.1.4. Internal or External Audits	4
3.1.5. Exception Process	4
3.1.6. Annual and Periodic Reports to the Board	4
4. Definitions	4
4.1. Employee Compliance	6
4.2. Transportation of Non-Public Personal Information	6
4.3. Reporting Violations	7
4.4. Vendor Due Diligence	7
4.4.1. Vendor Selection Process	7
4.4.2. Vendor Agreements	7
4.4.3. Grandfathered Agreements	8
5. Information Security Policy Statements:	8
5.1. Access Controls	8
5.1.1. Approval Requirements	8
5.1.2. Authorization Requests	9
5.1.3. Unique User IDs	9
5.1.4. Password Requirements	9
5.2. Physical Security	9
5.2.1. Security for Areas Housing Customer Information Systems	9
5.3. Disposal of Non-Public Personal Information	9
5.4. Electronic Transmission of Non-Public Personal Information	10
5.4.1. System Risk Assessment	10
5.4.2. Data Transfer Security Measures	10
5.4.3. Unauthorized Cryptography	10
5.5. Change Control	10
5.5.1. Change Control Requirements	10
5.6. Employee Controls	11
5.6.1. Segregation of Duties	11
5.6.2. Dual Controls	11
5.6.3. Employee background check	11
5.7. Logging	11
5.8. Preventative Intrusion Controls	11
5.8.1. Dial Up Access	12
5.8.2. Wireless Access	12
5.9. Incident Response	12
5.9.1. Incident Response Objectives	12
5.9.2. External Reporting of Incidents	12
5.10. Environmental Controls	13

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

6. Guidelines on Identity Theft Detection, Prevention and Mitigation	13
6.1. Identifying Red Flags	13
6.1.1. Risk Factors	13
6.1.2. Sources of Red Flags	14
6.1.3. Categories of Red Flags	14
6.1.4. Detecting Red Flags	16
7. Duties Regarding Address Discrepancies	16
7.1. Reasonable belief	17
7.2. Duty to Furnish Consumer’s Address to a Consumer Reporting Agency	17
7.3. Confirmation Methods	17

1.	Program Statement

This Section 1 outlines the purpose and key components of this Consumer Information Security Program. Definitions of capitalized terms not otherwise defined in this Section 1 are set forth in Section 4 below.

1.1. Recognition of Need

Nuveen Investments, Inc. and its affiliated registered investment advisers and broker-dealer (each a “Nuveen Affiliate” and collectively, “Nuveen”) and the investment companies sponsored by Nuveen are committed to meeting the investment needs of their Customers. In providing investment services, Nuveen obtains from Customers certain Non-Public Personal Information (“NPI”) which must be safeguarded consistent with both Nuveen’s commitment to protecting the privacy of Customers and complying with the requirements of applicable laws, rules and regulations, including the Fair and Accurate Transactions Act (“FACTA”), the Gramm-Leach-Bliley Act and Regulation S-P thereunder. These safeguards include physical, electronic and procedural controls to protect against the unauthorized disclosure of Non-Public Personal Information.

Nuveen does not use NPI received from an Affiliate to solicit a consumer for marketing purposes. If Nuveen’s practices change, this Information Security Program will be revised consistent with Regulation S-AM.

1.2. Purpose of Policy

This Information Security Program is intended to help maintain the confidentiality of Customers’ Non-Public Personal Information, protect against threats and hazards to the security and integrity of such information and protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to a Customer. The Program is also designed to prevent, detect and mitigate identity theft in connection with new and existing Customer accounts. In addition, this Program is intended to help protect against unauthorized access to or use of Consumer Report Information in connection with the disposal of such information and to addresses Nuveen’s responsibilities with respect to address discrepancies in consumer reports requested by Nuveen. While this policy technically only applies to consumer information, compliance with the provisions herein should be considered a best practice with respect to any confidential or sensitive information maintained by Nuveen.

2.	Delegation of Responsibility to Implement Program 2.1.

Designation of Consumer Information Security Officer

The Committee is responsible for appointing a Privacy Officer (“PO”) to oversee Nuveen’s overall compliance with this Program. The PO has the overall responsibility for Nuveen’s compliance with this Program. While particular compliance and supervisory tasks and obligations may be performed by designees, including business unit managers, the ultimate responsibility for Nuveen’s compliance rests with the PO. The PO may rely on sampling, signed attestations, spot check reviews, or other procedures appropriate under the circumstances, in his or her review of Nuveen’s compliance with the Program.

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

The PO, in consultation with management, is responsible for appointing and managing a committee of representatives from various departments to assist in this effort. The PO, again in consultation with management, may also appoint a separate consumer information security officer for any Nuveen Affiliate for the purpose of addressing information security and identity theft prevention matters specific to such Nuveen Affiliate.

2.2. Establishment of Consumer Information Security Committee

The information security committee appointed by the PO (the “Committee”) will meet periodically, but no less frequently than annually, to review procedures, discuss any required amendments and/or take other action as contemplated in this Program. The Committee should consist of representatives from the Legal, Compliance and IT Departments, at a minimum, and may also consist of representatives from such other departments and business units as may be appropriate to effectively address the matters covered by this Program.

2.3. Business Unit Management’s Responsibility

Business unit managers are responsible for ensuring that information security and identity theft prevention processes within their business units are consistent with this Program, that there are appropriate security measures and controls in place to protect Non-Public Personal Information, and that employees understand and comply with their responsibilities hereunder.

Such responsibility includes the periodic, but no less than annual, review of the appropriateness of the access rights to NPI of any direct report. Business unit managers are responsible for ensuring that the amount of personal information collected is limited to that which is reasonably necessary to accomplish the purpose for which the personal information was requested. In addition business unit managers must perform periodic checks to ensure that any record containing NPI is secure and that all forms of receipt and destruction of NPI have appropriate controls. Evidence of such reviews must be maintained.

Business unit managers that have consultants or temporary staff working in their area are responsible for educating these persons on Nuveen’s policies and procedures and ensuring that their access to consumer information is on a need to know basis only.

3. Risk Assessment, Periodic Reviews, Reporting and Training 3.1.1. Risk Assessment

3.1.1 Risk Assessment

The PO or designee must undertake a periodic review to identify potential risks to Non-Public Personal Information, and the reasonably foreseeable risk to Customers or to Nuveen from identity theft, including financial, operational, compliance, reputation, or litigation risks. The PO will assess the likelihood and potential damage that could be caused by the occurrence of these risks and evaluating the adequacy of policies, procedures and controls to mitigate these risks. The Risk Assessment will consider the Guidelines on Identity Theft Detection, Prevention and Mitigation in Section 6. The contents of this Program have been established and will be periodically updated based upon the findings of this review.

3.1.2. Periodic Review

The Committee is responsible for periodically reviewing and evaluating this Program, in light of test results, material changes to Nuveen’s operations or business arrangements; changes to the methods Nuveen provides to open or access Customer accounts; changes in the types of accounts

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

offered or maintained by Nuveen; changes in the methods of identity theft; changes in the methods to detect, prevent or mitigate identity theft; the experiences of Nuveen with identity theft and changes in legal requirements or other circumstances that may have a material impact on the Program. The Committee is also responsible for recommending appropriate changes to the Program based upon the results of its periodic review.

3.1.3. Employee training

The PO or designee is responsible for making a copy of this Program available to employees and for providing appropriate training to employees about privacy requirements generally and this Program in particular. A record will be maintained of the training by the Professional Development department (Prod D), including a list of employee’s completing the training a list of the training topics and a copy of any materials distributed during class.

3.1.4. Internal or External Audits

Nuveen’s Internal Audit Department or an independent third party will at least annually assess Nuveen’s compliance with, and the effectiveness of, this Program.

3.1.5. Exception Process

The PO or designee from the Information Security Committee may grant exceptions to any requirement of this Program upon a written request that sets forth the following information:

•	The requirement giving rise to the need for an exception

•	A detailed discussion of the situation requiring the exception

•	The reason for the exception (technical restrictions, business decision, etc.)

•	The mitigating controls in place

The granting of any exception should be set forth in writing. The written notification of any exception granted by a designee must be forwarded promptly to the PO or his or her designee.

3.1.6. Annual and Periodic Reports to the Board

The PO or his or her designee (s) is responsible for reporting to the board of directors of Nuveen (including any subsidiary) and to the board of directors of any investment company sponsored by Nuveen regarding risks or other issues relating to information security as it or such boards deems necessary or appropriate, provided any such report regarding identity theft prevention is not provided less frequently than annually. Such reports should address the effectiveness of the Program and Nuveen’s compliance with information safeguarding requirements, service provider arrangements and significant incidents involving identity theft and the PO’s or the Business Unit management’s response. The PO is also responsible for recommending in such reports any changes to the Program it deems necessary or appropriate.

4. Definitions

•

“Consumer” means an individual who obtains or has obtained a financial product or service from Nuveen, or from an investment company sponsored by Nuveen, that is to be used primarily for personal, family, or household purposes, or that individual’s legal representative.

•	“Consumer Information Security Officer” or “PO” means the person designated by management to oversee this Program as contemplated in Section 3.1 herein.

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

•	“Consumer Information Security Committee” or “Committee” means the committee designated by the Consumer Information Security Officer as contemplated in Section 3.2 herein.

•	“Consumer Report” has the same meaning as in section 603(d) of the Fair Credit Reporting Act (15 U.S.C. 1681a(d)).

•

“Consumer Report Information” has the same meaning as in the Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act of 2003, and implementing requirements under Regulation S-P, and refers to any record about an individual, whether in paper, electronic or other form, that is a Consumer Report or is derived from a Consumer Report. Consumer Report Information also means a compilation of such records. Consumer Report Information does not include information that does not identify individuals, such as aggregate information or blind data.

•	“Customer” means a consumer who has a Customer Relationship with Nuveen or with any investment company sponsored by Nuveen.

•	“Customer Information” means any record containing non-public personal information about a Customer, whether in paper, electronic, or other form.

•	“Customer Information Systems” means any methods used to access, collect, store, use, transmit, protect, or dispose of Customer Information.

•

“Customer Relationship” means a continuing relationship between a consumer and Nuveen or an investment company sponsored by Nuveen under which Nuveen or such investment company provides one or more financial products or services to the consumer that are to be used primarily for personal, family, or household purposes.

•	“Data Center” means a facility used to house key computers and network devices including Customer Information Systems.

•	“IT Department” means any and all individuals responsible for development, maintenance, support, or other function related to Information Technology within Nuveen.

•

“Non-Public Personal Information” means personally identifiable financial information and any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information. For purposes of Section 5.3, Non-Public Personal Information includes Consumer Report Information.

•

“Nuveen” means Nuveen Investments, Inc. and each of its direct or indirect subsidiaries that are financial institutions, as defined in Regulation S-P, including each department and business unit thereof. These financial institutions include, without limitation: Nuveen Asset Management, Inc.; Nuveen Commodities Asset Management Inc.; Nuveen Investments Canada Co.; Nuveen HydePark Group, LLC; Nuveen Investments Advisers Inc.; Nuveen Investments Institutional Services Group LLC; Nuveen Securities LLC; Nuveen Investment Solutions, Inc.; NWQ Investment Management Company, LLC; Santa Barbara Asset Management, LLC, Symphony Asset Management LLC., Tradewinds Global Investors, LLC; and Winslow Capital Management.

•	“Red Flags” means a pattern, practice or specific activity that indicates the possible existence of identity theft.

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

•

“Transaction Account” means a continuing relationship with Nuveen established primarily for personal, family or household purposes (such as shareholder or investor accounts), that involves or is designed to permit multiple payments or transactions (including wire transfers or checks issued to third parties) or any other account for which there is a reasonably foreseeable risk from identity theft to Customers or to Nuveen. Attached as Schedule A is a list of the Transaction Accounts offered by Nuveen, as may be amended from time to time.

4.1. Employee Compliance

Each employee, consultant or temporary staff member of Nuveen is responsible for complying with Nuveen’s privacy policies restricting the use and disclosure of Non-Public Personal Information about Nuveen’s Customers and the Customers of investment companies sponsored by Nuveen. In particular, no such person may use or disclose such information except as is necessary to perform his or her job responsibilities with Nuveen. In addition, such persons are responsible for understanding and complying with this Program and all associated Information Security Policy Statements and Guidelines on Identity Theft Detection, Prevention and Mitigation.

Without limiting the foregoing, employees, consultants and temporary staff members:

•	Must keep information containing Non-Public Personal Information out of view and secure when they are not in their work areas

•

May not disclose the identity of Customers to anyone inside or outside of Nuveen except to the extent necessary to carry out their work-related responsibilities and Nuveen’s legitimate business purposes

•	May not disclose user IDs or passwords to others except as may be specifically authorized by supervisors for legitimate business reasons

•	May not share building passes with others except as may be specifically authorized by supervisors for legitimate business reasons

•	May not attempt to view, gain access to, or otherwise acquire knowledge of Non-Public Personal Information that is not necessary to perform such person’s job responsibilities

•	Must take any precaution reasonable under the circumstances to protect the confidentiality of Non-Public Personal Information

•

May not disclose the identity of Customers or Customer Non-Public Personal Information to anyone inside or outside Nuveen except to the extent necessary to carry out their work-related responsibilities and Nuveen’s legitimate business purposes or subject to prior written Customer authorization

•	Must promptly report any breaches in these policies as described in Section 4.3 below.

Any employee who refuses to comply with the Program or fails to adhere to any policy, standard, or procedure implemented under this Program may be subject to immediate disciplinary action set forth under the Nuveen’s Employee Guidelines, which may include termination of employment.

Any consultant or temporary staff member who refuses to comply with this Program or fails to adhere to any policy, standard or procedure implemented under this Program may be subject to contract termination and/or prohibition from any future retention.

4.2. Transportation of Non-Public Personal Information

All Nuveen employees, consultants, temporary staff and their party vendors shall take reasonable care to ensure that all physical and electronic Non-Public Personal Information which is otherwise transported outside of Nuveen facilities for business purposes will be appropriately safeguarded from loss or theft.

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

Data stored in laptops or portable communication devices (e.g., Blackberries) will contain encryption software to prevent the transmission of records and files containing personal information. The PO will coordinate with the IT Department of any new affiliate or business unit to confirm that the appropriate safeguards are implemented as soon as practicable.

4.3. Reporting Violations

Employees, consultants and temporary staff members are required to report all suspected or known violations of this Program to his or her supervisor, a member of the Information Technology or Legal and Compliance Departments or the Committee, or to such other person within Nuveen with a level of authority to ensure that such violation is appropriately investigated and acted upon.

4.4. Vendor Due Diligence

4.4.1. Vendor Selection Process

From time to time, Nuveen may engage third-party service providers to provide certain services during which the service provider will receive, maintain, process, or otherwise access Customer’s Non-Public Personal Information. Reasonable measures must be taken in selecting and retaining service providers to help ensure that they have appropriate controls in place to protect the confidential nature of such information. Such measures may include, but are not limited to, obtaining information from references or other reliable sources, requiring a service company to be certified by a recognized trade association or similar party, reviewing a service provider’s information security policies and procedures or receiving a certification, agreeable in form to Nuveen, from the service provider regarding the efficacy of its information securities policies and procedures. Reasonable measures must also be taken to monitor service providers to determine if they are handling Non-Public Personal Information in a way that protects the confidential nature of such information. This monitoring may include the review of audits, summaries of test results, or other equivalent evaluations of a service provider’s daily operations.

4.4.2. Vendor Agreements

All relationships with vendors that will be permitted to access NPI must be subject to a written agreement signed by authorized individuals representing both the vendor and Nuveen. These written agreements must:

–	Be reviewed and approved by Nuveen’s Legal or Business Unit Manager prior to execution;

–	Require that the vendor take appropriate steps to safeguard NPI provided to it by Nuveen;

–	Require that the vendor have appropriate policies for the disposal of NPI and Consumer Report Information, consistent with Nuveen’s Records Retention Policy and Procedures;

–	Require the vendor to have policies and procedures to detect relevant Red Flags that may arise in the performance of the vendor’s activities on behalf of Nuveen;

–

Authorize Nuveen to take reasonable measures to comply with Section 4.4.1 above (which may include performing background checks on the vendor, receiving a copy of the vendor’s information security program, SAS 70 or other security-related audit reports, and, when deemed necessary by Nuveen, performing independent periodic audits of the vendor’s safeguarding controls); and

–	Require the vendors of contracts executed after March 1, 2010 to notify Nuveen immediately (and in no event later than 24 hours) after the discovery of:

¡	a security breach involving NPI;

¡	the existence of a Red Flag;

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

¡	any foreseeable risk to Nuveen and its Consumers related to a breach in the vendor’s information security controls; or

¡	a material breach in the agreement between Nuveen and the vendor related to the vendor’s information security controls.

In addition, reasonable effort should be made to include in these agreements, where feasible, provisions that:

–	Require the third party to indemnify Nuveen for damages associated with security breaches involving Nuveen data or the reasonable foreseeable risk to Customers or Nuveen’s safety and soundness from identity theft; and

–	Provide for Nuveen’s right to immediately terminate the agreement without any associated termination fees if Nuveen knows or suspects that a security breach involving the vendor has occurred or has reasonable cause to believe that a vendor’s information security controls are not sufficient to ensure that NPI related to Nuveen consumers is commercially reasonably protected.

4.4.3. Grandfathered Agreements

Vendor agreements executed prior to March 1, 2010 (“grandfathered agreements”), will not be required to comply immediately with the provisions above. However:

–	Lines of business are encouraged to contact all vendors providing services under grandfathered agreements and seek the vendors’ agreement to comply with these requirements; and

–	All vendor agreements executed after March 1, 2010, including those with new vendors as well as renewals, renegotiations, or extensions of agreements with existing vendors, must comply with all provisions of Section 4.4.2 above.

5. Information Security Policy Statements:

The Chief Information Officer of Nuveen Investments (“CIO”) is responsible for compliance with the Program by the IT departments of Nuveen affiliates that report directly to the CIO, particularly with respect to functions relating to the use and disclosure of NPI about Customers and Consumers. The CIO or designee must report to the PO, periodically, and at least annually, the current status of compliance with the Program that falls within the scope of the CIO’s responsibility.

Any affiliate whose IT department does not report directly to the CIO must designate an officer who will be responsible for these activities Such officer must report to the PO on a periodic basis, but no less than annually, as to the current status of compliance with this Program.

5.1. Access Controls

Controls must be in place to authenticate and permit access to Non-Public Personal Information only to authorized employees based on business need.

5.1.1. Approval Requirements

Only authorized personnel may be granted access to Nuveen’s Customer Information Systems, and users are limited to specifically defined, documented and approved applications and levels of access rights (or privileges). Users’ managers are required to ensure that the access levels for each user are commensurate with each user’s assigned responsibilities and are no greater than is necessary to perform such responsibilities.

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

5.1.2. Authorization Requests

Requests for access must be made by the requesting user’s manager and/or business owner. Once approval has been obtained through the access request approval process, only the IT Department has the authority to create an account.

5.1.3. Unique User IDs

In order to maintain accountability for access, all users must have a unique user ID and corresponding password to access any system, networking device, or application. In the event that the functionality of a system or application does not permit unique user ID’s, additional controls must be in place to support auditing, accountability, and logging.

5.1.4. Password Requirements

All user passwords must require the following minimum password requirements. If the functionality of a system or application does not allow for these requirements, additional restrictions must be taken and documented to reduce the risk of inappropriate access.

•	Minimum Password Length – 6 Characters

•	Password History – At least 10 previous passwords must be maintained to restrict use

•	Maximum Age – Password must be changed every 120 days

•	Failed Logins – Account must be disabled after 6 unsuccessful logins

5.2. Physical Security

Physical access to every office, equipment room, data center, and work area within Nuveen that contains Non-Public Personal Information, including all equipment on Nuveen’s internal network, must be restricted at building entry points through the use of locks, guards or receptionists, badge and/or safety camera system.

5.2.1. Security for Areas Housing Customer Information Systems

All areas within Nuveen that house Information Systems, including data centers, are considered restricted areas, and only those individuals who specifically work in these areas are authorized permanent access. This includes network rooms, server storage areas, data processing facilities, tape and disk storage rooms, telephone switch and PBX rooms, and communication and wiring closets.

Employees, consultants, contractors, visitors, and guests who do not regularly work in these areas may be temporarily allowed entrance to a restricted computer room when the following apply:

•	The person is authorized by a Nuveen employee who works in the specific area or is responsible for managing or overseeing operations for the area involved.

•	The person is being escorted by an employee who has permanent access authority to the restricted space.

•	The reason for access is justified or is necessary to perform work that has been authorized by a Business Unit Manager or other manager.

5.3. Disposal of Non-Public Personal Information

Nuveen must dispose of all Non-Public Personal Information consistent with Nuveen’s Records Retention Policy and Procedures and in a manner reasonably designed to protect the confidentiality of this information. This includes both hard copy and electronic information possessed by Nuveen. For purposes of this Section 5.3 and Section 4.4.2, Non-Public Personal Information includes Consumer Report Information.

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

Nuveen’s Records Retention Policy and Procedures address the standards imposed for the secured disposal of electronic media and paper records created, maintained or controlled by Nuveen and guidelines applied to third party disposal of NPI and Consumer Report Information.

5.4. Electronic Transmission of Non-Public Personal Information

5.4.1. System Risk Assessment

For Customer Information Systems that contain or interact with Non-Public Personal Information, appropriate controls must be in place to provide reasonable assurance that the information is secure.

5.4.2. Data Transfer Security Measures

Reasonable measures must be taken to ensure the security of in-bound and out-bound data transfers between Nuveen, its employees and its service providers or other business partners. Based on the requirements of Nuveen and the service provider or business partner, one of the following data transfer methods may be used:

•	An end-to-end direct circuit between Nuveen and the service provider or business partner.

•	An encrypted virtual private network (VPN) tunnel which requires sign-on and passwords at both ends.

•	Secure internet-based remote access which requires verification of user sign-on and passwords.

•	File encryption for files transferred over the internet via FTP, with the recipient using a decryption protocol to read the files.

The particular data transfer method used should be based on requirements around criticality of information, the amount of data being transferred, the reliability of the transfer, industry standards, cost and the encryption protocol.

5.4.3. Unauthorized Cryptography

The use of any encryption product, utility program, hardware device, or software application by any employee, vendor, or consultant on any Nuveen system is prohibited without the approval of the PO or a member of the Committee

5.5. Change Control

Change Control is the process of identifying, approving, implementing, testing, and documenting modifications made to new and existing IT components, including networks, applications, systems and security appliances. A formal change control process must be followed for changes to Consumer Information Systems for Nuveen Investments and all affiliates.

5.5.1. Change Control Requirements

The following actions must be included in any change control process:

•	Analyzing changes before making them

•	Documenting the reasons for initiating the change

•	Providing authority for executing the change

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

Communicating change control questions and concerns to responsible parties

•	Initiating a method of recording changes and instilling accountability

•	Providing sufficient historical information to ensure a proper reversal of the change, if necessary

•	User acceptance testing is completed when applicable

5.6. Employee Controls

5.6.1. Segregation of Duties

Customer Information Systems should, whenever reasonably practical, include controls involving a segregation of duties or other compensating control measures. These control measures should be designed to ensure that no one individual has exclusive control over a specific function or process.

Whenever reasonably practical, no single person should be responsible for completing a task involving sensitive, valuable, or critical information from beginning to end. Likewise, a single person should not be responsible for approving his or her own work. To the extent reasonably practical, for tasks involving Non-Public Personal Information, at least two people should be required to coordinate their information-handling activities.

5.6.2. Dual Controls

In some instances, it may be appropriate to require dual controls to complete a specific function or process. This would require two individuals to complete a specified process and help ensure the integrity of the process.

5.6.3. Employee background check

Employees that are given access to Non-Public Personal Information must first pass a background check. This process will include an examination of criminal conviction records, lawsuit records, credit bureau records, as well as verification of previous employment. This policy applies to new and re-hired employees. (Employees previously hired by Nuveen may have been subject to either a fingerprinting for review by the FBI or full background check.) Nuveen will use reasonable efforts to ensure that temporary staffing agencies and consulting firms retained by Nuveen also implement reasonably adequate background checks of their employees and independent consultants before granting temporary workers, contractors and consultants access to Non-Public Personal Information.

5.7. Logging

To the extent reasonably possible, logs for Customer Information Systems should show significant security relevant events such as login attempts, failed access attempts to services, applications, databases, and files, in sufficient detail to enable tracing privileged commands to specific individuals.

5.8. Preventative Intrusion Controls

All in-bound real-time Internet connections to Nuveen internal networks must pass through a firewall. Core system infrastructure components such as web servers, electronic commerce and mail servers should not be attached to the Internet unless protected by a firewall.

Wherever possible, computer network connections initiated from Nuveen’s internal network and connecting to an external network or computer must be routed through Nuveen network infrastructure deployed with appropriate access controls, such as Internet firewalls, securely configured routers and other systems expressly established to provide secure network access.

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

At a minimum, firewalls will be implemented in accordance with the following guidelines:

•	Firewall devices will be installed in a secure isolated area, wherever possible, to permit restricted access to only those personnel required to support and to service the devices

•	The default configuration will be denial of access

•	Nuveen private IP addresses will be blocked from external view

•	Nuveen hosts requiring external visibility will be configured on a separate IP subnet and on a DMZ (a Demilitarized Zone (DMZ) is a firewall configuration for securing local area networks)

•	Firewall configuration changes will be accomplished through a formal Change Control process

5.8.1. Dial Up Access

Nuveen hosts requiring a business need for dial up access must be reviewed by the appropriate persons in the IT Department to assess the level of security exposure. Based on the perceived level of exposure, the business and IT personnel should discuss the risks in order to make a decision on whether to implement the connection. Whenever possible, the dial up connection should be secured using all available security methods. This includes, but is not limited to, secure remote ID, strong authentication, host based/connection level firewall configuration (if available) and virtual private networking connections.

5.8.2. Wireless Access

Due to the inherent security risks involved, employees are prohibited from implementing or utilizing a wireless access point to connect to Nuveen’s internal network, unless otherwise approved by appropriate individuals within the IT Department. For the purposes of this policy, access points should be considered any device acting as a network hub that is used to connect segments of Nuveen’s network, using wireless technology instead of wired ports.

5.9. Incident Response

5.9.1. Incident Response Objectives

Known vulnerabilities must be communicated in an expeditious and confidential manner to the appropriate persons in the IT Department. Unauthorized disclosures of Non-Public Personal Information must additionally be reported to the involved information owners.

Whenever evidence clearly shows that Nuveen has been victimized by a material computer or communications intrusion or breach, appropriate persons in the IT Department will conduct or cause to be conducted an investigation to obtain sufficient information so that the PO or designee can determine what, if any, steps should be taken to help ensure that such incidents are unlikely to recur and effective security measures are reestablished.

5.9.2. External Reporting of Incidents

The PO is responsible for reporting information security breaches if and as required by applicable law and, in conjunction with the Committee, for determining what, if any other actions are appropriate under the circumstances. If there are questions regarding the applicable law and which authorities to report to, those should be directed to the Committee and/or the Legal Department.

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

5.10. Environmental Controls

The following controls address specific environmental risks for all data centers housing Computer Information Systems:

•

Backup Power – Customer Information Systems and their supporting infrastructure (e.g., air conditioning systems and security alarm systems where applicable) should, whenever possible, have a dependable, consistent electrical power supply that is free from surges and interference that could affect operation of the equipment. Backup power is necessary to ensure that computer services are in a constant state of readiness and to help avoid damage to equipment if normal power is lost. A backup Un-interruptible Power Supply (UPS System) is utilized for the Customer Information Systems and supporting equipment. Where appropriate, generators and batteries should also be employed to ensure continuous operations.

•

Fire Detection and Suppression – Measures must be taken to minimize the risks and effects of a fire occurring within the data centers, or from spreading into these areas from an adjoining location. Data centers may have halon gas (or approved equivalent) systems or dry pipe sprinkler systems and heat sensors installed, while closed area network server rooms may only have smoke detectors and fire extinguishers. Where possible, detection devices should notify appropriate personnel.

•

Other Environmental Concerns – The computer environment must be monitored for all forms of water, temperature and humidity damage in data center environments. Sensors and alarms should be installed to monitor the environment surrounding the equipment to ensure that air, humidity and cooling water temperatures remain within the levels specified by equipment design. Water sensors should be placed in the floor and ceiling to ensure leakage detection. If proper conditions are not maintained, alarm systems should be configured to summon operations and maintenance personnel to correct the situation before a business interruption occurs.

5.10.1. Business Continuity

Nuveen will continue to periodically update and test its business continuity program to help ensure that critical Computer Information Systems are available in the event of a major loss such as a flood, earthquake, or tornado.

6. Guidelines on Identity Theft Detection, Prevention and Mitigation

6.1. Identifying Red Flags.

The PO, in its Risk Assessment of the Program pursuant to Section 3.1.1; and in its overall supervision of the Program, and Business Unit Managers with responsibilities related to the offering, opening or maintenance of Transaction Accounts or the issuance of wires or checks to third parties should seek to identify Red Flags considering the following risk factors, sources and categories of Red Flags. Such duty will be delegated to transfer agents, custodians, wrap sponsors or other entities that carry out instructions to wire funds or issue checks to third parties on behalf of Nuveen Clients.

6.1.1. Risk Factors.

In identifying Red Flags, the following risk factors should be considered:

•	The types of accounts Nuveen offers or maintains;

•	The methods Nuveen provides to open its Transaction Accounts;

•	The methods Nuveen provides to access its Transaction Accounts; and

•	Nuveen’s previous experiences with identity theft.

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

6.1.2.Sources of Red Flags.

Red Flags should be incorporated from sources such as incidents of identity theft that Nuveen has experienced; methods of identity theft that Nuveen has identified that reflect changes in identity theft risks; and any applicable supervisory guidance from any entity with jurisdiction over Nuveen, including the SEC or the Federal Trade Commission.

6.1.3. Categories of Red Flags.

The PO and Business Unit Managers should consider relevant Red Flags from the following categories, as appropriate.

6.1.3.1. Alerts, notifications, or other warnings received from consumer reporting agencies or service providers, such as fraud detection services:

•	A fraud or active duty alert is included with a consumer report.

•	A consumer reporting agency provides a notice of credit freeze in response to a request for a consumer report.

•	A consumer reporting agency provides a notice of address discrepancy.

•	A consumer report indicates a pattern of activity that is inconsistent with the history and usual pattern of activity of an applicant or Customer, such as:

•	A recent and significant increase in the volume of inquiries;

•	An unusual number of recently established credit relationships;

•	A material change in the use of credit, especially with respect to recently established credit relationships; or

•	A Transaction Account that was closed for cause or identified for abuse of account privileges by a financial institution or creditor.

6.1.3.2. The presentation of suspicious documents:

•	Documents provided for identification appear to have been altered or forged.

•	The photograph or physical description on the identification is not consistent with the appearance of the applicant or Customer presenting the identification.

•	Other information on the identification is not consistent with information provided by the person opening a new Transaction Account or Customer presenting the identification.

•	Other information on the identification is not consistent with readily accessible information that is on file with the financial institution or creditor, such as a signature card or a recent check.

•	An application appears to have been altered or forged, or gives the appearance of having been destroyed and reassembled.

6.1.3.3 The presentation of suspicious personal identifying information, such as a suspicious address change:

•	Personal identifying information provided is inconsistent when compared against external information sources used by the financial institution or creditor. For example:

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

•	The address does not match any address in the consumer report; or

•	The Social Security Number (SSN) has not been issued, or is listed on the Social Security Administration’s Death Master File.

•

Personal identifying information provided by the Customer is not consistent with other personal identifying information provided by the Customer. For example, there is a lack of correlation between the SSN range and date of birth.

•	Personal identifying information provided is associated with known fraudulent activity as indicated by internal or third-party sources used by the financial institution or creditor. For example:

•	The address on an application is the same as the address provided on a fraudulent application; or

•	The phone number on an application is the same as the number provided on a fraudulent application.

•	Personal identifying information provided is of a type commonly associated with fraudulent activity as indicated by internal or third-party sources used by Nuveen. For example:

•	The address on an application is fictitious, a mail drop, or a prison; or

•	The phone number is invalid, or is associated with a pager or answering service.

•	The SSN provided is the same as that submitted by other persons opening an account or other Customers.

•

The address or telephone number provided is the same as or similar to the account number or telephone number submitted by an unusually large number of other persons opening accounts or other Customers.

•	The person opening the Transaction Account fails to provide all required personal identifying information on an application or in response to notification that the application is incomplete.

•	Personal identifying information provided is not consistent with personal identifying information that is on file with Nuveen.

•

For financial institutions and creditors that use challenge questions, the person opening the covered account or the Customer cannot provide authenticating information beyond that which generally would be available from a wallet or consumer report.

6.1.3.4. The unusual use of, or other suspicious activity related to, a Transaction Account.

•

Shortly following the notice of a change of address for a Transaction Account, Nuveen receives a request for the addition of owners/persons with power of attorney/authorized users on the Transaction Account.

•

A Transaction Account is used in a manner that is not consistent with established patterns of activity on the Transaction Account. For example: a material increase in the request for third party checks or wire transfers;

•	A Transaction Account that has been inactive for a reasonably lengthy period of time is used (taking into consideration the type of account, the expected pattern of usage and other relevant factors).

•	Mail sent to the Customer is returned repeatedly as undeliverable although transactions continue to be conducted in connection with the Customer’s Transaction Account.

•	Nuveen is notified that the Customer is not receiving paper account statements.

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

•	Nuveen is notified of unauthorized transactions in connection with a Customer’s Transaction Account.

6.1.3.5. Notice of possible identity theft in connection with Transaction Accounts held by Nuveen.

•	Notice from Customers.

•	Notice from victims of identity theft.

•	Notice from law enforcement authorities.

•	Notice from other persons.

6.1.4. Detecting Red Flags

The Business Unit Managers responsible for supervising the Customer Transaction Account opening process or with the issuance of wire transfers or third party checks from Customer Transaction Accounts should consider the detection of Red Flags in connection with the opening of new Transaction Accounts and existing Transaction Accounts. Business Managers should obtain identifying information about, and verifying the identity of, a person opening a Transaction Account and authenticating Customers, monitoring transactions, and verifying the validity of change of address requests, in the case of existing Transaction Accounts.

If a Business Unit Manager suspects that Red Flags have been raised by someone seeking to gain access to a customer account, the Business Unit Manager or designee will monitor, limit or temporarily suspend activity in the account. The Business Unit Manager or designee will contact the customer using Nuveen’s CIP information, describe Nuveen’s findings and verify with the customer that there has been an attempt at identity theft. The Business Unit Manager or designee will seek to determine whether there has been a particular reason that makes it easier for an intruder to seek access (e.g., customer data breach, lost wallet) in order to determine whether the customer’s account presents a heightened identity theft risk. The Business Unit Manager will review similar or related accounts to determine whether there has been an attempt to access them without authorization. If the Business Unit Manager determines that there has been unauthorized account access, he or she will report the incident to the PO for appropriate action, which may include: closing the account, reopening the account with a new number, changing account access mechanism, reporting the attempted access to local, state or federal authorities, as appropriate.

If a Business Unit Manager determines that an applicant for a new account or the issuance of a third party check or wire transfer is using an identity other than his or her own, the Business Unit Manager will deny the transaction and inform the PO. The PO will coordinate any appropriate reports to local, state or federal law enforcement, as applicable.

7. Duties Regarding Address Discrepancies.

From time to time, Nuveen may receive a notice of address discrepancy from a consumer reporting agency, informing Nuveen of a substantial difference between the address for the consumer that Nuveen provided to request the consumer report and the address(es) in the agency’s file for the consumer. In such instance, Nuveen must form a reasonable belief that a consumer report relates to the Consumer about whom it has requested the report. Nuveen has a duty to furnish an address for the Consumer that Nuveen has reasonably confirmed is accurate to the consumer reporting agency from whom it received the notice of address discrepancy. Such corrected information must be reported to the consumer reporting agency during reporting period in which Nuveen establishes a relationship with the Consumer.

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606

7.1. Reasonable belief.

Nuveen must form a reasonable belief that a consumer report relates to the consumer about whom it has requested the report, when Nuveen receives a notice of address discrepancy by either of the following:

•	Comparing the information in the consumer report provided by the consumer reporting agency with information Nuveen:
•	Obtains and uses to verify the consumer’s identity in accordance with the requirements of the Customer Information Program (CIP);

•	Maintains in its own records, such as applications, change of address notifications, other Customer account records, or retained CIP documentation; or

•	Obtains from third-party sources;

•	Verifying the information in the consumer report provided by the consumer reporting agency with the consumer.

7.2. Duty to Furnish Consumer’s Address to a Consumer Reporting Agency.

Nuveen must furnish an address for the consumer that Nuveen has reasonably confirmed is accurate to the consumer reporting agency from whom it received the notice of address discrepancy, as part of the information it regularly furnishes for the reporting period in which it establishes a relationship with the consumer, when Nuveen:

•	Can form a reasonable belief that the consumer report relates to the consumer about whom the user requested the report;

•	Establishes a continuing relationship with the consumer; and

•	Regularly and in the ordinary course of business furnishes information to the consumer reporting agency from which the notice of address discrepancy relating to the consumer was obtained.

7.3. Confirmation Methods.

Nuveen may reasonably confirm that an address is accurate by:

•	Verifying the address with the consumer about whom it has requested the report;

•	Reviewing its own records to verify the address of the Consumer;

•	Verifying the address through third-party sources; or

•	Using other reasonable means.

SCHEDULE A

Nuveen Investments, Inc.

333 W. Wacker Drive

Chicago, IL 60606 Page

TRANSACTION ACCOUNTS

Type of Account	Where Held?	Transaction Account • Issues wires or checks • Primarily for personal, family or household purposes	Who has FACT Act duties?

Mutual Fund Shareholders	Direct	Yes	Fund delegates to the transfer agent

Mutual Fund Shareholders	Via Intermediaries	Depends on intermediary	Intermediary (Fund oversees)

Closed-End Fund Shareholders	Direct	No	Fund delegates to the transfer agent

Closed-End Fund Shareholders	Via Intermediaries	Depends on intermediary	Intermediary

UIT Shareholders	Via Intermediaries	Depends on intermediary	Intermediary

Private Fund Investors	Via Intermediaries	Depends on fund	Nuveen Advisor[1]

Wrap Clients	Via Sponsors	Depends on sponsor	Sponsor

Separately Managed Accounts– HNWI	Direct	Yes	Sponsor[2]

Separately Managed Accounts– Institutional	Direct	No	Sponsor

Bank Collective Trust Funds for Nuveen 401(k) assets and one other employee plan	Bank	Depends on plan’s agreement with bank – probably yes if beneficiary can direct payments to third party	Bank

1	If the request for a wire transfer or check was made directly to a Nuveen employee, the Nuveen advisor may have FACT Act duties.
2	If the Account does not have a Sponsor, the Nuveen advisor may have FACT Act duties.

NUVEEN INVESTMENTS, INC.

ELECTRONIC COMMUNICATION RESOURCES POLICY

As a Firm, we respect the integrity of our employees and other users of Nuveen’s information technology and electronic communication resources (“Electronic Resources”), and we expect all users of Electronic Resources to exercise good judgment in their use of such Electronic Resources in conducting the business of our Firm.

Overview

Nuveen’s Electronic Resources include, but are not limited to: Nuveen issued computers, telephones, facsimile machines, handheld devices (such as BlackBerrys), video conferencing facilities, Internet connections, electronic mail and voice mail. All communications, information or materials delivered via such Electronic Resources must be of an appropriate business nature, must not violate the policies or legal obligations of the Firm or third parties, and must be transmitted, stored and accessed in a manner that safeguards confidentiality and complies with applicable law. All Electronic Resources are private and the property of Nuveen and are monitored by a security system. Access requires authorization and is subject to Nuveen’s Information Security and Electronic Communication Resources Policies, including this policy.

Information concerning our Firm, employees, shareholders, clients, customers or others on whom data may be collected, stored or processed is the property of our Firm and is confidential except for necessary disclosures for legitimate business purposes by authorized Nuveen personnel. Unauthorized use of such information is prohibited. Termination of employment with the Firm does not change this obligations and restrictions.

Access to and Use of Electronic Resources

Each employee is assigned a unique computer user sign-on and password for access to the Firm’s network and to the assigned systems the employee is authorized to use. The signon/password will identify an individual by name; requests for generic sign-ons/passwords shall not be granted. Employees are responsible for the sign-ons/passwords that have been assigned and must guard them carefully by not displaying or sharing them with others. Any knowledge or suspicion of someone else using another’s sign-on/password should be immediately reported to Nuveen’s Service Support Center. Passwords shall expire on a regular basis and the employee shall be asked to establish a new one. Employees shall log off from the Firm’s network and shut down their workstations at the end of the day.

When using the Firm’s Electronic Resources, including e-mail, employees are responsible for ensuring that their actions do not create a legal or security exposure for the Firm, damage the reputation of the Firm, or cause embarrassment to the Firm or its stakeholders.

Nuveen Investments Electronic Communications Resources Policy – May 2011

In this regard, employees must remember that Firm-provided Internet access is for business use. Personal use of the Internet is to be kept to a minimum and should generally be limited to non-business hours such as before or after work or during lunch. Employees are to exit Internet applications after they have completed any non-business activity and close any open windows. Employees must refrain at all times from using the Firm-provided Internet connection to visit any non-business websites that are inappropriate or could cause embarrassment to the Firm. No expectation of privacy shall exist in anything stored or transmitted on or via Electronic Resources. Installation of any computer hardware or software by non-authorized personnel is not permitted. Requests for computer hardware and software installation or access to blocked websites should be directed to the Nuveen Service Support Center. Any software that is not part of the Nuveen standard must be tested and approved by the Nuveen Service Support Center before it is allowed to be installed on the Firm’s network.

The following are examples of misuse of the Firm’s Electronic Resources:

•	Transmission of sexually explicit or obscene images or messages; racial, ethnic or other slurs; anything that could be reasonably construed as harassment or harmful or insulting to others

•	Solicitation of others for non work-related activities

•	Unauthorized transmissions or copying of materials or information belonging to our Firm or third parties

•	Any communication that is illegal, unethical or inconsistent with the Firm’s policies

In addition, regulatory requirements have prompted Nuveen to establish the following restrictions specific to business related e-mail.

•

No employee may use any personal e-mail account (whether accessed from his/her home computer, a handheld device such as a BlackBerry, or from a Nuveen issued personal computer) for sending or receiving any business-related e-mails. The one exception to this policy is for time-sensitive communications when the employee is not physically in the office and it is not practical to access the employee’s Nuveen e-mail address remotely. In the event an employee needs to send a time-sensitive communication via his/her personal e-mail account, an employee must copy that message at the time it is sent to the employee’s Nuveen address or to the address of another employee of Nuveen. Nuveen e-mail addresses include but are not limited to Nuveen.com, NWQ.com, SBasset.com, Symphonyasset.com, Tradewinds.com, Tradewindsglobaladvisors.com and Winscap.com.

•

By way of example, you shall not send or receive an e-mail to or from a registered representative of another Firm from any personal e-mail account, unless the above exception is applicable and your message is copied to an

Nuveen Investments Electronic Communications Resources Policy – May 2011

employee at a Nuveen e-mail address. If you have given anyone outside of the Firm a personal e-mail address for any business-related electronic communications, you immediately shall notify that person that any future business-related electronic communications shall be sent to your work e-mail address. If you nevertheless receive a business related e-mail at a personal e-mail address, you should immediately forward a copy of that message on to you work e-mail address, unless it was already copied to someone at a Nuveen e-mail address.

•

Please note that the Nuveen Investments e-mail system permits employees to access their Nuveen e-mail from a home computer or from any Nuveen issued computer connected to the internet using the employee’s existing network password. Thus, you can send and view e-mails through your Nuveen e-mail from home (or wherever you can access the Internet) in the same way as if you were in the office. For purposes of archiving and in terms of how the recipient views the e-mail, there is no different from using e-mail at your desk. The IT Service Support Center can provide an employee with any information needed regarding accessing the Nuveen e-mail system remotely using Webmail Access (OWA).

•

Because Nuveen employees have this remote access to their business email boxes, employees are not allowed to create auto -forwarding rules for the purpose of sending messages received in their approved business emails to a personal email address outside of the Firm. This creates potential information security issues because auto-forward rules cannot not discriminate between information that is internal-use only and information that is permissible to send outside the Firm. The only two exceptions to this prohibition are (i) auto- forwarding as necessary for Business Continuity Plan (BCP) purposes and (ii) auto- forwarding that is pre-approved in writing by an authorized manager with notice to Compliance

•

Employees may not utilize any other electronic messaging source, such as instant messaging services or text messaging from phones for business related communications. There are two exceptions to this policy: employees involved in portfolio management activities, which currently use instant messaging services offered by Bloomberg or AOL, and some users at our Minneapolis site (formerly FAF) who use instant message for coordination and communication throughout the day. These two groups may continue to use the instant messaging services they are currently using in connection with business-related communications only. These messages are currently being journalled into Nuveen’s electronic message archive.

Nuveen Investments Electronic Communications Resources Policy – May 2011

•

Employees are prohibited from participating in investment-related chat rooms or from posting messages on, or communicating with a participant on, any investment-related electronic bulletin board or other similar electronic media from any computer or account. This prohibition applies even to otherwise anonymous participation in such bulletin boards or chat rooms.

Social Network Sites

•

The use of social and professional networks and social media sites including but not limited to Facebook, MySpace, LinkedIn, Twitter, Spoke, Foursquare and YouTube (collectively “Social Networks”),is widespread for personal purposes. While Social Networks can foster connections between colleagues and friends and allow the sharing of information quickly, the information posted to Social Network sites is in the public domain. Accordingly, use of Social Network sites by Nuveen personnel may reflect on Nuveen’s business. This is a real possibility especially in an age where people regularly use search engines to find information about business contacts.

•

Therefore, Nuveen employees are prohibited from using Social Networks to conduct any Nuveen business. Further, employees also are prohibited from divulging Nuveen’s name or their position on Social Networks, except for professional networking sites (e.g., LinkedIn) subject to further restrictions imposed by Nuveen, including those listed below. In any case, the use or presence of Nuveen’s logo or the logo’s of any Nuveen affiliates in connection with Social Networks is expressly prohibited.

•

If a Nuveen employee elects to use Nuveen’s name on a professional networking site like LinkedIn and identifies himself or herself as a Nuveen employee, he or she shall refrain from any disclosures that may harm Nuveen or misrepresent his or her job title or position, or from posting other negative or unwarranted comments. This includes not permitting “online friends” to post comments or recommendations to an employee’s Social Network, which may include the comments/recommendations of current and former Nuveen employees.

•

Displaying a link to the Nuveen website or the disclosure of Nuveen’s website on any Social Network site (including but not limited to LinkedIn) is prohibited for several reasons, including because this could be construed as an

Nuveen Investments Electronic Communications Resources Policy – May 2011

employee’s endorsement or “testimonial” of Nuveen’s business, which is forbidden under federal securities laws. Federal securities laws and Nuveen’s internal policies also prohibit the posting of any privileged or nonpublic information on Social Networks about Nuveen’s business activities and clients. Any information that an employee intends to place on a Social Network about Nuveen must be pre-approved by Compliance. Nuveen may sanction employees for violations of the policy.

•

Upon Nuveen’s request, a Nuveen employee shall grant Compliance access to the employee’s Social Network sites regardless of whether the Social Network is social or professional, so that Nuveen can monitor compliance with this policy.

To ensure compliance with this policy, Nuveen reserves the right, subject to applicable law, to monitor or review without notice and for any purpose, all information and communications delivered via Nuveen’s Electronic Resources. This includes, but is not limited to: telephone communications, e-mail communications, Internet usage, information or materials created or stored on Nuveen’s network computer systems, and/or on an employee’s Nuveen issued personal computer. By accepting employment (or a contractual relationship), an employee/contractor is deemed to have given consent to such monitoring, which is a condition of employment or engagement with Nuveen.

Nuveen Investments Electronic Communications Resources Policy – May 2011

SECTION 5. Compliance

NWQ Investment Management Company, LLC

Business Continuity Plan Summary

This is a summary of the Business Recovery Plan (the “Plan”) of NWQ Investment Management Company LLC (hereafter the “Company”). The Plan is designed to address a significant business disruption affecting the Company’s business operations conducted at its Los Angeles headquarters location and sets forth the Company’s objectives of safeguarding employees, recovering and resuming operations, protecting books and records, and enabling communications with employees, clients, key service providers, and regulators. The Plan also covers Tradewinds Global Investors, LLC (“Tradewinds”), which is a registered investment adviser and subsidiary of Nuveen Investments, Inc. The Company and Tradewinds are headquartered in Los Angeles, and nearly all of the mission critical systems and processes are also conducted or located in Los Angeles. The Company’s parent, Nuveen Investments, Inc., and its affiliates (collectively, “Nuveen”) have adopted similar plans to address significant business interruptions affecting operations at their offices in Chicago, IL, Minneapolis, MN, Santa Barbara, CA, and San Francisco, CA.

Whether you are an institutional client, managed account holder, a shareholder of a fund, or a business partner, please be advised that the Company’s Plan reflects a commitment of NWQ and its employees to plan for and be prepared for a significant business disruption. Should you have questions regarding a NWQ account, please contact your financial advisor directly. Institutional Account holders should contact Patrick Schloss, Director of Institutional Client Service, directly at 310-712-4043.

The Plan addresses both disruptions that may be caused by an internal incident (such as a fire in the Company’s headquarters building at 2049 Century Park East in Los Angeles) or by a regional or market-related disruption that applies to many companies. The Plan covers the Company’s critical business processes and related employees that are essential for the Company to continue to conduct business for an interim or temporary period during a business interruption. All of the most important aspects of the Company’s advisory business, including continued investment management and trading of institutional and separately managed account portfolios, mutual funds, and other portfolios, and rapid communication to key business partners and clients, is addressed in these processes. The Company’s primary business recovery strategy is to resume its critical business processes and/or provide access to key critical systems/applications from remote locations, with minimal interruption as soon as possible, depending on the nature or severity of the disruption.

The steps being taken pursuant to the Plan are designed to ensure that critical information is captured on a daily basis in a manner that can be accessed by employees from remote or alternate locations. The Company has contacted its critical business constituents, such as vendors providing critical systems/applications and/or other services and evaluated their capabilities to provide services in light of various disruption scenarios, as well as alternative providers. The Plan also provides that the Company will maintain contacts with regulators during any business interruption.

The Company’s Information Technology operations form a critical part of the Company’s business and its mission critical systems. The Plan includes details on the Information Technology Department’s protocol that identifies the functions, operations and resources necessary to support the restoration and resumption of critical business processes performed by the Company’s (including Tradewinds’) Los Angeles location or facilitate access to critical systems/applications housed at third-party service providers via an array of communications connectivity. An alternate facility outside of California also serves as a back-up facility supporting resumption of critical in-house systems/applications.

This summary plan is subject to modification from time to time as the Company reviews the Plan and its business operations.

In conclusion, the Company’s Plan addresses the steps the Company (including Tradewinds) will take to address a temporary business disruption in a systematic and organized fashion. Of course, the effects of a disaster are difficult to predict and the disruption of systems and processes on an industry wide basis will pose great challenges for any business continuity plan. There can be no assurance that any plan can address such unforeseen contingencies.

Amended: May 19, 2008

Amended: March 31, 2010

Amended: April 15, 2011

Nuveen Investments, Inc.

Chicago Business Continuity Plan

May, 2011

Updated April 3, 2006

Updated July 10, 2006

Updated October 2, 2006

Updated January 16, 2007

Updated June 30, 2007

Updated October 15, 2007

Updated January 23, 2008

Updated July, 2008

Updated October, 2008

Updated November, 2008 — Not published due to RIF and organizational changes

Updated May, 2009

Updated March, 2010

Updated May, 2011

Revision Table

March 11, 2008	Replaced Tim Schwertfeger with Mark Anson.	SKB

July, 2008	Updated all plans for Midyear update and dist.	SKB

August, 2008	Updates based on July distribution. Key Executives list	SKB
Holland—replace with Carl Katerndahl Fitzgerald—replace with Bill Huffman Lewers—replace with Dan Roarty—Per Bob Luse Removed Sandy Peters since she has left company and Barb Fox is not replacing.

October 2008	Distributed to Executive Crisis Management team	SKB

November 2008

Removed Ben Emons and Lynn Ramerez because they are no longer employed at Nuveen. Replaced Lynn with Janet Eden. November updates were not distributed because, in mid-November. The company implemented a RIF and there were many organizational changes.

SKB

May, 2009

Managed Funds Investment Management was replaced with Nuveen Global Operations plans. Managed Fund Research and Separately Managed Accounts were replaced with NAM.—Chicago and Investment Services plans were replaced with Office of Investments, Investment Development and Sub—Oversight plans. Updated and distributed.

SKB

November, 2009	Added NGO Managed Accounts business unit that moved from Radnor.	SKB

January, 2010 BC	team updates	SKB

March —July 2010	Modifications based on changes within the organization	SKB

September, 2010	BC team updates	SKB

Feb—May, 2011	BC Plan updates	SKB

Chicago Business Continuity Plan

NUVEEN INVESTMENTS	8

BUSINESS CONTINUITY PLAN	8

1. EXECUTIVE SUMMARY	8
1.1 INTRODUCTION	8
1.2 EMERGENCY CONTACT PERSONS	8
1.3 COMPANY POLICY	9
1.4 BUSINESS DESCRIPTION	10
1.5 OFFICE LOCATION AND ORDER TAKING	11
1.6 ALTERNATIVE PHYSICAL LOCATION(S) OF EMPLOYEES	11
1.7 CUSTOMERS’ ACCESS TO FUNDS AND SECURITIES	11
1.8 DATA BACK-UP AND RECOVERY (HARD COPY AND ELECTRONIC)	12
1.9 FINANCIAL AND OPERATIONAL ASSESSMENTS	13
1.10 MISSION CRITICAL SYSTEMS	13
1.11 ALTERNATE COMMUNICATIONS BETWEEN THE FIRM AND CUSTOMERS, EMPLOYEES AND REGULATORS	15
1.12 CRITICAL BUSINESS CONSTITUENTS, BANKS AND COUNTER-PARTIES	15
1.13 REGULATORY REPORTING	16
1.14 DISCLOSURE OF BUSINESS CONTINUITY PLAN	16
1.15 UPDATES AND ANNUAL REVIEW	15
1.16 SENIOR MANAGER APPROVAL	16

2. CRISIS MANAGEMENT	17

2.1 CRISIS MANAGEMENT INTRODUCTION	17
2.2 INITIAL CRISIS MANAGEMENT TEAM PURPOSE	17
2.2.1 Crisis Management Roles and Responsibilities (Nuveen)	18
2.3 COMMAND CENTER SUMMARY	20
2.3.1 Command Center Roles & Responsibilities	20
2.3.2 Command Center Team Members	20
2.4 DAMAGE ASSESSMENT	21
2.4.1 Damage Assessment Team	21
2.4.2 Responsibilities	22
2.5 DAMAGE ASSESSMENT CHECKLIST	22
2.6 DAMAGE ASSESSMENT PROCEDURES	23
2.6.1 Purpose	23
2.6.2 Objectives	23
2.6.3 Assumptions	23
2.6.4 Concept of Damage Assessment	23
2.6.5 Actions to Be Taken	24
2.6.6 Damage Assessment Reporting	25
2.7 CRISIS MANAGEMENT & DISASTER RECOVERY TEAM SUMMARIES	25
2.7.1 Crisis Management Flowchart	26
2.8 PANDEMIC CRISIS MANAGEMENT	27
2.8.1 Pandemic Background	27
2.8.2 Pandemic Crisis Management Team	27
Business Area Leaders	28
2.8.3 Employees	28
2.8.4 Nuveen Pandemic Assumptions	28
2.8.5 Pandemic Strategy	29
2.8.5.1 Pandemic Planning Activities	31

3. KEY EXECUTIVES—CHICAGO LOCATION	35

3.1 KEY EXECUTIVES—OTHER LOCATIONS’	35
3.1.1 Business Continuity Coordinator	36
3.1.2 Executive Mobilization and Employee Communication	36
3.1.3 Facility/Damage Assessment	36

Chicago Business Continuity Plan

4. DECLARATION PROCESS	38

4.1 DECLARE AN EMERGENCY	38
4.2 DECLARE A DISASTER WITH IBM	39
4.3 TYPES OF DISASTER	40
4.3.I Local	40
4.3.2 Regional or market	40
4.3.3 Disaster Declaration Flowchart	41
4.4 PLAN ACTIVATION AND INITIAL RESPONSE	42
4.5 DURING BUSINESS HOURS	42
4.6 DURING NON-BUSINESS HOURS	43
4.6.1 Command Center Location	43
4.7 INITIAL RESPONSE TEAM MOBILIZATION	44
4.7.1 Key Business Process Owners	44
4.7.2 Initial Response Teams	46
4.7.14 Seats at Alternate Site	52

5. CHRONOLOGICAL SCHEDULE	54

5.1 INITIAL ACTIVITIES BY HOUR -LOCAL SITUATION	54
5.2 INITIAL ACTIVITIES BY HOUR-REGIONAL SITUATION	58

6. CRITICAL BUSINESS PROCESS PLANS	63

6.1 ACCOUNTING - 4/11	63
6.2 CLOSED END FUNDS - IPO - 04/11	68
6.3 CORPORATE COMMUNICATIONS - 4/11	72
6.4 COMPLIANCE - UPDATED 5/11	75
6.4 CORPORATE SERVICES 04/11	79
6.5 FUND ADMINISTRATION - 5111	84
6.6 GLOBAL PRIVATE CLIENT GROUP - E-COMMERCE/CRM-04/1 1	93
6.7 GLOBAL PRIVATE CLIENT GROUP - PRODUCT ANALYTICS - 4/11	97
6.8 GLOBAL STRUCTURED PRODUCTS GROUP - 5/1 I	100
6.9 HUMAN RESOURCE/PAYROLL - 4/11	110
6.10 HYDE PARK - 4/11	114
6.11 INVESTMENT SERVICES - 04/11	129
6.11.1 Investment Services Call Tree 5/1I	138
6.12 LEGAL / FUND BOARD RELATIONS - 5/11	139
6.13 MANAGED FUND AND DP OPERATIONS & ADMINISTRATION -04/11	143
6.15 NATIONAL ACCOUNTS - 04/11	150
6.16 NUVEEN ASSET MANAGEMENT CHICAGO - 04/11	153
6.16.1 Nuveen Asset Management Chicago Appendix A -Conference Call Sheet	165
6.16.2 Nuveen Asset Management Chicago Appendix B - Paper Trade Ticket	166
6.16.3 Nuveen Asset Management Chicago Appendix C - New Issue Form - 11/10	/67
6.16.4 Nuveen Asset Management Chicago Appendix D	168
6.17 NUVEEN GLOBAL OPERATIONS CHICAGO- 04/11	178
6.18 NGO CHICAGO -SETTLEMENT AND CLEARANCE AND SMA TRADE COMMUNICATION 4/11	191
6.19 NGO-MANAGED ACCOUNTS - ACCOUNT ADMINISTRATION - 04/11	195
6.20 NGO - MANAGED ACCOUNTS - CSA & RECORDS - 4/11	198
6.21 NGO - MANAGED ACCOUNTS - IPS - INVESTMENT PORTFOLIO SERVICES - 4/1 1	200
6.22 NGO - MANAGED ACCOUNTS - MANAGEMENT SERVICES - 4/11	203
6.23 NGO - MANAGED ACCOUNTS - PORTFOLIO ADMINISTRATION - 4/11	206
6.24 NGO - MANAGED ACCOUNTS - TRADING - 4/11	210
6.25 PREFERRED TRADING - 4/11	216
6.26 SALES AND SERVICE- 4/11	219
6.27 TREASURY/CASH MANAGEMENT - 4/11	225
6.28 INFORMATION TECHNOLOGY	231
6.28.1 Information Technology - Business Application Management - 5/11	231
6.28.2 Business Partner and Program Management Office - 4/11	234

Chicago Business Continuity Plan

6.28.3 IT Strategic Sourcing & Vendor Management - 4/11	238
6.28.4 Systems Management, Architecture & Planning - 04/11	241

7. TECHNOLOGY AND INFRASTRUCTURE PLAN	253

7.1 PURPOSE	253
7.2 LOCATION	253
7.3 SCENARIOS	254
7.4 IT OPERATING MODEL	254
7.5 KEY GROUPS AND VENDORS	255
7.6 IT ROLES AND RESPONSIBILITIES	256
7.7 MISSION CRITICAL SYSTEMS AND ARCHITECTURE	257
7.8 BASE OPERATIONS PRIOR TO SERVICE DISRUPTION	257
7.9 PRELIMINARY MEASURES	259
7.10 ACTIVATION PHASE	260
7.11 IT COORDINATION	260
7.12 IMMEDIATE RESPONSE PROCEDURE	262
7.13 IT CALL TREE	263
7.14 SCENARIO 1: RESTORATION AND RECOVERY PHASES	264
7.14.1 Restoration Phase—Scenario 1	264
7.14.2 Recovering from Scenario 1: Nuveen Chicago offices are now available	266
7.15 SCENARIO 2: RESTORATION AND RECOVERY PHASES	269
7.15.1 Restoration Phase-Scenario 2	269
7.15.2 Recovering from Scenario 2: All offices and facilities are operational	274

8. COMMUNICATION PLAN	280

8.1 CUSTOMER NOTIFICATION	280
8.2 SUB-ADVISOR NOTIFICATION	280
8.3 SERVICE PROVIDERS AND OTHER CONSTITUENTS NOTIFICATION	280
8.4 COMMUNICATION WITH REGULATORS	280
8.5 NUVEEN.COM	280

9. BUSINESS PARTNER PLANS AND CERTIFICATIONS	281

10. PLANS FOR OTHER LOCATIONS	285

10.1 BRANCH-IRVINE (CA)-09/10	285
10.2 BRANCH-MINNEAPOLIS (MN)-05/11	287
10.3 BRANCH-NEW YORK (NY)-03/11	292
10.4 BRANCH-NEW YORK (NY)-05/11	297

11. TRAVEL PLANS	299

12. RECOVERY SITE INFORMATION	300

12.1 TELEPHONE NUMBERS AND ALTERNATE SITE INFORMATION	300
12.2 IMAGE OF IBM SCHAUMBURG	302
Workspace for Business Process Teams	302
12.2.1 Directions to Alternate Locations	303
12.2.2 To: IBM (workspace for business process teams)	303
12.2.3 To: IBM (systems and infrastructure recovery teams)	306
12.3 TO: Acxiom (INFRASTRUCTURE OUTSOURCER)	307
1501 Opus Place	307

13. TESTING OF THE BUSINESS CONTINUITY PLAN	310

13.1 CRITICAL BUSINESS PROCESSES, PREPAREDNESS AND COMMUNICATION	310
13.2 FULL SYSTEM RECOVERY	311

14. PREVENTIVE MEASURES	312

14.1 ENTERPRISE HARDWARE DEVICES	312
14.2 PROGRAM, DATA AND VOICE SECURITY	313
3.1.4 IT Team Lead	37
14.3 EMPLOYEE EDUCATION	315

Chicago Business Continuity Plan

14.4 EMPLOYEE CONTACT MAINTENANCE	316
14.5 EMPLOYEE DEPARTURE OR DISMISSAL	316
14.6 COMMUNICATIONS	317

15. PLAN MAINTENANCE	318

16. APPENDIX A-NOTIFICATION LISTS	319

SEE SEPARATE DOCUMENT TITLED ‘BC PLAN NOTIFICATION LISTS.DOC’	319

17. APPENDIX B -WWW.NUVEEN.COM BUSINESS CONTINUITY SUMMARY PAGE	319

18. APPENDIX C - PANDEMIC CONFERENCE CALL SHEET	322

19. INFORMATION TECHNOLOGY APPENDICES	323

19.1 APPENDIX IT-A CRITICAL BUSINESS PROCESSES AND APPLICATIONS-01-2011	323
19.2 APPENDIX IT-B CRITICAL BUSINESS APPLICATIONS MAPPED TO SERVERS - Q1-2011-APPENDIX IT-B— LARGE SPREADSHEET STORED ON SHAREPOINT. HARD COPY ATTACHED TO END OF THIS DOCUMENT
19.3 APPENDIX IT-C NUVEEN NETWORK — Q1-2011	330
19.4 APPENDIX IT-D SERVER LIST — Q1-2011	332
19.5 APPENDIX IT-E DATA BACKUP AND RETENTION SCHEDULES— Q1-2011	332
19.6 APPENDIX IT — F—CRITICAL SERVER LIST INCLUDED IN APPENDIX B — Q1-2011	333
19.7 APPENDIX IT-G DESKTOP SETUP (INCLUDING IMAGE, SOFTWARE AND URL LISTS)	334

NXP DR — BUSINESS CONTINUITY NOTES	343

INTRODUCTION	343
NXP DR	343
WHAT TO EXPECT	343
LOGGING ON LOCALLY	343
BUSINESS CONTINUITY APPLICATIONS	344
Installed Applications	344
Network Link Applications	344
Web-Based Applications	345
Drive Map Dependencies	345
19.8 APPENDIX 1T-H & I INCOMING/OUTGOING CRITICAL FEEDS — Q1-2011	360
19.9 APPENDIX IT-J DR PROCEDURE FOR NUVEEN’S ARCHIVED EMAIL TO SMARSH — Q1-2011	360
19.10 APPENDIX IT-K REROUTING OF TELEPHONES — Q1-2011	361
19.11 APPENDIX IT-L TECHNOLOGY PHONE PLAN — Q1-2011	363
19.12 APPENDIX IT-M PHYSICAL DATA BACKUP & RECOVERY RECORDS— Q1-2011	366

Chicago Business Continuity Plan

NUVEEN INVESTMENTS

BUSINESS CONTINUITY PLAN

1. Executive Summary

1.1 INTRODUCTION

The Business Continuity Plan (the “Plan”) of Nuveen Investments, Inc. (hereafter the “Company”) is designed to address a significant business disruption affecting the Company’s business operations conducted at its Chicago headquarters location. The Plan also covers Nuveen Securities, LLC (“the Nuveen broker dealer”), a registered broker dealer and wholly owned subsidiary of the Company, and is designed to comply with the requirements of FINRA Rule 4370. The Company and the Nuveen broker dealer are headquartered in Chicago and the majority of Nuveen broker dealer’s mission critical systems and processes are conducted or located in Chicago. The Company’s investment adviser subsidiaries are revising or adopting similar plans to address significant business interruptions of their operations at their offices in Los Angeles, CA, Santa Barbara, CA, San Francisco, CA, and Minneapolis, MN.

This Executive Summary should be read along with the detailed provisions of the Plan beginning at Section 2.

1.2 Emergency Contact Persons

The two emergency contact persons are: Mary Keefe, Managing Director, Director of Compliance (312917-7868) mary.keefe@nuveen.com and Glenn Richter, Co-CEO (312-917-7775) glenn.richter@nuveen.com. These names will be updated in the event of a material change. The Company’s FINRA Executive Representative will review the Company’s emergency contact persons and information within 17 business days of the end of each calendar year and make any necessary changes through the FINRA’s online contact system.

Chicago Business Continuity Plan

1.3 Company Policy

The Company’s policy is to respond to a Significant Business Disruption (“SBD”) by safeguarding employees’ lives and firm property, making a financial and operational assessment, quickly recovering and resuming operations and business activity, protecting all of the firm’s books and records, and enabling communications with employees, investors, key business partners and regulators. In the unlikely event that we determine we are unable to continue any portion of our business operations for any extended period, we will take commercially reasonable steps to provide that none of our key business partners or customers are disadvantaged in any material way.

A. Significant Business Disruptions (SBDs)

The plan anticipates two kinds of SBDs, internal and external. Internal SBDs affect only the company’s ability to communicate and do business at our Chicago location, such as a fire in our building. External SBDs prevent the operation of the securities markets or a number of firms, including SBDs, such as a terrorist attack, a city flood, or a wide-scale, regional disruption. Our response to an external SBD relies more heavily on other organizations and systems.

B. Plan Approval

Thomas Schreier and Glenn Richter the Co -CEO’s of Nuveen’s broker dealer are responsible for approving the plan and for conducting the required annual review.

C. Plan Location and Access

The Company will maintain for inspection copies of the Plan, the annual reviews of the Plan, and any changes that have been made to the Plan. An electronic copy of the Plan is located on a common network drive in the Business Continuity Folder. A summary of the Plan is posted on the Company’s website and will be provided upon request.

Chicago Business Continuity Plan

1.4 Business Description

The principal businesses of the Company are asset management and related research, as well as the development, marketing and distribution of investment products and services. Operations of the Company are centered on its principal registered investment adviser subsidiaries which manage various Nuveen mutual funds, closed-end funds and individual and institutional accounts. The Nuveen broker dealer provides investment product distribution and related services as a wholesaler of the Company’s products. The Nuveen broker dealer engages in no retail brokerage business and has no retail customers. As noted, this Plan addresses a business disruption at the Company’s Chicago location. Other continuity plans address business recovery issues at the three other locations where the Company’s mission critical business activities are conducted. These locations, which do not involve the operations of the Nuveen broker dealer, are (1) Minneapolis, MN where the Company’s investment manager Winslow Capital Management Inc. is located; (2) Santa Barbara, CA, where the Company’s growth equity manager Santa Barbara Asset Management is located; and (3) San Francisco, CA. where the Company’s alternative investments asset manager Symphony Asset Management is located. In supporting the Company’s activities, the Nuveen broker dealer (1) underwrites and distributes (through unaffiliated third party broker dealers) shares of the Nuveen open-end and closed-end funds; (2) sells bonds at the request of the Trustee of the Nuveen sponsored defined portfolios; and (3) provides trade clearing services for its affiliate Nuveen Asset Management and limited clearing services for smaller broker dealers in Nuveen fund IPOs for Nuveen Funds Advisors. The Nuveen broker dealer holds no customer securities in safekeeping accounts.

In creating the plan, the company first identified the critical business processes and related employees that were essential for the Company to continue to conduct business in the Chicago office for an interim or temporary period during a business interruption. These Critical Business Processes address every important aspect of the Company’s securities business, including continued investment management of mutual funds, closed-end funds and other accounts and portfolios, continued order taking, entry and execution, trade, clearance and settlement activities, and rapid communications to employees, clients, business partners and regulators and are as follows: Accounting, Closed End Funds-IPO, Communications, Compliance, Corporate Services, Fund Administration, Global Private Client Group —Product Analytics, Global Private Client Group — E -Commerce-CRM, Global Structured Products, Human Resources/Payroll, Hyde Park, Information Technology, Investment Services, Legal/Board Relations, Managed Fund and Defined Portfolio Operations and Administration, National Accounts, Nuveen Asset Management — Chicago, Nuveen Fund Advisors, Nuveen Global Operations — Chicago including Settlements Clearance and SMA Trade Communication, Nuveen Global Operations-Managed Accounts Sales and Service, Taxable Fixed Income Investment Management/NAM Taxable Fixed Income, and Treasury and Cash Management. A critical business process plan and notification list has been prepared for each process and is set forth in Section 6 of this Plan.

Chicago Business Continuity Plan

1.5 Office Location and Order Taking

The Company is located at 333 West Wacker Drive Chicago, Illinois 60606 which is also the headquarters location for the Nuveen organization. Its main telephone number is 312-917-7700. The 800 number is 800-474-2424. The employee information number is 866-607-5679 and the executive notification number is 866-228-9321. There is also an executive conference bridge line which is 877874-9196 (ID # 3129178120). The Company’s employees may travel to the Chicago office by means of foot, car, subway, train, bus, and plane. The Nuveen broker dealer engages in no retail order taking at the Chicago location or any other office.

1.6 Alternative Physical Location(s) of Employees

Critical Business Processes are to be recovered at one of the Company’s Business Recovery Locations and employees will continue to work from these locations. If the disruption is limited to the Company’s building in Chicago, the recovery of the Critical Business Processes will be accomplished by employees both at the office of the business recovery firm which the Company has engaged, by employees working at home, and where necessary by employees at the Company’s offices in locations outside Chicago. The addresses of and directions to the business recovery firm’s offices have been communicated to the Company’s key personnel and employees. Where a disruption also affects the office of the business recovery firm in suburban Chicago, the Company and its employees will utilize out of state sites provided by the business recovery firm as well as home offices and offices at other Company locations. Each employee has been notified of the 800 number to call for instructions in the event of a business disruption.

1.7 Customers’ Access to Funds and Securities

The Nuveen broker dealer has no retail customer accounts and does not maintain custody of customers’ funds or securities. In the event of an internal or external SBD, if telephone service is available, third parties will be advised how they can contact Company employees in the desired area of the Company’s business. If our Web access is available, the Company will post on our Web site information on how to contact the Company and provide information for Nuveen fund shareholders regarding how they contact the funds’ transfer agent and shareholder servicing agent in order to access their funds and securities. It should be noted that investors in the Nuveen mutual funds, closed-end funds, and defined portfolios are served by third party transfer agents and custodians who are independent of Nuveen and investors will continue to have access to their investments and the ability to make purchases and sales despite the fact that the Company may be experiencing a significant business disruption in Chicago, unless the disruption is also industry wide in scope.

The individual Critical Business Process Plans and notification lists at Section 6 of the Plan provide specific information regarding the recovery plans of each of the critical business processes of the Nuveen organization’s operations in Chicago.

Since the Company holds no customer securities, Nuveen broker dealer’s obligations to customers will not by definition exceed the broker dealer’s assets. However, in the very unlikely event that such obligations did exceed broker dealer assets or if SIPC determined that the Nuveen broker dealer’s liabilities exceed its assets in violation of Securities Exchange Act Rule 15c3-1 and sought to appoint a trustee to disburse the Nuveen broker dealer’s assets to customers, Nuveen’s broker dealer would assist SIPC and the trustee by providing its books and records identifying any customer accounts subject to SIPC regulation.

Chicago Business Continuity Plan

1.8 Data Back-Up and Recovery (Hard Copy and Electronic)

The Company’s Information Technology operations form a critical part of the Company’s business and each of its Critical Business Processes. Section 7 of the Plan includes a detailed technology and Infrastructure Plan which identifies the functions, operations and resources necessary to support the restoration and resumption of business processes. The Plan includes the following topics: planning and support information, plan activation phase, phase 1 — restoration of services at disaster recovery location, phase 2 – restoration of services upon return to the Chicago facility, disaster recovery test planning, and disaster recovery plan maintenance, and also documents all of the Company’s critical servers, applications, processes, backup data retention schedules, and batch processes. The Company’s goal is to recover its Critical Business Processes, with minimal interruption, on the same day if possible, depending on the nature of the disruption. Recovery-time objectives provide concrete goals to plan for and test against. They are not, however, hard and fast deadlines that must be met in every emergency situation, and various external factors surrounding a disruption, such as time of day, scope of disruption, and status of critical infrastructure—particularly telecommunications—can affect actual recovery times. Given the outsourcing of the Company’s data center and infrastructure operations to Acxiom, a third party operator, a significant business disruption affecting the Company’s Chicago location may not affect many of the critical Information Technology processes.

The Company’s primary hard copy books and records and certain of its electronic records are maintained at the 333 West Wacker Drive location. The Company’s computer data center and infrastructure operations are located at the Acxiom facility at 1501 Opus Place, Downers Grove, Illinois 60515. Copies of electronic business records are maintained at the offices of Acxiom. The Company’s historical e-mail archive is maintained at SMARSH which is located in Oregon. The address is: 921 SW Washington Street, Suite 540, Portland, OR 97205 with a backup location for the service in NY and the address there is: 75 Broad Street, 2nd Floor, New York, NY 10004. Iron Mountain’s Chicago office is the retention center for our paper archives. The address is 1301 S. Rockwell Street, Chicago, IL 60608 and 2425 S. Halsted Street, Chicago, IL 60608.

In the event of an internal or external SBD that causes the loss of our paper records, we will attempt or make a good faith effort to recover them. If our primary site is inoperable, we will continue operations from our back-up site or an alternate location. For the loss of electronic records, we will attempt or make a good faith effort to recover the storage media or electronically recover data from our back-up site, or, if our primary site is inoperable, continue operations from our back-up site or an alternate location.

Chicago Business Continuity Plan

1.9 Financial and Operational Assessments

A. Operational Risk

In the event of an SBD, we will immediately identify what means will permit us to communicate with our employees, critical business partners and service providers, and regulators. Although the effects of an SBD will determine the means of alternative communication, the communications options we will employ will include our Web site, telephone voice mail, and secure e-mail, etc.

B. Financial and Credit Risk

In the event of an SBD, we will determine the value and liquidity of the Company’s investments and other assets to evaluate the Company’s ability to continue to fund operations and ensure that Nuveen’s broker dealer remains in capital compliance. If we determine that the Nuveen broker dealer may be unable to meet any obligations to counter-parties or otherwise continue to fund operations, the Company will request additional financing from bank or other credit sources to fulfill our obligations. If we cannot remedy a capital deficiency for Nuveen’s broker dealer operations, we will file appropriate notices with our regulators and immediately take appropriate steps.

1.10 Mission Critical Systems

The Company’s mission critical systems and processes are described as in Section 6 setting forth the Critical Business Process Plans and Notification Lists for operations in the Chicago office.

Regarding the Nuveen broker dealer, it should be noted that a number of the business activities the Nuveen broker dealer performs could be performed by unaffiliated participants in the securities business in the event the Company experienced a temporary business disruption that did not affect the securities business as a whole. For example, regarding the Company’s role in selling bonds, the trustee of the defined portfolios could contact a third party to sell bonds from the portfolios. The separate account clearing support activity undertaken by the Company to facilitate the separate account bond purchases and sales on behalf of Nuveen Asset Management could also be undertaken by the brokerage firms involved in the purchase and sale transactions. Regarding the IPO desk’s activities, a broker wishing to purchase shares of Nuveen Closed End Fund could place their order through another underwriting participant.

The Company’s mission critical systems and business recovery plans are discussed in detail in the attached complete plan. The following information is summary in nature.

A. Order Taking and Entry

The Nuveen broker dealer’s activities in order taking and order entry are limited. No orders are taken from retail investors and institutional orders. Indications of interest are generally only taken from certain smaller broker dealer firms during Closed-end fund IPOs and when bonds are sold from Nuveen defined portfolios see the Critical Business Process section 6.2 “Closed End Funds—IPO”, 6.13 “Managed Fund and Defined Portfolio Operations” and 6.18 “Settlements & Clearance, and SMA Trade Communications”. Generally, instructions and orders can be received via telephone, fax, and e-mail. During an SBD, either internal or external, we will continue to take such orders and instructions through any of these methods that are available and reliable, and in addition, as communications permit, we will

Chicago Business Continuity Plan

inform our critical business partners and customers when communications become available to tell them what alternatives they have to send their orders to us. Orders are entered electronically and would be taken manually where necessary during any period where the systems were not available. It should be noted that orders for Nuveen mutual fund share transactions are not received or processed by the Company but are received by the mutual fund shareholder servicing agent State Street Bank and Trust which is not affiliated with the Company.

B. Order Execution

We currently execute orders through industry wide electronic order execution systems. In the event of an internal SBD, we would continue to have access to these systems from our secondary locations or could access them through other company locations. In the event of an external SBD, we would follow the industry wide disaster recovery procedures.

Chicago Business Continuity Plan

1.11 Alternate Communications between the Firm and Customers, Employees and Regulators

A. Customers

We now communicate with our critical business partners by using the telephone, e-mail, our Web site, fax, U.S. mail, and in person visits at our firm or at the other’s location. In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with the other party. For example, if we have communicated with a party by e-mail but the Internet is unavailable, we will call them on the telephone and follow up where a record is needed with paper copy in the U.S. mail.

B. Employees

We now communicate with our employees using the telephone, e-mail and in person. In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with employees.

C. Regulators

The Nuveen broker dealer is a member of and regulated by the Financial Industry Regulatory Authority and is also regulated by the Securities and Exchange Commission and all state securities commissions. The various Nuveen registered investment advisers are also regulated by the Securities and Exchange Commission. We communicate with our regulators using the telephone, e-mail, fax, U.S. mail, and in person. In the event of an SBD, we will assess which means of communication are still available to us, and use the means closest in speed and form (written or oral) to the means that we have used in the past to communicate with the regulator.

1.12 Critical Business Constituents, Banks and Counter-Parties

A. Business Constituents

We have engaged in discussions with our critical business constituents (businesses with which we have an ongoing commercial relationship in support of our operating activities, such as securities firms that distribute our funds and vendors providing us critical services), and determined the extent to which we can continue our business relationship with them in light of the internal or external SBD. We will quickly establish alternative arrangements if a business constituent can no longer provide the needed goods or services when we need them because of a SBD to them or our firm.

Chicago Business Continuity Plan

B. Banks

The Company does not finance the operations of its broker dealer through bank loans. If needed at some future time, due to an SBD or otherwise, to finance our broker dealer operations with bank loans, we would contact Citibank (Matthew Nicholls: 212-816-3472).

C. Counter-Parties

We will contact our critical counter-parties, such as other broker-dealers or institutional customers, to determine if we will be able to complete our transactions in light of the internal or external SBD. Where the transactions cannot be completed using existing trading and clearance systems, we will contact those counter-parties directly to make alternative arrangements to complete those transactions as soon as possible.

1.13 Regulatory Reporting

Our Company and its subsidiaries are subject to regulation by the FINRA, the SEC and various state securities regulators. Transactions by affiliated advisors of the Company, in shares of companies located outside the United States, also requires regulatory filings in the countries where the foreign companies are located. We now file reports with our regulators using paper copies in the U.S. mail and commercial overnight mail, and electronically using fax, e-mail, and the Internet. In the event of an SBD, we will contact the regulators and determine what means of filing are still available to us, and use the means closest in speed and form (written or oral) to our previous filing method. Our designated FINRA contact is Eric Levine at 646-315-8514 and in the Chicago office our FINRA contact is Shan Cinnamon at 312-899-4605. The Company has no designated contact at the Chicago office of the SEC. The telephone number for the SEC in Chicago is 312-353-7390.

1.14 Disclosure of Business Continuity Plan

A Summary of this Plan is posted on the Company’s web site at Nuveen.com and is also available to be mailed in paper format upon request. A copy of the Company’s Summary Plan posted on the web site is attached as an exhibit to the Plan.

1.15 Updates and Annual Review

The Company will update the Plan where necessary to reflect material changes to our business and critical business processes. In addition, we will review the Plan annually and make any necessary changes

Chicago Business Continuity Plan

NUVEEN

Securities

ANTI-MONEY LAUNDERING

PROGRAM

FOR

PRIVATE FUNDS

Nuveen Securities, LLC

333 West Wacker Drive

Chicago, IL 60606-1286

i

ii

NUVEEN SECURITIES, LLC

Anti-Money Laundering Program

For

Private Funds

I. THE FIRM’S ANTI-MONEY LAUNDERING POLICY FOR PRIVATE FUNDS

Nuveen Securities, LLC (the “Firm”) designed this anti-money laundering program addressing the offer and sale of privately placed, unregistered funds (the “AML Program for Private Funds”) to clearly set forth the Firm’s policy against money laundering and any activity that facilitates money laundering or the funding of terrorist or criminal activities (the “AML policy”). Senior management is strongly committed to the requirement to comply with all laws and regulations designed to combat money laundering. In addition, the AML policy emphasizes the responsibility of every employee to protect the Firm from money laundering activities. — The consequences of non-compliance with the applicable laws and Firm AML policy may include significant criminal, civil as well as reputational harm to the Firm and disciplinary penalties for the employee. The AML policy also includes references to specific procedures adopted by the Firm to prevent and detect money laundering and to the Firm’s commitment to educating and training its employees in money laundering prevention. The Firm’s AML policy is designed to ensure compliance with all applicable anti- money laundering rules and regulations and will be reviewed and updated on a regular basis to ensure appropriate policies, procedures and internal controls are in place to account for both changes in regulations and changes in the Firm’s business.

A.	Private Placement of Private Funds

The Firm is a broker-dealer registered with the Securities and Exchange Commission (“SEC”) and is a member of Financial Industry Regulatory Authority (“FINRA”). Although fully registered, the Firm engages in a limited scope of business activities including, but not limited to, acting as the private placement agent for unregistered funds (the “Private Funds”), which is the sole business activity addressed by this AML Program for Private Funds. Registered representatives of the Firm may engage in offering and sales activities regarding the Private Funds; however, all transactions in Private Funds are effected directly by a customer with the entity performing administration services for a Private Fund (the “Administrator”). The Firm does not accept customer accounts, hold customer funds or securities, nor accept cash or cash equivalents for transactions. Client checks made payable to the Firm are prohibited. The limited scope of the business activities addressed by the AML Program for Private Funds guides the AML policy and procedures that follow.

II. OVERVIEW OF ANTI-MONEY LAUNDERING LAWS AND REGULATIONS

Money laundering is characterized by an attempt to conceal the illegal source of the funds and transform them into legitimate funds through complex transactions typically orchestrated through numerous entities. Money laundering is generally motivated by illegal or criminal activity such as drug trafficking or tax evasion. Once laundered, funds derived from illegal means can more easily be used for other purposes.

Confidential Information – For Internal Use Only

There are four main sources of anti-money laundering laws and rules that apply to brokerage firms and their employees:

•

USA PATRIOT Act of 2001. Title III of the USA PATRIOT Act imposes certain obligations on brokerage firms through its anti-money laundering provisions and amendments to the Bank Secrecy Act. The USA PATRIOT Act requires brokerage firms to implement anti-money laundering programs, prepare and file suspicious activity reports, and follow a risk-based approach to obtaining information about their customers.

•

Rules of Self-Regulatory Organizations (“SRO”) (e.g., FINRA). SRO Rules in this area essentially mirror the USA PATRIOT Act requirements and generally were adopted to provide another level of interpretive guidance, training and enforcement.

•

The Bank Secrecy Act. The Bank Secrecy Act generally requires certain reports and records to be maintained and, in some circumstances, filed with the U.S. government. Most of the reports and records required to be maintained under the Bank Secrecy Act relate to the acceptance of cash and cash equivalents. Because the Firm does not hold customer funds or securities nor does it accept cash for transactions, the Firm typically will not have an obligation to file reports related to the acceptance of cash or cash equivalents pursuant to the Bank Secrecy Act. The Bank Secrecy Act also includes reporting requirements that do not necessarily relate to the acceptance of cash (e.g., suspicious activity reports), for which the Firm may have an obligation to file and are addressed in greater detail below. Brokerage firms are subject to the Bank Secrecy Act reporting and record keeping requirements because, in addition to being defined as “financial institutions”, they are subject to Rule 17a-8 under the Securities Exchange Act of 1934 (“1934 Act”).

•

Title 18 of the United States Code. Sections 1956 and 1957 of Title 18 of the U.S. Code prohibit persons from participating or assisting in any kind of financial transaction that involves money derived from illegal activity. These sections apply to all persons, including brokerage firms and their employees. Brokerage firms may be prosecuted by the Department of Justice for assisting or participating in money laundering by their customers. Violations can subject a firm to criminal penalties, including fines up to $500,000 per violation. Individual employees found guilty of violating the section(s) may also be imprisoned.

In addition, brokerage firms must also comply with U.S. economic and trade sanctions programs. The Office of Foreign Assets Control (“OFAC”), an office of the Treasury Department, administers and enforces economic and trade sanctions programs pursuant to Presidential and Congressional mandates that further U.S. foreign policy and national security goals against targeted foreign countries, terrorists, international narcotics traffickers and those engaged in activities related to the proliferation of weapons of mass destruction. All U.S. persons, including broker-dealers, must comply with the requirements of OFAC that generally (i) prohibit U.S.

Confidential Information – For Internal Use Only

persons from entering into various prohibited transactions with particular jurisdictions or specially designated nationals (“SDNs”) and (ii) require the blocking of accounts and property of such SDNs. Criminal violations of the statutes administered and enforced by OFAC may result in significant fines, asset forfeiture, and, in extreme cases, imprisonment.

III. DESIGNATION OF AN ANTI-MONEY LAUNDERING COMPLIANCE OFFICER

The Firm has designated an Anti-Money Laundering Compliance Officer (“AMLCO”) for the Firm’s Anti-Money Laundering Program (the “AML Program”) who is responsible for the Firm’s general AML activities, including assistance with the day-to-day operations and internal controls of the Firm’s AML Program, as well as any required filings with the government. Separate from the AMLCO, the Firm has designated a registered principal to act as the BrokerDealer’s Compliance Officer (“BDCO”) who is responsible for reasonably implementing and monitoring the day-to-day operations and internal controls of the Firm’s AML Program. Under the AML Program for the Private Funds, the Firm has designated a Private Fund Compliance Officer (“PFCO”) who is responsible for the AML activities, including assistance with the day-to-day operations and internal controls for the Firm’s AML Program of the Private Funds. The AMLCO has the authority to enforce procedures and report the progress of the anti-money laundering program to the Firm’s senior management. The AMLCO is also responsible for:

•	being aware of changes in the laws described above, new regulations that address money laundering, and understanding how they apply to the Firm;

•

reflecting in the Firm’s AML policy applicable changes in the law, SRO rules, and industry best practices (all material amendments and changes to the Firm’s AML policy must be signed by a member of the Firm’s senior management);

•	confirming that the Firm’s continuing education program includes anti-money laundering training;

•

confirming that the Firm’s anti-money laundering program is reviewed at least annually to evaluate its effectiveness and whether the program should be revised to respond to any apparent or actual weaknesses; and

•

ensuring that the Firm keeps and maintains all of the required AML records and ensuring that Suspicious Activity Reports (SAR-SFs) are filed with the Financial Crimes Enforcement Network (FinCEN) when appropriate.

The AMLCO is vested with full responsibility and authority to enforce the Firm’s AML program.

Each FINRA member firm is required to provide FINRA with contact information for its AMLCO, including the name, title, mailing address, e-mail address, telephone number and

Confidential Information – For Internal Use Only

facsimile number. This information is required to be submitted through the FINRA Contact System (“FCS”). The annual review of the FCS information will be conducted by the BDCO and will be completed with all necessary updates no later than 17 business days following the end of each calendar year. In addition, if there is any material change to the information, the AMLCO will update the information promptly, but in any event not later than 30 days following the change.

In performing some or all of its responsibilities hereunder, the AMLCO has designated individuals who act under the AMLCO’s oversight to provide assistance and support. Therefore, reference to the AMLCO throughout this AML policy should be read to include such individuals.

IV. THIRD PARTY SERVICE PROVIDERS FOR PRIVATE FUNDS

A.	Retention of Primary Responsibility for AML Program for Private Funds

While the Firm continues to retain ultimate responsibility for the implementation and enforcement of the AML Program for Private Funds, it has outsourced certain aspects of the day-to-day operation of the AML Program for Private Funds to the following service providers:

Name of Fund	Party Performing AML Services

NWQ Energy Crossover Fund, LP	International Fund Services (N.A.) L.L.C., an affiliate of State Street Bank and Trust Company

NWQ Energy Crossover Fund Limited	International Fund Services (Ireland) Limited, an affiliate of State Street Bank and Trust Company

NWQ Concentrated Master Fund Limited	International Fund Services (Ireland) Limited, an affiliate of State Street Bank and Trust Company

NWQ Concentrated Fund, LP	International Fund Services (N.A.) L.L.C., an affiliate of State Street Bank and Trust Company

NWQ Concentrated Fund Limited	International Fund Services (Ireland) Limited, an affiliate of State Street Bank and Trust Company

NWQ Concentrated Master Fund Limited	International Fund Services (Ireland) Limited, an affiliate of State Street Bank and Trust Company

Tradewinds Global Long Short Fund, LP	International Fund Services (N.A.) L.L.C., an affiliate of State Street Bank and Trust Company

Confidential Information – For Internal Use Only

Tradewinds Global Long Short Fund Limited	International Fund Services (Ireland) Limited, an affiliate of State Street Bank and Trust Company

Tradewinds Global Long Short Master Fund Limited	International Fund Services (Ireland) Limited, an affiliate of State Street Bank and Trust Company

The Tradewinds Institutional Trust	Nuveen Institutional Services Group

The Winslow Institutional Trust	Nuveen Institutional Services Group

Core Plus Bond Fund, LLC	Nuveen Institutional Services Group

B.	Delegation to Third Party Service Providers

While the Firm may rely upon the performance by the third-party services providers1, the Firm continues to monitor the third party service providers’ anti-money laundering programs A third party service provider will generally perform its services in accordance with its internal policies and procedures. .

V. SHARING INFORMATION WITH LAW ENFORCEMENT OFFICIALS AND FINANCIAL INSTITUTIONS

A.	Requests for Information from FinCEN or Other Law Enforcement Officials

The Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) and other federal and state law enforcement officials may require the Firm to search its records to determine whether it maintains or has maintained accounts for or engaged in transactions with particular persons or entities suspected of terrorist or money laundering activity (“AML Information”). Registered representatives are required to immediately report to the AMLCO any such request for AML Information by a federal or other law enforcement official. The AMLCO, in consultation with the Legal Department, is responsible for responding to all such requests in the time frame and manner specified in the request.

The Firm will respond to a FinCen request concerning accounts and transactions (a 314(a) Request) by immediately searching the Firm’s records to determine whether the Firm maintains or has maintained any account for, or have engaged in any transaction with, each individual, entity or organization named in the 314(a) Request as outlined in the Frequently Asked Questions (FAQ) located on FinCEN’s secure Web site. The Firm has 14 days (unless otherwise specified by FinCEN) from the transmission date of the request to respond to a 314(a) Request.

Confidential Information – For Internal Use Only

[1]	The Firm may only rely upon the performance by the institution under the following circumstances: (1) when such reliance is reasonable under the circumstances; (2) when the other third party service provider is a financial institution subject to a rule implementing the anti-money laundering compliance program requirements of 31 U.S.C. 5318(h), and is regulated by a Federal functional regulator; and (3) when the third party service provider has entered into a contract with the Firm requiring it to certify annually that it has implemented its anti-money laundering program, and that it will perform specified requirements of the Firm’s AML Program for Private Funds.

The Firm will not disclose the fact that FinCEN has requested or obtained information from us, except to the extent necessary to comply with the information request. The AMLCO will review, maintain and implement procedures to protect the security and confidentiality of requests from FinCEN similar to those procedures established to satisfy the requirements of Section 501 of the Gramm-Leach-Bliley Act and Regulation S-P with regard to the protection of customers’ nonpublic information.

B.	National Security Letters/ Grand Jury Subpoenas

National Security Letters (NSLs) are written investigative demands that may be issued by the local Federal Bureau of Investigation and other federal government authorities conducting counterintelligence and counterterrorism investigations to obtain, among other things, financial records of broker-dealers. NSLs are highly confidential. No broker-dealer, officer, employee or agent of the broker-dealer can disclose to any person that a government authority or the FBI has sought or obtained access to records. Any receipt of an NSL should be immediately provided to the AMLCO. If the Firm files a Suspicious Activity Report (SAR-SF) after receiving an NSL, the SAR-SF should not contain any reference to the receipt or existence of the NSL.

The receipt of a grand jury subpoena concerning a customer does not in itself require that the Firm file a Suspicious Activity Report (SAR-SF). If the Firm receives a grand jury subpoena, the AMLCO and BDCO will conduct a risk assessment of the customer subject to the subpoena as well as review the customer’s account activity and elevate to senior management and ensure that an SAR-SF is timely filed. Neither the Firm, nor any of the Firm’s officers, employees or agents may directly or indirectly disclose to the person who is the subject of the subpoena its existence, its contents or the information the Firm used to respond to it. To maintain the confidentiality of any grand jury subpoena the Firm may receive, the Firm will process and maintain the subpoena through its legal and compliance department only. If the Firm files a SAR-SF after receiving a grand jury subpoena, the SAR-SF will not contain any reference to the receipt or existence of the subpoena. The SAR-SF will only contain detailed information about the facts and circumstances of the detected suspicious activity.

C.	Voluntary Information Sharing with Financial Institutions

The Firm may share AML Information with certain financial institutions, in connection with persons and entities, for purposes of identifying and, where appropriate, reporting activities that the Firm or the financial institution suspects may involve possible terrorist activity or money laundering. The Firm will share AML Information to the extent legally permissible and consistent with the Firm’s policies and procedures, including the Firm’s privacy policy. Registered representatives are required to forward to the AMLCO all requests for such information and the AMLCO will be responsible for coordinating the Firm’s efforts to respond to the requests. Prior to sharing AML Information, the AMLCO will file with FinCEN an initial notice and annual notices thereafter. The AMLCO will use the form of notice made available at www.fincen.gov. In addition, the AMLCO will take all necessary steps to:

Confidential Information – For Internal Use Only

•	verify that the Firm is permitted under rules of the Department of the Treasury to share AML Information with the intended recipient financial institution;

•	protect the confidentiality of the AML Information;

•	before sharing the AML Information, verify that the intended recipient financial institution has filed with FinCEN the annual notification (described below); and

•	confirm that the intended recipient financial institution(s) will use the information only for the purposes permitted by the Department of the Treasury.

If any AML Information is shared with another financial institution(s), the AMLCO is responsible for filing the appropriate annual notification with FinCEN (located at: http://www.treas.gov/fincen or by mailing the notification to: FinCEN, P.O. Box 39, Mail Stop 100, Vienna VA 22183). Copies of these notifications will be maintained by the AMLCO for five years from the date of filing.

VI. CUSTOMER IDENTIFICATION AND VERIFICATION

A.	Establishing a Customer Relationship

1.    Required Identification Information

The Firm is committed to determine to the best of its ability that money laundering activities are not being or will not be conducted through the Firm. The Firm’s first line of defense against any money laundering activity is to “know our customers”. The Firm’s goal is to have in place procedures that will permit the Firm to form a reasonable belief that it knows the true identity of each customer.

Accordingly, registered representatives must obtain, at a minimum, the following information for all prospective customers who are not exempt from this requirement (see section VI.A.2 below):

•	name,

•	date of birth (for an individual),

•	residential or business street address (for an individual) or principal place of business (for an entity) (a P.O Box is not acceptable), and

•

tax identification number (for a U.S. entity) or, if no tax identification number is available, an alternative government-issued documentation certifying the existence of the business or enterprise (e.g., for a foreign business or enterprise).

Confidential Information – For Internal Use Only

The AMLCO will maintain the customers’ identification information and documents in the Firm central file or with the respective Administrator.

2. Customers	Exempt From The Firm’s Identification Requirements

Certain entities are subject to rigorous anti-money laundering laws, rules, and regulations and, as a result, their purported identities generally are reliable. Accordingly, registered representatives generally are not required to comply with section VI.A.1 above with respect to these prospective customers:

•

Financial institutions regulated by a U.S. federal functional regulator (e.g., the Federal Reserve Board (“FRB”), Federal Deposit Insurance Corporation (“FDIC”), National Credit Union Administration (“NCUA”), Office of the Comptroller of the Currency (“OCC”), Office of Thrift Supervision (“OTS”), SEC or the CFTC);

•	Banks regulated by a state bank regulator; or

•

Persons described in Section 103.22(d)(2)(ii)-(iv) of the Bank Secrecy Act regulations (e.g., most notably entities such as governmental agencies and domestic instrumentalities and companies that are publicly traded).

To the extent that reliance on the above exemption is sought, the AMLCO is responsible for researching, through any reasonable means, whether a prospective customer meets any of the above criteria. If the AMLCO determines that a prospective customer is exempt from the Firm’s customer identification requirements, the AMLCO will memorialize his/her conclusions and maintain documentation supporting that determination in the “Private Funds AML Program — Customer Identification Program” file. Registered representatives should consult with the AMLCO if they have any questions regarding whether a prospective customer may or may not be exempt from the Firm’s customer identification requirements.

3. Verifying	Customer Identification — Customers Who are Widely Known or Known to the Firm

a.	Verification Methods

The majority of the Firm’s existing and prospective customers are high-profile institutions (e.g., publicly traded companies, large institutional investors, and other customers whose bona fide identity is readily ascertainable through public means) (“Widely Known”) or customers with which the Firm, a Firm affiliate or a business partner has had a pre-existing substantive relationship (“Known to the Firm”).

The AMLCO will verify the customers’ identification through any reasonable, non-documentary verification method, including the following:

•	Contacting the customer;

•	Comparing information provided by customer to information obtained through a consumer reporting agency or public database (e.g., the Internet); and/or

•	Checking customer’s references with other financial institutions.

Confidential Information – For Internal Use Only

b.	Documentation

The AMLCO will evidence that a customer is Widely Known or Known to the Firm by memorializing his or her review and maintaining such documentation in the Firm’s central file. The AMLCO also will note the methods of the measures undertaken to verify the customer’s identification information.

For prospective customers who are Not Widely Known or Known to the Firm, the AMLCO and registered representatives are required to comply with the procedures outlined in section VI.A.4 below.

4. Verifying	Customer Identification — Customers Who are Not Widely Known or Known to the Firm

a.	Generally

In the event that registered representatives deal with persons or entities that are Not Widely Known or Known to the Firm, shall coordinate with the AMLCO to verify the identity of such customers, the AMLCO and registered representatives should, using a risk-based approach, consider reviewing additional documents, which may include, without limitation, those described below:

Client Type	Proof of Identity

Natural Person(s)	• Copy of Individual(s) Driver’s License (or other state issued photo identification card with proof of address); and • Proof of Address (only if not listed on photo identification).

Corporation	• Copy of Certificate of Incorporation or Good Standing (or equivalent); and • List of Authorized Signatories.

Partnership	• Copy of Partnership Agreement (or equivalent); • List of Authorized Signatories.

Limited Liability Company	• Copy of Operating Agreement (or equivalent); and • List of Authorized Signatories.

Trust	• Copy of Trust Agreement (or equivalent); and • List of Authorized Signatories.

Pension Plan	• Copy of Trust Agreement (or equivalent); and • List of Authorized Signatories.

Foundation	• IRS Non-Profit Determination or 501(c)(3) Letter (or equivalent); and • List of Authorized Signatories.

Endowment	• IRS Non-Profit Determination or 501(c)(3) Letter (or equivalent); and • List of Authorized Signatories.

Confidential Information – For Internal Use Only

Depending on the particular facts and circumstances of a prospective investor, the Firm may determine based upon its risk-weighted analysis that it may rely on fewer documents that the complete list above, or request and review additional documents. The AMLCO does not need to establish the accuracy of every element of identifying information obtained, but must verify enough information to form a reasonable belief that it knows the true identity of the investor.

The AMLCO is also not required to determine whether the documents have been validly issued. However, if the documents show obvious indications of fraud, the AMLCO would be required to consider that factor in determining whether or not a reasonable belief can be formed with respect to the investor’s true identity.

b. Additional	Information for Verification of Customers’ Identification Information

In appropriate circumstances (e.g., if the AMLCO determines that a prospective customer who is Not Widely Known or Known to the Firm may pose additional risk to the Firm), registered representatives and the AMLCO should determine whether additional information about the prospective customer should be reviewed. For example, registered representatives and the AMLCO should consider reviewing:

•	Certified copies of organizational documents (e.g., certified copies of certificate of incorporation, trust agreement, or other charter).

•

Names and business addresses of members of the entity’s governing body (or other persons with the authority to make decisions for the entity). Registered representatives should consider verifying any business address through non-documentary measures, such as comparison against information from a public information source (e.g., the Internet).

•

A written referral from a reputable financial institution. The referral should describe the type of accounts or relationships that the potential customer currently has at the referring institution and should be signed by an officer of the institution.

•

A copy of the last two statements from the potential customer’s existing account with a reputable financial institution. Registered representatives also should obtain written confirmation from a representative of the financial institution that such accounts exist.

•

A written referral from an existing customer of the Firm who is in good standing with the Firm. The letter should, at a minimum, describe how the existing customer knows the potential customer and the length of their relationship.

•	A completed background check by an independent source (e.g., Equifax.)

•	Other information based on the particular situation after consultation with the AMLCO.

Confidential Information – For Internal Use Only

c. Documentation	of Measures to Verify Customer Identification Information

The Firm relies on the Private Fund subscription documentation process in order to collect identification documentation from its prospective Private Fund investors. In most cases, a service provider (see section IV A and B above) is involved in the receipt, review and maintenance of the subscription documents and supporting documentation. Such records shall be maintained in a secure format for seven years after the investor has closed his account with the Private Fund (i.e., redeemed his investment).

5. Refusal	or Inability to Provide Requested Identification Information

If a prospective customer refuses to or is unable to provide any identification information requested, registered representatives should immediately consult the AMLCO. In such cases, registered representatives must not move forward with the transaction or offering without AMLCO approval. In circumstances that the AMLCO deems appropriate, he/she will consult with the Legal Department or appointed designee who will, if warranted, do the following: (A) reject the sale transaction; (B) impose terms under which a customer may conduct transactions while we attempt to verify the customer’s identity; and (C) file a SAR-SF in accordance with applicable law and regulation.

6. Notice	to Customers of Identification and Verification Procedures

The Firm will provide notice to its customers that it will request information to verify the identity of its customers, generally in the Private Fund subscription documentation and/or private placement memorandum. The notice will be delivered in any manner reasonably designed so that the customer is able to view the notice before the relationship has been formally approved by the AMLCO. The exact formulation of the notice may vary by Private Fund and its relevant documentation.

Confidential Information – For Internal Use Only

VII.	FOREIGN CORRESPONDENT ACCOUNTS AND FOREIGN SHELL BANKS

Section 313(a) of the USA PATRIOT Act prohibits broker-dealers from establishing, maintaining, administering, or managing correspondent accounts2 for unregulated foreign shell banks. This means, essentially, that broker-dealers should not establish an account for a foreign financial institution to receive deposits from or to make payments for the foreign financial institution, if that foreign financial institution: (i) was organized under foreign law or is an agent, branch or office of a bank located outside the U.S., (ii) has no physical presence in any country, and (iii) is not subject to supervision by a banking authority.

This prohibition does not apply to the following financial institutions: (i) foreign shell banks that are affiliates of a depository institution, credit union, or foreign bank that maintains a physical presence in the U.S. or a foreign country, and are subject to supervision by a banking authority in the country regulating that affiliated depository institution, credit union or foreign bank; (ii) foreign branches of a U.S. broker-dealer, and (iii) “correspondent accounts” of foreign banks that are clearly established, maintained, administered or managed only at foreign branches.

The Firm does not establish, maintain, administer, or manage correspondent accounts; therefore, an unregulated foreign shell banks would not directly or indirectly have access to a correspondent account through the Firm. The Firm will review its records on a periodic basis, but no less than annually, for procedural changes. If correspondent accounts were to be established or maintained in the future, then enhancements to the Firm’s written supervisory procedures as well as its subscription documents, including the investor questionnaire, would be made to identify and prohibit the direct or indirect use of the Firm by any unregulated foreign shell bank.

VIII. PRIVATE BANKING ACCOUNTS / SENIOR FOREIGN POLITICAL FIGURES

Section 312 of the USA PATRIOT Act and its implementing regulations require broker-dealers to establish and maintain a risk-based due diligence program for accounts defined as “private banking accounts3” and to provide enhanced scrutiny to any such accounts provided to “senior foreign political figures.4”

[2]	A “correspondent account” is defined as “an account established for a foreign financial institution to receive deposits from, or to make payments or other disbursements on behalf of, the foreign financial institution, or to handle other financial transactions related to such foreign financial institution.”
[3]	A “private banking account” is an account (or any combination of accounts) that requires a minimum aggregate deposit of funds or other assets of not less than $1,000,000; is established on behalf of or for the benefit of one or more non-US persons who are direct or beneficial owners of the account, and is assigned to or administered or managed by, in whole or in part, an officer, employee, or agent of a financial institution acting as a liaison between the financial institution and the direct or beneficial owner of the account.
[4]	A “senior foreign political figure” includes a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned commercial enterprise; a corporation, business, or other entity formed by or for the benefit of any such individual; an immediate family member of such an individual; or any individual publicly known (or actually known by the firm) to be a close personal or professional associate of such an individual.

Confidential Information – For Internal Use Only

Broker-dealers providing private banking accounts must take reasonable steps to:

•	determine the identity of all nominal and beneficial owners of the private banking accounts;

•

determine whether any such owner is a “senior foreign political figure” and therefore subject to enhanced scrutiny that is reasonably designed to detect transactions that may involve the proceeds of foreign corruption;

•	determine the source of funds deposited into the private banking account and the purpose and use of such account;

•	review the activity of the account as needed to guard against money laundering; and

•	report any suspicious activity, including transactions involving senior foreign political figures that may involve proceeds of foreign corruption.

The Firm is not typically involved in establishing, maintaining, administering, or managing private banking accounts; however, the Firm will review its records on a periodic basis, but no less than annually, for procedural changes. If private banking accounts were to be maintained then appropriate due diligence procedures for private banking accounts and enhanced due diligence for senior foreign political figures would be implemented prior to conducting such business.

IX.	SPECIAL MEASURES IMPOSED AGAINST SPECIFIED BANKS

Pursuant to rules issued under section 311 of the USA PATRIOT Act, FinCEN requires broker-dealers to take “special measures” against specified financial institutions that are of primary money laundering concern (“Specified Banks”).5 These rules prohibit broker-dealers from establishing, maintaining, administering, or managing correspondent accounts in the United States for, or on behalf of, the Specified Banks. More specifically, the rules require not only a due diligence review at the account opening stage, but also a periodic review of the broker-dealers account records to guard against the indirect use of correspondent accounts by the Specified Banks. In addition, broker-dealers are required to notify its correspondent accountholders that the account may not be used to provide Specified Banks with access to the broker-dealer.

The Firm is not typically involved in establishing, maintaining, administering, or managing correspondent accounts for foreign financial institutions including any Specified Bank; however, the Firm will review its records on a periodic basis, but no less than annually, for procedural changes. If correspondent accounts were to be maintained then due diligence procedures may include, but not be limited to, providing notification to correspondent accountholders that the account may not be used for Specified Banks and including the implementation of any other risk-based assessments to identify any indirect use of a correspondent account by Specified Banks.

X.	PROHIBITED RELATIONSHIPS A.

Persons	and Organizations on the OFAC List

[5]	For the most up to date information on those Specified Banks subject to rules imposing special measures under section 311 of the USA PATRIOT Act, see http://www.fincen.gov/reg section311.html.

Confidential Information – For Internal Use Only

Executive Order 13224, issued September 24, 2001 (“Order”), freezes the property of and prohibits transactions with persons who “commit, threaten to commit, or support terrorism.” The Order was issued through the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), which administers and enforces economic and trade sanctions against, among other persons, certain foreign countries and terrorism-sponsoring organizations. OFAC maintains a list of “Terrorists” and “Specially Designated Nationals and Blocked Persons” as well as a list of embargoed countries on its web site located at: www.treas.gov/ofac (collectively referred to as “OFAC Lists”). The Firm is required to have in place procedures to prevent the Firm and its employees from dealing with the persons and organizations on the OFAC list. Any Firm employee who becomes aware of an attempt to conduct business with the Firm by any party identified on, or resident in any embargoed country on, the OFAC Lists is required to immediately contact the AMLCO.

Before opening an account, and on an ongoing basis, the AMLCO is responsible for ensuring that a customer does not appear on the SDN list or is not engaging in transactions that are prohibited by the economic sanctions and embargoes administered and enforced by OFAC. (See the OFAC Web site for the SDN list and listings of current sanctions and embargoes).

If the AMLCO determines that a customer is on the SDN list or is engaging in transactions that are prohibited by the economic sanctions and embargoes administered and enforced by OFAC, the AMLCO shall immediately consult with Legal in determining how to proceed.

XI.	MONITORING FOR AND REPORTING SUSPICIOUS ACTIVITY

Under the USA PATRIOT Act and rules of the Treasury Department, broker-dealers are required to report transactions that are “conducted or attempted by, at, or through” a broker-dealer. The Firm will report any transaction involving at least $5,000 in funds or other assets, where we know, suspect, or have reason to suspect the transaction:

•

involves funds derived from an illegal activity, or was conducted in order to disguise funds or assets derived from illegal activity as part of a plan to violate or evade any federal law or regulation or to avoid any transaction reporting requirement under federal law or regulation;

•	was designed to evade the requirements of the Bank Secrecy Act;

•

appears to serve no business or apparent lawful purpose or is not the sort in which the particular customer would be expected to engage and the Firm knows of no reasonable explanation for the transaction after examining the available facts, including the background and possible purpose of the transaction; or

•	involves use of the Firm to facilitate criminal activity.

The above criteria describe minimum thresholds of activity that should be deemed suspicious. However, Firm employees who have knowledge of any suspicious activity, whether or not the activity strictly meets the above criteria (e.g., is under $5,000), should immediately contact the AMLCO. It is expected that a service provider will perform suspicious activity monitoring and reporting.

Confidential Information – For Internal Use Only

A.	Firm’s Surveillance for Suspicious Activity is Limited

The Firm’s opportunity to identify suspicious activity with respect to any Private Fund investor is generally limited to the purchase transactions (e.g., reviewing subscription documents). The Firm’s third party service providers will continue to monitor investor activity for the duration of the investment and in connection with redemptions.

B.	Suspicious Activity Indicators

“Red flags” that signal possible money laundering, terrorist financing or other illicit activity may include, but are not limited to, the following:

•

An investor or any of its underlying beneficial owners is a senior foreign political figure, a member of a senior foreign political figure’s immediate family or a close associate of a senior foreign political figure.

•

An investor or any of its beneficial owners is resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury Department as warranting special measures due to money laundering concern, or under the laws of a jurisdiction designated as a non-cooperative country or territory (“NCCT”) with international AML principles by the Financial Action Task Force (“FATF”).

•	An investor exhibits a total lack of concern regarding the investment program, related risks, the management team, etc.

•

An investor who exhibits an unusual concern regarding the Firm’s compliance with government reporting requirements, particularly with respect to his or her identity, type of business and assets, or is reluctant or refuses to reveal any information concerning business activities, or furnishes unusual or suspect identification or business documents.

•	An investor is unable or unwilling to supply identity and/or source of funds information requested by the fund sponsor.

•

The business of an investor is of a type that is attractive to illicit activities or has been identified by authorities as being of particular money laundering concern, such as currency exchange houses, money transmitters, casinos, and jewel, gem and precious metal dealers.

•

An investor is organized or resident in or subscription funds are wired from a bank secrecy haven or a jurisdiction that has been identified by U.S. governmental agencies or multilateral organizations as an area worthy of enhanced money laundering scrutiny.

•

An investor or a person publicly associated with the investor has a questionable background, is the subject of news reports or rumors of illegal activity, or is the subject of a regulatory or criminal investigation.

Confidential Information – For Internal Use Only

•	An investor has difficulty describing the nature of his or her business or lacks general knowledge of the industry in which he or she is purportedly engaged.

•

An investor uses questionable or unusual means of payment (e.g., an investment in the fund by a check drawn on the account of an unrelated third party, or by one or more wire transfers from an account of an unrelated third party).

•	Transfers of an investment interest from a governmental entity to a private person.

The AMLCO is responsible for monitoring suspicious activity for each purchase transaction, documenting when and how suspicious activity monitoring is conducted, and reporting the identification of any such suspicious activity to senior management and appropriate regulatory authorities, as described in section XI.C below.

C.	Suspicious Activity Reporting

As stated above, the Firm generally will be required to report suspicious activity with respect to purchase activities in excess of $5,000. All registered representatives and principals of the Firm involved in the Private Funds business line are required to be familiar with the Firm’s AML Program for Private Funds — particularly the customer behavior and transaction suspicious activity indicators listed above — and immediately report to the AMLCO the occurrence of any suspicious activity.

Any activity reported to the AMLCO by a Firm employee will be investigated by the AMLCO, in consultation with the Firm’s legal and compliance department (“Legal”). Legal will evaluate all facts and circumstances relating to the transaction and the customer or prospective customer and make a recommendation to the AMLCO as to whether: (i) there is a reasonable explanation for the transaction, or (ii) the activity should be reported as potentially suspicious activity. Based upon the recommendations, the AMLCO will determine whether or not a SAR must be filed, and if so, he/she will file the report as soon as practicable (i.e., generally within 30 calendar days of the date of initial detection by the AMLCO and, in appropriate circumstances, within 60 calendar days of the date of initial detection). At his/her discretion, the AMLCO also may report the activity via FinCEN’s Financial Institutions Hotline (1-866-556-3974), in addition to filing a SAR-SF.

Copies of all SAR-SF reports filed and supporting documentation will be maintained by the AMLCO, for not less than five years, in a separate file (“AML Investigation File”). The AMLCO will maintain this file in a secure location (e.g., locked file cabinet) and all file contents will be marked “confidential.” No one may review the AML Investigation File or its contents without prior approval from the AMLCO, who will consult with Legal before granting such approval.

SAR-SF reports and all supporting documentation are confidential. Employees are prohibited from disclosing to anyone, including persons involved in the transaction, information relating to a SAR-SF filing. Violation of this AML policy may result in disciplinary action including, but not limited to, monetary fines or termination of employment.

Confidential Information – For Internal Use Only

D.	Handling of Investors for which a SAR-SF Report has been Filed

The AMLCO, along with input from Legal, will determine what steps to take in connection with a person, entity, and/or transaction that is the subject of a SAR-SF filing. The AMLCO will advise and cooperate with the Private Funds to take all necessary steps, including:

•	rejecting the transaction;

•	recommending to the Private Fund the temporarily freezing the account;

•	recommending to the Private Fund limiting the account activity; and/or

•	recommending to the Private Fund monitoring account activity on a daily basis, pending final determination.

XII.	OTHER REQUIREMENTS OF THE BANK SECRECY ACT RELATING TO THE ACCEPTANCE OF CASH

As discussed in the introduction, the Firm does not hold funds and does not accept cash or cash equivalents for payment of transactions. Therefore, the Firm typically will not have an obligation to file reports related to the acceptance of cash or cash equivalents pursuant to the Bank Secrecy Act. Nonetheless, these requirements are briefly summarized below. The AMLCO is responsible for monitoring changes to the Firm’s business lines (e.g., through being involved in any application to FINRA pursuant to FINRA Rule 1017) and, if required, putting in place procedures to address the cash-related reporting and record keeping requirements of the Bank Secrecy Act and Rule 17a-8.

A.	Currency and Transaction Reports

Brokerage firms must file a Currency Transaction Report (“CTR”) each time a customer makes a deposit, withdrawal, exchange of currency or other payment or transfer of more than $10,000 in currency (i.e., more than $10,000 in one transaction or more than $10,000 in multiple transactions – by the same person – in one business day). Currency includes coins and currency of United States, or any other currency that circulates and is used as money. It does not include bank checks or other negotiable instruments. The Firm does not accept cash, and therefore, will not typically have an obligation to file CTRs.

B.	Currency and Monetary Instrument Report

Brokerage firms must file a Currency and Monetary Instrument Report (“CMIR”) with the U.S. Customs Service when it transports or receives in currency or monetary instruments exceeding $10,000 at one time into or out of the country. Monetary instruments include currency, traveler’s checks, all negotiable instruments, and securities in bearer form. The Firm does not accept the monetary instruments that trigger a CMIR, and therefore, the Firm will not typically have an obligation to file CMIRs.

Confidential Information – For Internal Use Only

C.	Report of Foreign Bank and Financial Accounts

Brokerage firms must report having financial interest in, or signature authority over bank accounts, securities accounts, or other financial accounts in a foreign country that, when aggregated, exceed $10,000 in value at any time during the calendar year, on a Report of Foreign Bank and Financial Accounts (“FBAR”). The Firm does not engage in any activity that would trigger the filing of a FBAR.

D.	Funds Transfers and Transmittals

Brokerage firms effecting transmittals or transfers of funds, including wire fund transfers, of $3000 or more must collect, retain and record on the transmittal order certain information regarding the transfer, including the name and address of the transmitter and recipient, the amount of the transmittal order, the identity of the recipient’s financial institution, and the account number of the recipient. Brokerage firms are also required to verify the identity of transmitters and recipients that are not established customers. The Firm does not engage in funds transfers or transmittals and therefore, the Firm will not typically be subject to these requirements.

E.	Prohibited Conduct – Structured Transactions

It is illegal for any person to structure transactions to evade the above reporting requirements of the Bank Secrecy Act. It is also illegal for anyone to assist another person in structuring transactions to evade the reporting requirements. Therefore, employees are prohibited from assisting any person in structuring transactions to avoid a CTR or any of the other record keeping/reporting requirements of the Bank Secrecy Act.

XIII.	RECORDKEEPING

The AMLCO is responsible for: (1) confirming that all records created in accordance with the Firm’s AML Program are maintained in accordance with the federal securities laws and SRO rules, and (2) facilitating amendment of the Firm’s recordkeeping policies and procedures to reflect record retention requirements for all documents in connection with the Firm’s anti-money laundering program, which may include the following:

•	Any SAR-SFs and supporting documentation,

•	Copies of any notifications to FinCEN in connection with voluntary sharing of information with financial institutions, or

•	Copies of any reports under the Bank Secrecy Act involving the receipt of cash or cash equivalents (e.g., Form 8300 — Report of Cash Payments over $10,000 Received in a Trade or Business).

The Firm will maintain all AML records in accordance with applicable law including the Bank Secrecy Act and SEC rules.

Confidential Information – For Internal Use Only

XIV.	AML PROGRAM FOR PRIVATE FUNDS TRAINING PROGRAM

In coordination with the AMLCO, the BDCO implements a program to train all covered employees(as determined by the Firm’s AMLCO) in connection with the Firm’s AML policies and procedures, the current law, and SRO rules and guidelines with respect to money laundering. The BDCO generally works with the Professional Development (“ProD”) Department to develop and deliver effective anti-money laundering training. AML training will be incorporated into the Firm Element of the Firm’s Continuing Education program. In determining anti-money laundering training topics, the BDCO will pay particular attention to the following:

•	feedback and potential areas of concern uncovered during routing reviews;

•	level of experience of the registered personnel;

•	the necessity to be pro-active concerning the uncovering of money laundering activities;

•	the severity of the regulatory exposure due to lack of such a pro-active stance;

•	the suspicious activity indicators to look for and the procedures in place regarding the vigilance required when establishing a new relationship; and

•	any other anti-money laundering issues that the AMLCO or BDCO believes would be educational.

The Firm’s AML Program for Private Funds training will consist of two parts:

•

Within a month of being hired by the Firm, all personnel deemed by nature of their specific job responsibilities to require such training will be required to undergo individual or group training with ProD.

•	On an annual basis, all appropriately designated personnel are required to complete the AML Program training.

The BDCO also may keep appropriate Firm employees informed about relevant anti-money laundering topics through compliance alerts (copies of which will be maintained by the BDCO), and through the Firm Element of the Firm’s Continuing Education Program.

The BDCO or ProDwill confirm that written records (e.g., agendas, memoranda, notes) regarding the Firm’s anti-money laundering training include: (i) dates when such training was conducted, (ii) the nature of the training, and (iii) the names of the staff who conducted and received the training. The BDCO or ProD will maintain the records in accordance with federal securities laws.

Employees will be offered training that may include information on how to detect unusual or suspicious transactions and how to maintain compliance with the various Federal rules, regulations and reporting requirements in light of the Firm’s limited business. All employees

Confidential Information – For Internal Use Only

also will be given instructions for how to administer the Firm’s AML policy and what steps should be taken should they deem some activity to be of a suspicious nature. Registered representatives will be made aware of their role in our overall anti-money laundering efforts, including:

•	Customer Identification and Verification;

•	Potential Indicators of Suspicious Activity;

•	Transportation of Monetary Instruments;

•	Suspicious Activities;

•	Civil and Criminal Penalties Associated with Money Laundering;

•	Recent Developments in Regulations;

•	New Techniques in Money Laundering Activity Efforts; and

•	New Money Laundering Trends Identified by Various Government Agencies (e.g., FinCEN and FATF).

XV. REVIEW OF IMPLEMENTATION OF THE AML PROGRAM FOR PRIVATE FUNDS

A.	Internal Audit Review — Every Two Years

The AMLCO is responsible for confirming that the Firm’s AML Program for Private Funds is reviewed every other year and that all deficiencies are addressed. Internal Audit will evaluate whether all procedures are being fully implemented. Internal audit will document their review process and will also make recommendations to revise the Firm’s program, if necessary. More frequent reviews will be warranted if the review conducted every other year reveals material issues of non-compliance or indications that the Firm’s AML Program for Private Funds have not been fully understood and/or implemented.

Internal Audit will communicate to the AMLCO observations and recommendations to enhance the program. The AMLCO will communicate with the Firm’s senior management and document steps taken to address the review. The AMLCO will maintain such documentation in accordance with federal securities laws.

Confidential Information – For Internal Use Only

B.	Review of Service Providers – Periodic

The AMLCO will undertake a periodic review but no less frequently than every 24 months, or more frequently if necessary, of the implementation by service providers of delegated aspects of the AML Program for Private Funds. The review will include a request for information which may include some or all of the following: (1) the most recent AML policy and procedural changes, (2) attestations or certifications from the service providers relating to their AML Program (3) other relevant information (e.g., in person diligence visits or telephonic interviews). Copies of all findings relating to the periodic review of third party service providers will be maintained by the AMLCO in accordance with applicable law and will be reported to senior management of the Firm.

[The remainder of the page intentionally left blank]

Confidential Information – For Internal Use Only

APPROVAL BY SENIOR EXECUTIVE OFFICER OF NUVEEN SECURITIES, LLC

Nuveen Securities, LLC’s AML Program for Private Funds was reviewed and approved on

Date

Name
Title

Confidential Information – For Internal Use Only

[Certain employees (e.g., AMLCOs) shall confirm in writing (in paper or electronically) that they have received and read a copy of the anti-money laundering written policies and procedures of the Firm and agree to strictly abide by all requirements as set forth therein. Sample below]

EXHIBIT A

I have received and read a copy of the anti-money laundering written policies and procedures of the Firm and agree to strictly abide by all requirements as set forth therein.

NAME	SIGNATURE	DATE

23

Policy Regarding Acceptance of Foreign Accounts for Separately Managed Accounts

(“SMA”) administered by Nuveen Global Operations (located in Chicago)

Covered Nuveen Investments affiliates:

Nuveen Asset Management (“NAM”)

Nuveen Investments Advisers Inc. (“NIA”)

Nuveen HydePark Group, LLC (“NHP”)

NWQ Investment Management Company LLC (“NWQ”)

Santa Barbara Asset Management (“SBAM”)3

Symphony Asset Management LLC (“SAM”)

Tradewinds Global Investors, LLC (“Tradewinds”)

Winslow Capital Management, Inc. (“Winslow”)

•

New accounts being opened via US sponsored SMA programs, may be accepted from countries designated as “Accept” on Exhibit A, as evidenced by the mailing address of the client (individual, corporation, trust etc.). Military addresses (e.g., APO AE) are acceptable for purposes of this policy, however PO Boxes are prohibited. In the case of corporate accounts established outside of the United States, we expressly reserve the right to request additional documentation (such as articles of incorporation or other documents) as needed. For a listing of countries that we may accept or decline accounts from for US-based SMA programs, please refer to Exhibit A.

•	Institutional client exceptions may be considered on a case-by-case basis.

•

For clients of US sponsored SMA programs residing in Canada, please see Exhibit B. Please note that paperwork must include representation that a client is a permitted client as defined by the Canadian National Instrument NI 31-103. The definition of a permitted client is included in Exhibit B.

•	This policy does not cover Canadian-based SMA programs designed for clients residing in Canada (e.g., Prudential third party/RBC; CIBC). Please see the specific terms of each such Canadian program.

•

New accounts may be accepted from US Citizens living abroad except for clients residing in Canada subject to suitability[1] and OFAC[2] considerations. For US Citizens residing in Canada, please refer to Exhibit B.

All accounts considered for management are subject to suitability1 and OFAC2 considerations. This policy may be amended from time to time at our discretion.

[1]

Suitability: In making ultimate determinations of suitability, the Manager shall take into account all information contained in the completed Questionnaire and any supplemental written information provided to the Manager by the advisor or client, and may accord reasonable deference to the financial advisor from the sponsor firm who is in the best position to know the client’s overall financial situation.

[2]

OFAC Check: The Office of Foreign Assets Control (“OFAC”) of the US Department of the Treasury administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign countries, terrorists, international narcotics traffickers, and those engaged in activities related to the proliferation of weapons of mass destruction. Manager will cross-check client and account information with the OFAC Specially Designated Nationals (SDN) and Blocked Persons List during the new account review process. Should a client be identified as being part of the SDN and Blocked Persons List, the account will be rejected.

[3]	Effective 9-28-2006

EXHIBIT A

Foreign Nations

COUNTRY	ACCEPT	DECLINE	EXCEPTIONS
Afghanistan		X
Albania		X
Algeria		X
American Samoa	X
Andorra		X
Angola		X
Anguilla	X
Antigua and Barbuda	X
Argentina	X
Armenia		X
Aruba	X
Australia (Pacific Rim)		X
Austria (EU)		X
Azerbaijan		X
Bahrain		X
Bangladesh (Pacific Rim)		X
Barbados	X
Belarus		X
Belgium (EU)		X
Belize	X
Benin		X
Bermuda	X
Bhutan (Pacific Rim)		X
Bolivia	X
Bosnia and Herzegovina		X
Botswana		X
Brazil	X
British Virgin Islands	X
Brunei (Pacific Rim)		X
Bulgaria (EU Applicant)		X
Burkina Faso		X
Burma		X
Burundi		X
Cambodia (Pacific Rim)		X
Cameroon		X
Canada	X		See Exhibit B
Cape Verde		X
Cayman Islands	X
Central African Republic		X
Chad		X
Chile	X
China (Pacific Rim)		X
Christmas Island		X
Cocos (Keeling) Islands		X
Colombia	X
Comoros		X
Congo		X
Cook Islands		X
Costa Rica	X

COUNTRY	ACCEPT	DECLINE	EXCEPTIONS
Cote d’Ivorie (Ivory Coast)		X
Croatia (EU Applicant)		X
Cuba		X
Cyprus (EU)		X
Czech Republic (EU)		X
Democratic Republic of Congo (Zaire)		X
Denmark (EU)		X
Djibouti		X
Dominica	X
Dominican Republic	X
East Timor		X
Ecuador	X
Egypt		X
El Salvador	X
Equatorial Guinea		X
Eritrea		X
Estonia (EU)		X
Ethiopia		X
Falkland Islands	X
Faroe Islands		X
Fiji		X
Finland (EU)		X
Macedonia		X
France (EU)		X
French Guiana	X
French Polynesia		X
Gabon		X
Gambia		X
Georgia		X
Germany (EU)	X
Ghana		X
Gibraltar	X
Greece (EU)		X
Grenada	X
Guadeloupe	X
Guam	X
Guatemala	X
Guernsey (Channel Isl.)	X
Guinea		X
Guinea-Bissau		X
Guyana	X
Haiti	X
Holy See (Vatican City)	X
Honduras	X
Hong Kong	X
Hungary (EU)		X
Iceland		X
India (Pacific Rim)		X
Indonesia (Pacific Rim)		X
Iran		X
Iraq		X
Ireland (EU)		X

COUNTRY	ACCEPT	DECLINE	EXCEPTIONS
Isle of Mann	X
Israel		X
Italy (EU)		X
Ivory Coast (Cote d’Ivorie)		X
Jamaica	X
Japan (Pacific Rim)		X
Jersey	X
Jordan		X
Kazakhstan		X
Kenya		X
Kiribati		X
Kuwait		X
Kyrgyzstan		X
Laos (Pacific Rim)		X
Latvia (EU)		X
Lebanon		X
Lesotho		X
Liberia		X
Libya		X
Liechtenstein		X
Lithuania (EU)		X
Luxembourg (EU)		X
Macau		X
Madagascar		X
Malawi		X
Malaysia (Pacific Rim)	X1
Maldives (Pacific Rim)		X
Mali		X
Malta (EU)		X
Marshall Islands		X
Martinique	X
Mauritania		X
Mauritius		X
Mayotte		X
Mexico	X
Moldava		X
Monaco		X
Mongolia (Pacific Rim)		X
Montserrat	X
Morocco		X
Mozambique		X
Myanmar (Pacific Rim)		X
Namibia		X
Nauru		X
Nepal (Pacific Rim)		X
Netherlands Antilles	X
New Caledonia		X
New Zealand (Pacific Rim)		X
Nicaragua	X
Niger		X

[1]	SMA program only-no dual contract

COUNTRY	ACCEPT	DECLINE	EXCEPTIONS
Nigeria		X
Niue		X
Norfolk Island		X
North Korea (Pacific Rim)		X
Northern Mariana Islands		X
Norway		X
Oman		X
Pakistan (Pacific Rim)		X
Palau		X
Palestinian Territory		X
Panama	X
Papua New Guinea (Pacific Rim)		X
Paraguay	X
Patagonia	X
Peru	X
Philippines (Pacific Rim)		X
Pitcairn Islands		X
Poland (EU)		X
Portugal (EU)		X
Puerto Rico	X
Qatar		X
Reunion		X
Romania (EU Applicant)		X
Russia		X
Rwanda		X
Saint Helena		X
Saint Kitts and Nevis	X
Saint Lucia	X
Saint Pierre and Miquelon		X
Saint Vincent and the Grenadines	X
Samoa		X
San Marino		X
Sao Tome and Principe		X
Saudi Arabia		X
Senegal		X
Serbia and Montenegro		X
Seychelles		X
Sierre Leone		X
Singapore (Pacific Rim)	X2
Slovakia (EU)		X
Slovenia (EU)		X
Solomon Islands		X
Somalia		X
South Africa		X
South Korea (Pacific Rim)		X
Spain (EU)		X
Sri Lanka (Pacific Rim)		X
States, Territories and Islands of Melanesia (Pacific Rim)		X
States, Territories and Islands of Micronesia (Pacific Rim)		X
States, Territories and Islands of Polynesia (Pacific Rim)		X

[2]	SMA program only-no dual contract

COUNTRY	ACCEPT	DECLINE	EXCEPTIONS
Sudan		X
Suriname	X
Swaziland		X
Sweden (EU)		X
Switzerland	X
Syria		X
Taiwan (Pacific Rim)		X
Tajikistan		X
Tanzania		X
Thailand (Pacific Rim)		X
The Bahamas	X
The Netherlands (EU)		X
Togo		X
Tokelau		X
Tonga		X
Trinidad and Tobago	X
Tunisia		X
Turkey (EU Applicant)		X
Turkmenistan		X
Turks and Caicos Islands	X
Tuvalu		X
Uganda		X
Ukraine		X
United Arab Emirates		X
United Kingdom (EU)	X
United States of America	X
Uruguay	X
Uzbekistan		X
Vanuatu		X
Vatican City (Holy See)	X
Venezuela	X
Vietnam (Pacific Rim)		X
Virgin Islands	X
Wake Island		X
Wallis and Fotuna		X
Western Sahara		X
Yemen		X
Zambia		X
Zanzibar		X
Zimbabwe		X

EXHIBIT B — CANADIAN PROVINCES

The following relates to the acceptance standards for Canadian residents in US-based SMA programs. It does not cover Canadian-based SMA programs. Definition of “Permitted Client” is on the next page.

SMA Accounts

Nuveen Asset Management (“NAM”) will accept “permitted clients” in Ontario only.

Nuveen Investments Advisers Inc. (“NIA”) will accept “permitted clients” in Ontario only.

NWQ Investment Management Company LLC (“NWQ”) will accept “permitted clients” in Ontario, Quebec, Alberta, British Columbia and Nova Scotia.

Santa Barbara Asset Management (“SBAM”) will accept “permitted clients” in Ontario.

Symphony Asset Management LLC (“SAM”) will accept “permitted clients” in Ontario.

Tradewinds Global Investors, LLC (“Tradewinds”) will accept “permitted clients” in Ontario,British Columbia, Nova Scotia, Alberta and Quebec.

Winslow Capital Management, Inc. will accept “permitted clients” in Ontario.

Nuveen HydePark will not accept Canadian residents in any US-based SMA program.

Accounts may be accepted from U.S. Citizen residing only in those provinces noted above for each affiliate. Accounts for U.S. citizens living in other Canadian provinces will NOT be accepted.

INSTITUTIONAL ACCOUNTS

Institutional Accounts exceptions may be considered on a case-by case basis. Please check with Compliance Department of the affiliate

PERMITTED CLIENTS:

1	A Canadian financial institution or a Schedule III bank

2	The Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada)

3	A subsidiary of any person referred to in 1 and 2 above, if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary

4	A pension fund that is regulated by either the federal Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly owned subsidiary of such a pension fund

5	An entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in 1 to 4 above

6	The Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada

7	A municipality, public board or commission in Canada; and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Quebec

8	Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government

9	An individual who beneficially owns financial assets, as defined in s. 1.1 of National Instrument 45-106, having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5 million (other than in respect of an international adviser, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer*)

10	A person or company that is entirely owned by an individual or individuals referred to in 11 above, who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction

11	a person or company, other than an individual or an investment fund, that has net assets of at least $25 million as shown on its most recently prepared financial statements (other than in respect of an international adviser, a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer*)

12

An investment fund if one or both of the following apply:

(i) The fund is advised by a person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada

(ii) The fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada

13	A trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be

14	A person or company acting on behalf of a managed account managed by the person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction (other than in respect of an international adviser, if the managed account is for a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer*)

15	a registered charity under the Income Tax Act (Canada) that is advised by an eligibility adviser, as defined in s. 1.1 of National Instrument 45-106, or an adviser registered under the securities legislation of the jurisdiction of the registered charity

16	A person or company that distributes securities of its own issue in Canada only to persons or companies referred to above for either an international adviser or an international dealer, as the case may be

Appendix 22

Nuveen Investments, Inc.

Nuveen Securities, LLC

NEW PRODUCT APPROVAL POLICY

May 2011

i

New Product Approval Policy                                 Nuveen Investments, Inc./Nuveen Securities, LLC

I.     Introduction

This policy applies to Nuveen Investments, Inc. (“Nuveen”) and all subsidiaries, affiliates and officers, directors and employees of those entities (together, “the Nuveen Organization” or “the firm”) for all products developed and offered through Nuveen Securities, LLC.

The objectives of the New Product Approval process (“NPA”) are to ensure that new products are introduced in a risk appropriate manner, that risks and issues associated with new products are properly considered, are communicated as appropriate within the organizations, and that regulatory and control requirements are fully met. It attempts to ensure, among other things, that:

•	Control & support functions, including Operations, Legal and Compliance are fully prepared to support the proposed new product;

•	Business, investment, product, legal, regulatory and operational risks are identified, evaluated and mitigated/managed as practicable and appropriate;

•	Potential conflicts across the enterprise are identified, evaluated and mitigated as practicable and appropriate;

•	Reputational, legal, regulatory and tax risks are evaluated and communicated to the appropriate personnel responsible for managing that risk; and

•	The pace of new product growth is consistent with the pace of the Nuveen Organization’s capacity to manage the associated risks;

No new product shall be offered for sale without prior approval according to the NPA.

II.     Definition of New Product

The NPA process is designed to ensure that appropriate due diligence is conducted and each new product is approved prior to its offer or sale. For this purpose, a “New Product” includes all new products developed and distributed through Nuveen Securities LLC. The NPA will consider, among the factors, the following:

•	Is the product new to the marketplace and/or to the firm?

•	Will the product be introduced to a new market? E.g., is the firm proposing to sell a product to retail investors that have previously only been sold to institutional investors?

•	Does the product involve material modifications to an existing product, including modifications that impact risk to the customer, product structure, fees and costs or compensation?

1

•	Does the product require material operational, systems or technology resources or other changes?

•	Is the product an existing product that is being offered in a new distribution channel, geographic region, or in a new currency?

•	Does the product require new compliance (including supervisory sales practices) practices or systems?

•	Does the product raise potential conflicts or other risks that have not previously been identified?

Any questions regarding whether a product or business initiative requires the firm to initiate the NPA should be directed to any member of the Product Development Team.

III.     The NPA Process

Each new product shall undergo the following review process before it can be offered for sale:

A.     The Product Development Team (“PDT”)

All new product ideas that could meet the above-described definitions of a potential new product must be presented to the PDT.

The PDT shall initially be comprised of representatives of three areas:

•	Product & Marketing;

•	Investment Services; and

•	Sales.

All new product ideas shall require a Product Sponsor to act as a sponsor. The Product Sponsor shall coordinate as necessary with business, product, investment, operations, legal and compliance partners in completing a New Product Proposal (“NPP”). The Product Sponsor will complete the Early Stage Assessment (“ESA”) portion of the NPP, and will present the ESA to the PDT for review.

The PDT shall review the product development opportunity based on the business, investment, risk, operations and other factors set forth in the NPP. Factors can be added and revised as business, economic, market, investment and risk considerations warrant.

For ESA purposes, the PDT will consider, among other things:

•	For whom the product is intended, including considering who the target investor is and what role the product would play in their investment portfolio;

•	The product’s objective, including whether the product adds to or improves the firm’s current offerings;

•	Whether the product is based on a sound investment thesis;

•

Key risks of the underlying investment strategy, as well as the risk of implementing the strategy. In addition, are there additional risks at the fund level such as leverage, or certain operational risks such as liquidity, tax, or regulatory risks that could result in the product performing in an unexpected way?

•

Can less costly, complex or risky products achieve the same objectives? Does the product create any novel legal, tax, market investment or credit risks for the firm? Are there any specific training needs associated with the new product?

•	What assumptions underline the product and how sound are they? What market or performance factors determine the investor’s return?

•	What are the risks to investors? Have those risks been appropriately identified, evaluated and, to the extent practicable and efficient, mitigated?

•

What are the costs and fees? Are they appropriate? Are all costs and fees appropriately transparent? How do the costs and fees compare with comparable products offered by competitors or equivalent investment alternatives? What is the complexity of the product?

The PDT shall meet on as needed basis. The PDT shall consult with Legal, Compliance, Investment Operations, Finance and other functions as necessary and appropriate. Upon review of a product idea, the PDT shall either reject further consideration of a product idea, or recommend the proposed product for further review of the ESA by the Executive Product Development Review group (“EPDR”).

B.     Executive Product Development Review:

The EPDR shall review PDT product ideas and have the following functional areas represented. The number of representatives within functional areas can change as circumstances warrant — at least one member of an asterisked functional area will have a vote:

•	Product & Marketing*;

•	Investment Services*;

•	Sales*:

•	Legal*;

•	Compliance*.

An EPDR Chair shall be designated to facilitate EPDR meetings. The EPDR shall meet at minimum on a monthly basis. As market, investment or business conditions warrant, the EPDR review process can be accelerated or delayed. The EPDR Chair shall be responsible for maintaining a pipeline tracking document, overseeing the status of ongoing product development efforts across the firm. Voting members of the EPDR are asterisked above. Two votes shall be required to approve the ESA and final NPP approval of a new product.

The Product Sponsor shall present the product ESA for approval to the EPDR. The factors taken into account by the EPDR shall include the factors referenced above and any other factors deemed relevant by the EPDR. Such factors shall be set forth in detail in the NPP as warranted. Once the EPDR has approved the ESA, further review and approval will be required across multiple functional areas, including Investment Services, Legal, Compliance, Finance, Investment Operations, Sales, Marketing, and Information Technology. After all functional sign-offs have been received, the Product Sponsor will present to the EPDR for final approval. The EPDR will consider any additional risks and concerns identified during the functional review. In addition, where applicable, the primary portfolio manager and investment affiliate business head will be required to approve the proposed product.

The EPDR shall also provide authorization of seed capital and resource approval based on detailed product workout, firm wide initiatives, and resource capacity. EPDR’s reasons underlying approval or rejection shall be documented and recorded as set forth in the NPP. A product will not be seeded and/or launched without final EPDR approval.

IV.     Aged Approvals

If the period between approval and offering of the product exceeds one year, then the risk of supporting that product may have materially altered such that a “fresh” approval is required. Once seeded, however, a product shall be deemed offered and not subject to further review.

V.     Executive Committee Reporting

Each EPDR approval or rejection of a new product shall be reported to the Executive Committee on a timely basis.

SECTION 6. Operations Related Policies

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

CUSTODY POLICY AND PROCEDURES

BACKGROUND

Rule 206(4)-2 of the Investment Advisers Act of 1940 (the “Advisers Act”), the “custody rule,” imposes specific conditions on advisers who have actual or constructive custody of client assets. The rule defines custody as “holding, directly or indirectly, client funds or securities, or having any authority to obtain possession of them.” An adviser also has custody if a related person holds, directly or indirectly, client funds or securities, or has any authority to obtain possession of them in connection with advisory services the adviser provides to clients. The rule provides the following three examples of what constitutes adviser custody:

1.	possession of client funds or securities, unless an adviser receives them inadvertently and the adviser returns them to the sender within three business days of receipt;

2.	any arrangement that authorizes or permits an adviser to withdraw client funds or securities, e.g., a general power of attorney, direct debiting of advisory fees, etc.; and

3.	any capacity, e.g., general partner of a limited partnership, managing member of a limited liability company, etc., that gives an adviser or supervised person, legal ownership of or access to client funds or securities.

NWQ Investment Management Company, LLC (“NWQ”) is deemed to have limited custody of the assets of each institutional account and retail managed account program for which the firm or a related person has the authority to directly bill the custodian, broker, or sponsor for advisory fees and deduct the fees from the client account.

Additionally, NWQ or a related person serves as the investment manager and/or general partner of certain privately placed pooled investment vehicles (“Private Funds”). According, NWQ or a related person of NWQ has:

•	signatory power over checking accounts;
•	the power to unilaterally wire funds;
•	a general power of attorney over a Private Fund’s accounts; and
•	the ability to collect fees directly from Private Fund accounts.

As a result, NWQ is deemed to have custody of Private Fund account assets.

POLICY

Institutional Accounts and Retail Managed Account Programs

NWQ does not permit employees or the firm to accept or maintain client assets. It is NWQ’s policy that all funds, securities, and other assets of each of its clients be maintained in the name of the respective client and held by a qualified custodian1 handling each client’s respective account.

Notwithstanding the firm’s policy to prohibit employees or the firm from accepting or maintaining custody of client assets, NWQ is deemed to have a limited form of custody with respect to certain client assets by virtue of its authority to withdraw advisory fees from client accounts. The principal risk associated with this form of custody is that fees are not deducted from client accounts in accordance with advisory contract terms. Accordingly, it is NWQ’s policy to maintain procedures reasonably designed to mitigate this risk and to test the procedures periodically. In addition, NWQ intends to form a reasonable basis, after due inquiry, that the qualified custodian is sending account statements in accordance with the rule. NWQ will also cause a legend to be inserted on account statements sent to clients urging the client to compare NWQ’s statements with the statements received from the custodian.

Private Funds

The assets of the Private Funds over which NWQ has custody are maintained with qualified custodians: (i) in a separate account for each Private Fund under the Fund’s name; or (ii) in accounts that contain only the funds and securities of NWQ’s clients, under NWQ’s name as agent or trustee for its clients.

In addition, NWQ, as a matter of policy, relies on the pooled investment vehicle exemption and the privately offered securities exemption outlined in the rule. As such, each Private Fund over which NWQ has custody will undergo an annual audit by an independent public accountant that is registered with the Public Company Accounting Oversight Board (“PCAOB”) and subject to regular inspection by the PCAOB as of the commencement of its engagement with NWQ, and as of each calendar year end.

Furthermore, each Private Fund will seek to distribute its audited financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) to all of its investors within 120 days, or 180 days in the case of a fund-of-funds, of the end of its fiscal year. Upon liquidation, NWQ will cause a Private Fund to undergo a final audit and distribute audited financial statements prepared in accordance with GAAP to all investors promptly after the completion of such audit.

[1]	“Qualified custodians” include banks, broker-dealers, futures commission merchants and certain foreign financial institutions.

2

In reliance on the privately offered securities exemption, NWQ will not maintain with a qualified custodian securities which: (i) were not acquired in a public offering, (ii) are uncertificated and ownership is recorded only on the books of the issuer or its transfer agent in the name of the Private Fund and (iii) the transfer of ownership is subject to prior consent of the issuer or holders of the issuer’s outstanding securities.

In the event NWQ determines it cannot meet the pooled investment vehicle exemption or the privately offered securities exemption, NWQ will:

•	upon opening an account with a qualified custodian on the Private Fund’s behalf, promptly notify the Private Fund in writing of:

•	the name and address of the qualified custodian and the manner in which the funds or securities are maintained, and

•	any changes to the forgoing information.

For purposes of satisfying this custodian notification requirement, NWQ may send the notice to the board of directors or similar independent representative of the Private Fund or its investors.

If NWQ also sends account statements to investors in a Private Fund that does not comply with the audit requirements, it will include in the custodian notification provided to the investors (if any), and in any subsequent account statement that it sends to those investors, a statement urging the investors to compare the account statements from the custodian with those from NWQ.

•

form a reasonable basis, after due inquiry, for believing that the qualified custodian sends account statements, at least quarterly, to each investor in the Private Fund, that identifies the amount of funds and each security in the Private Fund’s account at the end of the period and setting forth all transactions during that period.

•

engage an independent public accountant to verify by actual examination the Private Fund’s funds and securities of which NWQ has custody. Such examination must occur at least once during each calendar year at a time that is chosen by the accountant without prior notice or announcement to NWQ and that is irregular from year to year.

PROCEDURES

Institutional Accounts

NWQ has adopted the following procedures to implement and maintain the firm’s policies:

3

Avoidance of Custody

Whether NWQ has custody of assets depends upon whether the firm directly or indirectly holds the securities or has any authority to possess them. Accordingly, NWQ has taken the following measures to mitigate the possibility of obtaining possession of client assets that should be maintained with a qualified custodian.

•

If an NWQ employee becomes aware that a client or prospective client is contemplating delivering funds or securities to NWQ or a related person, other than a check for fees, the employee must instruct such client to deliver such funds or securities to their qualified custodian and not to NWQ or the related person.

•

From time to time NWQ or any of its employees may receive funds or securities from a client or third party, including a check other than for fees. Employees who receive client assets inadvertently are instructed to contact NWQ’s Chief Compliance Officer (“CCO”), or designee, immediately upon receipt of such assets. The CCO, or designee, will determine whether to:

•	return the funds or securities to the sender within three business days of receipt, or

•

in limited instances forward client assets to the client (or former client) or the client’s qualified custodian within five business days. This forwarding procedure applies only to: (1) client tax refunds from a tax authority; (2) client settlement assets (e.g., related to class action lawsuits or other legal actions) from fund administrators; (3) client stock certificates in a class action lawsuit involving bankruptcy where shares are issued in newly organized entity or as a result of a business reorganization; or (4) or any other situation deemed appropriate by the CCO.

Fee Deductions From Client Accounts

Nuveen’s Finance Department (the “Finance Department”) maintains procedures reasonably designed to:

•	Determine neither NWQ nor any employee or officer of NWQ collect fees from a client’s account without the client’s prior written authorization.

•	Ensures fees are being deducted from client accounts in accordance with advisory contract terms for new accounts and subsequent changes to fee structures.

Account Statement Confirmation

Advisers must have a reasonable basis, after due inquiry, for believing the qualified custodian sends quarterly account statements to each account over which it has custody. Because NWQ has the authority to withdraw advisory fees directly from client accounts,

4

the firm is subject to this requirement. Accordingly, NWQ has taken the following measures to confirm account statement delivery as follows:

•	The Finance Department identifies those client accounts for which invoices are provided to custodians, broker dealers, or sponsors for direct debit of advisory fees.

•

Nuveen Global Operation’s (“NGO”) Director of Operations — LA, or designee, prepares an annual mailing based upon the list received from the Finance Department requesting notification from the qualified custodian if any of the following conditions are inaccurate:

•

that the qualified custodian maintains policies and procedures to ensure accounts statements are prepared and delivered to clients in a timely fashion, but no less frequently than quarterly, and that undelivered statements returned to the firm are properly handled;

•	the qualified custodian reasonably believes that all client account statements were timely prepared and delivered to clients for the past quarter; and

•	the account statements identify the amount of funds and of each security in the account at the end of the period and set forth all transactions in the account during that period.

Account Statement Legend

While NWQ is not subject to the notice and legend requirements outlined in the rule because NWQ does not open custodial accounts for institutional clients, NWQ nonetheless, has adopted the following procedure as best practice:

•

NGO’s Director of Operations — LA, or designee, shall cause a legend to be inserted on the cover page of each client account statement that, among other things, urges the clients to compare the account statements they receive from NWQ with those they receive from their qualified custodian.

Private Funds

As noted above under the Private Funds Policy section, NWQ relies on the pooled investment vehicle exemption and the privately offered securities exemption outlined in the rule. As the investment manager or general partner of the Private Funds, NWQ will adhere to the following procedures with respect to each Private Fund for which it or a related person serves as general partner or investment manager:

5

Pooled Investment Vehicle Exemption

NGO’s Director of Institutional Operations — Chicago is responsible for:

•

Ensuring that the assets of each Private Fund over which NWQ has custody are maintained with “qualified custodians” (i) in a separate account for each Private Fund under the respective Private Fund’s name or (ii) in accounts that contain only the funds and securities of NWQ’s clients under NWQ’s name as agent or trustees for its clients.

“Qualified Custodians” include banks, broker dealers, futures commission merchants and certain other foreign financial institutions.

The Finance Department is responsible for:

•

selecting and verifying that each auditor of a Private Fund is registered with PCAOB by obtaining a written certification from the auditor or verifying that the auditor is included on the PCAOB’s list of registered auditors, and.

•	reviewing for accuracy the annual audited financial statements for each Private Fund, which must be prepared in accordance with GAAP.

The Client Service Department is responsible for:

•	sending the audited Private Fund financial statements to each Private Fund investor within 120 days (or 180 days for a fund-of-funds) of the end of each Private Fund’s fiscal year, and

•	maintaining records of the delivery of such financial statements. Fee

Deductions From Investor Accounts

Nuveen’s Finance Department is responsible for reviewing the advisory fees paid to NWQ by each Private Fund to ensure:

•	the amount of assets under management on which the fee is billed is accurate,

•	the assets under management reflected on the billing statement have been reconciled with the assets under management reflected on the audited financial statements; and

•	the fee calculation is in accordance with the terms of each Private Fund’s advisory contract.

6

Inadvertent Receipt of Investor Assets

•

If an NWQ employee becomes aware that an investor, prospective investor or other third party in a Private Fund is contemplating delivering funds or securities to NWQ or a related person, the employee must instruct such individual to deliver such funds or securities to the Private Fund’s custodian and not to NWQ or the related person.

•

From time to time NWQ or any of its employees may receive funds or securities from an investor in a Private fund or third party other than a check for fees. Employees who receive client assets inadvertently are instructed to contact NWQ’s Chief Compliance Officer (“CCO”), or designee, immediately upon receipt of such assets. The CCO, or designee, will return the funds or securities to the sender within three business days of receipt. NWQ may not send the funds or securities to the Private Fund’s qualified custodian.

Retail Managed Account Programs

In the case of managed accounts that require fee deductions to be effected on behalf of NWQ for dual contract Retail Managed Account Programs, NWQ seeks to have a “reasonable basis, after due inquiry,” for believing that qualified custodians send account statements, at least quarterly, to clients. NWQ relies upon Nuveen Investment’s Compliance Department to make “due inquiry” by employing one or more of the following techniques:

•

include representations and warranties in the annual Compliance letter sent to program sponsors. (Representations are provided on a negative consent basis by qualified custodians to the effect that they are providing accounts statements to clients).

•	request for SAS 70 reports from selected sample of custodians.

•	include in written “firm” generated reports, disclosures reminding clients that they should obtain/review custodial statements.

•	for Nuveen employee wrap accounts, where Nuveen has the ability to deduct fees, confirm with Nuveen’s Personal Trading Team that they received custodial statements for those employee wrap accounts.

•	for selected clients periodically confirm that they have received account statements from their custodian; or

•	for non-wrap custodians, through periodic certifications (which may be provided on a “negative consent” basis) obtain representations that they are sending account statements to clients.

7

Form ADV

NWQ ensures the information in Form ADV remains accurate by amending the form at least annually within 90 days after fiscal year end and more frequently depending on the significance of any changes to the information contained in the form. Accordingly, NWQ’s CCO, or designee, will periodically review Form ADV Part 2A to ensure the firm’s custodian disclosures remain accurate and complete.

Records

Each of the applicable parties named above, or their respective designees, is responsible for maintaining records reflecting the administration of this policy and related procedures for five years, of which two years plus current year are to be retained on-site and the remainder in an easily accessible place.

Administration and Oversight

Each of the applicable parties named above, or their respective designees, are responsible for:

•	ensuring their personnel are familiar with the standards and procedures set forth herein, and

•	implementing and monitoring compliance with this policy and related procedure set forth herein.

Questions regarding any aspect of this policy should be directed to the CCO, or designee.

NWQ’s CCO, or designee, shall monitor compliance with this policy and procedures by periodically reviewing relevant files and documents generated and maintained pursuant to this policy.

Adopted: October 5, 2004

Amended: August 20, 2008

Amended: August 23, 2010

Amended: February 6, 2011

Amended: June 8, 2011

8

NWQ Investment Management Company, LLC

Pricing Policy and Procedures

I. Introduction

NWQ Investment Management Company, LLC (“NWQ”) is an investment adviser registered with the Securities and Exchange Commission (“SEC”). NWQ utilizes valuations primarily for internal information purposes, principally to support the management and administration of client portfolios and for performance and fee calculations. Generally, NWQ obtains prices for financial instruments held in client portfolios using external pricing vendors, broker – dealer quotes and internal fair value procedures. In recognition of the complexity of valuing the variety of assets managed by NWQ, the pricing policy (the “Policy”) generally does not address the pricing of specific types of assets, but rather is designed to address issues of universal application, and to provide a governance framework supporting the valuation procedures applicable to each portfolio position managed by NWQ.

II. Statement of Policy

As an SEC-registered investment adviser, NWQ owes each of its advisory clients certain fiduciary duties including a duty to act in each client’s best interest and a duty of undivided loyalty and utmost good faith. In light of its fiduciary obligations, NWQ regards accurately valuing client portfolios as an integral part of its business.

In December 2003, the SEC adopted Rule 206(4)-7 under the Investment Advisers Act (“Advisers Act”) which requires the maintenance of written policies and procedures reasonably designed to prevent violation of the federal securities laws and the Advisers Act. Industry practices that have developed subsequent to this Rule’s adoption include:

•	regularly reviewing the appropriateness and accuracy of the method used in valuing financial instruments and making any necessary adjustments;

•	adopting policies and procedures that require the adviser to monitor for circumstances that may necessitate the use of fair value prices;

•	establishing criteria for determining when market quotations are no longer reliable for a particular financial instrument; and

•	providing a methodology or methodologies by which the adviser determines the current fair value of a financial instrument.

Consistent with its fiduciary obligations and related regulatory requirements, as a matter of policy, NWQ seeks to:

1.	maintain accurate market valuations of financial instruments held in all client portfolios;

2.	value all financial instruments held in client portfolios on a regular basis; and

3.	measure the fair value of financial instruments for which market quotations are not readily available or for which the prices provided by a pricing source do not, in NWQ’s view, represent current fair value.

The purpose of the Policy is to value all financial instruments under NWQ’s management at their accurate fair market value. Such value should reflect the price at which the financial instrument could reasonably be expected to be sold in an arms-length transaction.

III. Pricing Guidelines

The valuation and pricing authority for financial instruments managed by NWQ ultimately rests with NWQ’s Valuation Committee (the “NWQ Valuation Committee”). The NWQ Valuation Committee has delegated its day-to-day valuation responsibility to the Nuveen pricing group (the “Pricing Group”). The Pricing Group works closely with NWQ’s investment personnel, the NWQ Valuation Committee and third party service providers to maintain timely, accurate valuations.

A.     NWQ Valuation Committee

The NWQ Valuation Committee’s responsibilities include oversight of all aspects of the Policy, including the approval of portfolio pricing and valuation methodologies and oversight of pricing vendors. The NWQ Valuation Committee will periodically assess the policy and revise where appropriate. Governance procedures are described in the NWQ Valuation Committee’s charter documents attached hereto as Exhibit A.

B.     Pricing Group and NWQ Pricing Hierarchy

The NWQ Valuation Committee has delegated its day-to-day valuation responsibility to the Pricing Group which includes pricing operations, fair value and review personnel.

The Pricing Group is responsible for obtaining prices for all portfolio positions managed by NWQ. The Pricing Group primarily uses recognized vendors (the “Pricing Vendors”) for pricing information and also has manual pricing processes in place should the Pricing Vendors not be able to provide a quote. In the absence of a readily available market value (as provided for by the Pricing Vendors) the Pricing Group may utilize approved desktop procedures or may recommend a new fair value methodology to the NWQ Valuation Committee.

Generally, the Pricing Group prices all NWQ portfolio positions on a daily basis by uploading prices from the respective Pricing Vendors. Price quotes include primary market close, last traded, bid/ask and evaluated prices. The Pricing Group specifies preferred price types based on the approved pricing hierarchy attached hereto as Exhibit B — the “NWQ Pricing Hierarchy”. In the event that the preferred pricing type from a designated pricing source for a financial instrument is not available, the Pricing Group will consider the next preferred price type received per the NWQ Pricing Hierarchy.

All financial instruments are priced in local currency and automatically converted daily into the respective client’s requested currency using closing spot rates sourced from IDC. Where NWQ has contractually agreed to specific client requests related to the pricing of an asset and pricing procedures, such policies and procedures will supersede the NWQ Pricing Hierarchy.

C.     Fair Value Pricing

NWQ values financial instruments based on available market information and generally considers fair valuation appropriate only in the absence of a readily available market price or where there is strong evidence that the market price or price provided by the Pricing Vendors does not accurately represent fair value for the respective financial instrument. NWQ may utilize fair value pricing methodologies for financial instruments not covered by the Pricing Vendors or where a change in marketability indicates that the price provided by the Pricing Vendors may not be accurate. NWQ may also utilize a fair value methodology when a significant event occurs with respect to a market or a particular financial instrument that NWQ believes has caused the market price to no longer reflect current value. NWQ will approve a fair value methodology based on a best efforts basis to establish the price at which the financial instrument could reasonably be expected to be sold in an arms-length transaction.

APPROVED: SEPTEMBER 29, 2010

EXHIBIT A

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

VALUATION COMMITTEE CHARTER

ESTABLISHMENT AND PURPOSE

NWQ Investment Management Company, LLC (“NWQ”) hereby establishes the NWQ Valuation Committee (the “Committee”). The primary purpose of the Committee is to oversee the valuation and pricing for assets managed by NWQ.

The Committee will delegate responsibility for day to day valuation and pricing to the Nuveen pricing group (the “Pricing Group”), subject to the Committee’s ultimate oversight and responsibility.

The Committee may elect a chairman, who will preside over Committee meetings (the “Chairman”).

MEETINGS

The Committee will meet on a periodic basis and may convene special meetings at the request of any Committee member as circumstances require. The Chairman or his/her designee will establish an agenda for each meeting. The Chairman of the Committee may invite NWQ officers and employees and other interested parties to participate in meetings.

A majority of the Committee’s members will constitute a quorum. At any meeting of the Committee, the decision of a majority of the members present and voting will be determinative as to any matter submitted to a vote.

REPORTING

The Committee will keep minutes of its meetings in accordance with NWQ’s books and records requirements.

AMENDMENTS

This charter may be amended by a vote of a majority of the Committee members.

A-1

DUTIES AND RESPONSIBILITIES

A.    Valuation Oversight

The Committee shall have the following specific duties and responsibilities:

•	adopt, establish and authorize specific valuation methodologies and related policies and procedures used to value and price financial instruments managed by NWQ;

•	oversee the activities conducted by the Pricing Group and NWQ’s investment personnel interactions with the Pricing Group;

•	receive and review the Pricing Group’s reports, including fair valuation methodologies and pricing, price variance threshold and price movement reports; and

•

receive and consider recommendations of the Pricing Group regarding pricing vendor requests and alternative valuation approaches and methodologies, including internal fair value and third party valuation firm proposals.

B.    Other

The Committee will review with NWQ’s management, as necessary:

•	any valuation and pricing compliance matter brought to the attention of the Committee; and

•

any comments from or matters brought to management’s attention by the staff of the Securities and Exchange Commission or other governmental, regulatory and/or self-regulatory organization or authority.

A-2

Products	Pricing Source	Price Methodology	Valuation Point	Index
EQUITIES
U.S. Listed Equities	IDC Bloomberg IDC	IDC: Close Bloomberg: Last Trade IDC: Bid	10%	NYSE/AMEX
U.S. OTC Equities	IDC Bloomberg IDC	IDC: Close Bloomberg: Last Trade IDC: Bid	10%	NASD
Foreign Securities	IDC Bloomberg IDC	IDC: Close Bloomberg: Last Trade IDC: Bid	10%	NASD
Listed ADRS	IDC Bloomberg IDC	IDC: Close Bloomberg: Last Trade IDC: Bid	10%	NASD
Unlisted ADRS	IDC Bloomberg	IDC: Evaluated Bid Bloomberg: Last Trade	5%	N/A
Listed Preferred Stock	IDC Bloomberg IDC	IDC: Close Bloomberg: Last Trade IDC: Bid	10%	NASD
Unlisted Preferred Stock	IDC Bloomberg	IDC: Bid Bloomberg: Last Trade	5%	NYSE
FIXED INCOME
Corporate Bonds	IDC Bloomberg	IDC: Evaluated Bid Bloomberg: Last Trade	2%	USTB
Convertible Bonds	IDC Bloomberg	IDC: Evaluated Bid Bloomberg: Last Trade	2%	USTB
Agencies	IDC Bloomberg	IDC: Evaluated Bid Bloomberg: Last Trade	2%	USTB
Municipal Bonds	IDC Bloomberg	IDC: Evaluated Bid Bloomberg: Last Trade	2%	N/A
US Treasuries	IDC Bloomberg	IDC: Evaluated Bid Bloomberg: Last Trade	2%	USTB
Mortgage Pools	IDC Bloomberg	IDC: Evaluated Bid Bloomberg: Last Trade	2%	USTB
Non US Debt	IDC Bloomberg	IDC: Evaluated Bid Bloomberg: Last Trade	2%	USTB
OTHER ASSETS
Options	Bloomberg IDC Bloomberg	Bloomberg: Ask IDC: Ask Bloomberg: Last Trade	20%	S&P 500
Rights	Bloomberg Bloomberg	Bloomberg: Ask Bloomberg: Last Trade	10%	N/A
Warrants	Bloomberg Bloomberg	Bloomberg: Ask Bloomberg: Last Trade	5%	N/A
Futures	Bloomberg IDC	Bloomberg: Last Trade IDC: Close	10%	N/A

Price Type	Price Type Explanation
IDC: Close	For US Securities, the 4:00 EST primary exchange closing price. For international securities, the official/exchange close from the primary exchanges for each country.
IDC: Bid	For US Securities, the 4:00 EST primary exchange bid price. For international securities, the official/exchange bid from the primary exchanges for each country.
IDC: Evaluated Bid	IDC calculated bid evaluation prices derived by Interactive Pricing and Reference Data. ADR evaluations generated by taking the most recent underlying equity bid, divided by the applicable interest rate (at London Close) and multiplied by the ADR factor. Fixed income evaluated bids based on dealer quotes, model driven valuations, and issue specific factors among other considerations. Evaluations are calculated daily at approximately 16:30 EST using the most current data available.
Bloomberg: Last Trade	For US Securities, the 4:00 EST primary exchange closing price. For international securities, the official/exchange close from the primary exchanges for each country.
Bloomberg: Ask	For US Securities, the 4:00 EST primary exchange ask price. For international securities, the official/exchange ask from the primary exchanges for each country.

EXHIBIT B	NWQ Investment Management Company, LLC Pricing Matrix	* Updated 8/24/10

SECTION 7. Books and Records

NWQ INVESTMENT MANAGEMENT COMPANY, LLC

BOOKS AND RECORDS POLICY AND PROCEDURES

Securities and Exchange Commission Rules

Rule 204-2 adopted under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) requires a registered investment adviser, such as NWQ Investment Management Company, LLC (“NWQ”), to make and keep current the books and records relating to its business activities and the accounts it manages. NWQ also must adhere to certain of the recordkeeping requirements of the Investment Company Act of 1940, as amended (the “1940 Act”) because NWQ serves as sub-adviser to mutual fund clients.

General Books and Records Requirements

All books and records required by Rule 204-2(a) and any records related to Private Funds for which NWQ serves as manager will be maintained for a period of not less than five years from the end of the fiscal year during which the record was last altered, the first two years in NWQ’s offices or its affiliates’ offices in an easily accessible place.

Any records required by Rule 204-2(a) that are related to mutual fund clients will be maintained for a period of not less than six years from the end of the fiscal year during which the record was last altered, the first two years in NWQ’s offices or its affiliates’ offices, in an easily accessible place. For mutual fund clients, NWQ must identify and maintain any additional records that it may be contractually obligated to maintain through its management contract with the adviser and/or the mutual fund client.

Books and Records Policy and Procedures

NWQ has adopted the following polices and procedures to comply with the recordkeeping obligations required of the firm under SEC rules, as summarized above. Specific books and records required of NWQ under Rule 204-2 of the Advisers Act are set forth in Attachment A to this policy.

Maintenance of Required Records

NWQ or its affiliates will maintain the records required by Rule 204-2(a) under the Advisers Act. These records include, but are not limited to the following: trade tickets, financial statements, bank statements, bills and invoices, contracts, and written communications with clients. The records will be maintained by various individuals and maintained in NWQ’s or its affiliates’ offices, in an easily accessible place.

1

Record Retention Period

As required by Rule 204-2 under the Advisers Act, NWQ maintains its books and records in its offices or the offices of one of its affiliates for a period of not less than two years. Thereafter, these books and records (except those relating to performance substantiation which are maintained indefinitely) are maintained for a period of not less than five years, or six years for records related to mutual fund clients, from the end of the fiscal year during which the record was last altered or last used. NWQ may use a third party storage facility to store records older than two years.

Mutual Fund Client Records

In serving as an investment adviser to a registered investment company, NWQ may also be contractually obligated to maintain certain of the records specified by Rule 31a-1(b) permanently and others for a period of six years, the first two years in an easily accessible place. NWQ will comply with any contractual requirement pursuant to Rule 31a-3 under the 1940 Act, which requires NWQ to acknowledge that such records are the property of the person required to maintain and preserve such records and such records will be surrendered promptly on request.

Corporate Records

Limited Liability Company bylaws and articles of formation, articles of amendment, member consents, minute books, and ownership books and records of NWQ shall be maintained by the Legal Department of Nuveen Investments, Inc. and shall be preserved until at least three years after termination of the enterprise.

Requirements for Advisers with Custody

NWQ does not intend to maintain physical or actual custody of any client assets (other than commingled funds) or to be deemed to have custody of client assets (other than commingled funds). Notwithstanding the foregoing, any employee believing that NWQ may have or be deemed to have custody or possession of an advisory client’s securities or funds must contact the Chief Compliance Officer so that proper compliance procedures can be determined related to the custody of such assets.

Maintaining Records Electronically

NWQ or its affiliates may elect to maintain and preserve certain books and records electronically, on a computer storage medium under the conditions set forth below. The records will be:

1.	Arranged in a way to permit the immediate location of any particular record;

2.	Arranged in a way that enables NWQ or its affiliates to present the information completely, accurately and in a format specified by the SEC;

3.	Stored separately from the original, one other copy of the computer storage medium for the time required;

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4.	Shall be stored in a way to ensure the maintenance and preservation of, and limited access to, records so as to reasonably safeguard records from loss, alteration, or destruction; and

5.	Maintained in accordance with the Advisers Act.

Email and Instant Messaging Communications

Email and Instant Messaging (“IM”) communications that pertain to any area of required record-keeping must be maintained in either an electronic or paper format. As a general rule when determining whether or not an email or IM communication must be maintained, NWQ’s affiliate responsible for maintaining email and IM communications should use the following guideline: Maintain the communication if NWQ would be required, as part of its books and records policy under the Advisers Act or any other applicable federal or state securities laws, to keep the communication as if it were it in paper form.

Destruction Policy

The Chief Compliance Officer has sole authority to authorize the destruction of any book or record after it has been maintained and preserved for the requisite time period. Any destruction of records stored on premises or at third party facilities may be approved after the record has been retained for all applicable retention periods and verification is received that there are no legal impediments on destruction.

Certain books and records described in this policy are not required to be maintained and preserved by law. In these cases, the Chief Compliance Officer may from time-to-time determine to destroy such documents to the extent it is lawful to do so.

If NWQ or any of its employees are under any type of regulatory or legal investigation or proceeding, or have knowledge that such is pending, all documents related to the matters under investigation or involved in the proceeding must be preserved in a manner specified by the Nuveen West General Counsel (the “General Counsel”). The General Counsel is responsible for notifying employees or affiliate personnel responsible for recordkeeping of any such investigation or proceeding (the level of detail to be determined by applicable law and related circumstances) and the parameters to be followed regarding the maintenance and destruction of related documents.

Pursuant to determining its ability to destroy documents, NWQ must consider the following:

1.	Ensuring that documents containing any consumer non-public information (as defined in Regulation S-P) are burned, pulverized, or shredded so the information cannot be read or reconstructed;

2.	Ensuring the destruction or erasure of electronic media containing any consumer non-public information so the information cannot be read or reconstructed;

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3.	Ensuring that any third party “disposal vendor” engaged by NWQ to dispose of consumer non-public information is performing its duties in accordance with this and any applicable Nuveen Information Security policy. NWQ may perform this diligence by:

•	reviewing an independent audit of the disposal vendor’s operations and/or its compliance with the Regulation S-P disposal requirements;

•	obtaining information about the disposal vendor from several references or other reliable sources;

•	requiring that the disposal vendor be certified by a recognized trade association or similar third party; and/or

•	taking other appropriate measures to determine the competency and integrity of the disposal company.

Responsibilities

NWQ’s Chief Compliance Officer is responsible for overseeing and implementing this policy. Each department head and department heads of affiliated entities are responsible for appropriate records of that department to be retained according to this policy. All Employees must be familiar with the record-keeping requirements required by the federal securities laws as they pertain to NWQ’s business operations. Such familiarity will ensure the effectiveness of NWQ’s books and record-keeping system. All questions regarding applicable personnel responsibility under this policy should be directed to NWQ’s Chief Compliance Officer.

Dated: August 20, 2008

Amended: June 8, 2011

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Attachment A

List of Required Books and Records

Accounting Records		Responsible Party - Location

Journals Subparagraph (a)(1)	Journals that include cash receipts and disbursements records	Nuveen West Finance Department — LA

Ledgers Subparagraph (a)(2)	General and auxiliary ledgers that reflect asset, liability, reserve, capital, income and expense accounts	Nuveen West Finance Department — LA

Account Documentation Subparagraph (a)(4)	Checkbooks, bank statements, cancelled checks and cash reconciliations	Nuveen West Finance Department — LA

Invoices Subparagraph (a)(5)	Bills or statements of account (paid or unpaid)	Nuveen West Finance Department — LA

Financial Statements Subparagraph (a)(6)	Trial balances and financial statements and internal work papers (income statement and balance sheet)	Nuveen West Finance Department — LA

Advisory Records		Responsible Party - Location

Trade Tickets Subparagraph (a)(3)

A memorandum of each order that

(1) should show the terms and

conditions of the order, instruction,

modification or cancellation; (2)

should identify the person connected

with the investment adviser who

recommended the transaction to the

client and the person who placed

such order; and (3) should show the

account for which entered, the date

of entry, and the bank, broker or

dealer by or through whom executed

where appropriate. Orders entered

pursuant to the exercise of

discretionary power must be so

designated.

Nuveen West Legal/Compliance Department — LA NWQ Managed Accounts Program — LA Nuveen Investment Operations (“NIO”) — PA

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Written Materials	Written materials received and sent	Nuveen Global Operations
Subparagraph (a)(7)

by an adviser, including postal and

electronic mail (“e-mail”) and instant

messages.[1] There are 3 classes of

written materials, which are those

related to: (1) recommendations and

advice given or proposed, (2) receipt,

disbursement or delivery of client

funds and securities and (3) placing

and executing orders to purchase or

sell securities. Examples of

communications that would qualify

to be kept under the above

requirement include:

a. a letter or e-mail to any client

about a proposed trade in their

account or regarding any

instructions given by the client;

b. internal e-mail from a firm’s

portfolio manager to trader with

regard to the execution of an order;

c. e-mail from Legal/Compliance

or client relationship manager to

portfolio manager regarding a

complaint from a client on a

particular holding or trade;

d. a letter or e-mail sent by an

adviser to a client’s custodian

regarding the disbursement of

the adviser’s management fee;

e. an e-mail complaint from a

client or investor;

f. a portfolio manager’s e-mail to

a client on an update to a

financial plan or asset allocation

strategy;

(“NGO”) — LA

NWQ Managed Account

Department — LA

Nuveen Investments

Institutional Services Group

(“ISG”) — Marketing

Department — LA

Nuveen West Finance

Department — LA

Nuveen West

Legal/Compliance

Department — LA

NIO — PA

g.

[1]	NWQ shall not be required to keep any unsolicited market letters and other similar communications of general public distribution not prepared by or for NWQ.

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g. a research report that is sent

from an analyst to their trading

colleague;

h. an instant message sent by

adviser’s trader to a broker-

dealer or underwriter, and

i. trade confirmations received by

an adviser (whether in hard

copy or electronic format).

Discretionary Authority Subparagraph (a)(8)	A list of all accounts over which the adviser has discretionary authority with respect to the funds, securities or transactions.	NGO — LA NWQ Managed Accounts Department — LA

Limited Trading Powers of Attorney Subparagraph (a)(9)	All powers of attorney and other evidences of the granting of discretionary authority by any client.	NGO — LA NWQ Managed Accounts Department — LA

Written Agreements Subparagraph (a)(10)	Any written agreement or contract that the adviser is a party to, including: written contracts with clients, third-party service providers, solicitors, etc.	NGO — LA NWQ Managed Accounts Department — LA ISG — LA, Chicago

Form ADV Documentation Subparagraph (a)(14)

A copy of each written brochure, and

each amendment or revision, given

or sent to any client or prospective

client and a record of the dates that

each written brochure statement, and

each amendment or revision, was

given, or offered to be given, to any

client or prospective client who

subsequently becomes a client. For

Managed Account Programs where

sponsor contractually provides or

offers to provide NWQ’s Form ADV

Part 2A, notification that such

provision or annual offer of provision

for Form ADV Part 2A was made.

NWQ Chief Compliance Officer — LA Nuveen West Legal/Compliance Department — LA

Solicitor’s	All written acknowledgements	Nuveen West Finance

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Acknowledgements Subparagraph (a)(15)	obtained from and copies of the disclosure documents provided to clients who were referred to adviser by an unaffiliated, third-party solicitor.	Department — LA

Securities Transaction Journal Subparagraph (c)(1)(i)	A record, by client, of the securities purchased and sold, and the date, amount and price of each such purchase and sale.	NGO — LA NIO — PA

Securities Cross Reference Subparagraph (c)(1)(ii)	A record by client, of each security in which any client is invested and the current amount invested.	NGO — LA

Advertising Records		Responsible Party — Location

Subparagraph (a)(7)	Memorandum describing any list and the source thereof used by an adviser to distribute a notice, circular or advertisement to more than ten (10) persons.	ISG Marketing Department — LA Nuveen Investments Marketing Department — Chicago NIO — PA

Subparagraph (a)(11)

A copy of each notice, circular,

advertisement, newspaper article,

investment letter, bulletin or other

communication that the adviser

circulates or distributes to ten (10) or

more persons (Please note that if the

ad recommends the purchase or sale

of a specific security, and the basis

for the adviser’s recommendation is

not stated in the written materials,

then the Rule requires that a

separate memorandum be prepared

by the adviser that memorializes the

basis of the recommendation).

ISG Marketing Department — LA NIO — PA Nuveen Investments Marketing Department — Chicago

Subparagraph (a)(16)	Documentation to support an adviser’s calculation of the performance or rate of return of any	NGO Performance Department — LA

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or all managed accounts or securities recommendations that are included by the adviser in any advertisement that the adviser distributes to 10 or more persons.

Custody Records		Responsible Party — Location

Journal Subparagraph (b)(1)	Journal showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts.	NGO — LA

Separate Ledger Account Subparagraph (b)(2)	Separate ledger account for each client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits.	NGO — LA NIO — PA

Confirmations Subparagraph (b)(3)	Copies of confirmations of all transactions effected by or for the account of any such client.	NGO — LA NIO — PA

Itemized List Subparagraph (b)(4)

A record for each security in which

any such client has an interest which

shows: the names of each such client

having an interest in each security,

the amount or interest of each such

client, and the location of each such

security.

NGO — LA NIO — PA

Proxy Voting Records		Responsible Party — Location

Policies and Procedures Subparagraph (c)(2)(i)	Adviser’s proxy voting policies and procedures.	NGO — LA NWQ Chief Compliance Officer — LA

Proxy Statement Subparagraph (c)(2)(ii)	A copy of each proxy statement regarding client securities. Alternatively, the adviser could rely upon obtaining a copy of a proxy statement from the SEC’s EDGAR system. NWQ generally relies upon	NGO — LA

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the records maintained by Risk Metrics Group/Institutional Shareholder Services (“Risk Metrics Group”) to fulfill its record-keeping responsibilities with respect to proxy statements.

Votes Cast Subparagraph (c)(2)(iii)	A record of each vote cast by the adviser on behalf of the client. NWQ utilizes Risk Metrics Group and Proxy Edge for records of proxy ballot votes.	NGO — LA NWQ Managed Accounts Department — LA NIO — PA

Decision-Making Records Subparagraph (c)(2)(iv)

Any documents that are material to

the adviser making a proxy voting

decision. NWQ’S proxy voting

policy and procedures, any client-

specific guidelines, as well as any

additional records provided by Risk

Metrics Group, portfolio managers or

analysts in the event that a proxy is

not voted pursuant to guidelines, or

the vote is determine on a case-by-

case basis.

NGO — LA

Client Requests Subparagraph (c)(2)(v)

A copy of each written client request

and the response provided by the

adviser on how a client’s proxies

were voted, or for managed account

programs and UMA programs, how

the securities held within the

program’s portfolio were voted.

NGO — LA NWQ Managed Accounts Department — LA NIO — PA

Compliance Program Rule Records		Responsible Party — Location

Policies and Procedures Subparagraph (a)(17)(i)	A copy of the investment adviser’s policies and procedures formulated pursuant to Rule 206(4)-7(a) that are in effect, or at any time within the past five years were in effect.	NWQ Chief Compliance Officer — LA

Annual Review Subparagraph (a)(17)(ii)	Any records documenting the investment adviser’s annual review of those policies and procedures conducted pursuant to Rule 206(4)-7(b).	NWQ — Chief Compliance Officer —LA

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Code of Ethics Rule Records		Responsible Party — Location

Code of Ethics Subparagraph (a)(12)(i)	A copy of adviser’s code of ethics adopted and implemented pursuant to Rule 204A-1 that is in effect, or at any time within the past five years was in effect.	Nuveen Investments Legal/Compliance Department — Chicago

Violation Record Subparagraph (a)(12)(ii)	A record of any violation of the code of ethics, and of any action taken as a result of the violation.	Nuveen Investments Legal/Compliance Department — Chicago

Written Acknowledgements Subparagraph (a)(12)(iii)	A record of all written acknowledgments as required by Rule 204A-1(a) (5) for each person who is currently, or within the past five years was, a supervised person of the investment adviser.	Nuveen Investments Legal/Compliance Department — Chicago

Access Person Reports Subparagraph (a)(13)(i)

A record of each report (initial and

annual holdings and quarterly

transaction reports) made by an

access person as required by

Rule 204A-1(b), including any

information provided under

paragraph (b) (3) (iii) of that section

in lieu of such reports (i.e., duplicate

account statements and/or

confirmations).

Nuveen Investments Legal/Compliance Department — Chicago

Access Persons List Subparagraph (a)(13)(ii)	A record of the names of persons who are currently, or were within the past five years access persons of the investment adviser.	Nuveen Investments Legal/Compliance Department — Chicago

Decision Records Subparagraph (a)(13)(iii)

A record of any decision, and the

reasons supporting the decision, to

approve the acquisition of securities

(IPO’s or limited offerings) by access

persons under Rule 204A-1(c), for at

least five years after the end of the

fiscal year in which the approval is

granted.

Nuveen Investments Legal/Compliance Department — Chicago

Dated: August 20, 2008

Amended: June 8, 2011

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